Exhibit 6.34

Execution Version

CREDIT AND SECURITY AGREEMENT

among

COYUCHI, INC.,

the other Borrowers and Loan Parties from time to time party hereto,

the Lenders from time to time party hereto,

AND

ABL OPCO LLC

(as Administrative Agent)

Dated as of June 5, 2025

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

SCHEDULES AND EXHIBITS

Schedule I	Commitment Amounts
Schedule 1.2(a)	Owned Real Property
Schedule 1.2(b)	Liens
Schedule 4.5	Inventory Locations
Schedule 4.15(c)	Loan Parties’ States of Organization and Chief Executive Offices
Schedule 4.20(a)	Pledged Equity Interests
Schedule 4.20(b)	Issued and Outstanding Equity Interests
Schedule 4.20(c)	Options, Warrants, Calls, and Commitments
Schedule 5.2	Incorporation/Organization/Foreign Qualification/Subsidiaries
Schedule 5.3	Officers, Directors, Shareholders, Capitalization
Schedule 5.5	Tax Returns
Schedule 5.6	Financial Information
Schedule 5.7	Organization Name
Schedule 5.8(c)	Environmental
Schedule 5.9(b)	Litigation
Schedule 5.10	Patents, Trademarks, Copyrights, and Licenses
Schedule 5.19	Material Business Agreements
Schedule 6.8	Accounts
Schedule 7.4	Investments
Schedule 7.8	Indebtedness
Schedule 7.10	Affiliate Transactions

Exhibit A	Form of Compliance Certificate
Exhibit B	Closing Checklist
Exhibit C	Form of Assignment and Acceptance

List of Exhibits and Schedule

CREDIT AND SECURITY AGREEMENT

This Credit and Security Agreement (this “Agreement”) is entered into as of June 5, 2025 (the “Closing Date”) among COYUCHI, INC., a California corporation (“Coyuchi”), and together with Coyuchi and each other Person that joins this Agreement from time to time as a Borrower, each a “Borrower” and collectively the “Borrowers”), the other Loan Parties (used herein as defined below) party hereto from time to time, the financial institutions party hereto from time to time as lenders (the “Lenders”), and ABL OPCO LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”). For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Loan Parties, the Lenders, and the Administrative Agent agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Accounting Terms. Except as otherwise provided in this Agreement, all accounting and financial terms used in the Loan Documents are interpreted, all accounting determinations must be made, and all financial statements delivered in connection with the Loan Documents must be prepared in accordance with GAAP as in effect from time to time (but if GAAP (or its application) changes after the Closing Date and that change affects any provision in the Loan Documents, the Loan Documents are interpreted based on GAAP as in effect and applied immediately before the change). If the Loan Parties adopt a change in accounting principles (including any changes in GAAP) from those used in preparing the Loan Parties’ financial statements delivered to the Administrative Agent before the Closing Date or that affects in any material respect (as determined by the Administrative Agent in its reasonable discretion) the computation of or compliance with any of the provisions of the Loan Documents then, unless the Loan Documents have been amended to modify the provisions to take into account the change in accounting principles, all financial restrictions, provisions, and ratios must continue to be computed based on accounting principles in effect before adoption of the change. Notwithstanding any other provision contained herein, for all purposes of this Agreement and the other Loan Documents, including negative covenants, financial covenants and component definitions, GAAP will be deemed to treat operating leases and capitalized leases in a manner consistent with the treatment under GAAP as in effect prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of Accounting Standards Update No. 2016-02.

SECTION 1.2. General Terms. The following terms have the following meanings:

“Accommodation Payment” is defined in Section 14.4(d).

“Administrative Agent” is defined in the preamble.

“Administrative Agent Holding Account” means (a) initially, the deposit account ending in x4636 and maintained at Wells Fargo Bank, National Association in the name of AB Lending SPV 2 LLC, and (b) thereafter, any other deposit account in the name of AB Lending SPV 2 LLC of which ABL Opco LLC may advise the Loan Party Representative from time to time.

“Advances” means the Revolving Loans.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

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“Affiliate” of any Person means (1) any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with that Person or (2) any Person that is a director or officer (x) of that Person, (y) of any Subsidiary of that Person, or (z) of any Person described in clause (1) above. For purposes of this definition only, Control of a Person means the power, directly or indirectly, (i) to vote five percent or more of the securities having ordinary voting power to elect directors of that Person, or (ii) to direct or cause the direction of the management and policies of that Person whether by contract or otherwise.

“Agent Advances” is defined in Section 2.4(b).

“Agreement” is defined in the preamble.

“Allocable Amount” is defined in Section 14.4(d).

“Amazon” means, Amazon.com, Inc., a Delaware corporation, or its Affiliates, as applicable.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any Subsidiary thereof from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means all laws, rules, regulations or sanctions relating to terrorism or money- laundering, (including Executive Order No. 13224, the USA Patriot Act, the Bank Secrecy Act (Public Law 91-508), the Trading with the Enemy Act (50 U.S.C. Section 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. Section 1701 et seq.), and the related sanction regulations promulgated by the Office of Foreign Assets Control, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957).

“Applicable Lending Office” means, for each Lender and for each Loan, the office of such Lender (or Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Loan Party Representative as the office by which its Loans are to be made and maintained.

“Applicable Margin” means the applicable margin determined under Section 3.1(b).

“Applicable Unused Facility Fee Percentage” means one half of one percent (0.50%) per annum.

“Approved Electronic Communication” means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by email, facsimile, or any other equivalent electronic service agreed to by the Administrative Agent, whether owned, operated or hosted by the Administrative Agent, any of its Affiliates, or any other Person, that any party is obligated to, or otherwise chooses to, provide to the Administrative Agent under any Loan Document (including any financial statement, financial and other report, notice, request, certificate and other information material). Approved Electronic Communications does not, however, include any notice, demand, communication, information, document, or other material that the Administrative Agent specifically instructs a Person to deliver in physical form.

“Approved Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) the Administrative Agent or a Lender, (ii) an Affiliate of the Administrative Agent or a Lender or (iii) an entity or an Affiliate of an entity that administers or manages the Administrative Agent or a Lender.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of the Administrative Agent if required by Section 15.4(b)) and accepted by the Administrative Agent, in the form attached as Exhibit C or otherwise in form and substance approved by the Administrative Agent.

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“Authority” is defined in Section 4.18(b).

“Authorized Officer” means a Person’s president, chief executive officer, chief financial officer, or any other officer approved by the Administrative Agent in its Discretion.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code or any similar federal or state debtor relief laws.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Federal Funds Rate in effect on such day plus 1.00%, (ii) the Prime Rate in effect on such day, and (iii) Term SOFR for a one-month tenor plus 1.00% (100 basis points); provided, further, that if the Base Rate determined as provided above shall be less than the Floor, then the Base Rate shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective day of such change in the Prime Rate.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.10.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate (which may include Term SOFR of a different tenor) that has been selected by the Administrative Agent giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

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“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent, giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent determines may be appropriate to reflect the adoption and implementation of Term SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Term SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the tenor of such Benchmark (or such component thereof) used hereunder; or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any other tenor of such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Transition Event” means, with respect to any current Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the tenor of such Benchmark (or such component thereof) used hereunder, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such tenor of such Benchmark (or such component thereof);

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(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the tenor of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that the tenor of such Benchmark (or such component thereof) used herein is not, or as of a specified future date will not be, representative.

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Documents in accordance with Section 3.10 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Documents in accordance with Section 3.10.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System or the Federal Reserve Bank of New York.

“Borrower” and “Borrowers” are defined in the preamble.

“Borrowing Base” means, at any time, the sum of (a) ninety percent (90%) of each Borrower’s Eligible Accounts; provided, that, no Accounts shall be included in the Borrowing Base until such time, if any, as the Administrative Agent (i) has approved (in its Discretion) the inclusion of Accounts in the Borrowing Base, and (ii) has received a satisfactory field examination with respect to such Accounts from an examiner acceptable to the Administrative Agent in its Discretion; plus (b) determined on a category-by-category and Borrower-by-Borrower basis, the product of eighty-five percent (85%) multiplied by the Net Orderly Liquidation Value of each Borrower’s Eligible Inventory (excluding any Eligible Amazon Inventory); plus (c) the lesser of (i) $1,000,000 and (ii) determined on a category-by-category and Borrower-by-Borrower basis, the product of eighty-five percent (85%) multiplied by the Net Orderly Liquidation Value of each Borrower’s Eligible In-Transit Inventory; plus (d) the lesser of (i) $500,000 and (ii) determined on a category-by-category and Borrower-by-Borrower basis, the product of eighty-five percent (85%) multiplied by the Net Orderly Liquidation Value of each Borrower’s Eligible Amazon Inventory; minus (e) Reserves. The Administrative Agent may in its Discretion reduce the advance rates, adjust Reserves, or reduce one or more of the elements used to compute the Borrowing Base.

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“Borrowing Base Certificate” means a certificate executed by a Loan Party Representative’s Authorized Officer that is appropriately completed and in the form approved by the Administrative Agent from time to time in its Discretion.

“Business Day” means any day other than Saturday, Sunday, or a legal holiday on which commercial banks are authorized or required by law to be closed in New York.

“Capital Expenditures” means any expenditure made or liability incurred for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year or which, in accordance with GAAP, would be classified as capital expenditures.

“Capital Lease Obligations” of any Person means that Person’s obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on that Person’s balance sheet under GAAP, and the amount of these obligations is the capitalized amount determined in accordance with GAAP.

“Cash Concentration Account” means a Loan Party’s commercial deposit account maintained at a financial institution selected by the Administrative Agent that is designated by the Administrative Agent as a Cash Concentration Account. The funds in each such account are the Administrative Agent’s sole and exclusive property and may only be withdrawn by the Administrative Agent.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.).

“Change in Law” means the occurrence, after the date of this Agreement of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Body or (c) the making or issuance of, or compliance by any Lender or its Applicable Lending Office with, any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any of the following: (a) the Permitted Holders do not own, directly or indirectly, collectively, free and clear of all Liens (other than those in favor of Agent), greater than fifty-one percent (51%) of the outstanding voting Equity Interests of each other Loan Party on a fully diluted basis; (b) the occurrence of any event (whether in one or more transactions) that results in the Permitted Holders not having the power to designate a majority of the directors (or the individuals performing similar functions) of any Borrower; (c) any merger or consolidation of any Loan Party with another Person; (d) the sale of all or substantially all of any Loan Party’s assets; (e) any Loan Party does not own, free and clear of all Liens, at least 100% of the outstanding voting Equity Interests of any existing or future Subsidiary; or (f) if (i) Neil Kee is no longer Borrowers’ Chief Financial Officer with substantially the same duties and responsibilities he had on the Closing Date (unless replaced within ninety (90) days by an individual acceptable to the Administrative Agent in its Discretion) or (ii) Silvia Mazzucchelli is no longer Borrowers’ President with substantially the same duties and responsibilities she had on the Closing Date (unless replaced within ninety (90) days by an individual acceptable to the Administrative Agent in its Discretion).

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“Charges” means all of the following imposed on any Collateral or any Loan Party by any taxing or other similar Governmental Body, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund): all taxes, charges, fees, imposts, levies, or other assessments (including with respect to net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, Liens, claims, and charges), together with any interest and any penalties, additions to tax, or additional amounts.

“Charter Documents” means, as to any Person (other than a natural person), the charter, certificate, or articles of incorporation or organization, by-laws, regulations, general or limited partnership agreement, limited partnership certificate, formation certificate, operating agreement, and other similar organizational or governing documents.

“Closing Date” is defined in the preamble.

“Closing Date Equity Contribution” shall mean the contribution of at least Four Hundred Fifty Thousand and No/100 Dollars ($450,000) to Coyuchi by existing shareholders, officers, and directors on or about the Closing Date.

“Closing Date Equity Documents” shall mean the material documents relating to the Closing Date Equity Contribution, including all subscription agreements, management agreements, investment rights agreements and other material agreements.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means (i) all real and personal property in which any Loan Party has any interest of any kind, whether now existing or arising or acquired or received by the Loan Parties in the future, and wherever located, including:

(a) All Accounts.

(b) All Inventory.

(c) All Equipment and Fixtures.

(d) All General Intangibles, Payment Intangibles, and Intellectual Property.

(e) All Investment Property and the Pledged Equity Interests.

(f) All Deposit Accounts and any and all monies credited by or due from any financial institution or any other depository.

(g) All Chattel Paper, Instruments, and Documents.

(h) All of each Loan Party’s right, title, and interest in and to: (1) its goods and other personal property including all merchandise returned or rejected by Account Debtors; (2) all of each Loan Party’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor (including stoppage in transit, setoff, detinue, replevin, reclamation, and repurchase); (3) all additional amounts due to each Loan Party from any Account Debtors; (4) warranty claims; (5) all of each Loan Party’s contract rights, rights to payment under contract rights, Instruments (including promissory notes), Documents, Chattel Paper (including electronic chattel paper), warehouse receipts, letters of credit, and money; (6) all Commercial Tort Claims; (7) all collateral securing any obligations owed to any Loan Party; (8) all Letter-of-Credit Rights; (9) all Supporting Obligations; and (10) any other goods or personal property or real property in which the Loan Parties at any time grant a Lien to the Administrative Agent, for the benefit of the Secured Parties, under any Loan Document or under any other agreement.

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(i) All of each Loan Party’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computer software, computer programs, tapes, disks, and documents relating to (a), (b), (c), (d), (e), (f), (g), or (h) of this definition.

(j) All Proceeds and Products of (a), (b), (c), (d), (e), (f), (g), (h), and (i) of this definition in whatever form, including: cash, deposit accounts (whether comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood, business interruption, and credit insurance), negotiable instruments, and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds, and tort claim proceeds.

and (ii) all other property of any Person that at any time secures any of the Obligations.

“Collateral Assignment” means that certain Collateral Assignment of Material Business Agreements, dated as of the Closing Date, by and between Borrowers and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Commitment” means a Revolving Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.).

“Compensation Limit” means, with respect to annual compensation (including base compensation, bonus compensation and any other compensation paid in cash) for any officer or director of a Borrower, (i) for the fiscal year ending December 31, 2025, an amount not to exceed one hundred and fifteen percent (115%) of the aggregate compensation paid to such officer or director during the fiscal year ending December 31, 2024, and (ii) for the fiscal year ending December 31, 2026 and each subsequent fiscal year, an amount not to exceed one hundred and fifteen percent (115%) of the aggregate compensation paid to such officer or director during the immediately preceding fiscal year; provided however, that if EBITDA equals or exceeds $1,000,000.00 for the fiscal year ending on December 31, 2025 and for any subsequent fiscal year, the annual compensation for the next succeeding fiscal year may be paid in an amount not to exceed one hundred and forty percent (140%) of the aggregate compensation paid to such officer or director during such immediately preceding fiscal year.

“Competitors” shall mean (a) competitors of the Loan Parties or their Subsidiaries that are in the same or a similar line of business and, in each case, identified in writing to the Administrative Agent from time to time, which identification shall not apply retroactively for any purpose, including to disqualify any Persons that have previously acquired an assignment or participation interest in any Loan and/or Revolving Commitment and (b) Affiliates of the entities described in clause (a), above, to the extent such Affiliates (i) are clearly identifiable on the basis of such Affiliates’ names or designated in writing by the Loan Party Representative from time to time and (ii) are not bona fide debt funds or investment vehicles that are engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business with appropriate information barriers in place.

“Compliance Certificate” means a certificate of the Loan Parties signed by the Loan Party Representative’s Authorized Officer appropriately completed and in substantially the form of Exhibit A.

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“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, “SOFR”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or other notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate and to permit the use and administration thereof by the Administrative Agent in such manner as the Administrative Agent shall reasonably select.

“Consents” means all filings and all licenses, permits, consents, approvals, authorizations, qualifications, and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business.

“Control” means possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person (whether through the ability to exercise voting power, by contract, or otherwise). “Controlling” and “Controlled” have correlative meanings.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and Loan Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to the Administrative Agent, for the benefit of the Secured Parties.

“Controlled Group” means all members of a controlled group of entities and all trades or businesses (whether or not incorporated) under common control which, together with any Person, are treated as a single employer under Section 414 of the Code.

“Credit Party” means each Loan Party and each Individual Guarantor.

“Default” means an event that, with notice, the passage of time, or both, would be an Event of Default.

“Default Condition” means that either or both a Default and an Event of Default exist.

“Defaulting Lender” means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Loan Party Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or to (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due; (b) has notified the Loan Party Representative and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Loan Party Representative, to confirm in writing to the Administrative Agent and the Loan Party Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Loan Party Representative); or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) upon delivery of written notice of such determination to the Loan Party Representative and each Lender.

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“Default Rate” means a rate per annum equal to the lesser of (a) the sum of (i) the highest applicable interest rates, margins and fees in this Agreement plus (ii) two percent (2.0%) and (b) the Maximum Rate.

“Designated Citizens Deposit Account” means that deposit account maintained in the name of Coyuchi, Inc. with Citizens Bank, ending in xx5271 and is funded solely from credit card receipts and other remittances received via Shopify or PayPal.

“Designated Wells Deposit Account” means that deposit account maintained in the name of Coyuchi, Inc. with Wells Fargo Bank, N.A., ending in xx7893 and is maintained solely to hold retail store petty cash.

“Designated Deposit Accounts” means, collectively, the Designated Citizens Deposit Account and the Designated Wells Deposit Account, and “Designated Deposit Account” means either of them.

“Discretion” means a determination made in good faith (a) in the reasonable exercise of the Administrative Agent’s business judgment from the perspective of a prudent, secured, non-bank asset-based lender or (b) in accordance with the Administrative Agent’s customary or generally applicable policies and procedures.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable under a sinking fund obligation or otherwise, or is redeemable in whole within one year after the Termination Date.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173).

“Dollar” and the sign “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any State of the United States or the District of Columbia.

“EBITDA” means, for any fiscal period, the sum of (1) net income (or loss) for that period; minus (2) extraordinary, unusual or non-recurring income, receipts or gains (including gains on asset sales (other than Inventory sold in the ordinary course of business)) and other non-cash income, receipts or gains for that period (including with respect to debt forgiveness); plus (3) stock-based compensation paid during such period (to the extent deducted in determining net income for such period); plus (4) all interest expense for that period; plus (5) all charges against (or minus credits to) income for federal, state, and local taxes for that period; plus (6) depreciation expenses for that period; plus (7) amortization expenses for that period; plus (8) for any such period that includes the Closing Date, any transaction costs incurred and paid on or about the Closing Date in cash in connection with this Agreement and the Closing Date Equity Contribution (to the extent deducted in determining net income for such period); in each case, calculated on a consolidated basis for the Loan Parties.

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” means, at any time, Accounts owned by a Borrower that the Administrative Agent determines in its Discretion are Eligible Accounts. Without limiting the Administrative Agent’s Discretion, Eligible Accounts do not include any Account:

(a) That is not subject to a first-priority perfected Lien in the Administrative Agent’s favor.

(b) That is subject to any Lien (other than a Permitted Lien that does not have priority over the Administrative Agent’s Lien).

(c) (1) that is unpaid more than ninety (90) days after the original invoice date, or (2) that is unpaid more than sixty (60) days after the original due date.

(d) That is owing by an Account Debtor if more than 50% of the Accounts owing from that Account Debtor and its Affiliates are ineligible.

(e) That is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from that Account Debtor and its Affiliates to Borrowers exceeds twenty-five percent (25%) of Accounts.

(f) With respect to which any covenant, representation, or warranty in any Loan Document has been breached or is not true.

(g) That: (1) does not arise from the sale of goods or performance of services in the ordinary course of business; (2) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent in its Discretion that has been sent to the Account Debtor; (3) is contingent upon a Borrower’s completion of any further performance; (4) is a sale on a bill-and-hold, guaranteed sale, sale- and-return, sale on approval, consignment, cash-on-delivery, any repurchase or return basis, or any other similar basis; or (5) is for interest, storage, or other similar charges.

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(h) For which the goods giving rise to the Account have not been shipped to the Account Debtor, or for which the services giving rise to the Account have not been performed by a Borrower, or if the Account was invoiced more than once.

(i) With respect to which any payment has been returned uncollected for any reason.

(j) That is owed by an Account Debtor that: (1) has applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator; (2) has had a material part of its property taken by any receiver, custodian, trustee, or liquidator; (3) has filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, debt adjustment, winding-up, or a voluntary or involuntary case under any state or federal bankruptcy laws; (4) has admitted in writing its inability (or is generally unable) to pay its debts as they become due; (5) is insolvent; (6) has stopped operating its business; (7) has sold substantially all of its assets; (8) requires a Borrower to support its obligations to such Account Debtor with a performance bond; (9) is the government (or any government department, agency, public corporation, or instrumentality) of any country other than the U.S. unless the Account is backed by a letter of credit acceptable to the Administrative Agent in its Discretion that has been assigned to the Administrative Agent; (10) is the U.S. government (or any U.S. department, agency, public corporation, or instrumentality) unless the Federal Assignment of Claims Act of 1940 has been complied with to the Administrative Agent’s satisfaction; (11) is a natural person; (12) is a Sanctioned Person; or (13) is an Affiliate, employee, officer, director, agent, or Equity Interest holder of any Loan Party.

(k) That is owed by an Account Debtor that (1) does not maintain its chief executive office in the United States or Canada or (2) is not organized under the law of the United States or Canada, or any state of the United States or any province of Canada, unless, in each case, the sale is on letter of credit, Guaranty, or acceptance terms, in each case satisfactory to the Administrative Agent in its Discretion, or such Account is insured by credit insurance satisfactory to the Administrative Agent in its Discretion with the Administrative Agent named as lender loss payee.

(l) That is owed in any currency other than Dollars.

(m) That is owed by an Account Debtor or any Affiliate of an Account Debtor that is a creditor or supplier of any Loan Party, or that is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit, or allowance (but ineligibility is limited to the amount thereof).

(n) That represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond, or similar assurance is required and/or has been issued.

(o) That is evidenced by a promissory note, chattel paper, or an instrument.

(p) That is owed by an Account Debtor located in any jurisdiction that requires filing of a “Notice of Business Activities Report” or other similar report to permit a Borrower to seek judicial enforcement in that jurisdiction of payment of that Account (unless the applicable Borrower has filed that report or is qualified to do business in that jurisdiction).

(q) With respect to which a Borrower has made any agreement with the Account Debtor for any reduction to the Account (other than discounts and adjustments given in the ordinary course of business that are consistent with practices that existed on the Closing Date and that have been disclosed to the Administrative Agent in writing), any Account subject to a payment plan, or any Account that was partially paid and a Borrower created a new receivable for the unpaid portion of the Account.

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(r) That does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state, or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System.

(s) That is for goods that have been sold under a purchase order, contract, or other agreement or understanding (written or oral) that indicates that any Person other than a Borrower has or has had an ownership interest in the goods, or that indicates any Person (other than a Borrower) as payee or remittance party.

(t) That is an Account arising in connection with the sale of tooling.

(u) Which is owed by any government of the United States, or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940 (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect or protect the Lien of the Administrative Agent in such Account, have been complied with to the Administrative Agent’s satisfaction,

(v) That, in each case, is otherwise deemed ineligible by the Administrative Agent in its Discretion.

In determining the amount of Eligible Accounts, the Administrative Agent may reduce the face amount of Accounts by (1) all accrued and actual discounts, claims, credits, pending credits, promotional program allowances, price adjustments, finance charges, or other allowances (including any amount that a Loan Party may be obligated to rebate to an Account Debtor under any agreement or understanding (written or oral)) and (2) the aggregate amount of all cash received with respect to Accounts but not yet applied by Borrowers to reduce Accounts.

“Eligible Amazon Inventory” means on any date, Inventory of any Borrower that meets all of the criteria for Eligible Inventory on such date other than the fact that it is located at a warehouse owned or operated by Amazon.

“Eligible Customs Broker” means a customs broker/freight forwarder that has its principal assets and principal place of business in the United States and which is acceptable to the Administrative Agent in its Discretion and with which the Administrative Agent has entered into a customs broker and/or freight forwarder agreement, in form and substance acceptable to the Administrative Agent.

“Eligible In-Transit Inventory” means and includes Inventory that the Administrative Agent, in its Discretion, deems to be Eligible In-Transit Inventory and which would be Eligible Inventory but for the fact that it is In-Transit Inventory, but only if: (a) such In-Transit Inventory is the subject of a negotiable Document that is issued in the name of a Borrower, designates the Administrative Agent as the consignee, and has been properly endorsed to the Administrative Agent; (b) title to such In-Transit Inventory has passed to a Borrower; (c) the Administrative Agent has received (i) true and correct copies of all applicable shipping documents for such Inventory and (ii) an executed customs broker and/or freight forwarder agreement (in form and substance acceptable to the Administrative Agent) with respect to such In-Transit Inventory from an Eligible Customs Broker; (d) neither the applicable vendor or supplier of such In-Transit Inventory nor the shipper with respect to such In-Transit Inventory is an Affiliate of a Borrower; (e) the Administrative Agent has received assurances satisfactory to it that all of the original Documents evidencing such In-Transit Inventory have been issued by the applicable carrier and have been forwarded to an Eligible Customs Broker (and, if such Documents are not actually received by an Eligible Customs Broker within ten (10) Business Days after the sending thereof, such In-Transit Inventory shall thereupon cease to be Eligible In-Transit Inventory), or, if required by the Administrative Agent in the exercise of its Discretion, all of such original Documents are in the possession, in the United States, of the Administrative Agent or an Eligible Customs Broker (as specified by the Administrative Agent); (f) no Default exists under any agreement in effect between the vendor of such Inventory that would permit such vendor under any applicable law (including the Uniform Commercial Code and international law) to divert, reclaim, reroute, or stop shipment of such Inventory; (g) such In-Transit Inventory is fully insured by marine cargo or other similar insurance of a Borrower, in such amounts, with such insurance companies and subject to such deductibles as are satisfactory to the Administrative Agent and in respect of which the Administrative Agent has been named as lender loss payee; and (h) such In-Transit Inventory has been in-transit not more than seventy-five (75) days.

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“Eligible Inventory” means, at any time, Inventory owned by a Borrower that the Administrative Agent determines in its Discretion is Eligible Inventory. Without limiting the generality of the immediately preceding sentence, Inventory may not be Eligible Inventory unless it meets all the following minimum requirements:

(a) The Inventory is subject to a first-priority Lien in the Administrative Agent’s favor and, except for Permitted Liens that do not have priority over the Administrative Agent’s Lien, is not subject to any other Lien.

(b) No representation or warranty in any Loan Document with respect to the Inventory has been breached.

(c) The Inventory (1) is finished goods (excluding, without limitation, work-in-process, tooling inventory, spare or replacement parts, subassemblies, labels, packaging and shipping materials, supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods that are not of a type held for sale in the ordinary course of business); (2) is not a discontinued product or a component of a discontinued product; (3) is not perishable; (4) is not, in the Administrative Agent’s Discretion, slow moving, obsolete, unmerchantable, defective, excess, unfit for sale or use, not salable in the ordinary course of business at prices approximating at least the cost of the Inventory, or unacceptable due to age, type, category, or quantity; (5) is reflected in Borrowers’ current Inventory Report delivered to the Administrative Agent in accordance with this Agreement; (6) has not been received by a Borrower on a consignment or other similar basis; (7) has not been placed with a Person on a consignment or other similar basis; (8) is not beyond its expiration date; and (9) is not subject to any Person’s claims (other than a Borrower).

(d) The Inventory (1) is located in the United States; (2) is located at a location owned or leased by a Borrower and, with respect to any leased location, the lessor has delivered to the Administrative Agent a Waiver (or the Administrative Agent in its Discretion has established a Reserve for that location) or is in any third-party warehouse or in a bailee’s possession and the warehouseman or bailee has delivered to the Administrative Agent a Waiver and such other documentation as the Administrative Agent may require in its Discretion (or the Administrative Agent in its Discretion has established a Reserve for that location); provided that no such Waiver shall be required for Inventory constituting Eligible Amazon Inventory; (3) is not being processed offsite at a third-party location or outside processor, or is in transit to or from a third party location or outside processor (other than Inventory for which the processor has delivered to the Administrative Agent a Waiver and such other documentation as the Administrative Agent may require or the Administrative Agent in its Discretion has established a Reserve for that Inventory); (4) is not evidenced by a Document; (5) is not subject to any license agreement or a material restriction on the sale thereof and does not contain or bear any Intellectual Property rights licensed to a Borrower, in either case, unless the Administrative Agent is satisfied that the Administrative Agent may sell or otherwise dispose of the Inventory without (w) any restriction on the sale or disposal thereof, (x) infringing the licensor’s rights, (y) violating any contract with the licensor, or (z) incurring any liability to pay royalties; (6) complies with all standards, laws, and regulations imposed by any Governmental Body; (7) is not subject to reclamation or other similar rights that have been asserted by the seller of the Inventory; and (8) is not evidenced by a warehouse receipt or negotiable Document (except for negotiable Documents evidencing Eligible In-Transit Inventory).

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“Environmental Complaint” is defined in Section 4.18(b).

“Environmental Laws” means all federal, state, and local environmental, land use, zoning, health, chemical use, safety, and sanitation laws, statutes, ordinances, and codes related to protecting the environment or governing the use, storage, treatment, generation, transportation, processing, handling, production, or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives issued by Governmental Bodies with respect to these matters.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust, or other equity ownership interests in a Person (and any warrants, options, or other rights entitling the holder to purchase or acquire any equity ownership interest), but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means an entity, whether or not incorporated, that is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes a Borrower and that is treated as a single employer under Section 414 of the Code.

“Erroneous Payment” is defined in Section 15.22(a).

“Erroneous Payment Deficiency Assignment” is defined in Section 15.22(d).

“Erroneous Payment Impacted Class” is defined in Section 15.22(d).

“Erroneous Payment Return Deficiency” is defined in Section 15.22(d).

“Erroneous Payment Subrogation Rights” is defined in Section 15.22(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” is defined in Article X.

“Excluded Hedging Obligations” means, with respect to any Guarantor, any Hedging Obligation if, and solely to the extent that, all or a portion of a Guarantor’s Guaranty of, or the grant by that Guarantor of a Lien under the Loan Documents to secure, the Hedging Obligations (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission by virtue of that Guarantor’s failure for any reason to constitute an “eligible contract participant” (as defined in the Commodity Exchange Act as of the date of that Guaranty or the grant of a Lien would otherwise have become effective with respect to such related Hedging Obligation). If a Hedging Obligation arises under a master agreement governing more than one swap, the exclusion applies only to the portion of the Hedging Obligation that is attributable to swaps for which the Guaranty or security interest is or becomes illegal.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.

“Expenses” means all fees, costs, expenses, charges, and out-of-pocket disbursements incurred by the Administrative Agent and its counsel (including the reasonable allocated costs of in-house counsel) and, where applicable, any Lender, and court costs, in any way arising from or in connection with the Loan Documents, any Collateral (including costs and expenses to preserve and protect Collateral), any Obligations, or the business relationship between the Administrative Agent (or any Lender, as applicable) and any Credit Party, including: (1) all costs, expenses, and reasonable fees incurred by the Administrative Agent or its agents in connection with any field examination (and the Credit Parties must fully cooperate with the examiners and make their books and records available for examination in connection with as many examinations as the Administrative Agent may request); (2) all the Administrative Agent’s and its counsels’ expenses and reasonable fees (including search fees, filing fees, recording fees and insurance policy fees) to prepare, examine, conduct due diligence with respect to, approve, negotiate, execute, and deliver, and close the transactions contemplated by the Loan Documents; (3) all fees and out-of-pocket disbursements incurred by the Administrative Agent (including attorneys’ fees) arising from or in connection with (x) any action taken by the Administrative Agent (or any Lender, as applicable) to monitor, advise, administer, enforce, or collect any Obligations, any Loan Documents, or any other present or future documents or agreements between the Administrative Agent (or any Lender, as applicable) and any one or more of the Credit Parties (including without limitation good standing certificates), (y) the business relationship between the Administrative Agent and any Credit Party, and (z) background checks regarding senior management, principals, or key investors, as the Administrative Agent determines in its reasonable discretion; (4) all out-of-pocket expenses and fees (including reasonable attorneys’ fees) incurred in relation to, in connection with, in defense of, or in prosecution of any litigation (including any actions to lift the automatic stay or to otherwise in any way monitor or participate in any Insolvency Proceeding involving a Credit Party) related to the Obligations, the Loan Documents, the Collateral, or any Credit Party (including any litigation instituted by a Credit Party or any third party, any so called “lender liability” action, any claim and delivery or other action for possession of, or foreclosure on, any of the Collateral, post judgment enforcement of any rights or remedies (including enforcing judgments and prosecuting appeals whether discretionary or as of right and whether in connection with pre judgment or post judgment matters)); (5) all costs, expenses, and reasonable fees incurred by the Administrative Agent or its agents in connection with any appraisals or environmental assessments (and the Credit Parties must fully cooperate with the appraisers and inspectors and make their property available for appraisal and inspection in connection with as many appraisals or environmental assessments as the Administrative Agent may request); and (6) all costs, expenses, and reasonable fees incurred by the Administrative Agent or its counsel in connection with consultants, expert witnesses, restructuring advisors, or other professionals retained by the Administrative Agent or its counsel to assist, advise, or give testimony with respect to any matter relating to the Loan Documents, the Collateral, the Obligations, the Credit Parties, or the business relationship between the Administrative Agent and any one or more of the Credit Parties. The Credit Parties may receive summary invoices showing only the total amount due and the summary invoices may not contain any narrative description of the services provided (and the Administrative Agent’s delivery of summary invoices does not waive any of the Administrative Agent’s rights or privileges (including the attorney-client privilege)).

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“Extraordinary Receipts” means any net cash proceeds received by any Loan Party or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.5(h)(i) or (ii)) consisting of (i) pension plan reversions, (ii) proceeds of insurance claims, (iii) condemnation awards (and payments in lieu thereof), and (iv) indemnity payments.

“Federal Funds Rate” means, on any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it.

“Financials” is defined in Section 3.1(d).

“Fixed Charge Coverage Ratio” means, for any fiscal period, the ratio of (x) EBITDA less (1) Capital Expenditures that were not specifically funded by Indebtedness (but Capital Expenditures that were funded by a Revolving Loan are subtracted from EBITDA in calculating the Fixed Charge Coverage Ratio); less (2) taxes paid in cash; less (3) dividends and distributions paid in cash, in each case, calculated on a consolidated basis for the Loan Parties to (y) Fixed Charges.

“Fixed Charges” means, with respect to any fiscal period, the sum of (1) interest expense paid in cash (including that attributable to the interest component or portion of Capital Lease Obligations) plus (2) scheduled and unscheduled principal payments on Indebtedness (including with respect to Capital Lease Obligations and subordinated debt, (including the Subordinated Loans), in each case, of the Loan Parties on a consolidated basis.

“Floor” means a rate of interest equal to three and one half of one percent (3.50%).

“Foreign Lender” is defined in Section 2.12(g)(ii)(B).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Freight and Duty Reserve” means on any date, a reserve equal to the Administrative Agent’s estimate of the costs and expenses associated with the importation of In-Transit Inventory as of such date, including an estimate for all customs broker and freight forwarder fees, duties, tariffs, and other amounts then due or to become due with respect to In-Transit Inventory.

“GAAP” means the generally accepted accounting principles established in the United States of America by the Financial Accounting Standards Board.

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“Governmental Body” means any nation or government, any state or other political subdivision of a nation or government, or any entity exercising the legislative, judicial, regulatory, or administrative functions of or pertaining to a government.

“Guarantor” means each Person that guaranties all or any Obligations.

“Guaranty” or “Guarantee” of or by any Person means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for its payment; (2) to purchase or lease property, securities, or services to assure the owner of such Indebtedness or other obligation of the payment of that Indebtedness; (3) to maintain working capital, equity capital, or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay that Indebtedness or other obligation; or (4) as an account party in respect of any letter of credit or letter of guaranty issued to support that Indebtedness or obligation (but “Guaranty” does not include endorsements for collection or deposit in the ordinary course of business). For the avoidance of doubt, “Guaranty” includes any Guaranty Agreement.

“Guaranty Agreement” means each guaranty agreement, in form and substance satisfactory to the Administrative Agent, made by a Guarantor in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to which such Guarantor Guarantees the payment and performance of the Obligations, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Hazardous Discharge” is defined in Section 4.18(b).

“Hazardous Substance” means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances, or related materials as defined in CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), RCRA, or other applicable Environmental Law.

“Hazardous Wastes” means all waste materials regulated by CERCLA, RCRA, or applicable state law, and any other applicable federal and state laws relating to hazardous waste disposal.

“Hedging Contracts” means any foreign exchange contract, currency swap agreement, futures contract, commodities hedge agreement, interest rate protection agreement, interest rate future agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, option agreement, or any other similar hedging agreement or arrangement.

“Hedging Obligations” means a Person’s liabilities under Hedging Contracts.

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“Indebtedness” of any Person means, as of any date: (1) that Person’s obligations for borrowed money or similar obligations; (2) that Person’s Capital Lease Obligations; (3) that Person’s obligations that are secured by any Lien on any of its assets or property, whether or not the secured obligation has been assumed by that Person; (4) except for trade accounts payable arising in the ordinary course of business that are not more than ninety (90) days past due, that Person’s obligations for the unpaid purchase price for goods, property, or services; (5) that Person’s obligations to purchase goods, property, or services where payment is required regardless of whether delivery of the goods or property or the performance of the services is ever made or tendered (generally referred to as “take or pay contracts”); (6) that Person’s obligations for unfunded benefit liabilities under any Plan of that Person or any ERISA Affiliate; (7) that Person’s obligations for Hedging Obligations, or other similar transactions (valued in an amount equal to the highest termination payment, if any, that would be payable by that Person upon termination for any reason on the determination date); (8) that Person’s obligations for outstanding reimbursement and similar obligations under letters of credit, bankers acceptances, and similar instruments; (9) the aggregate outstanding amount of all Off-Balance Sheet Liabilities (based on the aggregate outstanding amount as if the transaction were structured as a secured loan and an on balance sheet financing, whether or not shown as a liability on a consolidated balance sheet of the Person); and (10) that Person’s obligations for or relating to Indebtedness of other Persons similar to the Indebtedness described in the preceding clauses (based on the maximum amount that may be payable).

“Indemnified Taxes” means (i) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (ii) to the extent not otherwise described in (i), Other Taxes.

“Individual Guarantor” means each Guarantor that is a natural person.

“Insolvency Proceeding” means any proceeding under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law (including assignments for the benefit of creditors, formal or informal moratoria, compositions, or proceedings seeking reorganization, liquidation, arrangement, or other similar relief).

“Intellectual Property” means patents, patent rights, patent applications, copyrights, works that are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the preceding, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the preceding, all rights to sue for past, present, and future infringement of any of the preceding, inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards, goodwill, customer and other lists, trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs.

“In-Transit Inventory” means a Borrower’s Inventory that is in transit from a location outside the United States to a Permitted Warehouse.

“Inventory Report” means monthly perpetual Inventory certification reports by location, listing Inventory by category, SKU, and location as of month-end, with a separate break out of Inventory in the free-trade-zone portion of a Borrower’s Permitted Warehouses and a breakout of In-Transit Inventory with full detail for In-Transit Inventory (including bill of lading, purchase order number, invoice quantity shipped, date shipped, expected arrival date/port, country of origin, shipping containers, either form 7501 or form 214, and evidence that title thereto has passed to a Borrower).

“Lenders” is defined in the preamble.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim, encumbrance, preference, priority, or other security agreement or preferential arrangement held or asserted with respect to any asset of any kind or nature including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the preceding, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

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“Loan” means each Revolving Loan (including any Agent Advances); and “Loans” means all Revolving Loans.

“Loan Account” is defined in Section 2.6.

“Loan Documents” means this Agreement, the Perfection Certificate, each Borrowing Base Certificate, each Compliance Certificate, the Waivers, each Control Agreement, the Collateral Assignment, the Pledge Agreements, each Guaranty Agreement, if any, the Mortgages, if any, each Subordination Agreement, any Hedging Contracts, and any and all other agreements, promissory notes, instruments and documents, including guaranties, pledges, powers of attorney, consents, and all other writings before, now, or later executed by any Credit Party or delivered to the Administrative Agent or any Lender with respect to the transactions contemplated by the Loan Documents (including the documents and agreements on the closing checklist attached as Exhibit B).

“Loan Party” means each Borrower, each Guarantor and each other Person that grants the Administrative Agent a Lien on any Collateral to secure any Obligation.

“Loan Party Representative” means Coyuchi.

“Lockbox” means a post-office box or post-office boxes required by this Agreement to which the Administrative Agent has sole access.

“Material Adverse Effect” means a material adverse effect in or on: (1) any Loan Party’s financial condition, operational results, business, or prospects; (2) any Loan Party’s ability to pay or perform any of its respective obligations in accordance with their terms; (3) the value of the Collateral, the Administrative Agent’s Liens on the Collateral, or the priority of the Administrative Agent’s Lien on any Collateral; (4) the validity or enforceability of any Loan Document or the Administrative Agent’s or any Lender’s rights or remedies under any Loan Document; or (5) the practical realization of the Administrative Agent’s or any Lender’s rights and remedies under the Loan Documents.

“Material Business Agreement” means (a) the PEO Services Agreement, (b) the Radial Agreement, and (c) any agreement that if terminated, rescinded, or breached could reasonably be expected to have a Material Adverse Effect on any Loan Party.

“Maturity Date” means the earlier of (1) the Termination Date or (2) the date on which the Revolving Commitments are reduced to zero or otherwise terminated.

“Maximum Borrowing Amount” means, at any time, an amount equal to the lesser of (1) the Revolving Commitments and (2) the Borrowing Base.

“Maximum Rate” means the maximum rate of interest permitted under applicable law from time to time in effect.

“Mortgages” means each mortgage or other agreement that conveys or evidences a Lien on Owned Real Property that secures any Obligation.

“Multiemployer Plan” means a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

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“Net Orderly Liquidation Value” means the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of Borrowers’ Inventory, determined on a category by category basis, that is estimated to be recoverable in an orderly liquidation as determined from time to time by reference to the most recent Inventory appraisal of such property delivered to the Administrative Agent by an appraiser acceptable to the Administrative Agent in its Discretion. Net Orderly Liquidation Value is expressed as a percentage of the respective appraised values of types of Eligible Inventory.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 15.3(b) and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Notice” is defined in Section 15.7.

“Obligations” means any and all loans, advances (including Agent Advances), debts, liabilities, obligations, covenants, and duties (absolute, contingent, matured, or unmatured) owing by any one or more of the Credit Parties to the Administrative Agent (or to any of its direct or indirect Subsidiaries or Affiliates) or any Lender (or to any of their respective direct or indirect Subsidiaries or Affiliates) of any kind or nature, present or future (including any interest accruing after maturity or the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, or similar proceeding relating to any Credit Party, whether a claim for post filing or postpetition interest is allowed in that proceeding), whether evidenced by any note, Guaranty, or other instrument, whether arising under any agreement, instrument, or document (including the Loan Documents), whether for the payment of money, whether arising by reason of extending credit, opening a letter of credit, loan, equipment lease, or guarantee, under any Hedging Contract (other than, with respect to any Guarantor, the Excluded Hedging Obligations of that Guarantor, if any), out of the Administrative Agent’s or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, or obligations pursuant to the Administrative Agent’s Erroneous Payment Subrogation Rights, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including any and all of each Credit Party’s Indebtedness and liabilities under the Loan Documents or under any other agreement between the Administrative Agent or any Lender and any Credit Party and any amendments, extensions, renewals, or increases and all Expenses the Administrative Agent or any Lender, as applicable, incurs in the documentation, negotiation, modification, enforcement, collection, or otherwise in connection with any of the preceding, and all obligations of any Credit Party to the Administrative Agent or any Lender to perform acts or refrain from taking any action.

“Off-Balance Sheet Liability” of a Person means: (1) any obligation under a sale and leaseback transaction that is not a capital lease; (2) any so-called “synthetic lease” or “tax ownership operating lease” transaction; (3) the amount of obligations outstanding under any asset securitization or similar transaction on any determination date that would be characterized as principal if that asset securitization or similar transaction were structured as a secured lending transaction rather than as a purchase; or (4) any other transaction (excluding operating leases for purposes of this clause (4)) that is the functional equivalent of or takes the place of borrowing but that is not a liability on that Person’s balance sheet. The amount of any Off-Balance Sheet Liability is calculated based on the aggregate amount of obligations outstanding under the transaction on any determination date that would be characterized as principal if the transaction were structured as a secured lending transaction, whether or not shown as a liability on that Person’s balance sheet, all in a manner reasonably satisfactory to the Administrative Agent.

“Original Indebtedness” is defined in Section 7.8(g).

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Owned Real Property” means all Real Property listed on Schedule 1.2(a).

“parent” is defined in the defined term “Subsidiary”.

“Participant” is defined in Section 15.4(d)(i).

“Participant Register” is defined in Section 15.4(d)(iii).

“Payment Office” means the office that the Administrative Agent specifies in writing to the Loan Party Representative.

“Payment Recipient” is defined in Section 15.22(a).

“PEO” means a Professional Employer Organization hired by the Borrowers for the outsourcing of certain employee-related responsibilities, including payroll and tax liabilities.

“PEO Services Agreement” means that certain Employer of Record Services Agreement, by and between Genesis Global Recruiting, Inc. and Coyuchi, effective as of July 26, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time).

“Perfection Certificate” means the perfection certificate or perfection certificates provided by Borrowers to the Administrative Agent.

“Permitted Holders” means SHV.

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“Permitted Liens” means (1) Liens in favor of the Administrative Agent; (2) Liens for taxes, assessments, or other Charges that (x) are not delinquent or (y) are being contested in good faith by appropriate proceedings that stay the enforcement of those Liens and with respect to which proper reserves have been taken by the Loan Parties in accordance with GAAP (but only if these Liens have no effect on the priority of the Administrative Agent’s Liens or the value of the Collateral, and a stay of enforcement of the Lien is in effect); (3) deposits or pledges to secure obligations under worker’s compensation, social security, or similar laws, or under unemployment insurance or general liability or product liability insurance; (4) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, performance bonds, surety and appeal bonds, and other similar obligations arising in the ordinary course of any Loan Party’s business; (5) mechanics’, workers’, materialmen’s, warehousemen’s, common carriers’, landlord’s or other similar Liens arising in the ordinary course of any Loan Party’s business with respect to obligations that are not due or that are being contested in good faith by the applicable Loan Party; (6) Liens placed on equipment and real estate assets acquired to secure a portion of the purchase price (but only if (x) the Lien does not encumber any other of the Loan Parties’ property and (y) the aggregate amount of Indebtedness secured by these Liens incurred during any fiscal year does not exceed the amount allowed by Section 7.6); (7) zoning restrictions, easements, encroachments, rights of way, restrictions, leases, licenses, restrictive covenants, and other similar title exceptions or Liens affecting Real Property, none of which materially impairs the use or value of that Real Property; (8) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the UCC or common law of banks or other financial institutions where any Loan Party or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business; (9) Liens in favor of customs and revenue authorities arising in the ordinary course of business as a matter of law to secure payment of custom duties in connection with the importation of goods that, in each case, are promptly paid on or before they become due; (10) Liens arising from attachments or judgments, orders or decrees in circumstances not constituting an Event of Default under Article 10; and (11) Liens disclosed on Schedule 1.2(b) (but only if the principal amount secured is not increased and no additional assets become subject to the Lien).

“Permitted Warehouse” means a third-party warehouse that is located in the continental United States and listed on Schedule 4.5 with respect to which the warehouseman has delivered to the Administrative Agent a Waiver and such other documentation as the Administrative Agent may require in its Discretion (or the Administrative Agent in its Discretion has established a Reserve for that location); provided that no such Waiver or documentation shall be required for warehouses housing solely Eligible Amazon Inventory.

“Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity, or Governmental Body.

“Plan” means any employee benefit plan under Section 3(3) of ERISA, maintained for employees of any Loan Party or any member of the Controlled Group or any such Plan to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“Pledge Agreements” means, collectively, (a) that certain Pledge Agreement dated on or about the Closing Date by and between Saffron Hill Ventures 2 LP and the Administrative Agent, and acknowledged by each Loan Party, as the same may be amended, restated, supplemented or otherwise modified from time to time, and (b) that certain Pledge Agreement dated on or about the Closing Date by and between Saffron Hill Ventures 3 LP and the Administrative Agent, and acknowledged by each Loan Party, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Equity Interests” is defined in Section 4.20(a).

“Prepayment Fee” is defined in Section 13.1.

“Primary Obligor” is defined in the defined term “Guaranty”.

“Prime Rate” means the per annum rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent)). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

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“Projections” is defined in Section 5.6(a).

“PTE” is defined in Section 15.20(a)(ii).

“Radial” means Radial, Inc.

“Radial Agreement” means that certain Master Services Agreement, by and between Radial and Coyuchi, dated April 18, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time).

“RCRA” means the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.).

“Real Property” means the Loan Parties’ owned and leased real property.

“Recipient” means, as applicable, (i) the Administrative Agent and (ii) any Lender.

“Refinance Indebtedness” is defined in Section 7.8(g).

“Register” is defined in Section 15.4(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” is defined in Section 5.8(c).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Lender” is defined in Section 2.11(b).

“Required Lenders” means,

(a)	at any time all Lenders are Affiliates of the Administrative Agent, all Lenders, and

(b)	at any time all Lenders are not Affiliates of the Administrative Agent,

(i) Lenders holding more than sixty-six and two thirds of one percent (66 2/3%) of the Revolving Commitments at such time, or

(ii) if the Lenders have no Revolving Commitments outstanding, Lenders holding more than sixty-six and two thirds of one percent (66 2/3%) of the aggregate outstanding Revolving Exposure at such time;

provided that, to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments and Revolving Exposure shall be excluded for purposes of determining Required Lenders; and provided, further, at any time that there are two (2) or more unaffiliated Non-Defaulting Lenders, Required Lenders shall consist of at least two (2) such Non-Defaulting Lenders (with Non-Defaulting Lenders who are Affiliates constituting one (1) Lender for purposes of this proviso).

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“Required Revolving Lenders” means,

(a) at any time all Lenders holding Revolving Commitments are Affiliates of the Administrative Agent, all such Lenders, and

(b) at any time all Lenders holding Revolving Commitments are not Affiliates of the Administrative Agent,

(i) Lenders holding more than sixty-six and two thirds of one percent (66 2/3%) of the Revolving Commitments at such time, or

(ii) if the Lenders have no Revolving Commitments outstanding, Lenders holding more than sixty-six and two thirds of one percent (66 2/3%) of the aggregate outstanding Revolving Exposure at such time;

provided that, to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments, Revolving Exposure Loans shall be excluded for purposes of determining Required Lenders; and provided, further, at any time that there are two (2) or more unaffiliated Non-Defaulting Lenders, Required Revolving Lenders shall consist of at least two (2) such Non-Defaulting Lenders (with Non-Defaulting Lenders who are Affiliates constituting one (1) Lender for purposes of this proviso).

“Reserves” means any reserves that the Administrative Agent in its Discretion deems necessary to maintain with respect to the Collateral or any Loan Party (including for: accrued and unpaid interest on the Obligations, amounts owing to Amazon, in respect of service fees on the sale of Inventory originating from a warehouse of Amazon (to the extent not already deducted in calculating the NOLV of Eligible Amazon Inventory), liquidation Expenses, Hedging Obligations, volatility reserves, reserves for Account dilution, rent at locations leased by any Loan Party and for consignee’s, warehousemen’s, and bailee’s charges, Inventory shrinkage, slow moving inventory, obsolete inventory, changes in Inventory composition or mix, customs charges and shipping charges related to any Inventory in transit, customer deposits, amounts owed to tooling vendors, future warranty and maintenance claims, contingent liabilities, indemnified liabilities, uninsured or underinsured losses, Freight and Duty Reserve and other importation costs, and for taxes, fees, assessments, and other governmental charges (including ad valorem, personal property, sales, and other taxes that may have priority over the Administrative Agent’s Liens)).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment Conditions” is defined in Section 7.20(d).

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrowers, in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule I as such schedule may be amended, or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case, as such commitment may subsequently be increased or decreased pursuant to the terms hereof. The aggregate principal amount of all Lenders’ Revolving Commitments as of the Closing Date is Six Million and No/100 Dollars ($6,000,000).

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“Revolving Exposure” means, at any time, as the context may require, (a) the aggregate outstanding principal amount of all Revolving Loans (including any Agent Advances), or (b) with respect to any Lender at any time, the outstanding principal amount of such Lender’s Revolving Loans (including any Agent Advances).

“Revolving Loan” means a Loan made under Section 2.1.

“Sanctioned Country” means, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (ii) any Person located, organized or resident in a Sanctioned Country or (iii) any Person Controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State or (ii) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“Secured Parties” means the Administrative Agent, the Lenders, and any Affiliate of a Lender to whom any Obligations are owed from time to time, and shall include all former Administrative Agents, Lenders, and Affiliates of a Lender to the extent that any Obligations owing to such Persons were incurred while such Persons were Administrative Agents, Lenders, or Affiliates of a Lender, and such Obligations have not been paid in full.

“SHV” means, collectively, Saffron Hill Ventures 2 LP and Saffron Hill Ventures 3 LP.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“SOFR Loan” means each portion of a Loan that bears interest at a rate determined by reference to Term SOFR (other than pursuant to clause (iii) of the definition of “Base Rate”).

“Specified Amount” means (i) in the case of a termination of this Agreement pursuant to Section 13.1, the sum of the Revolving Commitments in effect prior to giving effect thereto, (ii) in the case of a permanent reduction of any portion of the Revolving Commitment, the amount of such reduction, and (iii) in the case of repayment of (or demand of the repayment of) the Obligations in full for any reason, the sum of the Revolving Commitments in effect at such time.

“Specified Period” means, with respect to each specific Borrowing Base Certificate delivered to the Administrative Agent (the “Current Borrowing Base Certificate”), the period from the last date included in a Borrowing Base Certificate previously delivered to the Administrative Agent through and including the date that is two (2) Business Days before the date of the Current Borrowing Base Certificate.

“Subordinated Lenders” means, collectively, (a) Marie-Rose Kahane (“MRK”) and (b) Kevin Brine and Jessica Smith (collectively, “Brine”), and “Subordinated Lender” means any of them, as the context may require.

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“Subordinated Loans” and “Subordinated Indebtedness” means the loans and Indebtedness that are owed by a Borrower to any Person (including, without limitation, any Subordinated Lender) (a) pursuant to terms and conditions (including terms relating to interest, fees, repayment and subordination) satisfactory to the Administrative Agent in its sole discretion, (b) the repayment of which is subordinated to the repayment of the Obligations pursuant to the terms of a Subordination Agreement, (c) with respect to which the Liens securing such Indebtedness, if any, are subordinated to the Administrative Agent’s Liens, in each case, pursuant to the terms of a Subordination Agreement, and (d) evidenced by the Subordinated Loan Documents.

“Subordinated Loan Documents” means: (1) the Loan Agreement, dated as of May 22, 2023 with respect to an original principal amount of $600,000, made by Coyuchi and MRK (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, or on or after the date hereof as permitted by this Agreement and the applicable Subordination Agreement), (2) the Promissory Note, dated as of the Closing Date with respect to an original principal amount of $500,000, made by Coyuchi and Brine (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, or on or after the date hereof as permitted by this Agreement and the applicable Subordination Agreement), and (3) all other instruments, agreements and documents executed in connection with the Subordinated Loans.

“Subordination Agreement” means (a) each of the Subordination Agreements dated on or about the Closing Date among the Administrative Agent, the Borrowers, and the applicable Subordinated Lender and (b) each subordination agreement approved by, and in form and substance satisfactory to, the Administrative Agent in its sole discretion, as the same may be amended, restated, supplemented, or otherwise modified from time to time pursuant to the terms thereof.

“Subordinated Prepayment Amount” is defined in Section 7.20.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if the financial statements were prepared in accordance with GAAP, as well as any other Person (1) of which Equity Interests representing more than 50% of the Equity Interest or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, Controlled, or held, or (2) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent.

“Taxes” and “taxes” mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees and charges imposed by any Governmental Body, including any interest, additions to tax and penalties applicable thereto.

“Term SOFR” means the forward-looking term rate based on SOFR as published by the Term SOFR Administrator for a one (1)-month period on the day that is two (2) Business Days prior to the first day of such one (1)-month period, as such rate is published by the Term SOFR Administrator; provided, that, if the Administrative Agent determines that any such lookback or other conventions for this rate selected is not administratively, operationally, or technically feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its sole discretion, including a SOFR rate based on a different time period; provided, further, that if Term SOFR determined as provided above (including pursuant to the first proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

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“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earliest to occur of (a) June 5, 2028, (b) the date that is forty-five (45) days prior to the then-current maturity date of the Subordinated Indebtedness in favor of Brine, and (c) the date that is forty-five (45) days prior to the then-current maturity date of the Subordinated Indebtedness in favor of MRK.

“Toxic Substances” means any material that has been shown to have an adverse effect on human health or that is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Section 2601 et seq., applicable state law, or any other present and future applicable Federal or state laws related to toxic substances, and includes asbestos, polychlorinated biphenyls (PCBs) and lead based paints.

“UCC” means the Uniform Commercial Code as in effect from time to time in New York (but if the law, perfection, or the effect of perfection or non-perfection of any Lien on any Collateral is governed by the Uniform Commercial Code in effect in a different jurisdiction, “UCC” means the Uniform Commercial Code as in effect in that other jurisdiction with respect to perfection or the effect of perfection or non-perfection).

“UFCA” is defined in Section 14.4(d).

“UFTA” is defined in Section 14.4(d).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Uncommitted Accordion Amount” is defined in Section 2.10.

“Undrawn Availability” means, as of any determination date, an amount equal to (x) the Maximum Borrowing Amount, minus (y) the sum of (1) the Revolving Exposure, plus (2) fees and Expenses that any Loan Party is liable for but that have not been paid or charged to the Loan Account.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

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“Waivers” means all landlord’s waivers, warehouseman’s waivers, creditor’s waivers, mortgagee waivers, processing facility and bailee waivers, and customs broker waivers that are executed and delivered in connection with this Agreement.

“Withholding Agent” means any Borrower, any Loan Party or the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.3. UCC Terms. Unless defined in the Loan Documents, all terms used in the Loan Documents and defined in the UCC have the meaning given in the UCC. These UCC terms include: “Account”, “Account Debtor”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Commodities Account”, “Deposit Account”, “Document”, “Equipment”, “Farm Products”, “Financial Asset”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Lease”, “Lessor”, “Letter-of-Credit Rights”, “money”, “Payment Intangibles”, “Proceeds”, “Product”, “Record”, “Secured Party”, “Securities Account”, “Security”, “Security Entitlement”, “Security Interest”, and “Supporting Obligation”.

SECTION 1.4. General Construction. When computing time periods from a specified date to a later specified date, “from” means “from and including” and “to” and “until” each mean “to but excluding”. In the Loan Documents: (1) all references to laws and statutes include all regulations and Governmental Body interpretations; (2) all references to laws, statutes, and regulations include any amendments, renewals, extensions, replacements, or successor laws, statutes, or regulations; (3) any definition of or reference to any agreement, instrument, or other document means the agreement, instrument, or other document as from time to time amended, amended and restated, supplemented, modified, substituted, or replaced; (4) any reference to any Person includes that Person’s successors and assigns (and if the Person is a natural person, that Person’s heirs, executors, and personal representatives) and, unless expressly stated otherwise, its Subsidiaries and the Related Parties of the Administrative Agent or a Lender, as applicable (to the extent expressly contemplated hereby); (5) the words “herein,” “hereof,” and “hereunder,” and words with similar meanings, refer to this Agreement in its entirety and not any particular provision or section; (6) “discretion” when not capitalized means a determination made by the Administrative Agent in its sole and absolute discretion; (7) any reference to payment, repayment, or prepayment means payment in immediately available funds in Dollars; (8) any pronoun covers all genders; (9) wherever appropriate in the context, terms used in the Loan Documents in the singular also include the plural and vice versa; (10) any reference to any Loan Document or any other document, agreement, instrument, report, certificate, or other similar deliverable means that the Loan Document or other deliverable is satisfactory in form and substance to the Administrative Agent in its reasonable discretion; (11) the words “include,” “includes,” and “including” are treated as being followed by “without limitation”; and (12) captions used in the Loan Documents are for convenience only and are not taken into account in interpreting the document. A Default or an Event of Default exists at all times during the period beginning on the date that it occurs to the date on which it is waived in writing by the Administrative Agent and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or, in the case of a Default, is cured within any cure period expressly provided for in this Agreement. All covenants are given independent effect so that if a particular action or condition is not permitted by any covenant, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant does not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties in the Loan Documents are given independent effect so that if a particular representation or warranty is incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached does not affect the incorrectness or a breach of a representation or warranty.

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SECTION 1.5. Time. Unless expressly provided otherwise, all time references in the Loan Documents are to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day.

SECTION 1.6. Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation, administration, submission, calculation or selection of, or any other matter related to, the Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark (or any component definition thereof or rates referenced in the definition thereof) pursuant to the terms of this Agreement, and shall have no liability to Borrower or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error by, or any calculation of any such rate (or component thereof) provided by, any such information source or service.

ARTICLE II.

ADVANCES, PAYMENTS

SECTION 2.1. Revolving Loans. Subject to the terms and conditions in this Agreement, each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to Borrowers in aggregate amounts outstanding at any time before the Maturity Date equal to the Maximum Borrowing Amount; provided, that, no Lender’s Revolving Exposure, after giving effect to the advance of any Revolving Loan, shall at any time exceed such Lender’s Revolving Commitment; provided, further, that in no event shall the aggregate Revolving Exposure, after giving effect to the advance of any Revolving Loan, exceed the aggregate Revolving Commitments. This Agreement evidences the obligation of Borrower to repay the Revolving Loans and is being executed as a “noteless” credit agreement; provided, however, at the request of any Lender at any time, Borrowers agree that they will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender and in a form approved by the Administrative Agent in its sole discretion.

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SECTION 2.2. Borrowing Procedure. In respect of the Revolving Loans, the Loan Party Representative must submit (a) before 6:00 p.m. on the Business Day immediately preceding the date of a proposed Loan, a Borrowing Base Certificate certified by an Authorized Officer of Loan Party Representative as being true and correct; and (b) before 11:00 a.m. on the date of a proposed Loan (which shall be a U.S. Government Securities Business Day), a request in writing specifying (1) the date of the proposed Loan (which must be a U.S. Government Securities Business Day), and (2) the amount of the proposed Loan. Concurrent with the delivery of the Borrowing Base Certificate, Loan Party Representative shall provide a written report to the Administrative Agent of all returns, and all material disputes, claims and other deductions, together with sales and other reports and supporting information relating to the Accounts, in each case, as of such date and as required by the Administrative Agent. The Administrative Agent shall have the right to review and adjust any calculations made in a Borrowing Base Certificate (i) to reflect the Administrative Agent’s reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Reserves then in effect. Any request in writing received by the Administrative Agent after 11:00 a.m. on a U.S. Government Securities Business Day (or any corresponding Borrowing Base Certificate received by the Administrative Agent after 6:00 p.m. on the Business Day immediately preceding the date of a proposed Loan), but otherwise meeting the requirements of this Section 2.2, shall be funded on the following U.S. Government Securities Business Day; provided, that the Administrative Agent may in its reasonable discretion, elect to accept as timely requests that are received later than 11:00 a.m. on the applicable U.S. Government Securities Business Day (or any corresponding Borrowing Base Certificate received by the Administrative Agent after 6:00 p.m. on the Business Day immediately preceding the date of a proposed Loan). Promptly following the receipt of any borrowing request as set forth herein, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Advance.

SECTION 2.3. Loan Disbursement.

(a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds to the Administrative Agent at the Payment Office, in each case, by not later than 2:00 p.m. on the date of each proposed Loan. All Loans will be disbursed from the Payment Office that the Administrative Agent designates from time to time. Revolving Loans may be borrowed, repaid, and reborrowed in accordance with the Loan Documents. If funded by the Lenders as set forth above, the Administrative Agent will make the proceeds of each Revolving Loan requested by the Loan Party Representative available to it by crediting the Loan to Borrower’s operating account designated by Borrower to the Administrative Agent, in writing.

(b) Unless the Administrative Agent shall have been notified by any Lender prior to the date of a borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrowers on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Loan Party Representative, and the Borrowers shall, as soon as reasonably practicable, pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its pro rata share of any borrowing hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

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(c) All Advances shall be made by the Lenders on the basis of their respective pro rata shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

SECTION 2.4. Maximum Advances; Agent Advances.

(a) Borrowers may not at any time allow the Revolving Exposure to exceed the Maximum Borrowing Amount (and if it does for any reason Borrowers must immediately and without demand pay the excess to the Administrative Agent, for the account of the Lenders).

(b) Subject to the limitations set forth below and notwithstanding anything else in this Agreement to the contrary, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s reasonable discretion, (i) at any time that a Default Condition exists, (ii) at any time that any of the other conditions precedent set forth in Article VIII have not been satisfied, or (iii) at any time that the Revolving Exposure exceeds the Maximum Borrowing Amount or any Agent Advance (as defined below) would cause the Revolving Exposure to exceed the Maximum Borrowing Amount, to make Revolving Loans to the Borrowers on behalf of the Lenders, which the Administrative Agent deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of (or maximize the amount of) the repayment of the Obligations, or (3) to pay any amount chargeable to any Loan Party under the Loan Documents or applicable law, including costs, fees and expenses as provided under this Agreement (any of such advances are herein referred to as “Agent Advances”). Any such Agent Advance shall be treated as a Revolving Loan requested by a Borrower, and will be disbursed to the Administrative Agent and applied to the obligation or liability related to the deemed request. The Administrative Agent shall promptly provide to the Loan Party Representative written notice of any Agent Advance. In no event shall the Revolving Exposure, after giving effect to any Agent Advance, exceed the aggregate Revolving Commitments.

(c) The Agent Advances shall be payable immediately on demand, shall be secured by the Collateral and shall constitute Obligations hereunder. Each Agent Advance shall bear interest as set forth in Section 3.1 of this Agreement. Each Agent Advance shall be subject to all terms and conditions of this Agreement and the other Loan Documents applicable to Revolving Loans, except that the making of any Agent Advance shall not require the consent of the Borrowers. The Administrative Agent shall have no duty or obligation to make any Agent Advance hereunder.

SECTION 2.5. Loan Repayment.

(a) The Loans are due and payable in full on the Termination Date (subject to earlier prepayment as provided in the Loan Documents).

(b) Checks, notes, drafts, or other similar items may not be immediately collectible. Accordingly, when calculating outstanding availability, each payment item deposited in a Cash Concentration Account is treated as received by the Administrative Agent (and the Administrative Agent will provisionally credit the Loan Account) on the Business Day immediately following the day on which the Administrative Agent receives actual possession of the payment item for deposit to a Cash Concentration Account. In consideration for this accommodation, Borrowers agree that in calculating interest and other charges and fees, all payment items deposited in a Cash Concentration Account are treated as having been credited to the Loan Account on the second Business Day immediately following the Business Day on which the payments are treated as having been received by the Administrative Agent under this Section. Each Control Agreement applicable to a Lockbox or a Cash Concentration Account shall provide for the daily sweep of funds in such Lockbox or such Cash Concentration Account to the Administrative Agent Holding Account for application to the Obligations in the order and manner the Administrative Agent, subject to the final sentence of Section 4.15(i)(iv), determines in its reasonable discretion (including Hedging Obligations owed to the Administrative Agent and its Affiliates, if any).

(c) The Administrative Agent does not have to credit the Loan Account for any payment item that is not satisfactory to the Administrative Agent in its reasonable discretion. All credits are provisional and are subject to verification and final settlement. The Administrative Agent may charge the Loan Account for any payment item that is returned unpaid or otherwise not collected. Any information and data reported to Borrowers under any service that is received before final posting and confirmation is subject to correction. The Administrative Agent has no liability for the content of any preliminary service-related information.

(d) The Loan Parties must pay all payments under the Loan Documents to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable (in immediately available funds, free and clear of any defenses, rights of set-off, recoupment, counterclaim, or any deduction whatsoever), at the Payment Office, not later than 1:59 p.m., on the due date, in Dollars. The Administrative Agent shall, subject to the final sentence of Section 4.15(i)(iv), deposit any such payments received by it into the Administrative Agent Holding Account and thereafter distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. The Administrative Agent may in its discretion pay any Obligations due under the Loan Documents (or other amounts any Loan Party is required to pay under the Loan Documents) by charging the Loan Account, by instructing the Lenders to make Advances, or by debiting any account of any Loan Party which is subject to the Administrative Agent’s control.

(e) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied in the order and manner the Administrative Agent determines in its reasonable discretion (including cash collateralization of all Obligations relating to any outstanding Hedging Obligations owed to the Administrative Agent and its Affiliates, if any).

(f) If any Lender shall obtain payment in respect of any principal of or interest on any of its Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its outstanding Revolving Loans and accrued interest and fees thereon than the proportion received by any other Lender with respect to its outstanding Revolving Loans, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the outstanding Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective outstanding Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its outstanding Revolving Loans to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). Each Borrower consents to the foregoing.

(g) Unless the Administrative Agent shall have received notice from the Loan Party Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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(h) Mandatory Prepayments.

(i) Asset Sales. Upon any Loan Party’s receipt of the net proceeds of the sale or other disposition of any Collateral or other assets (including real property and with respect to sales and other dispositions allowed by Section 7.1), Borrowers must pay the proceeds to the Administrative Agent, for the account of the Lenders, as a mandatory prepayment of the Obligations.

(ii) Debt and Equity Issuance. If any Loan Party issues or incurs Indebtedness (other than Indebtedness permitted under Section 7.8) or if any Loan Party issues any Equity Interests, Borrowers must by no later than one (1) Business Day after the receipt by Borrowers of (i) the net cash proceeds from any such issuance or incurrence of Indebtedness or (ii) unless otherwise consented to in writing by Administrative Agent, the net cash proceeds of any issuance of Equity Interests, as applicable, pay the proceeds to the Administrative Agent, for the account of the Lenders, as a mandatory prepayment of the Obligations.

(iii) Extraordinary Receipts. When any Loan Party or any of its Subsidiaries receives any Extraordinary Receipts, Borrowers must, no later than one Business Day after the receipt by Borrowers of the Extraordinary Receipts, pay the proceeds to the Administrative Agent, for the account of the Lenders, as a mandatory prepayment of the Obligations.

(iv) Application. The Administrative Agent will apply prepayments to the Obligations in the order and manner it determines in its reasonable discretion (including cash collateralization of all Obligations relating to any outstanding Hedging Obligations owed to the Administrative Agent and its Affiliates, if any).

(v) No Consent. Nothing in this Section is to be treated as consent or implied consent to any sale, transaction, or occurrence that is not expressly allowed by the Loan Documents.

SECTION 2.6. Statements. The Administrative Agent will maintain a loan account in accordance with its customary procedures in Borrowers’ name (the “Loan Account”) in which it will record, among other things, the date and amount of each Advance and the date and amount of each payment (but the Administrative Agent’s failure to record this information does not affect the Administrative Agent’s or any Lender’s rights, create any liability, or release any Loan Party from any liability).

SECTION 2.7. Reserved.

SECTION 2.8. Additional Payments. Any amounts expended by the Administrative Agent due to any Loan Party not performing or complying with its obligations under any Loan Document (including under Sections 4.2, 4.4, 4.6, 4.12, 4.13, 4.15, 6.7, and 15.6) may be charged to the Loan Account as a Revolving Loan and added to the Obligations.

SECTION 2.9. Use of Proceeds. Borrowers may only use the Advances (a) to repay Indebtedness on the Closing Date in accordance with payoff letters received by the Administrative Agent; (b) to pay fees and Expenses relating to the transactions contemplated by the Loan Documents; and (c) for general corporate purposes and working capital needs allowed under this Agreement.

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SECTION 2.10. Increase in Revolving Commitments. Subject to the terms and conditions of this Agreement, upon at least ten (10) Business Days’ notice to the Administrative Agent, Borrowers may request an increase in the aggregate principal amount of Revolving Commitments of up to Six Million and No/100 Dollars ($6,000,000.00) (the “Uncommitted Accordion Amount”), but only so long as (a) no Default or Event of Default exists, (b) the requested increase is in a minimum amount of Three Million and No/100 Dollars ($3,000,000.00), and increments thereof, and is offered on the same terms as the existing Revolving Commitments but subject to such additional fees required by the Lenders at such time, (c) increases under this Section 2.10 do not exceed the Uncommitted Accordion Amount in the aggregate, (d) the Administrative Agent and each Lender agreeing to increase its respective Revolving Commitment has consented to such increase (in each case, in its sole discretion), and (e) any and all other conditions required by the Lenders in their reasonable discretion to increase the Revolving Commitments are satisfied. Subject to the immediately preceding sentence and provided the conditions set forth in Section 8.2 are satisfied, the Revolving Commitments shall be increased by the requested amount on a date agreed upon by the Administrative Agent and Loan Party Representative. The Administrative Agent and Borrowers shall execute and deliver such documents and agreements as the Administrative Agent deems appropriate to evidence the increase in the Revolving Commitments.

SECTION 2.11. Mitigation of Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 3.8 or Section 3.12, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Body for the account of any Lender pursuant to Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 3.8, Section 3.12 or Section 2.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby jointly and severally agree to pay all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment.

(b) If (i) any Lender requests compensation under Section 3.8, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Body for the account of any Lender pursuant to Section 2.12, (ii) any Lender is a Defaulting Lender, or (iii) any Lender is a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 15.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.8 or 2.12, as applicable) and obligations under this Agreement to any Person that meets the requirements to be an assignee under Section 15.4(b) (subject to such consents, if any, as may be required thereunder), which Person shall assume such obligations (a “Replacement Lender”); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrowers (in the case of all other amounts), (iii) in the case of a claim for compensation under Section 3.8 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such terminated Lender was a Non-Consenting Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

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SECTION 2.12. Taxes.

(a) Defined Terms. For purposes of this Section 2.12, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes (other than Excluded Taxes), except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes. The Loan Parties shall timely pay to the relevant Governmental Body in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrowers. Each Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to the Loan Party Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the any Borrower or any other Loan Party to a Governmental Body pursuant to this Section 2.12, such Borrower or other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Loan Party Representative and the Administrative Agent, at the time or times reasonably requested by the Loan Party Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Loan Party Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Loan Party Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Loan Party Representative or the Administrative Agent as will enable the Loan Party Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(g)(ii)(A), 2.12(g)(ii)(B) and 2.12(g)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code (a “U.S. Person”),

(A)	any Lender that is a U.S. Person shall deliver to the Loan Party Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Party Representative or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)	any Lender that is resident or organized under the laws of a jurisdiction other than that in which any Borrower is resident for tax purposes (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Loan Party Representative and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Party Representative or the Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) an executed copy of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in the form provided and/or approved by the Administrative Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or (iv) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a certificate in the form provided and/or approved by the Administrative Agent, an executed IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate in the form provided and/or approved by the Administrative Agent on behalf of each such direct and indirect partner;

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(C)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Party Representative and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Party Representative or the Administrative Agent), an executed copy of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Loan Party Representative or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)	if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Loan Party Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Loan Party Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Loan Party Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Party Representative and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Body) in the event that such indemnified party is required to repay such refund to such Governmental Body. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.13. Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and “Required Revolving Lenders” and in Section 15.3;

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(ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or otherwise received by the Administrative Agent from a Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 8.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as the Loans are held pro rata by the Lenders in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(iii) Fees. No Defaulting Lender shall be entitled to receive any fees pursuant to Section 3.3 or 3.5 hereof for any period during which that Lender is a Defaulting Lender.

(b) Defaulting Lender Cure. If the Administrative Agent agrees in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.

INTEREST AND FEES

SECTION 3.1. Interest.

(a) Interest on the principal amount of each Loan shall accrue from and including the date such Loan is made hereunder to but excluding the date of any repayment thereof. Interest on the Loans is payable in arrears on the first day of each month. Interest charges are computed on the actual principal amount of Loans outstanding during the applicable period.

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(b) Subject to Sections 3.9, 3.10 and 3.11, all Loans (other than Base Rate Loans, which are specifically addressed in clause (c), below) and all other Obligations hereunder bear interest at a rate per annum equal to the lesser of (i) Term SOFR plus the Applicable Margin determined from the table below and (ii) the Maximum Rate; provided, however, that if a replacement of the Benchmark has occurred pursuant to Section 3.10, Loans bear interest at a rate per annum equal to the lesser of (i) the Benchmark Replacement plus the Applicable Margin and (ii) the Maximum Rate:

Level	Trailing Twelve Month EBITDA	Applicable Margin for SOFR Rate Revolving Loans	Applicable Margin for Base Rate Revolving Loans
I	Greater than $1,000,000	8.00%	7.00%
II	Greater than or equal to ($500,000) but less than $1,000,000	8.50%	7.50%
III	Less than ($500,000)	9.00%	8.00%

(c) Subject to Sections 3.9, 3.10 and 3.11, if any Loan is converted to or made as a Base Rate Loan as set forth herein, such Base Rate Loan shall bear interest at a rate per annum equal to the lesser of (1) the Base Rate plus the Applicable Margin determined from the table above and (ii) the Maximum Rate.

(d) The Applicable Margin and fees are initially set at Level III and are determined after that in accordance with the table based on Borrowers’ most recent Financials beginning with the Financials dated March 31, 2025, and with the Financials delivered for each following fiscal month. If the Administrative Agent receives the Financials five (5) or more Business Days before the end of a month, then adjustments, if any, to the applicable margins and fees are effective on the first Business Day of the following month. If the Administrative Agent receives the Financials four (4) or less Business Days before the end of a month, then adjustments, if any, to the applicable margins and fees are effective on the first Business Day of the second following month. If Borrowers do not deliver the Financials to the Administrative Agent when required, then the applicable margins and fees are at Level III until the first Business Day of the month following the date on which the Financials are so delivered to the Administrative Agent. “Financials” means Borrowers’ financial statements delivered under Sections 9.5 and 9.6 of this Agreement. If, as a result of any inaccuracy or other adjustment to the Financials or Compliance Certificate, the Administrative Agent determines that (1) Borrowers’ reported trailing twelve month EBITDA was inaccurate and (2) a proper calculation of the trailing twelve month EBITDA would have resulted in different pricing, then (x) if the proper calculation would have resulted in higher pricing for that period, Borrowers are automatically and retroactively obligated to pay to the Administrative Agent, for the account of the Lenders, the additional amount of interest and fees that should have been paid for that period and (y) if the proper calculation would have resulted in lower pricing for that period neither the Administrative Agent nor any Lender has any obligation to repay any interest or fees to Borrowers (but any such excess payments shall be applied by the Administrative Agent to the Obligations in the order and manner determined by the Administrative Agent in its discretion).

(e) If the Base Rate increases or decreases, the interest rate for Base Rate Loans will be changed without notice. For avoidance of doubt, Borrowers do not have the right to convert Loans to Base Rate Loans, and Base Rate Loans will be made only in the circumstances specified in Sections 3.9, 3.10 and 3.11.

(f) While an Event of Default exists, the Obligations bear interest at the Default Rate.

SECTION 3.2. Reserved.

SECTION 3.3. Unused Facility Fee. If during any month the average daily Revolving Exposure for any day of the month does not equal the aggregate Revolving Commitments, then Borrowers must pay to the Administrative Agent, for the account of each Lender, a fee at a rate per annum equal to the Applicable Unused Facility Fee Percentage multiplied by the amount that the aggregate Revolving Commitments exceed that day’s Revolving Exposure. These fees are payable in arrears on the first day of each month and on the Maturity Date.

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SECTION 3.4. [Reserved].

SECTION 3.5. Closing Fee. Borrowers must pay the Administrative Agent, for its own account, a closing fee on the Closing Date in the amount of Ninety Thousand and No/100 Dollars ($90,000).

SECTION 3.6. Computing Interest and Fees; Conforming Changes.

(a) Interest and fees are computed on the basis of a year of 360 days for the actual number of days elapsed. If any payment is due on a day that is not a Business Day, the due date is extended to the next Business Day (and interest on that payment is payable at the applicable interest rate during that extension). Except as specifically provided in Section 3.7, all interest, fees, and other amounts due to the Administrative Agent or any Lender under the Loan Documents are earned in full on the date when due and are not subject to rebate or proration for any other reason.

(b) SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify Loan Party Representative and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

SECTION 3.7. Maximum Interest; Controlling Limitation.

(a) Maximum Interest. In no event whatsoever may interest, fees, and other charges charged under the Loan Documents exceed the Maximum Rate. If interest, fees, and other charges would exceed the Maximum Rate, then the actual rate of interest shall be the Maximum Rate, and, if in the future, the interest rate would otherwise be less than the Maximum Rate, then the interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.7, have been paid or accrued if the interest rate otherwise provided by this Agreement had at all times been in effect, then Borrowers shall, to the fullest extent permitted by applicable law, pay to the Administrative Agent, for the account of the Lenders, an amount equal to (i) the lesser of (x) the amount of interest which would have been paid or accrued if the Maximum Rate had, at all times, been in effect and (y) the amount of interest which would have been paid or accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect, less (ii) the amount of interest actually paid or accrued under this Agreement.

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(b) Controlling Limitation. The Administrative Agent, each Lender, each Borrower and each other Loan Party each hereby acknowledge, agree, and declare that it is its intention to expressly comply with all applicable laws in respect of limitations on the amount or rate of interest that can legally be contracted for, charged or received under or in connection with the Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document (even if any such provision expressly declares that it controls all other provisions of the Loan Documents), in no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits, or other compensation which constitutes interest under any applicable law) under the Loan Documents paid by Borrowers or any other Loan Party, received by the Administrative Agent or any Lender, agreed to be paid by Borrowers or any other Loan Party, or requested or demanded to be paid by the Administrative Agent or any Lender exceed the Maximum Rate, and all provisions of the Loan Documents in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by this Section 3.7. In the event any such interest is paid to the Administrative Agent or any Lender by Borrowers or any other Loan Party in an amount or at a rate which would exceed the Maximum Rate, then, notwithstanding any entry on the Administrative Agent’s or any such Lender’s books otherwise, such excess shall conclusively be deemed to be automatically applied to any unpaid amount of the Obligations other than interest, in inverse order of maturity, or if the amount of such excess exceeds said unpaid amount, such excess shall be refunded to Borrowers or such other applicable Loan Party. All interest paid, or agreed to be paid, by Borrowers or any other Loan Party, or taken, reserved, or received by the Administrative Agent or any Lender shall be amortized, prorated, spread, and allocated in respect of the Obligations throughout the full term of this Agreement. Notwithstanding any provision contained in any of the Loan Documents, or in any other related documents executed pursuant hereto, neither the Administrative Agent nor any Lender shall be entitled to charge, receive, take, reserve, collect, or apply as interest any amount which, together with all other interest under the Loan Documents, would result in a rate of interest under the Loan Documents in excess of the Maximum Rate and, in the event the Administrative Agent or any Lender ever charges, receives, takes, reserves, collects, or applies any amount in respect of Borrowers or any other Loan Party that otherwise would, together with all other interest under the Loan Documents, be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Obligations other than interest and, if the principal balance thereof is paid in full, any remaining excess shall forthwith be refunded to Borrowers or such other applicable Loan Party. Each Loan Party, the Administrative Agent, and each Lender shall, to the maximum extent permitted under any applicable law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, expense, or reimbursement for a third-party expense rather than as interest and (ii) exclude prepayments, acceleration, and the effect thereof. Nothing in any Loan Document shall be construed or so operate as to require or obligate Borrowers or any Loan Party to pay any interest, fees, costs, or charges greater than is permitted by any applicable law. Subject to the foregoing, each Loan Party hereby agrees that the actual effective rate of interest from time to time existing under the Loan Documents, including all amounts agreed to by the Loan Parties pursuant to and in accordance with the Loan Documents which may be deemed to be interest under any applicable law, shall be deemed to be a rate which is agreed to and stipulated by the Loan Parties, the Administrative Agent, and each Lender in accordance with applicable law.

SECTION 3.8. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or (ii) impose on any Lender any other condition, cost or expense affecting this Agreement or Loans made or maintained by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or of maintaining its obligation to make any Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of any Lender, Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or its lending office or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the commitments of such Lender or the Loans made or maintained by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

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(c) Certificates for Reimbursement; Delay in Requests. A certificate of the applicable Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in the foregoing paragraph (a) or (b) and delivered to the Loan Party Representative (with a copy to the Administrative Agent) shall be conclusive absent manifest error. Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.8 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate any Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Administrative Agent and the Loan Party Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.9. Temporary Unavailability of Term SOFR. Subject to Section 3.10, if the Administrative Agent shall determine (which determination shall be conclusive absent manifest error), or the Administrative Agent shall have received notice from the Required Lenders, that (a) Term SOFR cannot be determined pursuant to the definition thereof or that adequate and reasonable means do not exist for ascertaining Term SOFR or (b) for any reason Term SOFR does not adequately and fairly reflect the cost to the Lenders of making or maintaining the Loans, then the Administrative Agent shall promptly give notice thereof to the Loan Party Representative and the Lenders and, until the Administrative Agent notifies Loan Party Representative that the circumstances giving rise to such notice no longer exist, all Obligations shall commence bearing interest a rate per annum equal to the lesser of (i) the Base Rate plus the Applicable Margin or (ii) the Maximum Rate.

SECTION 3.10. Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document on such date as may be determined by the Administrative Agent, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.10 will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of Term SOFR or a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Loan Party Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.10 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto.

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(d) Benchmark Unavailability Period. Upon Loan Party Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, all Loans shall be made as, or converted to, Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon Term SOFR will not be used in any determination of the Base Rate.

SECTION 3.11. Illegality of SOFR Loans. In the event that on any date the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of SOFR Loans has become unlawful as a result of compliance by the Lenders in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), the Administrative Agent shall give notice (which may be by electronic mail) to Loan Party Representative and the Lenders of such determination. After such notice (1) the obligation of the Lenders to make Loans as SOFR Loans shall be suspended until such notice shall be withdrawn by the Administrative Agent, (2) to the extent such determination by the Administrative Agent relates to a Loan then being requested by a Borrower pursuant to a borrowing request, the Lenders shall make such Loan as a Base Rate Loan, and (3) the Lenders’ obligation to maintain their outstanding SOFR Loans (the “Affected Loans”) shall be terminated and the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.

SECTION 3.12. Compensation for Losses. Upon demand of the Administrative Agent or any Lender from time to time, Borrowers shall promptly compensate the Administrative Agent or such Lender for and hold the Administrative Agent and each Lender harmless from any loss, cost or expense incurred by it as a result of any failure by Borrowers (for a reason other than the failure of the Lenders to make a Loan) to prepay or borrow any Loan accruing interest at Term SOFR on the date or in the amount notified by Borrowers, including any loss or expense arising from the liquidation or reemployment of funds or from any fees payable.

ARTICLE IV.

COLLATERAL: GENERAL TERMS

SECTION 4.1. Security Interest. To secure the prompt payment and performance of the Obligations, each Loan Party grants to the Administrative Agent (and each of its Affiliates), for the benefit of the Secured Parties, a continuing Lien on, security interest in, pledge of, and assignment of all of its Collateral. Each Loan Party must promptly give the Administrative Agent written notice of all commercial tort claims (including the case name, court it is pending in, and a brief description of each claim) and upon the Administrative Agent receiving the notice that Loan Party is treated as having granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest and Lien in and to those commercial tort claims and all proceeds thereof.

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SECTION 4.2. Perfection. Each Loan Party must promptly take all action that the Administrative Agent reasonably requests to maintain the validity, perfection, enforceability, and priority of the Administrative Agent’s Lien on the Collateral or to enable the Administrative Agent to protect, exercise, or enforce its rights under the Loan Documents and in the Collateral, including: (a) discharging all Liens other than Permitted Liens; (b) obtaining any Waivers that the Administrative Agent may request in its reasonable discretion; (c) delivering to the Administrative Agent, endorsed (or accompanied by any assignments that the Administrative Agent may specify) and stamping or marking, as the Administrative Agent may specify, all Chattel Paper, Instruments, letters of credit (and advices), and Documents that are part of the Collateral; (d) entering into lockbox and other custodial arrangements satisfactory to the Administrative Agent in its reasonable discretion; and (e) executing and delivering Control Agreements, pledges, Mortgages, notices, and assignments as requested by the Administrative Agent in its reasonable discretion. Each Loan Party authorizes the Administrative Agent to file against it one or more financing, continuation, or amendment statements with respect to the Collateral. All Expenses and taxes that the Administrative Agent incurs in doing any of the preceding will be charged to the Loan Account as a Revolving Loan and added to the Obligations (or, at the Administrative Agent’s option, must be paid by Borrowers to the Administrative Agent promptly on demand).

SECTION 4.3. Dispositions. Each Loan Party must safeguard and protect all Collateral for the Administrative Agent’s account and may not, except as expressly permitted by this Agreement, dispose of any Collateral (whether by sale, lease, or otherwise).

SECTION 4.4. Preserving Collateral. Each Loan Party must cooperate fully with all of the Administrative Agent’s efforts to preserve and protect the Collateral and must take any actions to preserve and protect the Collateral that the Administrative Agent may reasonably request. When a Default Condition exists (or pursuant to any of the other circumstances described in Section 2.4(b)), the Administrative Agent may from time to time in its reasonable discretion (and without any Loan Party’s consent), make Agent Advances or request that the Lenders make Revolving Loans for Borrowers’ account that the Administrative Agent in its reasonable discretion believes are necessary or desirable: (a) to preserve or protect any Collateral; (b) to enhance the likelihood of (or maximize the amount of) the repayment of the Obligations; or (c) to pay any amount chargeable to any Loan Party under the Loan Documents or applicable law. All of the Administrative Agent’s Expenses referred to in this Section (including all Expenses related to bonding a custodian), will be charged to the Loan Account as a Revolving Loan and added to the Obligations.

SECTION 4.5. Ownership. At all times with respect to all Collateral: (a) a Loan Party must be its sole owner and fully authorized and able to sell, transfer, pledge, and grant the Administrative Agent a first priority Lien in it; (b) except for Permitted Liens, the Collateral must be free and clear of all Liens; (c) each document and agreement executed by each Loan Party or delivered to the Administrative Agent in connection with the Collateral must be true and correct in all material respects; (d) each Loan Party’s signatures and endorsements must be genuine and properly authorized; and (e) each Loan Party’s Inventory may only be located at the locations listed on Schedule 4.5 (as may be updated from time to time by Loan Party Representative upon five (5) Business Days’ prior written notice to the Administrative Agent with new locations in the United States that are acceptable to the Administrative Agent in its Discretion) and may not be removed from those locations (except (i) in connection with such Loan Party selling Inventory in the ordinary course of business when an Event of Default does not exist, and (ii) Inventory temporarily in transit from one location identified on Schedule 4.5 to another location identified on Schedule 4.5).

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SECTION 4.6. Defending the Administrative Agent’s Interests. Until (a) the Obligations are irrevocably paid and performed in full (other than inchoate obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement) and (b) the Loan Documents are terminated in writing, the Administrative Agent’s interests in the Collateral shall continue in full force and effect. Each Loan Party must defend the Administrative Agent’s interests in the Collateral against all Persons (other than with respect to Permitted Liens). When an Event of Default exists, in addition to all other remedies available pursuant to this Agreement, at law, or in equity: (1) the Administrative Agent may take possession of the Collateral (and the indicia of ownership of any Collateral) in whatever physical form contained (including labels, stationery, documents, instruments, and advertising materials); (2) at the Administrative Agent’s request the Loan Parties must assemble the Collateral in the best manner possible and make it available to the Administrative Agent at a place designated by the Administrative Agent; (3) each Loan Party must, and the Administrative Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers, or others receiving or holding cash, checks, Inventory, documents, or instruments in which the Administrative Agent holds a Lien to deliver them to the Administrative Agent and subject them to the Administrative Agent’s order (and if they come into any Loan Party’s possession it must hold them in trust for the Administrative Agent and promptly deliver them to the Administrative Agent in their original form (together with any necessary endorsement)); (4) each Loan Party grants to the Administrative Agent and its assignees an irrevocable, assignable, non-exclusive license (exercisable without royalty payments or other compensation) to use, assign, license, or sublicense any present or future Intellectual Property of such Loan Party (including in the license or sublicense access to all media in which any of the licensed items may be recorded or stored and to all related computer programs); (5) each Loan Party grants to the Administrative Agent and its assignees an irrevocable, assignable, non-exclusive license and lease or sublease to use, assign, license, or sublicense any leased Real Property or Owned Real Property (exercisable without paying any royalty, rent, or other compensation) for the purpose of enabling the Administrative Agent to exercise its rights and remedies with respect to the Collateral; (6) each Loan Party authorizes the Administrative Agent to pay, purchase, contest, or compromise any Lien that in the Administrative Agent’s discretion appears to conflict with the Administrative Agent’s Liens (and to pay all related Expenses and to charge the Loan Account); (7) each Loan Party authorizes the Administrative Agent to hire security guards or implement other security measures; (8) each Loan Party authorizes the Administrative Agent to employ and maintain at any of each Loan Party’s premises a custodian (and each Loan Party grants the custodian full authority to do all acts necessary to protect and preserve the Collateral); (9) each Loan Party authorizes the Administrative Agent to lease warehouse facilities to which all or part of the Collateral may be moved; (10) each Loan Party authorizes the Administrative Agent to use any Loan Party’s owned or leased lifts, hoists, trucks, and other facilities or equipment to handle or remove Collateral; (11) each Loan Party authorizes the Administrative Agent to enter the premises where Collateral is located, to take and maintain possession of the Collateral; and (12) the Administrative Agent may at any time take any other steps that the Administrative Agent in its discretion believes are necessary or desirable to protect and preserve the Collateral. All of the Administrative Agent’s Expenses incurred in accordance with the preceding (including all Expenses related to bonding a custodian), will be charged to the Loan Account as a Revolving Loan and added to the Obligations.

SECTION 4.7. Books and Records. Each Loan Party must: (a) keep complete and accurate books and records in all material respects, in which entries are made of all of its dealings and transactions; (b) establish accruals on its books for all Charges; and (c) on a current basis post on its books earnings, allowances against doubtful Accounts, advances and investments, and all other proper accruals (including for premiums due on required payments, and accruals for depreciation, obsolescence, or amortization). All requirements under this Section must be made in all material respects in accordance with GAAP consistently applied in the Loan Parties’ independent public accountants’ opinion.

SECTION 4.8. Financial Disclosure. Each Loan Party irrevocably authorizes and directs its accountants and auditors at any time and promptly after the Administrative Agent’s request to deliver to the Administrative Agent copies of each Loan Party’s financial statements, trial balances, and other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to the Administrative Agent any information the accountants may have concerning each Loan Party’s financial status and business operations. Each Loan Party irrevocably authorizes all federal, state, and municipal authorities to furnish to the Administrative Agent copies of reports or examinations relating to each Loan Party.

SECTION 4.9. Laws; Insurance Requirements. (a) Each Loan Party must comply with all laws, acts, rules, regulations, and orders of any Governmental Body and (b) The Loan Parties must at all times cause all Collateral to be maintained strictly in accordance with the requirements of all insurance carriers that insure any of the Collateral so that all insurance remains in full force and effect.

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SECTION 4.10. Inspections and Appraisals. The Administrative Agent may at any time examine, audit, check, inspect, and make abstracts and copies of each Loan Party’s books, records, audits, correspondence, and all other materials related to the Collateral. The Administrative Agent and its agents may at any time enter upon any of each Loan Party’s premises and any premises where any Collateral is located to examine, audit, inspect, or appraise the Collateral or to perform any field examination, collateral evaluation, collateral analysis, or other business analysis and to do the things provided in the preceding sentence, all at such reasonable times and as often as the Administrative Agent may reasonably request after reasonable prior written notice (which may be by e-mail) to the Loan Party Representative; provided that if an Event of Default has occurred and is continuing, the Administrative Agent may make such examinations, audits, checks, inspections, appraisals, abstracts, and copies and the Administrative Agent and its agents may enter such premises at any time and as often as the Administrative Agent may request and no prior notice shall be required. The Administrative Agent may conduct examinations, audits, inspections, and appraisals at any time the Administrative Agent elects, in each case, except as provided in the next sentence at the Loan Parties’ expense. Although the Administrative Agent may conduct as many examinations and appraisals as the Administrative Agent desires, if no Default Condition has existed within sixty (60) days of the date on which an appraisal or examination was ordered, then the Loan Parties are only required to pay for two (2) examinations in any 12-month period and two (2) Inventory appraisals in any 12-month period (but if the Administrative Agent conducts an appraisal or examination that the Loan Parties would not be obligated to pay for and that appraisal or examination reveals that a Default Condition exists, then the cost of that appraisal or examination does not count against the foregoing limits). Appraisals and examinations that occurred before the Closing Date (or, with respect to field examinations of Accounts, that occurred before such time, if any, as the Administrative Agent has approved the inclusion of Accounts in the Borrowing Base (as more specifically described in the definition of “Borrowing Base”)) also do not count against the limits in the preceding sentence.

SECTION 4.11. Insurance. Each Loan Party bears the full risk of any loss with respect to the Collateral. At each Loan Party’s own cost and expense, in amounts and with carriers reasonably acceptable to the Administrative Agent, each Loan Party must: (a) keep all properties and assets in which any Loan Party has an interest insured against loss or damage of the kinds customarily insured against by companies of similar size in the same or similar businesses operating in the same or similar locations (including, without limitation, maintaining cyber breach coverage and marine cargo coverage for In-Transit Inventory), and other hazards (and for such amounts) as the Administrative Agent may require in its reasonable discretion and maintain business interruption insurance as is customary for companies engaged in businesses similar to each Loan Party’s; (b) maintain insurance in amounts that are customary for companies engaged in businesses similar to the Loan Parties insuring against larceny, embezzlement, and other criminal misappropriations; (c) maintain public and product liability insurance against claims for personal injury, death, or property damage suffered by others; (d) maintain worker’s compensation or similar insurance as required by law; and (e) furnish the Administrative Agent with (i) a status report with respect to the renewal of all insurance no later than thirty (30) days before expiration, (ii) evidence that all insurance has been renewed at least ten (10) days before expiration, and (iii) lender-loss-payable, additional-insured, and mortgagee endorsements, naming the Administrative Agent as an additional-insured, lender-loss-payee, and mortgagee, and providing (A) that all insurance proceeds for loss or damage to Collateral must be payable to the Administrative Agent, and (B) that each policy and loss payable clause may not be cancelled or otherwise terminated without at least thirty (30) days’ prior written notice to the Administrative Agent (or ten (10) days for non-payment of premium). The Loan Parties must provide copies of all insurance policies (including the appropriate lender-loss-payee and additional-insured endorsements) within five (5) Business Days after the Administrative Agent’s request. Each insurance carrier is directed by the Administrative Agent and the Loan Parties to make all payments for all losses to the Administrative Agent (for the account of the Lenders), solely in the Administrative Agent’s name (and not to a Loan Party or to a Loan Party and the Administrative Agent jointly). If nonetheless any insurance losses are paid by check, draft, or other instrument payable to any Loan Party or to any Loan Party and the Administrative Agent jointly, the Administrative Agent may endorse each Loan Party’s name and do such other things as the Administrative Agent may deem advisable to reduce the same to cash. The Administrative Agent has the sole authority to adjust and compromise claims under insurance coverage with respect to Collateral and business interruption insurance, and, for the avoidance of doubt, should any Loan Party receive any payment for losses payable solely to such Loan Party or any of the other Loan Parties, the Loan Party Representative shall notify the Administrative Agent as soon as reasonably practicable and shall deposit such amounts in a Cash Concentration Account in accordance with the provisions of Section 4.15. All insurance loss recoveries with respect to Collateral received by the Administrative Agent may be applied to the Obligations in the order and manner determined by the Administrative Agent in its discretion (and the Administrative Agent will pay any surplus to the Loan Parties or as otherwise required by law). The Loan Parties must pay any deficiency to the Administrative Agent on demand.

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SECTION 4.12. Paying Insurance. If any Loan Party does not obtain, maintain, or renew any insurance required by the Loan Documents, the Administrative Agent may obtain and pay for it (but all premiums will be charged to the Loan Account as a Revolving Loan and added to the Obligations).

SECTION 4.13. Paying Taxes. Each Loan Party must pay, when due, all taxes, assessments, and other Charges levied or assessed against it or any of the Collateral, including real and personal property taxes, assessments, and Charges, and all franchise, income, employment, social security benefits, withholding, and sales taxes (except those being disputed in good faith, by expeditious and diligent protest, administrative or judicial appeal, or similar proceeding (but only if reserves are posted with the Administrative Agent to protect the Administrative Agent’s Lien on the Collateral)). If any tax is or may be imposed on the Administrative Agent, any Lender, or any Collateral due to any transaction between the Administrative Agent, any Lender, and any Loan Party, or other Charges are not paid when due, or if any claim is made which, in the Administrative Agent’s reasonable discretion, may be expected to create a Lien on the Collateral, the Administrative Agent may without notice to the Loan Parties pay the taxes, assessments, or other Charges and each Loan Party indemnifies and holds the Administrative Agent and each Lender harmless for that payment. All payments by the Administrative Agent under this Section will be charged to the Loan Account as a Revolving Loan and added to the Obligations.

SECTION 4.14. Paying Leasehold Obligations. Each Loan Party must pay when due its obligations under all leases and must otherwise comply with all other terms of its leases and keep them in full force and effect and, at the Administrative Agent’s request, provide evidence of having done so to the Administrative Agent.

SECTION 4.15. Accounts; Cash Management.

(a) Accounts. Each Account: (i) is a valid Account for a bona fide obligation incurred by the named Account Debtor; (ii) is for the fixed amount stated in the invoice for a Borrower’s absolute sale or lease and delivery of goods on stated terms, or for work, labor, or services rendered by a Borrower on the date each Account is created; and (iii) except to the extent disclosed to the Administrative Agent in the most recent Borrowing Base Certificate, is due and owing without dispute, setoff, counterclaim, reduction, or defense.

(b) Solvency. Each Account Debtor with respect to an Eligible Account is and will be solvent and able to pay all of its Accounts in full when due.

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(c) Locations. Each Loan Party’s state of organization and chief executive office are located at the addresses listed on Schedule 4.15(c). Until the Loan Party Representative gives the Administrative Agent thirty (30) days’ prior written notice, all records must be kept at the executive office listed on Schedule 4.15(c).

(d) Notification. The Administrative Agent may at any time notify Account Debtors of the Administrative Agent’s Lien on Borrowers’ Accounts. When an Event of Default exists, the Administrative Agent may notify Account Debtors to make payments directly to the Administrative Agent (and the Administrative Agent then has the sole right to collect Accounts).

(e) The Administrative Agent’s Power to Act on the Loan Parties’ Behalf. The Administrative Agent may at any time receive, endorse, assign, and deliver in the Administrative Agent’s or any Loan Party’s name any checks, drafts, and other instruments, and each Loan Party waives notice of presentment, protest, and non-payment of any instrument so endorsed. Each Loan Party appoints the Administrative Agent and any of the Administrative Agent’s designees as its attorney with power: (i) at any time to: (1) endorse each Loan Party’s name on any notes, acceptances, checks, drafts, money orders, or other evidences of payment or Collateral; (2) sign each Loan Party’s name on any invoice or bill of lading relating to any Accounts, drafts against Account Debtors, and assignments and verifications of Accounts; (3) send Account verifications to Account Debtors; and (4) to do all other acts and things reasonably necessary to carry out or implement the Loan Documents and the Loan Party’s obligations under law; and (ii) at any time when an Event of Default exists to: (1) demand payment of the Accounts; (2) enforce payment of the Accounts by legal proceedings or otherwise; (3) exercise all of the Loan Parties’ rights and remedies with respect to collecting Accounts and any other Collateral; (4) settle, adjust, compromise, extend, or renew Accounts; (5) settle, adjust, or compromise any legal proceedings brought to collect Accounts; (6) prepare, file, and sign each Loan Party’s name on a proof of claim in bankruptcy (or other similar document) against any Account Debtor; and (7) prepare, file, and sign each Loan Party’s name on any notice of Lien, assignment, lien satisfaction, or other similar document. Each Loan Party ratifies and confirms all actions of the attorney or designee (and the attorney or designee is not liable for any acts of omission or commission or for any error of judgment or mistake of fact or of law except for those resulting (as determined by a court of competent jurisdiction in a final, non-appealable judgment) from the gross negligence or willful misconduct of the attorney or designee). This power of attorney is coupled with an interest and is irrevocable while any of the Obligations remain unsatisfied or unperformed (other than inchoate obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement). When an Event of Default or a Default exists, the Administrative Agent may change the address for delivery of mail to any Loan Party to any address that the Administrative Agent may designate and the Administrative Agent may receive, open, and dispose of all mail addressed to any Loan Party.

(f) No Liability. Neither the Administrative Agent nor any Lender has any liability for any error or omission or delay of any kind occurring in the settlement, collection, or payment of any of the Accounts or any instrument received in payment of Accounts, or for any damage resulting therefrom. The Administrative Agent may accept the return of the goods represented by any of the Accounts (without notice to or consent by any Loan Party), all without discharging or in any way affecting any Loan Party’s liability.

(g) Adjustments. Without the Administrative Agent’s prior written consent, no Loan Party may (i) compromise or adjust any Account (or extend the time for its payment) or (ii) accept any returns of merchandise or grant any discounts, allowances, or credits (in either case of (i) or (ii), except in the ordinary course of Borrowers’ business and consistent with past practices that existed on the Closing Date).

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(h) Fees. Each Loan Party must pay to the Administrative Agent on demand all fees and Expenses that the Administrative Agent incurs in connection with (i) forwarding Advance proceeds and (ii) establishing and maintaining the deposit accounts required under the Loan Documents. The Administrative Agent may (without making demand) charge all fees and Expenses any Loan Party is obligated to pay under the Loan Documents to the Loan Account as a Revolving Loan and add them to the Obligations.

(i) Cash Management.

(i) Lockboxes and Deposit Accounts. Borrowers must maintain with a financial institution selected or approved by the Administrative Agent a Lockbox and any deposit accounts required by the Administrative Agent, including the Cash Concentration Accounts. Each Lockbox and deposit account must be subject to a lockbox agreement, a deposit account agreement, or Control Agreement that is satisfactory to the Administrative Agent; provided, that the Designated Deposit Accounts will be subject to a “springing” Control Agreement so long as (i) the amount on deposit in any Designated Deposit Account does not exceed $10,000 at any one time and (ii)(x) with respect to the Designated Citizens Deposit Account, no less frequently than one (1) time during every calendar month, and (y) with respect to each Designated Deposit Account, on each Business Day, if any, on which the amount on deposit in any such Designated Deposit Account exceeds $10,000, Borrowers shall wire, or cause to be wired, all amounts on deposit in any such Designated Deposit Account in excess of $10,000 to a Cash Concentration Account subject to a Control Agreement. Borrowers must instruct (and these instructions must be satisfactory to the Administrative Agent in its Discretion) all Account Debtors and other Persons obligated to any Loan Party or any Subsidiary of any Loan Party to make, and Borrowers must ensure that all Account Debtors do make, all payments directly to the Lockbox or a Cash Concentration Account. In the event that, at any time, any Borrower, any other Loan Party or any of their Subsidiaries shall at any time receive any remittances of any payment directly or shall receive any other funds representing proceeds of the Collateral, such Borrower and each other Loan Party will, and will cause each of its Subsidiaries to, (i) hold the same in trust for the Administrative Agent and as the Administrative Agent’s fiduciary, and segregate such remittances from its other assets and (ii) deposit promptly, and in any event no later than one (1) Business Day after the date of receipt thereof, all cash, cash equivalents, checks, notes, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Accounts or representing proceeds of the Collateral into the Lockbox or a Cash Concentration Account.

(ii) The Administrative Agent Access. Borrowers shall provide all applicable authorization codes to the Administrative Agent such that the Administrative Agent is enabled to, at all times, view certain information regarding all of Borrowers’ deposit accounts (including, without limitation, the Designated Deposit Accounts), including, without limitation, account balances and transaction history, via access to the applicable depository bank’s on-line services.

(iii) Cash Concentration Accounts. All collections sent to the Lockbox will be deposited daily directly into a Cash Concentration Account. All funds in each Cash Concentration Account are the Administrative Agent’s exclusive property and are subject to the Administrative Agent’s sole control. Borrowers do not have control over or any interest in any Cash Concentration Account and do not have any right to withdraw any amounts from any Cash Concentration Account.

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(iv) Application. As more specifically set forth in Section 2.5(b), on each Business Day (or as frequently as the Administrative Agent may determine in its sole discretion), the Administrative Agent may cause, without further consent of any Loan Party, all immediately available funds in the Lockbox or the Cash Concentration Accounts to be deposited into the Administrative Agent Holding Account and, subject to the final sentence of this Section 4.15(i)(iv), apply all such funds to the Obligations in the order and manner the Administrative Agent determines in its reasonable discretion. Each Borrower, on behalf of itself and its Subsidiaries, irrevocably waives the right to direct the application of any Collateral proceeds, and agrees that the Administrative Agent shall have the continuing, exclusive right to apply and reapply the same against the Obligations, in such manner as the Administrative Agent deems advisable, notwithstanding any entry by the Administrative Agent in its records. All funds swept from a Lockbox or Cash Concentration Account and all payments under the Loan Documents to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, at the Payment Office, shall be deposited into the Administrative Agent Holding Account and, upon such deposit, on each day on which funds are on deposit in the Administrative Agent Holding Account, the Administrative Agent shall determine which portions of such aggregate amount on deposit in the Administrative Agent Holding Account constitute payments under the Loan Documents in respect of the Lenders, and shall thereupon transfer to each Lender its pro rata share of such payments in accordance with the applicable Commitments no later than 12:00 p.m. on such day.

SECTION 4.16. Collateral Maintenance. Each Loan Party must maintain all tangible Collateral (including its Equipment) in good operating condition and repair (reasonable wear and tear excepted), in accordance with industry standards, and must make all necessary replacements and repairs so that its value and operating efficiency are maintained and preserved. No Loan Party may use or operate the Equipment in a way that violates any law, statute, ordinance, code, rule, or regulation.

SECTION 4.17. No Liability. Nothing in this Agreement makes the Administrative Agent or any Lender any Loan Party’s agent for any purpose. Neither the Administrative Agent nor any Lender is responsible or liable for any reason for any shortage, discrepancy, damage, loss, or destruction of any Collateral. Neither the Administrative Agent nor any Lender assumes any of any Loan Party’s obligations under any contract or agreement assigned to the Administrative Agent (and neither the Administrative Agent nor any Lender is responsible for any Loan Party’s obligation under any contract or agreement).

SECTION 4.18. Environmental Matters.

(a) The Loan Parties must ensure that the Real Property complies with all Environmental Laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and the Loan Parties must ensure that no Hazardous Substances are on any Real Property (except as permitted by applicable law or appropriate Governmental Bodies).

(b) If any Loan Party obtains, gives, or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (each, a “Hazardous Discharge”), or receives any notice of violation, request for information, notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter, or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party’s interest in any Real Property (each, an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (each, an “Authority”), then the Loan Parties must send a written notice to the Administrative Agent as soon as reasonably practicable detailing the facts and circumstances giving rise to the Hazardous Discharge or Environmental Complaint.

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(c) The Loan Parties must, as soon as reasonably practicable, send to the Administrative Agent copies of any request for information, notification of potential liability, or demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated, or used by any Loan Party to dispose of Hazardous Substances and must continue to forward copies of correspondence between any Loan Party and the Authority regarding such claims to the Administrative Agent until the claim is settled. The Loan Parties must, as soon as reasonably practicable, forward to the Administrative Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Loan Party is required to file under any Environmental Laws. All information provided to the Administrative Agent under the Loan Documents is provided solely to protect its Lien on the Collateral and does not create any obligation on the Administrative Agent’s (or any Lender’s) part.

SECTION 4.19. Financing Statements. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may indicate the Collateral as “all assets” of the applicable Loan Party or words of similar effect. Each Loan Party also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Except for financing statements filed with respect to Permitted Liens, no financing statement covering any of any Loan Party’s assets is on file in any public office or has been authorized by any Loan Party to be filed in any public office.

SECTION 4.20. Pledged Equity Interests.

(a) Except as provided in the following sentence, each Loan Party grants a security interest in, Lien on, and pledges and collaterally assigns all of each Loan Party’s present and future rights and title to the Equity Interests of each present and future Subsidiary of each Loan Party (including those listed on Schedule 4.20(a)) (all of the preceding and all proceeds, the “Pledged Equity Interests”). If, however, this grant would reasonably be expected to result in a material adverse tax consequence to the granting Loan Party with respect to its Equity Interests in a Foreign Subsidiary as determined by the Administrative Agent in its Discretion, then for so long as any such grant would reasonably be expected to result in a material adverse tax consequence, the Pledged Equity Interests do not include any Equity Interests in that Foreign Subsidiary to the extent that it would cause more than 65% of the total combined voting power of all classes of capital stock or similar Equity Interests of any first-tier Foreign Subsidiary (i.e., a Foreign Subsidiary that is a Subsidiary of a “United States person” as defined in Code section 7701(a)(30)) which are entitled to vote (within the meaning of Treasury Regulations section 1.956-2(c)(2)) to be pledged.

(b) Each Loan Party represents and warrants that (i) Schedule 4.20(b) is a complete and accurate list of each Loan Party’s (and its Subsidiaries’) issued and outstanding Equity Interests; (ii) the Loan Parties have executed appropriate transfer powers with respect to the Pledged Equity Interests and have deposited the Pledged Equity Interests and transfer powers with the Administrative Agent; (iii) all Pledged Equity Interests have been duly authorized, validly issued, are fully paid and non-assessable; (iv) with respect to any certificates delivered to the Administrative Agent representing any Pledged Equity Interests, either (1) they are Securities (used herein as such term is defined in Article 8 of the UCC), or (2) if they are not Securities, then the Loan Parties must, as soon as reasonably practicable, inform the Administrative Agent in writing so that the Administrative Agent may take steps to perfect its Lien as a General Intangible (and no Loan Party may cause such certificates to become Securities as defined in Article 8 of the UCC without the Administrative Agent’s prior written consent); (v) all Pledged Equity Interests held by a securities intermediary are subject to a control agreement establishing the Administrative Agent’s control; (vi) none of the Pledged Equity Interests have been issued or transferred in violation of the securities registration, securities disclosure, or similar laws of any jurisdiction; (vii) except as listed on Schedule 4.20(c), there are no options, warrants, calls, or commitments whatsoever relating to the Pledged Equity Interests or that obligate the issuer of any Pledged Equity Interests to issue additional Equity Interests; and (viii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Body or any other Person is required for any Loan Party’s pledge of the Pledged Equity Interests under this Agreement or for the Administrative Agent’s exercise of any remedies with respect to the Pledged Equity Interests (except as may be required in connection with the disposition by laws affecting the offering and sale of securities generally).

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(c) When an Event of Default exists, (i) each Loan Party authorizes the Administrative Agent to transfer the Pledged Equity Interests into the Administrative Agent’s (or any nominee’s) name (but the Administrative Agent is not obligated to do so); (ii) the Administrative Agent may vote the Pledged Equity Interests; (iii) the Administrative Agent may receive all dividends and other distributions made with respect to the Pledged Equity Interests; (iv) the Administrative Agent has all the rights and remedies under the Loan Documents and those available to a secured party under the UCC and applicable law; and (v) the Administrative Agent may otherwise sell, assign, transfer, and deliver the Pledged Equity Interests at any time and from time to time. When an Event of Default exists, if the Administrative Agent determines that the Pledged Equity Interests are declining in value or that the Pledged Equity Interests are customarily sold in any recognized market, then the Administrative Agent does not have to give the Loan Parties prior notice before selling the Pledged Equity Interests. Otherwise, the Administrative Agent will give the Loan Party Representative at least ten (10) days’ prior notice before selling the Pledged Equity Interests. Each Loan Party waives any advertisement requirement and (except to the extent specifically required by the preceding sentence) waives notice of any kind with respect to a sale of any of the Pledged Equity Interests.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants that:

SECTION 5.1. Authority. It (a) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company, as applicable, under the laws of its jurisdiction of organization and (b) has the full power, authority, and legal right to enter into the Loan Documents and to perform its obligations under the Loan Documents. Each Loan Party’s execution, delivery, and performance of the Loan Documents has been approved by all necessary legal and organizational Persons. All obligations under each Loan Document it executes are legal, valid, and binding obligations enforceable against it in accordance with their terms.

SECTION 5.2. Formation; Qualification; and Subsidiaries. Schedule 5.2 lists: (a) each jurisdiction where each Loan Party is incorporated or organized; (b) each jurisdiction where each Loan Party is in good standing or qualified to do business; and (c) all of each Loan Party’s Subsidiaries. The jurisdictions listed on Schedule 5.2 are all of the jurisdictions in which each Loan Party is required to be in good standing or qualified to do business (excluding those in which a Loan Party’s failure to be in good standing or qualified to do business could not reasonably be expected to have a Material Adverse Effect), and each Loan Party is in good standing or qualified to do business in each such jurisdiction.

SECTION 5.3. Officers; Directors; Equity Interest Holders; and Capitalization. (a) Schedule 5.3 lists the names and titles of each Loan Party’s executive officers and directors, (b) Schedule 4.20(b) lists the names of each Loan Party’s Equity Interest holders and a description of their Equity Interests (including certificate numbers, if applicable, and the number of Equity Interests (and the percentage of total Equity Interests)), and (c) Schedule 4.20(c) lists all outstanding subscriptions, options, warrants, calls, rights, and other agreements or commitments related to each Loan Party’s (and its Subsidiaries’) Equity Interests in any Loan Party (or any of its Subsidiaries).

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SECTION 5.4. No Governmental Approval; No Conflict. The transactions contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Body or any other Person (except for those that have been obtained); (b) do not violate any law applicable to any Loan Party or any of its Subsidiaries; (c) do not violate or create a default under any indenture, agreement, or other instrument binding on any Loan Party, any of its Subsidiaries, or any of their respective assets; (d) do not require any Loan Party to make any payment to any Person (other than the Administrative Agent for the account of any of the Secured Parties); and (e) do not create any Lien on any asset of any Loan Party (except Liens created under the Loan Documents).

SECTION 5.5. Tax Returns. Except as stated on Schedule 5.5, each Loan Party has (a) timely filed all federal, state, and local tax returns, and all other reports required by law to be filed (taking into account any applicable extensions), and (b) has timely paid all taxes, assessments, fees, and other governmental charges (taking into account any applicable extensions). Each Loan Party’s provision for taxes on its books is adequate for all years (including its current fiscal year), and no Loan Party knows of any deficiency or additional assessment not provided for on its books. No tax Liens have been filed against any asset of any Loan Party and no claims are being asserted for any taxes.

SECTION 5.6. Financial Information.

(a) The Loan Parties’ projected income statements, cash-flow statements, balance sheets, and availability forecasts provided to the Administrative Agent prior to the Closing Date (the “Projections”) were prepared by the Loan Party Representative’s Authorized Officer in good faith, are based on reasonable assumptions and estimates, and reflect the Loan Parties’ judgment based on present circumstances and the most likely conditions and actions.

(b) Each of (i) the audited consolidated and consolidating (if applicable) balance sheets of the Loan Parties (and, if applicable, any other Persons) as of December 31, 2023, and the related income statements, changes in stockholders’ deficit, and changes in cash flow and (ii) the consolidated and consolidating (if applicable) balance sheets of the Loan Parties (and, if applicable, any other Persons) as of March 31, 2025, and the related income statements, an updated capitalization table for the Loan Parties, in form substantially similar to the “February 2025” capitalization table delivered by Borrowers to the Administrative Agent, and changes in cash flow (which were prepared by an Authorized Officer of the Loan Party Representative and true copies of which were delivered to the Administrative Agent), were prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of footnotes), other than the capitalization table, and present fairly in all material respects the Loan Parties’ financial condition at such date and the results of their operations for that period (except as stated on Schedule 5.6). Since December 31, 2023, there has been no change in (x) the Loan Parties’ financial condition or (y) the aggregate value of the Loan Parties’ machinery, Equipment, and Real Property (if any) (except changes in the ordinary course of business that individually or in the aggregate have not and could not reasonably be believed to cause a Material Adverse Effect).

SECTION 5.7. Name. Except as stated on Schedule 5.7, during the last five (5) years (a) no Loan Party has been known by any other name, has invoiced accounts under any other name, has conducted its business under any other name, or has sold Inventory under any other name and (b) no Loan Party has been the surviving entity of a merger or consolidation or has acquired a material portion of the assets of any Person.

SECTION 5.8. O.S.H.A. and Environmental Compliance.

(a) Each Loan Party has complied with, and (i) its facilities, business, assets, property, and Equipment and (ii) its leaseholds, comply in all material respects with the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA, and all other Environmental Laws that the failure to comply with could reasonably be expected to have a Material Adverse Effect, and no citations, notices, or non-compliance orders have been issued to any Loan Party under such laws, rules, and regulations.

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(b) Each Loan Party has been issued all required federal, state, and local licenses, certificates, and permits with respect to Environmental Laws.

(c) Except as stated on Schedule 5.8(c), (i) there are no releases, spills, discharges, leaks, or disposals (each, a “Release”) of Hazardous Substances at, upon, under or within any Real Property; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property; (iii) no Real Property has ever been used as a treatment, storage, or disposal facility for Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property.

SECTION 5.9. Solvency; No Litigation, No Violation, ERISA.

(a) After giving effect to the transactions contemplated by the Loan Documents and the Subordinated Loans, (i) the Loan Parties, on a consolidated basis, are and will continue to be solvent, able to pay their debts as they mature, and have sufficient capital to carry on their business and all businesses in which they are about to engage and (ii) the present fair saleable value of each Loan Party’s assets is more than its liabilities (including contingent liabilities).

(b) Except as listed on Schedule 5.9(b), (i) no Loan Party is subject to any pending or, to any Loan Party’s knowledge, threatened litigation, investigation, arbitration, actions, or proceedings that could reasonably be expected to have a Material Adverse Effect; (ii) no Loan Party has violated any statute, regulation, or ordinance that could reasonably be expected to have a Material Adverse Effect; (iii) no Loan Party has violated any order of any court, Governmental Body, arbitration board, or tribunal that could reasonably be expected to have a Material Adverse Effect; (iv) no Loan Party is a member of any Controlled Group; and (v) no Loan Party maintains or contributes to any Plan or Multiemployer Plan.

SECTION 5.10. Intellectual Property. Schedule 5.10 lists all Intellectual Property owned or utilized by any Loan Party. Except as stated on Schedule 5.10, (a) such Intellectual Property is valid; (b) such Intellectual Property has been duly registered or filed with all appropriate Governmental Bodies; (c) such Intellectual Property is all of the Intellectual Property necessary for the Loan Parties to operate their business; (d) to the Loan Party’s knowledge, there are no objections to or challenges to the validity of any such Intellectual Property (nor is any Loan Party aware of any grounds for any challenge); (e) such Intellectual Property is either original material or property developed by a Loan Party or was lawfully acquired by the Loan Party; and (f) such Intellectual Property has been maintained to preserve its value (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect).

SECTION 5.11. Licenses and Permits. Each Loan Party (a) has complied with and (b) has all licenses or permits required by any applicable federal, state, or local law, or regulation to operate its business in each jurisdiction where it conducts or plans to conduct business (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect).

SECTION 5.12. Indebtedness Default. No Loan Party is in default under any Indebtedness nor does it reasonably believe that it will be in default under any Indebtedness.

SECTION 5.13. No Burdensome Restrictions; No Default. No Loan Party: (a) is subject to any restriction (or is a party to any contract or agreement) whose compliance with or performance of could reasonably be expected to have a Material Adverse Effect; (b) has agreed (whether on the happening of a contingency or otherwise) that any of its present or future assets will be subject to a Lien that is not a Permitted Lien; and (c) is in default under any contract that could reasonably be expected to have a Material Adverse Effect.

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SECTION 5.14. No Labor Disputes. No Loan Party (a) is involved in any labor dispute (or is aware that any strikes, walkouts, or union organization exist or are threatened) or (b) is a party to any labor contract that expires within six (6) months after the Termination Date.

SECTION 5.15. Margin Regulations. No Loan Party is engaged (nor will it engage) in extending credit for “purchasing” or “carrying” any “margin stock” (the quoted terms in this Section have the meanings given under Regulation U of the Board of Governors of the Federal Reserve System). Furthermore, no part of the proceeds of any Advance may be used for “purchasing” or “carrying” “margin stock”.

SECTION 5.16. Investment Company Act. No Loan Party is an “investment company” under the Investment Company Act of 1940 (nor is it Controlled by a Person that is an “investment company”).

SECTION 5.17. Disclosure. No representation or warranty made by any Loan Party in any Loan Document or in any financial statement, report, certificate, or other document furnished to the Administrative Agent or any Lender by any Loan Party is untrue or misleading in any material respect or omits any fact or circumstance necessary to make any statement not misleading in any material respect; provided, that, with respect to any projections and forecasts provided by the Loan Parties (a) the Loan Parties represent that any such projections and forecasts were prepared in good faith based upon assumptions believed to be reasonable at the time of the preparation thereof, and (b) the Administrative Agent acknowledges that such projections and forecasts are not to be viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results. Each Loan Party has disclosed to the Administrative Agent in writing each fact and circumstance that could reasonably be expected to have a Material Adverse Effect.

SECTION 5.18. Hedging Contracts. No Loan Party is a party to (nor will it be a party to) any Hedging Contract unless (a) it provides that termination damages are payable on a “two-way basis” without regard to fault on the part of either party and (b) it is entered into in the ordinary course of business (and not for speculative purposes).

SECTION 5.19. Material Business Agreements. Schedule 5.19 lists all of each Loan Party’s Material Business Agreements (other than those described in clauses (a) and (b) of the definition of “Material Business Agreements”), and no default or event of default exists under any of these agreements.

SECTION 5.20. Certain Laws and Regulations. The Loan Parties are in compliance in all material respects with all applicable statutes, rules, and regulations and all judgments, decrees and orders of any Governmental Body. No Loan Party or any of its Affiliates is subject to any statute, rule, or regulation that regulates incurring any Indebtedness (including statutes or regulations related to common or interstate carriers or to selling electricity, gas, steam, water, telephone, telegraph, or other public utility services).

SECTION 5.21. Anti-Corruption Laws and Sanctions. The Loan Parties have implemented and maintain in effect policies and procedures designed to ensure compliance by Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Loan Parties, their Subsidiaries and their respective directors, officers and employees and, to the knowledge of Borrowers, their agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) any Individual Guarantor, any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of any Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transactions contemplated herein will violate Anti-Corruption Laws or applicable Sanctions.

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SECTION 5.22. Business Purpose. The proceeds of the Loans will be used solely for business purposes and not for personal, family, or household purposes.

SECTION 5.23. Delivery of Subordinated Loan Documents. The Administrative Agent has received complete copies of the Subordinated Loan Documents and related documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has been delivered to the Administrative Agent on or before the Closing Date.

SECTION 5.24. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

ARTICLE VI.

AFFIRMATIVE COVENANTS

Until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the Loan Documents are terminated, each Loan Party must:

SECTION 6.1. Conducting Business; Maintaining Existence; and Assets.

(a) Continuously conduct and operate its business according to good business practices, as presently conducted.

(b) Keep its existence in full force and effect, file all reports and pay all franchise and other taxes and license fees, and do all other acts and things that are necessary or desirable to maintain its rights, licenses, leases, powers, and franchises.

(c) Remain duly qualified to do business and in good standing (i) in its jurisdiction of organization and (ii) in each other jurisdiction where such qualification is required (except, with respect to this clause (ii), where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect).

(d) Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable laws of any Governmental Body having jurisdiction over it or its business. Each Loan Party shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.

SECTION 6.2. Violations. Promptly notify the Administrative Agent in writing if any Loan Party or any Collateral violates or is alleged to have violated any Governmental Body’s laws, statutes, regulations, or ordinances.

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SECTION 6.3. Financial Covenants.

(a) Minimum EBITDA. Maintain, as of the last day of each fiscal month, commencing with the fiscal month ending May 31, 2025, EBITDA (for the Loan Parties on a consolidated basis) of not less than:

Test Period	Minimum EBITDA
As of May 31, 2025, for the twelve (12)-month period then-ended	$(3,600,000)
As of June 30, 2025, for the twelve (12)-month period then-ended	$(3,200,000)
As of July 31, 2025, for the twelve (12)-month period then-ended	$(3,400,000)
As of August 31, 2025, for the twelve (12)-month period then-ended	$(3,200,000)
As of September 30, 2025, for the twelve (12)-month period then-ended	$(3,200,000)
As of October 31, 2025, for the twelve (12)-month period then-ended	$(3,100,000)
As of November 30, 2025, for the twelve (12)-month period then-ended	$(3,000,000)
As of December 31, 2025, for the twelve (12)-month period then-ended	$(1,200,000)
As of January 31, 2026, and as of the last day of each fiscal month thereafter, in each case, for the twelve (12)-month period then-ended	$(1,200,000) plus $100,000 for the month ending January 31, 2026 and an additional $100,000 for each fiscal month thereafter

SECTION 6.4. Supplemental Instruments. From time to time at the Loan Parties’ expense, execute and deliver, and cause each Subsidiary to execute and deliver, or cause to be executed and delivered, to the Administrative Agent all documents, agreements, and instruments, and take or cause to be taken such further actions (including filing and recording financing statements, fixture filings, Mortgages, deeds of trust, and other documents and actions) that are required by law or that the Administrative Agent or the Required Lenders may reasonably request to carry out the terms and conditions of the Loan Documents and to ensure the perfection and priority of the Administrative Agent’s Liens.

SECTION 6.5. Indebtedness. Pay all Indebtedness when due and not otherwise default under any Indebtedness.

SECTION 6.6. Financial Statements. Cause all financial statements delivered to the Administrative Agent (a) to be prepared as required by this Agreement; (b) to be complete and correct in all material respects (subject, for interim financial statements, to notes and normal year-end audit adjustments); and (c) to be prepared in reasonable detail.

SECTION 6.7. Taxes. If any tax, assessment, or other Charge creates a Lien on any Collateral, the Administrative Agent may without notice to the Loan Parties pay the tax, assessment, or other Charges. Any payments under this Section will be charged to the Loan Account as a Revolving Loan and added to the Obligations (or, at the Administrative Agent’s option, must be paid to the Administrative Agent by Borrowers promptly on demand).

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SECTION 6.8. Deposit Accounts. Each deposit, investment, brokerage, and other financial account of each Loan Party is listed on Schedule 6.8. Each deposit account, securities account, commodity account, securities entitlement and commodity contract owned by a Loan Party at any time (including without limitation, those listed on Schedule 6.8), must (a) be maintained with a financial institution acceptable to the Administrative Agent in its reasonable discretion, and (b) at all times be subject to a Control Agreement satisfactory to the Administrative Agent, except as otherwise excluded by the Administrative Agent in its sole discretion.

SECTION 6.9. [Reserved].

SECTION 6.10. Undrawn Availability. Maintain Undrawn Availability of not less than, as of the Closing Date at all times thereafter, the greater of (a) Five Hundred Thousand and No/100 Dollars ($500,000) and (b) fifteen percent (15%) of the Borrowing Base; provided, that, upon and at all times after the occurrence of each Trigger Date (as hereinafter defined), if any, the amount set forth in clause (a), above, shall increase by an additional One Hundred Thousand and No/100 Dollars ($100,000) (up to maximum of One Million and No/100 Dollars in the aggregate for such clause (a)). As used herein, “Trigger Date” means, each date, if any, on which the Administrative Agent receives evidence that the Loan Parties have failed to comply with the covenant set forth in Section 6.3(a) for the immediately preceding three (3) consecutive fiscal month period. For the avoidance of doubt, the foregoing proviso shall not be deemed to limit or restrict the Administrative Agent from exercising any of the powers, rights and remedies provided to it hereunder or under any of the other the Loan Documents, in any case, with respect to any such failure to comply with the covenant set forth in Section 6.3(a).

SECTION 6.11. Post-Closing Matters. Execute and deliver the following documents, take the following actions, and complete the following tasks, in each case within the applicable time limit specified (or such longer period as the Administrative Agent may agree in its reasonable discretion):

(a) By not later than five (5) Business Days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), furnish the Administrative Agent with insurance certificates (for each such certificate, or revised certificate, as requested by the Administrative Agent), each in form and substance satisfactory to the Administrative Agent in all respects, evidencing that each Loan Party has the insurance required by the Loan Documents;

(b) By not later than fifteen (15) days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a fully executed and effective Control Agreement with respect to each Deposit Account of any Borrower maintained with JPMorgan Chase Bank, in each case, in form and substance satisfactory to the Administrative Agent in all respects;

(c) By not later than thirty (30) days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), furnish the Administrative Agent with the Loan Parties’ audited financial statements for the fiscal year ended December 31, 2024 on a consolidated and consolidating (if applicable) basis (including statements of income, stockholders’ deficit, and cash flow) and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported on without qualification by an independent certified public accounting firm selected by the Loan Parties and satisfactory to the Administrative Agent in its Discretion;

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(d) By not later than thirty (30) days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), furnish the Administrative Agent with lender-loss-payable, additional-insured, and mortgagee endorsements, naming the Administrative Agent as an additional-insured, lender-loss-payee, and mortgagee, and providing (i) that all insurance proceeds for loss or damage to Collateral must be payable to the Administrative Agent, (ii) no insurance is affected by any act or neglect of the insured or property owner, and (iii) that each policy and loss payable clause may not be cancelled, amended, or terminated without at least thirty (30) days’ prior written notice to the Administrative Agent, each in form and substance satisfactory to the Administrative Agent in all respects;

(e) By not later than thirty (30) days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), furnish to the Administrative Agent the insurer’s duly executed acknowledgement and consent to the Collateral Assignment Of Rights Under Business Interruption Insurance Policy;

(f) By not later than thirty (30) days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), furnish to the Administrative Agent a fully executed Waiver with respect to Borrowers’ location with an address of 1400 Tennessee St #1, San Francisco, CA 94107, which Waiver shall be in form and substance satisfactory to the Administrative Agent in all respects;

(g) By not later than forty-five (45) days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a fully executed and effective Control Agreement with respect to the Designated Wells Deposit Account, in form and substance satisfactory to the Administrative Agent in all respects; and

(h) By not later than one (1) Business Day after each of September 30, 2025, October 31, 2025, November 30, 2025 and December 31, 2025 (or, in any case, such later date as the Administrative Agent may agree in its reasonable discretion), furnish the Administrative Agent with evidence in form and substance satisfactory to the Administrative Agent in all respects that Borrowers have paid to Radial, the portion of the security deposit owing by Borrowers to Radial for the month then-ended, in each case, in an amount not less than Fifty Thousand and No/100 Dollars ($50,000).

ARTICLE VII.

NEGATIVE COVENANTS

Until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the Loan Documents are terminated, no Loan Party may:

SECTION 7.1. Mergers; Consolidations; and Asset Sales.

(a) Other than with the Administrative Agent’s prior written consent, merge, consolidate, divide (including by way of an LLC division), or otherwise reorganize with or into any Person or acquire all or a material portion of any Person’s assets or Equity Interests.

(b) Sell, pledge, lease, transfer (including by way of an LLC division), or otherwise dispose of any of its properties or assets (except (i) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete, not to exceed in the aggregate One Hundred Thousand and No/100 Dollars ($100,000) in any consecutive twelve-month period, (ii) sales of Inventory in the ordinary course of business, and (iii) as otherwise expressly permitted by this Agreement).

SECTION 7.2. Liens. Except Permitted Liens, create, assign, transfer, or allow to exist any Lien on any of its property (including the Collateral).

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SECTION 7.3. Guarantees. Be liable for any other Person’s obligations by assumption, endorsement, Guaranty, or otherwise except for (a) endorsing checks in the ordinary course of business and (b) guaranteeing or being jointly and severally liable for a Loan Party’s Obligations.

SECTION 7.4. Investments. Purchase or acquire the assets, obligations or Equity Interests of, or any other interest in, any Person, except: (a) investments existing on the Closing Date and listed on Schedule 7.4; (b) obligations issued or guaranteed by the United States of America; (c) commercial paper with a maturity of not more than one hundred eighty (180) days and a published rating of not less than A-1 or P-1; (d) certificates of deposit and bankers’ acceptances having maturities of not more than one hundred eighty (180) days; and (e) U.S. money market funds (i) rated AAA by Standard & Poors, Inc. or with an equivalent rating from Moody’s Investors Service, Inc., or (ii) that invest solely in obligations issued or guaranteed by the United States of America.

SECTION 7.5. Loans. Make advances, loans, or credit extensions to any Person (including any Affiliate), except for (a) commercial trade credit in connection with Inventory sales and providing services in the ordinary course of its business and consistent with practices that existed on the Closing Date and that have been disclosed to the Administrative Agent in writing and (b) loans or advances to employees, officers or directors of the Loan Parties in the ordinary course of business for travel, relocation and related expenses; provided that the aggregate amount of all such loans and advances does not exceed Twenty-Five Thousand and No/100 Dollars ($25,000) at any time outstanding.

SECTION 7.6. Capital Expenditures. Make or incur any Capital Expenditure (including maintenance capital expenditures) or commitments for Capital Expenditures (including capitalized leases and maintenance capital expenditures) in any fiscal year in an aggregate amount for the Loan Parties on a consolidated basis of more than the following amount: (a) $1,000,000 for the Fiscal Year ending December 31, 2025; (b) $1,100,000 for the Fiscal Year ending December 31, 2026; and (c) $1,200,000 for the Fiscal Year ending December 31, 2027 and (on a prorated basis) for the Fiscal Year ending December 31, 2028; provided, that, at the Loan Parties’ election not more than once during the term of this Agreement, up to fifty percent (50%) of the unused portion of any of the foregoing limits may be rolled over to the subsequent fiscal year; and provided, further, that the Loan Parties shall provide notice of any such rollover election to the Administrative Agent.

SECTION 7.7. Distributions, Compensation, and Management Fees.

(a) Pay dividends (or any distribution on account of any of its Equity Interests) or redeem, purchase, repurchase, or otherwise acquire directly or indirectly any of its Equity Interests.

(b) Enter into or issue, as applicable, any subscriptions, options, warrants, calls, rights, or other agreements or commitments of any kind relating to any Equity Interests of any Loan Party other than (i) options granted under its existing stock plans to employees and consultants and (ii) any of the foregoing if such action would not result in a Change of Control.

(c) Pay any management, advisory or consulting fees to any Person; provided, that, the Loan Parties may pay such fees incurred in the ordinary course of business in accordance with past practices, so long as (i) such amounts do not exceed Five Thousand and No/100 Dollars ($5,000) during any fiscal year and (ii) no such amounts may be paid if an Event of Default has occurred and is continuing. For the avoidance of doubt, the foregoing restriction shall not be deemed to restrict the Loan Parties from making payments to officers and directors in accordance with clause (d) below and shall not be deemed to restrict any Loan Party from engaging and paying independent contractors reasonable amounts in such Loan Party’s day-to-day operations, in the ordinary course of business and in accordance with past practices.

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(d) Without the Administrative Agent’s prior written consent, beginning with Borrowers’ fiscal year 2025, in any fiscal year, pay cash compensation in whatever form to officers (including the Chief Executive Officer and the Chief Financial Officer) and directors that exceeds the Compensation Limit (such compensation to be paid in the ordinary course of business, and consistent with past practices).

SECTION 7.8. Indebtedness. Create, incur, assume, or allow to exist any Indebtedness except:

(a) Indebtedness existing on the Closing Date and listed on Schedule 7.8 (including any extensions, renewals, refinancings, or replacements in accordance with clause (g) below).

(b) Indebtedness to the Secured Parties.

(c) Indebtedness to fund Capital Expenditures allowed by Section 7.6.

(d) Indebtedness permitted under Section 7.3.

(e) Indebtedness under Hedging Contracts permitted under this Agreement.

(f) Indebtedness incurred in the ordinary course of business on any Loan Party’s corporate credit cards so long as the outstanding principal balance at no time exceeds One Hundred Thousand Dollars ($130,000) in the aggregate for all such corporate cards.

(g) Indebtedness that represents extensions, renewals, refinancings, or replacements (“Refinance Indebtedness”) of any of the Indebtedness described in clauses (a), (c), (d) (as it pertains to Section 7.3), (e) and (f) (“Original Indebtedness”) if: (i) the Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness; (ii) any Liens securing that Refinance Indebtedness are not extended to any additional property; (iii) no Loan Party or any Subsidiary that was not originally obligated to repay that Original Indebtedness becomes obligated for that Refinance Indebtedness; (iv) the Refinance Indebtedness does not shorten the average weighted maturity of the Original Indebtedness; (v) the terms of the Refinance Indebtedness are not less favorable to the obligor than the original terms of the Original Indebtedness; and (vi) if the Original Indebtedness was subordinated in right of payment to the Obligations, then the terms and conditions of the Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that applied to the Original Indebtedness. For the avoidance of doubt, no Loan Party shall exercise any accordion or increase option with respect to any Indebtedness (including, without limitation, the Indebtedness described on Schedule 7.8) without the prior written consent of the Administrative Agent.

(h) The Subordinated Loans provided that they are at all times subject to a Subordination Agreement.

SECTION 7.9. Business. Change in any material respect the nature of the business that it engaged in on the Closing Date.

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SECTION 7.10. Affiliate Transactions. Directly or indirectly, purchase, acquire, or lease any property from, or sell, transfer, or lease any property to, or otherwise deal with, any Affiliate (except (a) transactions in the ordinary course of business that existed on the Closing Date and are listed on Schedule 7.10, (b) other transactions on an arm’s length basis that are on terms no less favorable than terms that could be obtained from a Person who is not an Affiliate, (c) sales of equity securities in bona fide venture financing transactions if not prohibited by Section 7.7, and (d) commercially reasonable and customary compensation arrangements (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans), and indemnification arrangements made and entered in the ordinary course of business with Borrower’s employees, officers, directors and managers, in each case, (i) approved by Borrower’s Board of Directors or equivalent body and (ii) to the extent such arrangements are not prohibited by Section 7.7 hereunder).

SECTION 7.11. Leases. Enter as lessee into any lease for real or personal property (unless capitalized and permitted under Section 7.6) without providing at least thirty (30) days’ prior written notice to the Administrative Agent and, if requested by the Administrative Agent in its reasonable discretion, providing a Waiver therefor.

SECTION 7.12. Subsidiaries; Partnerships; and Disqualified Stock.

(a) Form or acquire any Subsidiary unless (i) that Subsidiary expressly becomes a Loan Party and becomes jointly and severally liable for the Obligations; (ii) the Loan Party pledges one hundred percent (100%) of the Equity Interests of the Subsidiary to the Administrative Agent, for the benefit of the Secured Parties; provided, however, with respect to a pledge of the voting Equity Interests of a Foreign Subsidiary (to the extent such Foreign Subsidiary is a “controlled foreign corporation” for United States federal income tax purposes), if any such pledge would reasonably be expected to result in a material adverse tax consequence to the granting Loan Party (as determined by the Administrative Agent in its reasonable discretion), then for so long as any such grant would reasonably be expected to result in a material adverse tax consequence, such Loan Party shall only be required to pledge sixty-six percent (66%) of the voting Equity Interests of such Foreign Subsidiary to the Administrative Agent, for the benefit of the Secured Parties; (iii) the Administrative Agent has received all documents and due diligence (including legal opinions) it may reasonably require; (iv) the Administrative Agent and each Lender has received all documentation and other information (including all organizational documents) with respect to such Subsidiary that the Administrative Agent or such Lender requires or is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and (v) the Subsidiary grants the Administrative Agent, for the benefit of the Secured Parties, first-priority perfected Liens in its present and future assets (subject to Permitted Liens). If a Subsidiary becomes a Borrower, none of its assets may be included in the Borrowing Base until the Administrative Agent has conducted a field examination and makes that determination in its discretion.

(b) Enter into any partnership, joint venture, or similar agreement.

(c) Issue any Disqualified Stock.

SECTION 7.13. Fiscal Year and Accounting Changes. Change its fiscal year-end from December 31 or make any material change (a) in accounting treatment and reporting practices (except as required by GAAP) or (b) in tax reporting treatment (except as required or permitted by law).

SECTION 7.14. Pledging Credit. Pledge the Lenders’ credit on any purchase or for any purpose.

SECTION 7.15. Amending Charter Documents. Amend, modify, or waive any term or provision of its Charter Documents in any manner that would have a material adverse effect on the Loan Parties, the Collateral, the Administrative Agent, or any Lender (except amendments, modifications, and waivers acceptable to the Administrative Agent in its reasonable discretion as confirmed in writing before the applicable amendment, modification, or waiver).

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SECTION 7.16. ERISA. Become part of a Controlled Group or create, maintain, or become obligated to contribute to any Plan or Multiemployer Plan.

SECTION 7.17. Prepaying Indebtedness. At any time, directly or indirectly (including by establishing any sinking fund for any Indebtedness) prepay any Indebtedness (other than to the Administrative Agent or any Lender), including without limitation, any Subordinated Loans, or repurchase, redeem, retire, or otherwise acquire any Indebtedness (except (a) to the extent permitted under Section 7.8(g) and (b) as and when expressly permitted under applicable Subordination Agreement).

SECTION 7.18. Material Business Agreements. Without the Administrative Agent’s prior written consent, amend, waive, or modify in any respect the terms of any Material Business Agreement if that change would be detrimental in any material respect to the Administrative Agent, any Lender, or any Loan Party.

SECTION 7.19. Anti-Corruption Laws; Sanctions. At any time: (a) directly or through its Affiliates or agents, conduct any business or engage in any transaction or deal with any Sanctioned Person, including making or receiving any funds, goods, or services to or for the benefit of any Sanctioned Person; (b) directly or through its Affiliates or agents, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked under Executive Order No. 13224; (c) directly or through its Affiliates or agents, engage in or conspire to engage in any transaction that evades or avoids (or whose purpose is to evade or avoid), or attempts to violate, any of the prohibitions in Executive Order No. 13224, the USA Patriot Act, or any other Anti-Terrorism Law; or (d) not deliver to the Administrative Agent any certification or other evidence requested by the Administrative Agent in its sole judgment confirming each Loan Party’s compliance with this Section. No Borrower will request any Loan, and no Borrower nor any of its Subsidiaries or their respective directors, officers, employees and agents will use the proceeds of any Loan (i) in the furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Anti-Terrorism Law or Sanctions applicable to any party hereto.

SECTION 7.20. Subordinated Loan; Modification of Subordinated Loan Documents.

(a) Except as expressly allowed by the applicable Subordination Agreement and in subsections (c), (d) and (e) below, at any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of any Subordinated Loan; provided that, nothing herein or therein shall prohibit any Loan Party from converting any Subordinated Loan into Equity Interests of such Loan Party so long as the applicable Subordinated Loan Documents and Subordination Agreements expressly permit such conversion in satisfaction of the applicable Subordinated Loan.

(b) Amend, modify, or waive any term or provision of any Subordinated Loan Document or any Subordinated Loan.

(c) [Reserved].

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(d) Notwithstanding the foregoing, Loan Parties may pay in whole or in part any principal, accrued and unpaid interest, or any other fees, charges or other amounts due and owing under the Subordinated Indebtedness in favor MRK and Brine (such payments, collectively, the “Subordinated Payment Amounts” and each, a “Subordinated Payment Amount”), so long as Borrowers shall have delivered to Administrative Agent, evidence of satisfaction of the following conditions (and in form and substance satisfactory to Administrative Agent in its reasonable discretion):

(i) No Default or Event of Default shall have occurred and be continuing or would result from payment of the Subordinated Payment Amount; and

(ii) Borrowers can demonstrate the following:

1) Borrowers must have Undrawn Availability of at least 3.00 to 1.00, after giving effect to the aggregate amount of the Subordinated Payment Amount, for each of the sixty (60) days prior to the date such payment is made;

2) Borrowers shall provide an updated liquidity forecast thirty (30) days prior to the date of such payment, demonstrating that Borrowers will have Undrawn Availability of at least 2.00 to 1.00 for each of the sixty (60) days after the date payment of the Subordinated Payment Amount is made; and

3) Loan Parties, on a consolidated basis, must have a Fixed Charge Coverage Ratio, after giving effect to the aggregate amount of the Subordinated Payment Amount, of at least (x) 1.10 to 1.0 on a trailing-twelve month basis for the month in which such payment is made, as determined on the last day of such fiscal month, and (y) 1.00 to 1.00 as calculated on a monthly basis as determined on the last day of each of the three (3) succeeding fiscal months after the fiscal month such payment is made (the conditions set forth in the foregoing clause (i) and this clause (ii), collectively, the “Restricted Payment Conditions”).

(e) Notwithstanding the foregoing, Loan Parties may pay or prepay in whole or in part any Subordinated Payment Amounts in an amount equal to the value of proceeds of any bona fide Equity Interests financings; provided that (i) no Default or Event of Default shall have occurred and be continuing or would result from payment of any such Subordinated Payment Amount and (ii) Loan Parties shall have (A) provided Administrative Agent with written notice of any anticipated receipt of such Equity Interest proceeds at least twenty (20) days’ prior their anticipated receipt thereof, and (B) obtained Administrative Agent’s prior written consent to any such payment or prepayment from the proceeds of such Equity Interest financing.

(f) As between the Loan Parties and the Secured Parties, in the event of any conflict between any term, covenant or condition of this Agreement (including, without limitation, this Section 7.20) and any term, covenant or condition in the applicable Subordination Agreement, the provisions of this this Agreement (including, without limitation, this Section 7.20) shall control and govern.

SECTION 7.21. Amending Leases. Amend, modify, or waive any term or provision of any lease of real property in any manner that would have an adverse effect on the Loan Parties, the Collateral, the Administrative Agent, or any Lender (except amendments, modifications, and waivers consented to in writing by the Administrative Agent in its reasonable discretion).

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ARTICLE VIII.

CONDITIONS PRECEDENT

SECTION 8.1. Conditions to Initial Loans. The obligation of each Lender to make Loans and Advances on the Closing Date is subject to its satisfaction of each of the following conditions precedent (unless otherwise waived by the Administrative Agent in writing):

(a) Loan Documents. The Administrative Agent has received all documents, searches, abstracts, and information required by the Administrative Agent (including fully-executed counterparts of each document on the closing checklist attached as Exhibit B that requires a signature as well as all other documents, instruments, and conditions listed on Exhibit B).

(b) Collateral and Security. All Collateral items required to be physically delivered to the Administrative Agent under the Loan Documents have been delivered (accompanied by any transfer instruments requested by the Administrative Agent) or arrangements satisfactory to the Administrative Agent for delivery are in place. All taxes, fees, Expenses, and other charges have been paid in full, including, without limitation, those that relate to (i) the Collateral, (ii) incurring the Obligations, and (iii) delivering the Loan Documents.

(c) Searches. The Administrative Agent has received accurate and complete copies of all Lien, pending suit, title, background investigation, and other searches required by the Administrative Agent, showing the absence of all Liens other than Permitted Liens.

(d) Filings; Registrations; and Recordings. Each document required by the Loan Documents, by law (including UCC financing statements and Mortgages), or requested by the Administrative Agent to be filed, registered, or recorded to create or perfect in the Administrative Agent’s favor a Lien on the Collateral has been properly filed, registered, or recorded in each jurisdiction where filing, registration, or recordation is required or requested, and all actions necessary to perfect and protect the Administrative Agent’s Liens have been taken.

(e) Organizational Proceedings. The Administrative Agent has received a copy of the resolutions of each Loan Party’s board of directors, shareholders, managers, or members authorizing (i) executing, delivering, and performing the Loan Documents and (ii) granting the Liens on the Collateral.

(f) Incumbency Certificates. The Administrative Agent has received a certificate of each Loan Party’s Secretary, manager, or other officer acceptable to the Administrative Agent as to the incumbency and signature of the Secretary, manager, or officer and each Loan Party’s Authorized Officers.

(g) Charter Documents. The Administrative Agent has received complete copies of (i) each Loan Party’s Charter Documents (certified by the Secretary of State or other appropriate official of that entity’s jurisdiction of formation, incorporation, or organization) and (ii) each Loan Party’s governance documents.

(h) Good Standing. The Administrative Agent has received copies of good standing certificates (or other analogous certificates) for each Loan Party dated not more than ten (10) days before the Closing Date in (i) its jurisdiction of organization and (ii) each other jurisdiction where each Loan Party is required to be in good standing (except, with respect to this clause (ii), where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect) (or other analogous status).

(i) Legal Opinion. The Administrative Agent has received an executed legal opinion from the Loan Parties’ counsel covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request, which legal opinion shall be addressed to the Administrative Agent and each of the Lenders.

(j) No Litigation. No litigation, investigation, or proceeding is pending or, to any Loan Party’s knowledge, threatened against any Loan Party (or against its officers, directors, or managers), (i) in connection with the Loan Documents or (ii) that could (as determined in the Administrative Agent’s reasonable discretion) have a Material Adverse Effect. No injunction, writ, or restraining order has been issued by any Governmental Body that is adverse to any Loan Party (or its business) or is inconsistent with the Loan Documents.

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(k) Collateral and Account Examination. The Administrative Agent has (i) completed Collateral examinations (including a roll-forward examination) and received appraisals (all of which must be satisfactory to the Administrative Agent in its Discretion) and (ii) reviewed all books and records in connection with the Collateral.

(l) Fees. The Administrative Agent has received payment of all fees and Expenses payable to the Administrative Agent and Lenders.

(m) Financial Statements; Projections. The Administrative Agent has received and found satisfactory the financial statements and the Projections required by Section 5.6.

(n) Insurance. The Administrative Agent has received evidence that each Loan Party has the insurance required by the Loan Documents (including, without limitation, cyber breach coverage) and that the Administrative Agent is listed as lender-loss-payee, additional-insured, and mortgagee (as required by the Administrative Agent).

(o) Deposit Accounts. The Administrative Agent has received (i) Lockbox agreements, if applicable; (ii) other agreements establishing the Cash Concentration Accounts and all other required accounts; (iii) a Control Agreement for each deposit account of the Loan Parties; and (iv) evidence that Borrowers have directed all Account Debtors to make all payments to a Lockbox or a Cash Concentration Account, as applicable.

(p) Consents. The Administrative Agent has received all Consents and Waivers required by it.

(q) No Adverse Material Change. Since December 31, 2023, no event, condition, or state of facts has occurred that could reasonably be expected to have a Material Adverse Effect. No representations made or information supplied to the Administrative Agent by any Loan Party or its agents or representatives has turned out to be inaccurate or misleading in any respect when made or deemed made.

(r) Contract Review, Management Review, and Capital Structure. The Administrative Agent (i) is satisfied with all Material Business Agreements, customer contracts, and the Loan Parties’ legal and capital structure, and (ii) has obtained satisfactory background investigation reports with respect to the senior management, principals and key investors of the Loan Parties.

(s) Existing Indebtedness. The Administrative Agent has received (i) a satisfactory, duly executed payoff letter for any existing Indebtedness to be paid on the Closing Date and (ii) evidence that, except for Permitted Liens, there will be no Liens on any Loan Party’s assets, including, without limitation, (x) UCC-3 or other appropriate termination statements or amendments, and (y) any other releases, terminations or other documents reasonably required by the Administrative Agent to evidence the payoff of such Indebtedness and release of such Liens.

(t) Interest Rate Protection. If required by the Administrative Agent, Borrowers have entered into Hedging Contracts acceptable to the Administrative Agent.

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(u) Undrawn Availability. After giving effect to the initial Loans and Advances and all other Closing Date transactions, Borrowers have Undrawn Availability equal to the greater of (i) Five Hundred Thousand and No/100 Dollars ($500,000) and (ii) fifteen percent (15%) of the Borrowing Base (re-calculated after giving effect to the initial Loans and Advances and all other Closing Date transactions).

(v) Subordinated Indebtedness Documents; Conversion of SHV Subordinated Indebtedness.

(i) The Administrative Agent has received (i) from each of the holders of Subordinated Indebtedness duly executed Subordination Agreements, pursuant to which all Indebtedness and all Liens, if any, of any Borrower to such Persons are subordinated to the Obligations on terms satisfactory to the Administrative Agent in its sole discretion and (ii) evidence in form and substance satisfactory to the Administrative Agent in its sole discretion that the current maturity date of all Subordinated Indebtedness is (or has been extended to) a date acceptable to Administrative Agent, including a maturity date of no earlier than December 31, 2026 in the Subordinated Indebtedness in favor of MRK.

(ii) If SHV converts its Subordinated Indebtedness to Equity Interest in the Borrower before the Closing Date, Administrative Agent shall receive from SHV, in lieu of a duly executed Subordination Agreement, copies of all documents executed or otherwise delivered in connection with such conversion together with an updated capitalization table, which table shall be in form substantially similar to the “February 2025” capitalization table delivery by Borrowers to the Administrative Agent.

(w) Closing Date Equity Contribution. (i) The Closing Date Equity Contribution shall have occurred in accordance with the Closing Date Equity Documents, without alteration, amendment or other change, supplement or modification of the Closing Date Equity Documents except as approved in writing by the Administrative Agent, (ii) Coyuchi shall have received the proceeds of the Closing Date Equity Contribution, and (iii) the Administrative Agent (or its counsel) shall have received true, correct, and complete copies of all Closing Date Equity Documents (or, execution copies of the final forms of all such Closing Date Equity Documents, together with copies of each duly effective signature thereto), each in form and substance satisfactory to the Administrative Agent.

(x) Other.

(i) All corporate and other proceedings (and all documents, instruments, and other matters in connection with the transactions contemplated by the Loan Documents) must be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

(ii) The Administrative Agent and each Lender have received all documentation and other information with respect to the Credit Parties that the Administrative Agent or such Lender requires or is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(iii) (A) The Administrative Agent has received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may request, all in form and substance satisfactory to the Administrative Agent, and (B) if any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and each Lender have received a Beneficial Ownership Certification in relation to such Loan Party.

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Without limiting the generality of the provisions of this Section 8.1, for purposes of determining compliance with the conditions specified in this Section 8.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 8.2. Conditions to Each Loan and Advance. The obligation of each Lender to make any Loan or Advance (including Loans and Advances on the Closing Date) is subject to the satisfaction of the following conditions precedent on the date each Advance or Loan is requested and made:

(a) Representations and Warranties. Each representation and warranty made by each Credit Party in (or in connection with any Loan Document) is true, correct, and complete in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true, correct, and complete in all respects) with the same effect as though made on and as of the date of the Loan or Advance (it being understood that any representation or warranty that by its terms is made as of a specified date is required to be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true, correct, and complete in all respects) only as of that specified date).

(b) No Default. No Default Condition exists or would exist after giving effect to the requested Advances or Loans (but nonetheless the Lenders may in their discretion continue to make Advances or Loans, and if it does so that does not (i) waive any Event of Default or Default, (ii) establish a course of dealing, or (iii) obligate any Lender to make any other Advances or Loans).

(c) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate before 6:00 p.m. on the Business Day immediately preceding the date of a proposed Loan.

(d) Maximum Advances. After giving effect to the requested Advance or Loan, the aggregate Revolving Exposure does not exceed the Maximum Borrowing Amount.

Each Advance or Loan request is a representation and warranty by each Loan Party that each condition precedent to the Advance or Loan has been met on the date the Advance or Loan is requested and received.

ARTICLE IX.

INFORMATION AS TO THE LOAN PARTIES

Until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the Loan Documents are terminated, each Loan Party must:

SECTION 9.1. Disclosure. Promptly report to the Administrative Agent all matters materially affecting the value, enforceability, or collectability of any portion of the Collateral (including any Lien or claim asserted against the Collateral, any loss, damage, or destruction to any material amount of Collateral, any Loan Party’s reclamation or repossession of any Collateral, the return to any Loan Party of a material amount of goods, or if any Account Debtor asserts any claims or setoffs against Accounts that exceed Fifty Thousand and No/100 Dollars ($50,000) in the aggregate).

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SECTION 9.2. Schedules.

(a) Monthly Schedules. The Loan Party Representative must deliver to the Administrative Agent on or before the fifteenth (15th) day of each month, in each case for the prior month (except as otherwise provided below):

(i) a detailed accounts receivable aging including all invoices aged by invoice date (reconciled to the general ledger, the financial statements delivered pursuant to Section 9.6 and the Borrowing Base Certificate);

(ii) a schedule detailing all Account dilution;

(iii) a detailed accounts payable aging including all accounts payable aged by invoice date (reconciled to the general ledger and the financial statements delivered pursuant to Section 9.6);

(iv) an Inventory Report (which must include a lower of cost or market calculation), reconciled to the general ledger and the financial statements delivered pursuant to Section 9.6;

(v) a Borrowing Base Certificate (that is calculated as of the last day of the prior month and which is not binding on the Administrative Agent);

(vi) copies of monthly bank statements for each bank account maintained by the Loan Parties with a reconciliation statement (including reconciled to the financial statements delivered pursuant to Section 9.6);

(vii) evidence, in each case, in form and substance satisfactory to the Administrative Agent in all respects (A) no less than monthly, of the status of the Loan Parties’ payments to the PEO of amounts due and owing to the PEO, and (B) as of each fiscal quarter, that the PEO has timely filed Form 941 on behalf of the Loan Parties for their payroll tax obligations;

(viii) following such time, if any, as the Administrative Agent has approved the inclusion of Accounts in the Borrowing Base (as more specifically described in the definition of “Borrowing Base”)), a detailed accounts receivable roll-forward report; and

(b) Weekly Schedules. The Loan Party Representative must deliver to the Administrative Agent with each request for an Advance, but no less frequently than one time in every seven (7)-day period, an interim Borrowing Base Certificate (that is calculated as of one (1) Business Day preceding the date such interim Borrowing Base Certificate is delivered and which is not binding on the Administrative Agent) and reflecting all Inventory purchases during the applicable Specified Period; provided that, and following such time, if any, as the Administrative Agent has approved the inclusion of Accounts in the Borrowing Base (as more specifically described in the definition of “Borrowing Base”), the Borrowing Base Certificate shall also include such other activity (sales, collections, credits, credit memos, etc.) impacting Borrowers’ Accounts in the applicable Specified Period.

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(c) Additional Schedules. The Loan Party Representative must deliver to the Administrative Agent at such intervals as the Administrative Agent may reasonably require: (i) assignment schedules; (ii) copies of Account Debtor invoices; (iii) evidence of shipment and delivery of Goods (including, without limitation, executed and dated bills of lading, vendor invoices, proof of FOB shipping point on the purchase order or invoice, tracking information); and (iv) such further schedules, documents, and information as the Administrative Agent may reasonably require (including trial balances and test verifications). The Administrative Agent may confirm and verify Accounts by any manner and through any medium it chooses. All items, reports, and information under this Section must be (x) satisfactory to the Administrative Agent in its reasonable discretion, (y) executed by the Loan Party Representative, and (z) timely delivered to the Administrative Agent.

SECTION 9.3. Notice of Suits and Adverse Events. As soon as reasonably practicable upon any Loan Party’s receipt thereof, furnish the Administrative Agent with notice of (a) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to any Loan Party’s operation of its business; (b) any refusal by any Governmental Body or any other Person to renew or extend any Consent that is material to any Loan Party or any Loan Party’s business or operation thereof; (c) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person (but only if (i) a report indicates any material adverse change in any Loan Party’s business, operations, affairs, or condition or (ii) if copies are requested by the Administrative Agent); and (d) copies of any material notices and other communications from any Governmental Body that specifically relate to any Credit Party or any Collateral.

SECTION 9.4. Material Events. Promptly notify the Administrative Agent in writing if any of the following occur: (a) any Default Condition; (b) any default by any party under any Material Business Agreement; (c) any event, development, or circumstance that could reasonably be expected to cause any financial statement, projection (including the Projections), Borrowing Base Certificate, or other information or report furnished to the Administrative Agent to be untrue or misleading in any material respect (including anything that could reasonably be expected to cause any financial statement to not present fairly in any material respect, in accordance with GAAP consistently applied, the Loan Parties’ financial condition or operations on a consolidated or consolidating basis); (d) each default by any Loan Party under any Indebtedness (including any of the Subordinated Loans); (e) the commencement or threat in writing of any litigation, suit, or administrative proceeding affecting any Credit Party or any material portion of the Collateral (whether or not the claim is covered by insurance); and (f) any other development that could reasonably be expected to have a Material Adverse Effect.

SECTION 9.5. Annual Financial Statements. Furnish the Administrative Agent within one hundred and twenty (120) days after the end of each of the Loan Parties’ fiscal years (beginning, for the avoidance of doubt, with the fiscal year ending December 31, 2025), the Loan Parties’ audited financial statements on a consolidated and consolidating (if applicable) basis (including statements of income, stockholders’ deficit, and cash flow from the beginning of the current fiscal year to the end of the current fiscal year) and the balance sheet as at the end of the fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported on without qualification by an independent certified public accounting firm selected by the Loan Parties and satisfactory to the Administrative Agent in its reasonable discretion. In addition, these financial statements must be accompanied by a Compliance Certificate. Except for the audited financial statements for the fiscal year ended December 31, 2023, the Loan Parties shall not restate any prior year’s audited financial statements without providing prior written notice of any such restatement to the Administrative Agent.

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SECTION 9.6. Monthly Financial Statements. Furnish the Administrative Agent within thirty (30) days after the end of each fiscal month, (a) the Loan Parties’ unaudited balance sheet on a consolidated and consolidating (if applicable) basis and the Loan Parties’ unaudited statements of income, stockholders’ deficit, and cash flow on a consolidated and consolidating (if applicable) basis reflecting the results of operations from the beginning of the fiscal month to the end of the month (and for the month), prepared on a basis consistent with prior practices and complete and correct in all material respects (subject to normal and recurring year-end adjustments that individually and in the aggregate are not material) and setting forth in each case in comparative form the figures from the projected annual operating budget delivered under Section 9.8 for the current fiscal year, and (b) a written report setting forth, on a monthly basis, the Loan Parties’ projected borrowing needs and borrowing availability for the three (3) month period commencing as of the end of the fiscal month for which financial statements are delivered pursuant to clause (a) above, which report shall be in form and substance satisfactory to the Administrative Agent in its sole discretion; provided, however, that if an Event of Default has occurred and is continuing, the written reports described in clause (b) shall be provided on a week-by-week basis and include Loan Parties’ projected borrowing needs and borrowing availability for a thirteen (13)-week period. In addition, these financial statements must be accompanied by a Compliance Certificate.

SECTION 9.7. Additional Information.

(a) Promptly furnish the Administrative Agent with any additional information that the Administrative Agent may request in its reasonable discretion, as well as (i) copies of all environmental audits and reviews; (ii) at least thirty (30) days’ prior written notice of any Loan Party opening any new place of business, closing any existing place of business, or changing its legal name, entity type, or jurisdiction of organization, incorporation, or formation; (iii) as soon as reasonably practicable upon any Loan Party’s learning thereof, notice of any material labor dispute, strike, or walkout affecting any Loan Party and ninety (90) days’ prior written notice of the expiration of any labor contract binding on any Loan Party; (iv)(A) such other information regarding the Collateral, results of operations, business affairs and financial condition of any Loan Party or any Subsidiary as the Administrative Agent may reasonably request and (B) information and documentation requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act or other applicable anti-money laundering laws; (v) notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certificate; (vi) as promptly as practicable after acquiring, developing, or obtaining a license for any computer software programs, if any, all applicable authorization codes to the Administrative Agent such that the Administrative Agent is able to, at all times, view and access such computer software programs; (vii) any complaint or citation from any relevant governmental authority that threatens to shut down any portion of the business or operations of Loan Parties or otherwise restrict the operations of any Loan Party, in each case that could reasonably be expected to have a Material Adverse Effect; and (vii) as promptly as practicable after receipt thereof, any notice of default or termination received by a Loan Party with respect to (A) the PEO Services Agreement or (B) the Radial Agreement.

(b) Within thirty (30) days after the filing thereof, furnish the Administrative Agent with a true, correct and complete copy of each of Borrowers’ federal tax returns and any other report filed, or required to be filed, with the IRS; provided, however, that the Loan Parties shall furnish the Administrative Agent a true, correct and complete copy of any extension filed with the IRS within fifteen (15) days after the filing thereof.

SECTION 9.8. Projected Operating Budget and Availability Forecast. Furnish the Administrative Agent no later than thirty (30) days after the beginning of each fiscal year of the Loan Parties (beginning with the first fiscal year after the Closing Date), the Loan Parties’ month-by-month projected operating budget and cash flows on a consolidated and consolidating (if applicable) basis for the fiscal year (including for each month an income statement, a cash flow statement, and a balance sheet and availability projection). The projections under this Section must be accompanied by a certificate signed by the Loan Party Representative’s Authorized Officer stating that the projections and forecasts were prepared using sound financial planning practices consistent with past budgets and financial statements, and that the officer has no reasonable basis to question the reasonableness of any assumptions on which the projections and forecasts were prepared. Loan Parties acknowledge that no less than annually, the Administrative Agent will order (which shall be Expenses), and Loan Parties shall cooperate with the Administrative Agent in ordering, (a) copies of good standing certificates (or other analogous certificates) for each Loan Party from each jurisdiction where each Loan Party is required to be in good standing (or other analogous status), and (b) background checks regarding senior management, or key investors of the Loan Parties, as the Administrative Agent determines in its reasonable discretion.

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SECTION 9.9. Electronic Reporting. Unless otherwise agreed in writing by the Administrative Agent, all items and information required to be submitted by the Loan Parties under this Article must be delivered to the Administrative Agent by the specific method of Approved Electronic Communication designated by the Administrative Agent. All information sent by Approved Electronic Communication is treated as an authenticated record sent by the individual and entity whose electronic mail address is provided on the communication as “sender” or initiating party. In addition to Approved Electronic Communications, the Administrative Agent may from time to time require that items and information be provided to the Administrative Agent in physical form.

SECTION 9.10. Lender Information Requests. To the extent any Lender shall make a request in writing to the Administrative Agent for any information in respect of this Agreement that the Administrative Agent is permitted or authorized to request under the terms of the Loan Documents, then the Administrative Agent shall request from the Loan Parties such information and, upon receipt of the same, promptly deliver the same to such requesting Lender.

ARTICLE X.

EVENTS OF DEFAULT

Each of the following events is an “Event of Default”:

SECTION 10.1. Payment. Any Credit Party does not pay (a) any principal when due (whether at maturity, by acceleration, or otherwise), or (b) any other Obligation when due (whether at maturity, by acceleration, or otherwise).

SECTION 10.2. Misrepresentation. Any representation or warranty made or deemed as having been made by any Credit Party in any Loan Document, any related agreement, or in any certificate, document, or financial or other statement furnished to the Administrative Agent or any Lender is misleading in any material respect on the date when made or treated as having been made.

SECTION 10.3. Not Furnishing Information. Any Credit Party does not (a) furnish financial information required under the Loan Documents when due; (b) furnish any additional information requested by the Administrative Agent within three (3) Business Days of when requested; or (c) permit the Administrative Agent or its agents to immediately (and without condition) inspect its books, its records, its premises, or any Collateral.

SECTION 10.4. Liens. Any Lien (other than Permitted Liens), levy, assessment, injunction, or attachment is issued against any of any Loan Party’s property or against any other Collateral.

SECTION 10.5. Covenant Breaches.

(a) Any Credit Party does not perform, keep, or observe any term, provision, condition, or covenant in Article IV, Article VI, Article VII or Article IX.

(b) Any Credit Party does not perform, keep, or observe any term, provision, condition, or covenant in this Agreement or in any Loan Document or in any other agreement with the Administrative Agent or any Lender (other than those referred to in the immediately preceding clause (a) or elsewhere in this Article X), and such failure shall remain unremedied for fifteen (15) days after the earlier of (i) any officer of a Loan Party becomes aware of such failure, or (ii) notice thereof shall have been given to the Loan Party Representative by the Administrative Agent or any Lender.

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SECTION 10.6. Judgments. Any judgment or judgments are rendered or judgment liens are filed against any Credit Party (or any of its property) for an aggregate amount exceeding One Hundred Thousand and No/100 Dollars ($100,000) that are either not fully covered by insurance or, within fifteen (15) days, are not to the Administrative Agent’s satisfaction satisfied, stayed, discharged of record, or bonded.

SECTION 10.7. Insolvency. Any Credit Party: (a) becomes insolvent; (b) is unable, or admits in writing its inability, to pay its debts as they become due; (c) makes a general assignment for the benefit of creditors or to a liquidation agent; (d) files on its behalf or consents to an Insolvency Proceeding; (e) has an Insolvency Proceeding filed or instituted against it that is not dismissed within forty-five (45) days after it is filed or instituted; (f) applies to a court for the appointment of a receiver, trustee, or custodian for any of its assets; (g) has a receiver, trustee, or custodian appointed for any of its assets (with or without its consent); or (h) commences a self-liquidation of its assets. If an involuntary proceeding arises under Title 11 of the United States Code, neither the Administrative Agent nor any Lender has any obligation to continue any financing from and after the proceeding begins.

SECTION 10.8. Material Adverse Effect. A Material Adverse Effect occurs.

SECTION 10.9. The Administrative Agent’s Lien Priority. For any reason any Lien created under any Loan Document is not a valid, perfected, first-priority Lien (other than purchase-money Liens on Equipment that are expressly allowed under this Agreement to be senior to the Administrative Agent’s Liens), or shall be asserted by any Loan Party not to be a valid, perfected, first-priority Lien.

SECTION 10.10. Breaches under Material Business Agreements. Any default occurs under any Material Business Agreement that any Loan Party is a party to, that is not cured within any applicable cure period, and that could reasonably be expected to have a Material Adverse Effect.

SECTION 10.11. Cross Default. With respect to any Indebtedness with a balance of One Hundred Thousand and No/100 Dollars ($100,000) or more (a) any Loan Party (whether as primary obligor or as a guarantor or other surety) does not pay any principal or interest when and as the same shall become due and payable (whether at stated maturity, on demand, upon acceleration or otherwise) after any cure period or (b) a default exists under that Indebtedness that allows the holder of the Indebtedness to accelerate the Indebtedness (whether or not that right has been waived or deferred).

SECTION 10.12. Change of Control. A Change of Control occurs.

SECTION 10.13. Invalidity. (a) Any provision of any Loan Document is not, for any reason, at all times valid, binding, and enforceable with respect to, each Credit Party and each other Person party thereto, or (b) any Credit Party or any other Person party thereto claims in writing that any provision of any Loan Document is not, for any reason, valid, binding, and enforceable on such Credit Party or such Person.

SECTION 10.14. Intellectual Property. Any Governmental Body: (a) revokes, terminates, suspends, or adversely modifies any of any Loan Party’s Intellectual Property necessary to the conduct of its business; (b) begins proceedings to suspend, revoke, terminate, or adversely modify any of any Loan Party’s Intellectual Property necessary to the conduct of its business as typically conducted and those proceedings are not dismissed or discharged within thirty (30) days; or (c) schedules or conducts a hearing on the renewal of any Intellectual Property material to any Loan Party’s business and the Governmental Body issues a report recommending the termination, revocation, suspension, or material, adverse modification of any such Intellectual Property.

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SECTION 10.15. Destruction of Collateral. Any portion of the Collateral is seized or taken by a Governmental Body, or any Credit Party is (or any Credit Party’s title or rights are) the subject to litigation that may, as determined by the Administrative Agent in its reasonable discretion, result in material impairment or loss of the security provided by any Loan Document, or a casualty occurs as to any material asset used in the conduct of any Loan Party’s business that is not covered by insurance in an amount sufficient to replace such asset.

SECTION 10.16. Business Interruption. Any material portion of any Loan Party’s operations are interrupted at any time for more than three (3) consecutive days.

SECTION 10.17. Guarantor Repudiation or Death of an Individual Guarantor. (a) Any Guaranty of any of the Obligations is not in full force and effect; (b) any action is taken to discontinue or to assert that any Guaranty of any of the Obligations is not in full force and effect; (c) any Guarantor of any of the Obligations does not comply with any of the terms or provisions of its Guaranty or any other default occurs under any Guaranty; (d) any Guarantor of any of the Obligations denies or gives the Administrative Agent notice that it does not have any further liability under any Guaranty; or (e) any Individual Guarantor dies, becomes disabled, or becomes incapacitated.

SECTION 10.18. Indictment; Forfeiture. The indictment of, or institution of any legal process or proceeding against, any Credit Party, or any of its or their officers or directors, under any applicable law where the relief, penalties, or remedies sought or available are a felony or include the forfeiture of more than One Hundred Thousand and No/100 Dollars ($100,000) of property of any Credit Party or the imposition of any stay or other order, the effect of which could reasonably be expected to restrain in any material way the conduct by any Credit Party of its business in the ordinary course.

SECTION 10.19. Hedging Contracts. If any event of default, termination event, or other similar event occurs under any Hedging Contract that a Loan Party is a party to.

SECTION 10.20. Subordinated Loan Default.

(a) An event of default occurs under any Subordinated Loan Documents that is not cured or waived within any applicable grace period, or if any party to a Subordination Agreement breaches or violates, or attempts to terminate or challenge the validity (or any other Person shall so challenge the validity) or enforceability of, that Subordination Agreement.

(b) (i) The subordination or intercreditor provisions of the documents evidencing or governing any Subordinated Loan and/or Liens securing such Subordinated Loan (including, without limitation, each Subordination Agreement) (all of the foregoing, collectively, the “Intercreditor Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness or Lien or such holder shall fail to comply with such Intercreditor Provisions; or (ii) any Borrower or any other Person shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Intercreditor Provisions, (B) that the Intercreditor Provisions exist for the benefit of the Secured Parties, or (C) that all payments of principal of or premium and interest on the applicable Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Intercreditor Provisions.

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ARTICLE XI.

THE LENDERS’ AND ADMINISTRATIVE AGENT’S RIGHTS AND REMEDIES AFTER AN EVENT OF DEFAULT

SECTION 11.1. Rights and Remedies. When an Event of Default occurs under Section 10.7, all Obligations are immediately due and payable and the Lenders’ obligation to make Loans or Advances immediately terminates. When any Event of Default exists, the Administrative Agent (and each Lender, as applicable) has all rights and remedies provided under the Loan Documents, by law, and under all other existing and future agreements between the Administrative Agent (or the Lenders, as applicable) and any Credit Party. All rights and remedies are cumulative. Without limiting the preceding, when an Event of Default exists, the Administrative Agent may, at its election (and shall, at the written request of the Required Lenders), without notice and without demand, do any one or more of the following (all of which are authorized by the Loan Parties):

(a) Declare all Obligations immediately due and payable.

(b) Direct the Lenders to stop making Loans or Advances.

(c) Terminate the Administrative Agent and each Lender’s future obligations to any Loan Party (which does not affect the Administrative Agent’s or any Lender’s rights, the Administrative Agent’s Liens on the Collateral, or the Obligations), including without limitation, by declaring the Revolving Commitments to be terminated, whereupon such Revolving Commitments and obligations shall be terminated.

(d) Reduce or condition the Revolving Commitments.

(e) Settle or adjust disputes and claims directly with Account Debtors for amounts and on terms that the Administrative Agent determines in its discretion (and the Administrative Agent will credit Borrowers’ Loan Account with only the net-cash amounts received by the Administrative Agent after deducting all Expenses).

(f) Direct the Loan Parties to hold and segregate all returned Inventory in trust for the Administrative Agent.

(g) Make payments and do acts that the Administrative Agent considers necessary or appropriate in its discretion to protect and preserve its Lien on the Collateral. If requested by the Administrative Agent, the Loan Parties must assemble the Collateral, deliver the Collateral to any location specified by the Administrative Agent, or allow the Administrative Agent or its agents to pick up the Collateral.

(h) Without retaining any Collateral in satisfaction of an obligation (within the meaning of Section 9-620 of the UCC), the Administrative Agent may hold or set off and apply to the Obligations any: (i) balances and deposits of any one or more of the Loan Parties held by the Administrative Agent (including any amounts received in a lockbox (including any Lockbox), blocked account, or a Cash Concentration Account); (ii) Indebtedness at any time owing to or for the credit or the account of any Loan Party held by the Administrative Agent; and (iii) all of each Loan Party’s balances and deposits held or controlled by the Administrative Agent (including any amounts received in a lockbox (including any Lockbox), blocked account, or a Cash Concentration Account).

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(i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. The Administrative Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of compensation to any Loan Party or any other Person) any or all of each Loan Party’s Intellectual Property (including, without limitation, all proprietary computer software programs) and any property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Loan Parties’ rights under all licenses, all franchise agreements, and all proprietary computer software programs may be used by the Administrative Agent without cost.

(j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Loan Party’s premises) as the Administrative Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any sale. The Administrative Agent will give notice of the disposition of the Collateral as required by law. Any deficiency that exists after disposition of the Collateral as provided above must be paid immediately by the Loan Parties. Any excess will be remitted without interest by the Administrative Agent to the party or parties legally entitled to the excess.

(k) Credit bid and purchase at any public sale.

(l) The Administrative Agent is entitled to the immediate appointment of a receiver for all or any part of the Collateral (whether the receivership is incidental to a proposed sale of the Collateral under the UCC or otherwise). Each Loan Party (i) consents to the appointment of a receiver without notice or bond, to the fullest extent not prohibited by applicable law, (ii) waives all notices of and defenses to the appointment of a receiver, and (iii) may not oppose any application the Administrative Agent makes for the appointment of a receiver. At the Administrative Agent’s option, the receivership may continue until the Obligations are fully satisfied and performed.

(m) The Administrative Agent shall have the right to appoint an advisor to the Loan Parties, at the sole expense of the Loan Parties, on such terms and periods as determined by the Administrative Agent in its discretion.

In addition the Administrative Agent has all rights and remedies provided by law or in equity and any rights and remedies contained in the Loan Documents. The exercise or non-exercise of any right or remedy does not preclude the exercise of any other right or remedy. All rights and remedies are cumulative. The proceeds realized from any sale or other disposition of any Collateral may be applied, first to any Expenses incurred by the Administrative Agent, second to any reimbursable Expenses incurred by any Lender, and then to the remainder of the Obligations in such order of application as the Administrative Agent may elect in its discretion, with Borrowers and the other Loan Parties remaining liable for any deficiency. Neither the Administrative Agent nor any Lender shall accept or consent to the acceptance of any Collateral, or non-cash proceeds of any such Collateral, in partial or full satisfaction of the Obligations, except with the prior written consent of the Administrative Agent and all Lenders (such consent not to be unreasonably withheld, conditioned or delayed).

SECTION 11.2. No Waiver. No delay on the Administrative Agent’s (or any Lender’s, if applicable) part in exercising any right, power, or privilege under this Agreement or any Loan Document is a waiver, nor does any single or partial exercise of any right, power, or privilege under this Agreement or otherwise preclude the exercise of any other right, power, or privilege.

ARTICLE XII.

WAIVERS AND JUDICIAL PROCEEDINGS

SECTION 12.1. Notice Waiver. To the fullest extent not prohibited by law, each Loan Party waives all notices and demands that it would otherwise be entitled to receive (including non-payment of any of the Accounts, demand, presentment, protest, notice of acceptance, notice of Loans or Advances made, credit extended, or Collateral received or delivered).

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SECTION 12.2. Delay. Any delay or omission by the Administrative Agent (or any Lender, if applicable) in exercising any right, remedy, or option does not waive that right (or any other right, remedy, option, or default).

SECTION 12.3. Jury Waiver. EACH PERSON PARTY HERETO EACH IRREVOCABLY WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY KIND BROUGHT BY ANY SUCH PERSON AGAINST ANOTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PERSON PARTY HERETO EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, WHETHER OR NOT SPECIFICALLY SET FORTH THEREIN.

ARTICLE XIII.

EFFECTIVE DATE AND TERMINATION

SECTION 13.1. Term. This Agreement inures to the benefit of, and is binding on, the respective successors and permitted assigns of each Loan Party, the Administrative Agent, each Lender, and their respective successors and assigns permitted hereby, is effective on the Closing Date, and continues in full force and effect until the Termination Date unless sooner terminated as provided in this Agreement. Without limiting Section 11.1, (a) the Revolving Commitment expires on the Maturity Date, and (b) all Obligations must be paid in full by Borrowers on the Maturity Date. Borrowers may terminate this Agreement with at least ninety (90) days’ prior written notice to the Administrative Agent by (1) paying all Obligations in full (including the Prepayment Fee in the following sentence); and (2) paying in full (or, at the Administrative Agent’s election, cash collateralizing to its satisfaction) Hedging Obligations. If for any reason the Revolving Commitment is permanently reduced before the Termination Date, this Agreement is terminated or all Obligations are paid in full before the Termination Date (including under Sections 13.1 and 11.1), Borrowers must pay the Administrative Agent, for the account of the Lenders, a termination premium (the “Prepayment Fee”) equal to:

Period during which permanent reduction, early termination or repayment in full occurs	Prepayment Fee
On or before the first anniversary of the Closing Date	3% of the Specified Amount

After the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date	2% of the Specified Amount

After the second anniversary of the Closing Date and on or before the Termination Date	1% of the Specified Amount

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In addition to the foregoing, the Prepayment Fee is also due and payable: (i) in connection with any acceleration of the Loans or termination of this Agreement when an Event of Default exists during any of the applicable periods set forth above; (ii) if any Loan Party becomes subject to an Insolvency Proceeding and this Agreement is terminated or all Obligations are paid in connection with any Insolvency Proceeding; or (iii) in connection with payment of any Obligations by any trustee, receiver, interim receiver, administrator, custodian, debtor-in-possession, or other court appointed or legally authorized representative. The Loan Parties agree that the Prepayment Fee is a reasonable estimate of the Lenders’ damages due to the early termination of this Agreement and the Loan Parties agree that the amount is reasonable under the current circumstances currently existing. The Prepayment Fee is part of the Obligations and is secured by the Collateral.

SECTION 13.2. Termination. The termination of this Agreement does not affect any Loan Party’s Obligations arising before the effective Termination Date, and the Loan Documents remain in full force and effect until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened). The Liens and rights granted to the Administrative Agent (including the financing statements) continue in full force and effect notwithstanding the termination of this Agreement or that the Loan Account may from time to time be in a zero or credit position, until all of the Obligations of each Loan Party have been paid or performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened). Accordingly, each Loan Party waives any rights that it may have under the UCC or other applicable law to require that the Administrative Agent file termination statements or mortgage discharges with respect to the Collateral unless and until this Agreement has been terminated in accordance with its terms, and all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened). All indemnification obligations in the Loan Documents survive the termination of the Loan Documents and payment and performance of the Obligations in full. In addition, certain provisions of the Loan Documents remain in effect even after all Obligations are irrevocably paid and performed in full.

ARTICLE XIV.

LOAN PARTY REPRESENTATIVE

SECTION 14.1. Appointment and Relationship. The Loan Party Representative is appointed by each Loan Party as its contractual representative under each Loan Document and each Loan Party irrevocably authorizes the Loan Party Representative to act as the contractual representative with the rights and duties set forth in the Loan Documents. The Loan Party Representative agrees to act as such contractual representative. Additionally, each Loan Party appoints the Loan Party Representative as its agent to receive all Loan proceeds in its operating account and to promptly disburse the Loans to the appropriate Borrower. None of the Administrative Agent, any Lender, or any of their respective officers, directors, agents, or employees are liable to the Loan Party Representative or any Loan Party for any action taken or omitted to be taken by the Loan Party Representative or the Loan Parties under this Article, except for those actions resulting (as determined by a court of competent jurisdiction in a final, non-appealable judgment) from the gross negligence or willful misconduct of the Administrative Agent, any Lender, or any of their respective officers, directors, agents, or employees.

SECTION 14.2. Authority. Each Loan Party authorizes the Loan Party Representative on its behalf to execute and deliver to the Administrative Agent and the Lenders, as applicable, the Loan Documents and all related agreements, certificates, documents, and instruments as are necessary or appropriate to effect the purposes of the Loan Documents (including Borrowing Base Certificates and Compliance Certificates). Each Loan Party agrees that any action taken by the Loan Party Representative (or the other Borrowers) in accordance with the terms of the Loan Documents, and the Loan Party Representative’s exercise of its powers in the Loan Documents (together with such other powers as are reasonably incidental) are binding on all of the Loan Parties.

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SECTION 14.3. Notices. Each Loan Party and the Loan Party Representative must promptly notify the Administrative Agent if a Default Condition exists. Any notice of a Default Condition provided by the Administrative Agent to the Loan Party Representative is treated as notice to each Loan Party.

SECTION 14.4. Joint and Several Obligations.

(a) Each Loan Party is jointly and severally liable for all Obligations and this joint and several liability is not affected by any extensions, renewals, waivers, or forbearances granted by the Administrative Agent or any Lender, as applicable, the Administrative Agent’s or any Lender’s failure to give any Loan Party notice of any borrowing or any other notice, the Administrative Agent’s or any Lender’s failure to pursue or preserve its rights against any Loan Party or other Person, the Administrative Agent’s release of any Collateral, or any other defense available to a surety.

(b) Each covenant, agreement, obligation, representation, and warranty of the Loan Parties contained in the Loan Documents is the joint and several undertaking of each Loan Party. Each Loan Party acknowledges that its obligations might be construed to be, at least in part, a guarantee of the Obligations of the other Loan Parties and, in full recognition of that fact, each Loan Party consents and agrees that the Administrative Agent may, at any time and from time to time without notice or demand, whether before or after any actual or purported termination, repudiation, or revocation of this Agreement by any Loan Party, and without affecting the enforceability or continuing effectiveness of the Loan Documents as to any Loan Party or each Loan Party’s joint and several liability for the Obligations: (i) supplement, restate, modify, amend, waive, increase, decrease, extend, renew, or otherwise change the Loan Documents (including time for payment (including any increase or decrease of the interest rates or advance rates in the Borrowing Base)); (ii) accept partial payments; (iii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guarantees (and apply any security and direct the order or manner of sale as determined by the Administrative Agent); (iv) release any Person from any liability with respect to any of the Loan Documents; (v) settle, release on terms satisfactory to the Administrative Agent or by operation of applicable law or otherwise liquidate or enforce any security or Guaranty in any manner, consent to the transfer of any security, and bid and purchase at any sale; or (vi) consent to a merger, change, or any other restructuring or termination of any Loan Party’s existence and correspondingly restructure the Obligations.

(c) Each Loan Party states and acknowledges that: (i) the Loan Parties desire to utilize their borrowing potential on a consolidated basis as if they were merged into a single entity and that the Loan Documents establish credit facilities that would not otherwise be available to the Loan Parties if each Loan Party were not jointly and severally liable for the Obligations; (ii) it has determined that it will benefit specifically and materially from the Loans and Advances under this Agreement; (iii) it is both a condition precedent to the Administrative Agent’s and each Lender’s obligations and the desire of the Loan Parties that each Loan Party execute and deliver the Loan Documents to the Administrative Agent; and (iv) the Loan Parties have requested and bargained for the structure and terms of and security for the advances under the Loan Documents. If for any reason any Loan Party’s obligations under the Loan Documents (or if any Liens securing the joint and several Obligations), would, but for this Section, be unenforceable under applicable law, then the joint and several liability and each Lien is valid and enforceable to the maximum extent that would not cause the joint and several liability or Liens to be unenforceable under applicable law (and the joint and several liability and each Lien is treated as having been automatically amended accordingly at all relevant times).

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(d) To the extent that any Loan Party, under this Agreement as a joint and several obligor or a Guarantor, repays any Obligations constituting either or both Loans or other Obligations incurred directly and primarily by any other Loan Party (an “Accommodation Payment”), then the Loan Party making an Accommodation Payment is entitled to contribution and indemnification from (and to be reimbursed by) each of the other Loan Parties in an amount, for each of the other Loan Parties, equal to a fraction of the Accommodation Payment, the numerator of which is the other Loan Parties’ Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties. As of any determination date the “Allocable Amount” of each Loan Party is equal to the maximum liability for Accommodation Payments that could be asserted against that Loan Party without: (i) rendering that Loan Party “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”); (ii) leaving that Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA; or (iii) leaving that Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims for contribution, indemnification, and reimbursement under this Section and applicable law are subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section, to the extent expressly inconsistent with other provisions of the Loan Documents, supersede the inconsistent provisions.

SECTION 14.5. Cross Guaranty.

(a) Notwithstanding that the Loan Parties are jointly and severally liable for all Obligations, if for any reason the Loan Parties are found in a final, non-appealable order not to be jointly and severally liable for all Obligations, then provisions of this Section apply and each Loan Party absolutely and unconditionally guarantees to the Administrative Agent and each Lender, and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration, or otherwise) and performance of all Obligations (excluding Excluded Hedging Obligations). Each Loan Party’s Guaranty obligation is in addition to all other Guaranty obligations and is a payment and performance Guaranty (and not a collection Guaranty), and its obligations under this Section are absolute and unconditional, irrespective of, and not affected by:

(i) The genuineness, validity, regularity, enforceability or any future amendment of, or change in, any other Loan Document or any other agreement, document, or instrument to which the other Loan Parties are or may become a party.

(ii) the Administrative Agent or the Lenders, as applicable, not enforcing the Loan Documents (including this Section).

(iii) The existence, value, or condition of any Collateral, the Administrative Agent not perfecting its Lien on any Collateral, the Administrative Agent releasing any Collateral, or any Person liable for the Obligations.

(iv) Any other action or circumstances that could be a legal or equitable defense of a surety or guarantor.

(b) The Administrative Agent does not have to proceed against any other Person (including any other Loan Party) or any Collateral before requiring payment by any one or more of the Loan Parties. The Administrative Agent may proceed, before, after, or at the same time to enforce its rights under this Section and against any Collateral.

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(c) Each Loan Party waives and agrees that it may not at any time insist on, plead, or claim, or take the benefit or advantage of any laws, claims, or doctrines related to appraisal, valuation, stay, extension, marshaling, redemption, or exemption. Each Loan Party waives with respect to its obligations and with respect to any of the Obligations: (i) all defenses with respect to diligence, presentment, demand, maturity, extension of time, change in nature or form of the Obligations, acceptance, release of security, composition, or agreement arrived at as to the amount of, or the terms of, the Obligations, other than payment in full of the Obligations; (ii) notice of adverse change in the other Loan Parties’ financial condition; and (iii) any other fact that might increase the risk to that Loan Party. Each Loan Party also waives the benefit of all provisions of law that are or might be in conflict with the terms of this Section. Each Loan Party represents, warrants, and agrees that its obligations under this Section are not and will not be subject to any setoffs, defenses, or counterclaims. Each Loan Party’s obligations under this Section remain in full force and effect until the Obligations have been irrevocably paid and performed in full and the Loan Documents have been terminated (other than contingent obligations with respect to which no claim has been asserted or threatened). Each Loan Party is in the same position as a principal debtor with respect to the Obligations and expressly waives all rights it has and may have to require that the Administrative Agent or the Lenders, as applicable, proceed against any other Loan Party or any Collateral before proceeding against, or as a condition to proceeding against, that Loan Party. The parties acknowledge that, but for the provisions of this Section (including the waivers), none of the Administrative Agent or any Lender would enter into the Loan Documents.

(d) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, until the Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened), each Loan Party:

(i) Subordinates and defers all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, setoff, or any other rights that a surety could have against a principal, a guarantor, a maker, a co-maker, an obligor, an accommodation party, a holder, a transferee, and that a Loan Party may have against any Person (including another Loan Party) in connection with or as a result of a Loan Party performing its obligations under the Loan Documents or any other agreements.

(ii) Irrevocably subordinates and defers any “claim” (as defined in the Bankruptcy Code) against any Person (including the other Loan Parties and any surety for any of the Obligations), either directly or as an attempted set off to any action instituted by the Administrative Agent against any Person (including the other Loan Parties).

(iii) Acknowledges and agrees (x) that this subordination and deferral is intended to benefit the Administrative Agent and the Lenders and does not limit or otherwise affect that Loan Party’s liability or the enforceability of this Section and (y) that the Administrative Agent, each Lender, and their respective successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section.

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(e) If the Administrative Agent enforces its rights with respect to any Collateral (either by judicial foreclosure or by non-judicial sale or enforcement), the Administrative Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights, remedies, and benefits under this Section. If, in the exercise of any of its rights and remedies, the Administrative Agent forfeits any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable laws relating to “election of remedies” or similar laws, the Loan Parties consent to that action by the Administrative Agent and waive any claim based on that action, even if the action by the Administrative Agent results in a full or partial loss of any subrogation or other rights that a Loan Party might otherwise have had but for the Administrative Agent’s action. Any election of remedies that results in the denial or impairment of the Administrative Agent’s right to seek a deficiency judgment against a Loan Party does not impair the other Loan Parties’ obligation to pay the full amount of the Obligations. If the Administrative Agent bids at any foreclosure sale, trustee sale, or at any private sale, the Administrative Agent may bid all or less than the amount of the Obligations and the amount of the Administrative Agent’s bid need not be paid by the Administrative Agent but will instead be credited against the Obligations. The amount of the successful bid at any such sale, whether by the Administrative Agent or any other bidder, is conclusively treated as the fair market value of the Collateral (and the difference between that bid amount and the remaining balance of the Obligations is conclusively treated as the amount of the Obligations guaranteed under this Section, notwithstanding that any law, court decision, or ruling may have the effect of reducing the amount of the deficiency claim but for bidding at any sale).

(f) The Guaranty in this Section is a continuing Guaranty that remains in full force and effect until the Obligations are irrevocably paid and performed in full.

(g) Each Loan Party’s liability under this Section is limited to an amount not to exceed on any determination date the greater of (i) or (ii):

(i) The net amount of all Loans to or for the benefit of the other Loan Parties under this Agreement and then re-loaned or otherwise transferred to or directly benefiting the subject Loan Party.

(ii) The Loan Party’s Allocable Amount, after taking into account, among other things, that Loan Party’s right of contribution and indemnification from the other Loan Parties under Section 14.4.

SECTION 14.6. Waivers. Each Loan Party waives (i) all rights with respect to subrogation, reimbursement, indemnity, exoneration, contribution, or any other claim that has or could have against the other Loan Parties or other Person directly or contingently liable for the Obligations, or against or with respect to the other Person’s (including any Loan Party’s) property (including, any property that is Collateral for the Obligations), arising in connection with the Loan Documents, until the Loan Documents are terminated and the Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and (ii) any defense it may otherwise have to paying and performing the Obligations based on any contention that its liability under the Loan Documents is limited and not joint and several. The preceding waivers and all other waivers in the Loan Documents are a material inducement to the Administrative Agent’s and each Lender’s agreement to enter into the Loan Documents and to make Advances and other Loans.

ARTICLE XV.

MISCELLANEOUS

SECTION 15.1. Governing Law.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PURSUANT TO NEW YORK GENERAL OBLIGATION LAW §5-1401 BUT WITHOUT REGARD TO ITS OTHER CONFLICTS OF LAW PRINCIPLES.

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(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, THE ADMINISTRATIVE AGENT, AND EACH LENDER SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT, AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO VENUE ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION. NOTWITHSTANDING THE FOREGOING, THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION AS THE ADMINISTRATIVE AGENT OR SUCH LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO EXERCISE REMEDIES WITH RESPECT TO THE COLLATERAL.

SECTION 15.2. Location of Closing. Each Lender acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement to the Administrative Agent at Lexington Ave, 59th Floor, New York, NY 10174. Each Borrower acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement and each other Loan Document, together with all other documents, instruments, opinions, certificates and other items required under Section 8.1, to the Administrative Agent at 405 Lexington Ave, 59th Floor, New York, NY 10174. All parties agree that the closing of the transactions contemplated by this Agreement has occurred in New York.

SECTION 15.3. Entire Understanding; Waivers of Defaults; Amendments.

(a) This Agreement and the other Loan Documents (including all recitals) are the entire agreement among the parties related to the subject matter of the Loan Documents. The Loan Documents supersede all prior agreements, commitments (including any commitment letters), and understandings among the parties related to the subject matter of the Loan Documents.

(b) Any promises, representations, warranties, or guarantees that may arise in the future among the parties are not effective unless they are in a writing signed by each Loan Party’s and the Administrative Agent’s or a Lender’s, as applicable, respective officers. No part of the Loan Documents (including any Guaranty or any other guaranty of the Obligations) may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing signed by the Borrowers, the Required Lenders and the Administrative Agent (or the Borrowers and the Administrative Agent with the consent of the Required Lenders), and then such change, modification, amendment, waiver, supplement, discharge, cancellation or termination shall be effective only in the specific instance and for the specific purpose for which given; provided, that in addition to the consent of the Required Lenders, no change, modification, amendment, waiver, supplement, discharge, cancellation or termination shall:

(i) increase any Commitment of any Lender without the written consent of such Lender;

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(ii) reduce the principal amount of any Loan, or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby (provided, that, a determination to discontinue interest at the Default Rate, a waiver of any Default or Event of Default, or an amendment to the criteria or definitions affecting the calculation of “availability” shall not constitute a reduction of interest for this purpose);

(iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or any fees hereunder, or reduce the amount of, waive or excuse any such payment (other than any amendment to Section 2.5(h) or any waiver of any mandatory prepayment thereunder), or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby;

(iv) change any of the provisions of this Section 15.3(b) or the definition of “Required Lenders” or “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(v) release all or substantially all Collateral securing any of the Obligations, without the written consent of each Lender;

(vi) subordinate the Obligations to any other Indebtedness or subordinate the Liens securing the Obligations to any other Liens (except as expressly contemplated hereby), without the written consent of each Lender;

(vii) except as expressly set forth elsewhere in this Agreement, waive any of the conditions precedent (including the waiver of any Default or Event of Default) to the making or issuance of Revolving Loans pursuant to Section 8.2 without the written consent of the Required Revolving Lenders; or

(viii) increase the advance rates specified in the definition of “Borrowing Base”, without the written consent of the Required Revolving Lenders; provided, further, that no such change, modification, amendment, waiver, supplement, discharge, cancellation or termination shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of the Administrative Agent.

(c) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that no Commitment of such Lender may be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender).

(d) Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 3.8, 3.12, 2.12 and 15.6), such Lender shall have no other commitment or other obligation hereunder, and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

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(e) Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement any Loan Document to cure any ambiguity, omission, mistake, defect or inconsistency.

(f) Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of the Loan Documents (or has had the opportunity to be advised) and that it is not relying on any oral representations or statements by the Administrative Agent or any Lender in entering into the Loan Documents.

SECTION 15.4. Transfers and Assignments.

(a) Assignments by the Loan Parties. The Loan Parties may not assign or otherwise transfer any of their rights hereunder or under any other Loan Document, or the Obligations, without the Administrative Agent’s prior written consent.

(b) Assignments by the Lenders.

(i) No Lender may at any time sell, assign, or grant a Lien on all or any portion of its interest in the Loan Documents and the Obligations except (A) to an assignee in accordance with the provisions of Section 15.4(b)(ii), (B) by way of participation in accordance with the provisions of Section 15.4(d), or (C) by way of a pledge or assignment of a security interest subject to the restrictions of Section 15.4(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Any assignment creates a direct obligation of the Loan Parties to the assignee and each assignee is a “Lender” for all purposes under the Loan Documents. Further, in connection with any Lender’s sale of a participation or an assignment of any interest in the Loans, such Lender may provide to the participant or assignee any financial or other information it knows of related to the Loan Parties and the Loan Documents.

(ii) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Loans (including Loans at the time owing to it)); provided, that (A) the prior written consent of the Administrative Agent shall be required unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender, (B) the prior written consent of all Lenders shall be required (such consent not to be unreasonably withheld, conditioned or delayed), and (C) the parties to each assignment shall deliver to the Administrative Agent (x) a duly executed Assignment and Acceptance, (y) unless waived by the Administrative Agent, a processing and recordation fee of $3,500, and (z) such other information as the Administrative Agent may request in its sole discretion; provided, further, that no such assignment shall be made to (w) any Competitor, (x) any Loan Party or any Loan Party’s Affiliates or Subsidiaries, (y) a natural person, or (z) a Defaulting Lender or any of its Subsidiaries.

(iii) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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(iv) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 15.4(c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.8, 3.12, 2.12 and 15.6 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 15.4(d).

(c) The Administrative Agent may maintain a register to record the names and addresses of each party to a transfer under this Section, the commitments to make Advances and other Loans, and principal amounts of the Loans owing to Lender and any other Persons under the terms of the Loan Documents (the “Register”). The entries in the Register are conclusive, and the Loan Parties and Lender may treat each Person whose name is recorded in the Register as a Lender under the Loan Documents. The Register is available for inspection by the Borrowers, each Lender, or any assignee or participant at reasonable times upon reasonable prior written notice.

(d) Participations.

(i) Any Lender may at any time, without the consent of, or notice to, the Borrowers, but with the prior written consent of the Administrative Agent, sell participations to any Person (other (w) any Competitor, (x) any Loan Party or any Loan Party’s Affiliates or Subsidiaries, (y) a natural person, or (z) a Defaulting Lender or any of its Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and, when the consent of such Lender is required, to approve any amendment, modification or waiver of any provision of this Agreement. Subject to Section 15.4(d)(iv), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.8, 3.12 and 2.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.

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(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Borrowers and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iv) A Participant shall not be entitled to receive any greater payment under Sections 3.8, 3.12, and 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to the benefits of Section 2.12 unless the Loan Party Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.12(e) and (g) as though it were a Lender.

(e) Pledge. Any Lender may at any time grant a Lien in all or any portion of its rights under this Agreement to secure such Lender’s obligations to any Person (including a Federal Reserve Bank and such Lender’s lender).

(f) Notes. Borrowers must execute and deliver: (i) to the applicable Lender, the transferor, and the transferee any consent or release (of all or a portion of the obligations of the transferor) in connection with each assignment or other transfer under this Section; (ii) if a Lender’s entire interest in its commitments to make Advances and other Loans and all of its Advances and other Loans have been transferred to the transferee, a note, as may be requested; and (iii) if only a portion of a Lender’s interest has been transferred, notes to each of the transferor and the transferee, as may be requested.

SECTION 15.5. Payment Application. The Administrative Agent has the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations in such order as the Administrative Agent determines. To the extent that any Loan Party makes a payment or the Administrative Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit that are later invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, debtor-in-possession, receiver, custodian, or any other Person under any bankruptcy law, common law, or equitable principal, then, to that extent, the Obligations or part of the Obligations intended to be satisfied is revived and continue as if the payment or proceeds had not been received by the Administrative Agent or such Lender, as applicable.

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SECTION 15.6. Expenses; Indemnity.

(a) Borrowers shall pay all Expenses promptly upon request. For the avoidance of doubt, and without limiting the foregoing, the Borrowers shall pay (i) all Expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the negotiation, preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document or any amendment, modification or waiver thereof shall be consummated), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates; (ii) all Expenses of the Administrative Agent and its Affiliates relating to administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of the Administrative Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; (iii) subject to the limits of Section 4.10, all Expenses of the Administrative Agent and its Affiliates related to any examination or appraisal with respect to any Loan Party or Collateral by the Administrative Agent’s personnel or a third party; and (iv) all Expenses (including the fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such Expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Each Loan Party indemnifies the Administrative Agent, each Lender, and each of their respective Affiliates and their and their respective Affiliates’ respective officers, directors, attorneys, representatives, employees, advisors, and agents (each an “Indemnified Person”) from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, inactions, judgments, suits, costs, Expenses, and disbursements of any kind or nature whatsoever (including attorneys’ fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against the Administrative Agent or any Lender in any litigation, proceeding, or investigation with respect to any aspect of, performance or non-performance of any covenant or other obligation included in, or any transaction contemplated by, or referred to in, or any matter, action or inaction related to, the Loan Documents, whether or not the Administrative Agent or such Lender is a party to the Loan Documents (each and all of the foregoing, the “Indemnified Liabilities”). WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON. The foregoing to the contrary notwithstanding, no Loan Party shall have any obligation to any Indemnified Person under this Section with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. The Loan Parties must pay all Expenses when due. The Loan Parties’ obligation to pay the Expenses and all of the reimbursement and indemnification obligations provided for in the Loan Documents are part of the Obligations, are secured by all of the Collateral, and survive the repayment of the Obligations.

(c) To the extent that the Borrowers fail to pay any amount required to be paid to the Administrative Agent, under subsection (a) or (b) hereof, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (in accordance with its respective Revolving Commitment (or outstanding Revolving Loans, as applicable) determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

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SECTION 15.7. Notice. Any notice or request may be given to the Loan Party Representative (individually or on behalf of each Loan Party) or to the Administrative Agent or any Lender at their respective addresses stated below (or at such other address as may be specified in a notice designated as a notice of change of address under this Section). Any notice, request, demand, direction, or other communication (for purposes of this Section only, a “Notice”) to be given to or made on any party under any provision of the Loan Documents must be given or made in writing (which includes by means of electronic transmission (i.e., “email”) or facsimile transmission). Any Notice must be delivered to the applicable parties at the addresses and numbers set forth under their respective names in this Section or in accordance with any later unrevoked Notice from any party that is given in accordance with this Section. Any notice given to the Loan Party Representative is treated as having been given to each other Loan Party. Any Notice is effective:

(a) In the case of hand-delivery, when delivered.

(b) If given by mail, four (4) days after the Notice is deposited into the U.S. mail.

(c) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine number if the sending party receives a delivery confirmation from its own facsimile machine.

(d) In the case of other electronic transmission, when actually received.

(e) If given by other means (including by overnight courier), when actually received.

As of the Closing Date, the applicable parties’ addresses and numbers are as follows:

(i)	If to the Administrative
	Agent at:	ABL OPCO LLC
6801 Gaylord Pkwy. Suite 202
Frisco, TX 75034
Attention: Joe Curdy, Managing Director
Telephone: 469-222-7891
Email: joe.curdy@mountainrdigecap.com

With a copy to
	(which is not notice):	ABL OPCO LLC
405 Lexington Avenue, 59th Floor
New York, NY 10174
Attention: Craig Winslow, Chief Credit Officer
Telephone: 203-644-3368
Email: craig.winslow@mountainridgecap.com

(ii)	If to Loan Party
	Representative at:	Coyuchi, Inc.
1400 Tennessee St #1
San Francisco, CA 94107
Attention: Neil Kee, CFO
Telephone: 415-269-4208
Email: nkee@coyuchi.com

With a copy to
	(which is not notice):	GCA Law Partners LLP
2570 W. El Camino Real, Suite 400
Mountain View, California 94040
Attention: Clifford S. Robbins
Telephone: 650-208-2624
Email: crobbins@gcalaw.com

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(iii)	If to any Lender at:	The “Address for Notices” set forth for such Lender on its respective signature page to this Agreement or the Assignment and Acceptance executed by such Lender

SECTION 15.8. Survival. Each of the following shall survive the termination of the Loan Documents and payment in full of the Obligations: (a) all reimbursement and indemnification obligations in the Loan Documents, (b) the Loan Parties’ obligations under Sections 2.8, 3.1, 3.7, 3.8, 3.11, 3.12 and 15.6, and (c) each of the other terms herein or in any other Loan Document that expressly survive the termination of the Loan Documents and payment in full of the Obligations.

SECTION 15.9. Severability. If any part of the Loan Documents is found for any reason to be unenforceable, all other parts nevertheless remain enforceable.

SECTION 15.10. Injunctive Relief. If any Loan Party does not perform, observe, or discharge its obligations or liabilities under the Loan Documents (or threatens to fail or refuse to perform, observe, or discharge its obligations or liabilities) any remedy at law may prove to be inadequate relief to the Administrative Agent and Lenders, as applicable. Therefore, the Administrative Agent and Lenders are entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

SECTION 15.11. Consequential Damages. Under no circumstances is the Administrative Agent, its Affiliates, its agents, or its attorneys, or any Lender, its Affiliates, its agents, or its attorneys liable to any Loan Party for any special, incidental, consequential (including, without limitation, to the fullest extent permitted by applicable law, lost profits (whether constituting, under applicable law, actual or consequential damages)), or punitive damages (including those arising from any breach of contract, tort, or other wrong relating to the Obligations, the Loan Documents, the Collateral, or any agreement between the Administrative Agent or any Lender and any one or more of the Loan Parties).

SECTION 15.12. Counterparts and Electronic Signatures. The Loan Documents may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument. Any signature delivered by facsimile or email transmission is treated as an original signature.

SECTION 15.13. Construction. Each party and its counsel have reviewed this Agreement. Accordingly, the normal rule of construction that any ambiguities are resolved against the drafting party does not apply in interpreting this Agreement, any other Loan Document, or any amendments, schedules, or exhibits to this Agreement and the other Loan Documents.

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SECTION 15.14. Confidentiality and Sharing Information.

(a) The Administrative Agent and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any confidential information provided to it by any Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any Lender, including accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any examiner, regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent or any Lender, or any Related Party of the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (vi) subject to provisions substantially similar to this Section 15.14(a), to any actual or prospective assignee or participant, or (vii) with the consent of Loan Party Representative. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. The Administrative Agent and each Lender agrees, with respect to its respective Related Parties, to ensure that its respective Related Parties will comply with the terms of this section and agrees to be responsible for any breach of this section by its respective Related Parties.

(b) The Administrative Agent and its Affiliates may offer to the Loan Parties and their Affiliates financial, advisory, investment banking, and other services. Each Loan Party authorizes the Administrative Agent to share with its Affiliates any information related to each Loan Party and its Affiliates, in each case, subject to the last sentence of the preceding clause (a). This authorization survives the payment and performance of the Obligations and the termination of the Loan Documents.

SECTION 15.15. USA Patriot Act. The Administrative Agent and each Lender hereby notify each Credit Party that, (a) pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of such Credit Party and other information that will allow the Administrative Agent or such Lender to identify such Credit Party in accordance with the USA Patriot Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate.

SECTION 15.16. Creditor-Debtor Relationship. The relationship between the Administrative Agent and/or the Lenders, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. None of the Administrative Agent nor any Lender has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Administrative Agent and/or any Lender and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and/or the Lenders and any Affiliate thereof, are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and/or the Lenders and, as applicable, their respective Affiliates, on the other hand, (ii) each of the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Lender, and their respective Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for any Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) none of the Administrative Agent, any Lender, nor any of their respective Affiliates has any obligation to any Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, any Lender, nor any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, each Lender or any Affiliate thereof with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

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SECTION 15.17. Publicity. Notwithstanding anything to the contrary set forth herein, each Loan Party and each Lender party hereto authorizes the Administrative Agent to publicly announce the financial arrangements entered into among the Loan Parties, the Administrative Agent and the Lenders (including announcements that are commonly known as tombstones) in any form and media the Administrative Agent determines.

SECTION 15.18. Conflict. If there is any conflict, inconsistency, or discrepancy between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions giving the Administrative Agent and/or any Lender greater rights or remedies (as determined by the Administrative Agent) govern to the maximum extent not prohibited by applicable law (it being understood that the purpose of this Agreement and any Loan Document is to add to, and not to limit, detract, or derogate from, diminish, or otherwise impair or reduce the rights granted to the Administrative Agent or any Lender in this Agreement or the Loan Documents). For greater certainty, where the provisions of this Agreement and the provisions of the other Loan Documents deal with the same subject matter but are not identical, no conflict between the documents will exist or be deemed to exist unless observing or complying with the provisions of one document will cause a default under the provisions of the other document.

SECTION 15.19. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 15.20. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more prohibited transaction class exemptions issued by the U.S. Department of Labor (as any such exemption may be amended from time to time, a “PTE”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

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(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any its Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

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(c) The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 15.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 15.22. Erroneous Payments.

(a) If the Administrative Agent notifies a Lender or any other Secured Party, or any Person who has received funds on behalf of a Lender or any other Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding paragraph (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this paragraph (a) shall be conclusive, absent manifest error.

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(b) Without limiting immediately preceding paragraph (a), each Lender, each Secured Party, or any other Person who has received funds on behalf of a Lender or any Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 15.22(b).

(c) Each Lender and other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or other Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or other Secured Party from any source, against any amount due to the Administrative Agent under clause (a), above, or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with clause (a), above, from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to the Loan Party Representative or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or other Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

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(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 15.22 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender and/or the payment in full of the Obligations.

ARTICLE XVI.

THE ADMINISTRATIVE AGENT.

SECTION 16.1. Appointment of the Administrative Agent. Each Lender irrevocably appoints ABL OPCO LLC, a Delaware limited liability company, or its successors and assigns as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents, nominee agents, nominee lienholders, attorneys-in-fact, servicers, or sub-servicers appointed by the Administrative Agent. The Administrative Agent and any such sub-agent, nominee agent, nominee lienholder, attorney-in-fact, servicer, or sub-servicer may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article XVI shall apply to any such sub-agent, nominee agent, nominee lienholder, attorney-in-fact, servicer, sub-servicer or Related Party and shall apply to their respective activities in connection with this Agreement and the other Loan Documents, as well as activities as the Administrative Agent.

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SECTION 16.2. Nature of Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing; (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 15.3); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Insolvency Proceeding or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Insolvency Proceeding; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents, its nominee agents, its nominee lienholders, its attorneys-in-fact, its servicers, its sub-servicers or its Related Parties in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents, nominee agents, nominee lienholders, attorneys-in-fact, servicers, sub-servicers or Related Parties, except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents, nominee agents, nominee lienholders, attorneys-in-fact, servicers, sub-servicers or Related Parties. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or an “Event of Default” hereunder) is given to the Administrative Agent by the Loan Party Representative or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VIII or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Loan Parties) concerning all matters pertaining to such duties.

SECTION 16.3. Lack of Reliance on the Administrative Agent. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

SECTION 16.4. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

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SECTION 16.5. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Loan Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

SECTION 16.6. The Administrative Agent in its Individual Capacity. The financial institution serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender, if applicable, as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders” and “Required Revolving Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity, if applicable. The financial institution acting as the Administrative Agent and its Affiliates may accept deposits from (if applicable), lend money to, and generally engage in any kind of business with, any Loan Party or any Subsidiary or Affiliate of any Loan Party as if it were not the Administrative Agent hereunder.

SECTION 16.7. Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Loan Party Representative. Upon any such resignation, the retiring Administrative Agent shall appoint a successor Administrative Agent.

(b) The Administrative Agent may at any time assign all or a portion of its rights and obligations (in its capacity as Administrative Agent) to a successor Administrative Agent selected by such assigning Administrative Agent by giving notice thereof to the Lenders and (solely if such successor Administrative Agent is not an Affiliate or Approved Fund of such assigning Administrative Agent), the Loan Party Representative.

(c) Upon the acceptance of its appointment as the Administrative Agent hereunder or its assignment of any rights and obligations of the assigning Administrative Agent hereunder, in each case, by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all such rights, powers, privileges, duties and obligations of the retiring or assigning Administrative Agent, and the retiring or assigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring or assigning Administrative Agent’s resignation hereunder, the provisions of this Article XVI shall continue in effect for the benefit of such retiring or assigning Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as, or exercising such assigned rights or obligations of, the Administrative Agent.

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SECTION 16.8. Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

SECTION 16.9. The Administrative Agent May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due to the Lenders and the Administrative Agent under Section 15.6) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Section 15.6.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 16.10. Authorization to Execute Other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including any subordination agreements and intercreditor agreements) other than this Agreement.

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SECTION 16.11. Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the irrevocable payment and performance of the Obligations in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the termination of the Loan Documents, (ii) upon such property being sold or disposed of in a manner permitted by the Loan Documents, (iii) in any property in which the Borrowers did not own any interest at the time such Lien was granted nor at any time thereafter, and (iv) if approved, authorized, or ratified in writing in accordance with Section 15.3; and

(b) to release (or limit the liability of) any Loan Party from its obligations under the applicable Loan Documents (i) upon the irrevocable payment and performance of the Obligations in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the termination of the Loan Documents, (ii) in connection with a merger, liquidation, dissolution or sale of such Loan Party expressly permitted by the Loan Documents, and (iii) if approved, authorized, or ratified in writing in accordance with Section 15.3.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Lien in particular types or items of property, or to release any Loan Party from its obligations under the applicable Loan Documents pursuant to this Section 16.11. In each case as specified in this Section 16.11, the Administrative Agent is authorized, at the Borrowers’ expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Loan Documents, or to release such Loan Party from its obligations under the applicable Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 16.11.

SECTION 16.12. Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Loan Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale or other disposition.

[Remainder of Page Intentionally Left Blank – Signature Pages Follow]

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The Loan Parties, the Administrative Agent, and each Lender entered into this Agreement on the Closing Date.

BORROWERS:

COYUCHI, INC.,
a California corporation,
as a Borrower and as Loan Party Representative

By:	/s/ Neil Kee
Name:	Neil Kee
Title:	Chief Financial Officer

[Signatures continue on the following page]

Credit and Security Agreement (Coyuchi, Inc.)

ADMINISTRATIVE AGENT:

ABL OPCO LLC, a Delaware limited liability company

By:	/s/ Joe Curdy
Name:	Joe Curdy
Title:	Managing Director

[Signatures continue on the following page]

Credit and Security Agreement (Coyuchi, Inc.)

LENDERS:

ABL OPCO LLC, a Delaware limited liability company, as a Lender

By:	/s/ Joe Curdy
Name:	Joe Curdy
Title:	Managing Director

Address for Notices:

6801 Gaylord Pkwy. Suite 202
Frisco, TX 75034
Attention: Joe Curdy, Managing Director
Telephone: 469-222-7891
Email: Joe.curdy@mountainrdigecap.com

Credit and Security Agreement (Coyuchi, Inc.)

Schedule I

Commitment Amounts

Lender	Revolving Commitment Amount
ABL OPCO LLC	$6,000,000

Total:	$6,000,000

EXHIBIT A

COMPLIANCE CERTIFICATE

THIS COMPLIANCE CERTIFICATE (this “Certificate”) is required by the Credit Agreement (as hereinafter defined) and is given by COYUCHI, INC., a California corporation (the “Company”), in its capacity as the loan party representative under the Credit Agreement (in such capacity, the “Loan Party Representative”). As used herein, “Credit Agreement” shall mean the Credit and Security Agreement dated as of June [●], 2025 (as amended, restated, amended and restated, supplemented, or modified from time to time, the “Credit Agreement”), among the Company, in its capacities as Loan Party Representative and as a Borrower (as defined therein), the other Borrowers and Loan Parties (as defined therein) from time to time party thereto, the financial institutions from time to time party thereto (collectively, the “Lenders”), and ABL OPCO LLC, a Delaware limited liability company, in its capacity as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used but not defined in this Certificate have the meanings given to them in the Credit Agreement.

The undersigned, an Authorized Officer of the Loan Party Representative, in his capacity as Chief Financial Officer and not individually1, certifies that:

1. They are familiar with the Loan Documents, have made, or caused to have been made under their supervision, a detailed review of the transactions and condition of the Loan Parties during the accounting period covered by the attached financial statements.

2. [Attached are the Loan Parties’ audited financial statements on a consolidated and consolidating basis (including statements of income, stockholders’ equity, and cash flow) and the balance sheet for the fiscal year ended [_______].]2 [Attached are the Loan Parties’ unaudited financial statements on a consolidated and consolidating basis (including statements of income, and stockholders’ equity, and cash flow) for the fiscal month ended [_______].]3

3. [The Loan Parties’ audited financial statements have been prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported on without qualification.]4[The Loan Parties’ unaudited financial statements have been prepared in accordance with GAAP (subject to the absence of footnotes) applied on a basis consistent with prior practices, are in reasonable detail and are complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the Loan Parties’ business, and set forth in each case in comparative form the figures from the projected annual operating budget delivered under Section 9.8 of the Credit Agreement for the applicable fiscal year.]5 If there has been any change in GAAP or in its application since the date of the audited financial statements referred to in Section 5.6(b) of the Credit Agreement, attached to this Certificate is a description of the change(s) and the effect of the change(s) on the financial statements accompanying this Certificate.

4. Based on an examination sufficient to permit the undersigned to make an informed statement:

Such examination has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Exhibit A attached hereto, in each case, specifying the nature and period of existence thereof and what action the Loan Parties’ have taken, are taking, or propose to take with respect thereto.

5. Exhibit B contains the calculations of the financial covenant required under Section 6.3 of the Credit Agreement, which calculations [are][are not] in compliance with the terms of the Credit Agreement.

6. Exhibit C contains the calculations to determine the applicable margin.6

[Remainder of Page Intentionally Left Blank – Signature Page Follows.]

1 NTD: To be updated (as needed) based on receipt/review of the org docs.

2 For annual financials only.

3 For monthly financials only.

4 For annual financials only.

5 For monthly financials only.

6 For monthly financials only.

1

This Certificate is executed and delivered on [_________________ ______, 20 _____].

LOAN PARTY REPRESENTATIVE:

COYUCHI, INC.,
a California corporation

By:
Name:
Title:

Compliance Certificate (Coyuchi, Inc.)

EXHIBIT A TO COMPLIANCE CERTIFICATE

See attached.

EXHIBIT B TO COMPLIANCE CERTIFICATE

See attached.

EXHIBIT C TO COMPLIANCE CERTIFICATE

See attached.

CLOSING CHECKLIST

$6,000,000

Secured Revolving Loan Facility to

COYUCHI, INC.

Definitions:

BORROWER	-	Coyuchi, Inc., a California corporation (“Coyuchi”)

PLEDGORS	-	Saffron Hill Ventures 2 Limited Partnership (“SHV 2”) Saffron Hill Ventures 3 LP (“SHV 3”)

AGENT	-	ABL Opco LLC, a Delaware limited liability company

LENDER	-	AB Lending SPV 2 LLC

PRIOR LENDER	-	Rosenthal & Rosenthal (“Rosenthal”) Agility Capital III, LLC (“Agility”)

SUBORDINATED CREDITORS	-	Marie-Rose Kahane (“MRK”) Kevin Brine Jessica Smith

LANDLORDS	-	See Exhibit C

WAREHOUSEMAN	-	See Exhibit C

THIRD-PARTY TRANSPORTERS	-	See Exhibit C

DEPOSITORY BANKS	-	JPMorgan Chase Bank (“JPM”) Wells Fargo Bank (“Wells”) Citizens Bank (“Citizens”)

GCA	-	GCA Law Partners LLP (Counsel to Borrower)

PHRD	-	Parker, Hudson, Rainer & Dobbs LLP (Counsel to Agent)

Item	Document	Parties	Responsibility

AUTHORITY AND DILIGENCE DOCUMENTS:

1.	Certificate of Good Standing – California	N/A	Borrower
2.	Closing and Incumbency Certificate	Borrower	PHRD (form)/ Borrower (final)

Exhibit A – Articles of Incorporation
Exhibit B – Bylaws (or the equivalent)
Exhibit C – Resolutions
Exhibit D – Incumbency

3.	Perfection Certificate	Borrower	Borrower
4.	KYC; Beneficial Ownership Certificates; Patriot Act	N/A	Agent/Lenders/ Borrower
5.	Copies of Leases	N/A	Borrower
6.	Copies of each Material Business Agreement	N/A	Borrower
7.	Organizational Chart	N/A	Borrower
8.	Initial Field Exam	N/A	Borrower/ Agent
9.	Initial Appraisal	N/A	Borrower/ Agent
10.	Copies of Financial Statements and Projections	N/A	Borrower/ Agent

PRIMARY LOAN DOCUMENTS:

11.	Credit and Security Agreement	Borrower/ Agent/ Lenders	PHRD/ Agent
	Exhibit A – Form of Compliance Certificate		Exhibits and Schedule I – PHRD
Exhibit B – Closing Checklist
Exhibit C – Form of Assignment and Acceptance

	Schedule I – Commitment Amounts		Schedules – Borrower
Schedule 1.2(a) – Owned Real Property
Schedule 1.2(b) – Liens
Schedule 4.5 – Inventory Locations
Schedule 4.15(c) – Borrower’s States of Organization and Chief Executive Offices
Schedule 4.20(a) – Pledged Equity Interests

Item	Document	Parties	Responsibility

Schedule 4.20(b) – Issued and Outstanding Equity Interests
Schedule 4.20(c) – Options, Warrants, Calls, and Commitments
Schedule 5.2 – Incorporation/Organization/Foreign Qualification/Subsidiaries
Schedule 5.3 – Officers, Directors, Shareholders, Capitalization
Schedule 5.7 – Organization Name
Schedule 5.8(c) – Environmental
Schedule 5.9(b) – Litigation
Schedule 5.10 – Patents, Trademarks, Copyrights, and Licenses
Schedule 5.19 – Material Business Agreements
Schedule 6.8 – Deposit Accounts
Schedule 7.4 – Investments
Schedule 7.8 – Indebtedness
Schedule 7.10 – Affiliate Transactions

12.	Pledge Agreement and Acknowledgement and Agreement of Issuer	Pledgors/ Agent/ Borrower	PHRD

(a) SHV 2
(b) SHV 3

13.	Consent and Acknowledgement	Borrower/ Saffron Hill Ventures LP/ SHV 2/ SHV 3/ Saffron Hills Investors Guernsey Ltd./ Ranjeet Bhatia	GCA
14.	Trademark Security Agreement	Borrower/ Agent	PHRD
15.	Deposit Account Control Agreement(s) – Blocked	Agent/ Borrower / Citizens	PHRD/ Borrower/ Citizens
16.	Deposit Account Control Agreement(s) – Springing	Agent/ Borrower / Citizens	PHRD/ Borrower/ Citizens

INSURANCE DOCUMENTS:

17.	Certificate of Liability Insurance	Borrower	PHRD/ Borrower
18.	Evidence of Property and Casualty Insurance	Borrower	PHRD/ Borrower

Item	Document	Parties	Responsibility

19.	Evidence of Cyber Breach Coverage	Borrower	Borrower
20.	Cargo Insurance	Borrower	Borrower
21.	Collateral Assignment of Rights Under Business Interruption Insurance	Borrower/ Agent	PHRD/ Borrower

ANCILLARY LOAN DOCUMENTS:

22.	Closing Date Borrowing Base Certificate	Borrower	Agent (form)/ Borrower (final)
23.	Disbursement Letter	Borrower	PHRD

Exhibit A – Funds Flow

24.	Officer’s Closing Certificate	Borrower	PHRD/ Borrower
25.	Solvency Certificate	Borrower	PHRD/ Borrower

Exhibit A – Projections
Exhibit B – Balance Sheet

26.	Collateral Assignment of Material Business Agreements	Borrower/ Agent	PHRD/ Borrower

SUBORDINATION DOCUMENTS:

27.	Subordination Agreements	Agent/ Subordinated Creditors/ Borrower	PHRD/ Borrower

(a) MRK
(b) Kevin Brine and Jessica Smith

28.	Copy of Subordinated Promissory Notes and Loan Agreements	N/A	Borrower

(a) MRK
(b) Kevin Brine and Jessica Smith

29.	Copy of Warrant – Kevin Brine and Jessica Smith	N/A	Borrower
30.	Copy of Amendment to Subordinated Notes/Loan Agreement	N/A	Borrower

(a) MRK

31.	Copy of documentation evidencing SHV Subordinated Debt has been Converted to Equity Interest and Updated Cap Table showing same	SHV	Borrower

Item	Document	Parties	Responsibility

UCC DOCUMENTS:

32.	UCC Pre-Filing Authorization Letter	Borrower	PHRD
33.	UCC-1 Financing Statements (See Exhibit A)	Borrower/ Pledgors	PHRD

THIRD PARTY AGREEMENTS:

34.	Landlord Agreement(s)	Landlord(s)	PHRD (form)/ Borrower (executed copies)
35.	Warehouse Agreement(s)	Warehousemen	PHRD (form)/ Borrower (executed copies)
36.	Freight Forwarder Agreements	Freight Forwarder	PHRD (form)/ Borrower (executed copies)
37.	Closing Date Equity Documents	N/A	Borrower
38.	PEO Side Letter	Agent/ Genesis Global	PHRD

LIEN SEARCHES, TERMINATIONS AND SATISFACTIONS:

39.	Lien Searches (See Exhibit B)	N/A	PHRD
40.	Copy of file-stamped receipt or other evidence tax lien #2022095022 ($152,637.56) has been terminated	N/A	Borrower
41.	Intellectual Property Searches	N/A	PHRD
42.	Payoff Letter	Prior Lender/ Borrower	PHRD/ Borrower

(a) Rosenthal
(b) Agility

43.	UCC Amendments and Terminations (See Exhibit A)	Borrower	Borrower

Item	Document	Parties	Responsibility

44.	Copies of DACA Terminations	N/A	Borrower

OPINIONS OF COUNSEL:

45.	Opinion Letter by Borrower’s Counsel to the Agent and Lenders	GCA	GCA

POST-CLOSING DOCUMENTS:

46.	Freight Forwarder Agreements	Freight Forwarder	PHRD (form)/ Borrower (executed copies)
47.	Landlord Agreement – 1400 Tennessee	Landlord	PHRD (form)/ Borrower (executed copies)
48.	Insurer’s Acknowledgement to Collateral Assignment of Rights Under Business Interruption Insurance	Borrower/ Agent	PHRD/ Borrower
49.	Notice of Cancellation and Additional Insured Endorsements	Borrower	PHRD/ Borrower
50.	Lender’s Loss Payable Endorsement	Borrower	PHRD/ Borrower
51.	Deposit Account Control Agreement(s) – Blocked	Agent/ Borrower / JPM	PHRD/ Borrower/ JPM
52.	Deposit Account Control Agreement(s) – Springing	Agent/ Borrower / JPM	PHRD/ Borrower/ JPM
53.	Wells Fargo Account – Conversion to wholesale account	N/A	Borrower
54.	Deposit Account Control Agreement(s) – Springing	Agent/ Borrower / Wells	PHRD/ Borrower/ Wells

NOTE: THIS CHECKLIST DOES NOT CONSTITUTE AN OFFER OR COMMITMENT FOR THE PROPOSED FINANCING, AND IS FOR REFERENCE AND CROSS-CHECKING ONLY. AGENT AND LENDERS MAY REQUIRE ADDITIONAL DOCUMENTS OR OTHER INFORMATION NOT SET FORTH HEREIN.

EXHIBIT A

Financing Statements

UCC-1 Financing Statements:

Secured Party: ABL OPCO LLC, as Administrative Agent

Debtor Name	Jurisdiction
Coyuchi, Inc.	California
Saffron Hill Ventures 3 Limited Partnership	Delaware
Saffron Hill Ventures 3 LP	Delaware

UCC-3 Financing Statement Terminations:

Debtor Name	Secured Party Name	Jurisdiction	Original File Number
Coyuchi, Inc.	Rosenthal & Rosenthal of California, Inc.	California Secretary of State	U240031478837
Coyuchi, Inc.	Agility Capital III, LLC	California Secretary of State	U240065805622

EXHIBIT B

Lien Searches

Names	Jurisdictions

Coyuchi, Inc.	California Secretary of State
San Francisco County, California
Los Angeles County, California
Marin County, California

Kentucky Secretary of State (excluding UCCs)
Boone County, Kentucky

EXHIBIT C

Landlords

Leased Location Address	Landlord Name and Address
1400 Tennessee Street #1, San Francisco, CA 94107	1400 Tennessee Street, LLC
11,101 Highway One, Unit 201 Point Reyes Station, CA 94956	Ken Wilson

Warehousemen

Warehouse Location Address	Warehouseman Name and Address
30 Transport Dr., Walton, KY 41094	Radial, Inc.
5880 E Slauson Ave, Commerce, CA 90040	Coco Republic
N/A	Amazon, Inc.

Third-Party Transporters

Transporter Name and Address	Bill of Lading Issued?
Flexport, Inc.	Yes
Kuhene & Nagel Inc	Yes (Negotiable)
Expeditors Inc	Yes (Negotiable)
Vector Global Logistics	Yes (Negotiable)

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of ________, 20 ____ between ___________________________ (“Assignor”) and _____________________ (“Assignee”). Reference is made to the agreement described in Annex I hereto (the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

1. In accordance with the terms and conditions of Section 15.4(b)(ii) of the Loan Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or other Loan Party or the performance or observance by any Borrower or other Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrowers to Assignor with respect to Assignor’s share of the Loans assigned hereunder, as reflected on Assignor’s books and records.

3. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it has received copies of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (iv) from and after the Settlement Date, it shall be bound by the provisions of the Loan Agreement and, to the extent of the interest being assigned, shall have the obligations of a Lender thereunder; and (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the interest being assigned and either it, or the Person exercising discretion in making its decision to acquire the interest, is experienced in acquiring assets of such type; (b) agrees that it will, independently and without reliance upon the Administrative Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is an eligible assignee under the Loan Agreement; (d) appoints and authorizes the Administrative Agent (and its sub-agents, its nominee agents, its nominee lienholders, its attorneys-in-fact, its servicers, its sub-servicers and its Related Parties) to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

4. Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Administrative Agent for recording by the Administrative Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by the Administrative Agent for its sole and separate account a processing fee in the amount of $3,500, (c) the receipt of any required consent of the Administrative Agent, and (d) the date specified in Annex I.

5. As of the Settlement Date (a) the Assignee shall be a party to the Loan Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Assignment Agreement, including such assigning Lender’s obligations under Section 15.4 of the Loan Agreement.

6. Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, the Administrative Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7. This Assignment Agreement may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Administrative Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this agreement. Any party delivering an executed counterpart of this agreement by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this agreement.

8. THIS ASSIGNMENT AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTIONS 15.1 AND 12.3 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR]

as Assignor

By
Name:
Title:

[NAME OF ASSIGNEE]

as Assignee

By
Name:
Title:

[ACCEPTED THIS _____DAY OF

ABL OPCO LLC, as Administrative Agent

By
Name:
Title:][1]

1 Consent of the Administrative Agent shall be required unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender.

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

Borrowers: COYUCHI, INC., a California corporation

Name and Date of Agreement:

Credit and Security Agreement, dated as of June 5, 2025, by and among the lenders identified on the signature page thereof (such lenders, together with their respective successors and assigns are referred to therein each individually as a “Lender” and collectively as the “Lenders”), ABL OPCO LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), the Borrowers and the other loan parties identified on the signature pages thereof (such loan parties, together with their respective successors and assigns are referred to therein each individually as a “Loan Party” and collectively as the “Loan Parties”)

Date of Assignment Agreement:

Amounts:

Assigned Amount of Commitment	$

Assigned Amount of Loans	$

Settlement Date:

Purchase Price	$

Notice and Payment Instructions, etc.

Assignee:	Assignor:

Agreed and Accepted:

[ASSIGNOR]	[ASSIGNEE]

By:	By:
Title:	Title:

[Accepted:

ABL OPCO LLC, as Administrative Agent

By
Name:
Title:][2]

2 Consent of the Administrative Agent shall be required unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender.

Schedule 1.2(a)

Owned Real Property

None.

Schedule 1.2(b)

Liens

None.

Schedule 4.5

Inventory Locations

Permitted Warehouses

Radial, Inc. (3PL fulfillment center), 30 Transport Dr., Walton, KY 41094

Amazon, Inc. (Amazon FBA)

Other Locations

Coyuchi headquarters, 1400 Tennessee St., Unit 1, San Francisco, CA 94107

Coyuchi retail store 11,101 CA-1, #201, Point Reyes Station, CA 94956

Flexport, Inc. (freight forwarder & customs broker), 760 Market Street, 8th Floor, San Francisco, CA 94102

Coco Republic, 5880 E Slauson Ave, Commerce, CA 90040

Bucco Vista, 225 Main St., Amagansett, NY 11930

Schedule 4.15(c)

State of Organization and Chief Executive Offices

Coyuchi is incorporated in California

1400 Tennessee St., Unit 1, San Francisco, CA 94107

Schedule 4.20(a)

Pledged Equity Interests

None.

Schedule 4.20(b)

Issued and Outstanding Equity Interests

See attached capitalization chart.

Coyuchi, Inc.

Capitalization Summary

As of: 5-15-2025

		Shares	Shares Outstanding as	Shares Outstanding	% Owned on an as Converted	% Owned On a Fully Diluted
Stock	Authorized	Outstanding	Converted	Fully Diluted	Basis	Basis
Total	100,300,000
Common Stock (1:1)	56,600,000	12,546,516	12,546,516	12,546,516	38.13%	32.28%
Series A Preferred Stock (1:1)	1,100,000	512,789	512,789	512,789	1.56%	1.32%
Series A-1 Preferred Stock (1:1)	5,500,000	0	0	0			Converted to Series C and Common
Series B Preferred Stock (1:1)	16,000,000	6,036,922	6,036,922	6,036,922	18.35%	15.53%
Series B1 Preferred Stock (1:1)	1,900,000	0	0	0	0.00%	0.00%	Converted to Series C and Common
Series C Preferred Stock (1:1)	18,600,000	6,220,911.04	6,220,911.04	6,220,911.04	18.91%	16.00%	Series C Shares Outstanding is as of 9/30/24 per the transfer agent, Colonial
Series D Preferred Stock (1:1)	8,000,000	7,588,855	7,588,855	7,588,855	23.06%	19.52%
Total		32,905,993	32,905,993	32,905,993	76.94%	84.65%

Rights to Acquire

2009 Stock Plan - (terminated 11/17/2019)
Options Outstanding	760,967	760,967	1.96%
Options Available for Grant	0	0	0.00%
	760,967	760,967	1.96%
2020 Stock Plan
Options Outstanding	3,332,000	3,332,000	8.57%
Options Available for Grant	1,723,425	1,723,425	4.43%
	5,055,425	5,055,425	13.01%
Warrants to Purchase Shares
Common	67,023	67,023
Series A Preferred	0	0
Series A-1 Preferred	0	0
Series C Preferred	83,333	83,333
	150,356	150,356	0.39%
Fully Diluted Shares		38,872,741	100.00%

OWNERSHIP SUMMARY

Stockholder	Common Stock	2009 SP	2020 SP	Series A Preferred	Series A-1 Preferred	Series B Preferred	Series B1 Preferred	Series C Preferred*	Series D Preferred	Common Stock Warrant	Series A Warrant	Series A-1 Warrant	Series C Warrant	Total	Percent ownership
Agility Capital III, LLC													69,444	69,444	0.19%
Amber Tarshis			52,500						108,696					161,196	0.44%
Andrea Azar														0	0.00%
Artemis IV LLC	53,441													53,441	0.14%
Bonnie Brodersen									21,740
Cindi Zelanis														0	0.00%
Clifford S. Robbins									21,740
Clydesdale Partners, LLC														0	0.00%
Coen Weddepohl	3,277													3,277	0.01%
Costella Kirsch V, L.P.															0.00%	Purchased back on 3/2/19
Dmitri Siegel	82,305													82,305	0.22%
Eileen Mockus	334,500	529,138	500,000											1,363,638	3.70%
Epic Roots, Inc.														0	0.00%
Farid Naghipour														0	0.00%
Frank Lucero														0	0.00%
FundAthena, Inc. DBA Manhattan Street Capital, Inc.										67,023				67,023	0.18%
Gabriela Bermudez														0	0.00%
Izzaz Ali			25,000											25,000	0.07%
Jesse Montano														0	0.00%
Karyn Barsa	71,500													71,500	0.19%
Kevin R. Brine									217,392
Kim Tercero														0	0.00%
Kirsten Sedestrom														0	0.00%
Marc (Philipp) Baer	271,111			5,866		133,117			130,435					540,529	1.47%
Marcus Chung	13,900													13,900	0.04%
Margaret Lyons			25,000											25,000	0.07%
Margaret Stewart			160,000											160,000	0.43%
Margaret G. and David W. Stewart									586,957					586,957	1.59%
Mark Werling	15,000													15,000	0.04%
Michelle Meyer														0	0.00%
Neil Kee			600,000						21,740					621,740	1.69%
Neil McArthur	19,354													19,354	0.05%
Priyadarshi Sinha														0	0.00%
Ranjeet Bhatia	3,414								217,392					220,806	0.60%
Saffron Hill Investors Guernsey Ltd.	133,520													133,520	0.36%
Saffron Hill Ventures 2 Limited Partnership	11,499,579			506,923		5,903,805								17,910,307	48.55%
Saffron Hill Ventures 3 Limited Partnership									6,045,371					6,045,371	16.39%
Sejal Solanki														0	0.00%
Silvia Irene Livia Mazzucchelli Living Trust, 11/18			1,344,500						217,392					1,561,892	4.23%
St. Helen's Private Equity (Investments) Limited	6,532													6,532	0.02%
Stanley Fink	26,219													26,219	0.07%
The Surace/Rogers Family Trust		231,829												231,829	0.63%
Thomas and Victoria McDowell Charitable Remainde	12,864													12,864	0.03%
Top Mark Capital Partners LP													13,889	13,889	0.04%
Viant Capital														0	0.00%
Victoria Williams Grahan			600,000											600,000	1.63%
Whitney Thornburg			25,000											25,000	0.07%
AARON ELY								125.00						125.00	0.00%
ABIGAIL CHRISTENSEN								13,890.00						13,890.00	0.04%
ABRACADABRA TRUST								1,388.89						1,388.89	0.00%
ADAM BELLACICCO								2,777.78						2,777.78	0.01%
AKUA BANFUL								125.00						125.00	0.00%
ALAINE JANOSY								125.00						125.00	0.00%
ALAN FREISLEBEN								694.44						694.44	0.00%
ALAN HSU								125.00						125.00	0.00%
ALANE HNATH								125.00						125.00	0.00%
ALEXANDRA GATES								1,390.00						1,390.00	0.00%
ALEXANDRA MOORE								150.00						150.00	0.00%
ALEXIS GARCIA								1,390.00						1,390.00	0.00%
ALEXIS HOROWITZ-BURDICK								125.00						125.00	0.00%
ALICE CHONG								2,778.75						2,778.75	0.01%
ALICIA DISANTIS WESTON								138.75						138.75	0.00%
ALISA SHORT								125.00						125.00	0.00%
ALISON MOORE								125.00						125.00	0.00%
ALIZA MURRIETA								1,387.50						1,387.50	0.00%
ALYCIA KELLMAN								125.00						125.00	0.00%
ALYSIA KRUPP								125.00						125.00	0.00%
ALYSIA STEPHENSON-ARMENTA								375.00						375.00	0.00%
AMANDA GARDNER								138.89						138.89	0.00%
AMBER DARBY								125.00						125.00	0.00%
AMBER TARSHIS								138.75						138.75	0.00%
AMELIA CHILDRESS								125.00						125.00	0.00%
AMIEE TABATZKY								138.89						138.89	0.00%

OWNERSHIP SUMMARY

Stockholder	Common Stock	2009 SP	2020 SP	Series A Preferred	Series A-1 Preferred	Series B Preferred	Series B1 Preferred	Series C Preferred*	Series D Preferred	Common Stock Warrant	Series A Warrant	Series A-1 Warrant	Series C Warrant	Total	Percent ownership
AMY FOUNTAINE								138.75						138.75	0.00%
AMY GOLDBERGER								125.00						125.00	0.00%
AMY HAENEL								1,388.89						1,388.89	0.00%
AMY HAMBERG								250.00						250.00	0.00%
AMY MA								694.45						694.45	0.00%
AMY MILECHMAN								158.75						158.75	0.00%
AMY PRINCE								125.00						125.00	0.00%
AMY SHANAHAN								138.89						138.89	0.00%
ANA DEL TORO								125.00						125.00	0.00%
ANALISA LITTLE								2,777.78						2,777.78	0.01%
ANANTH KASILLINGAM								1,388.89						1,388.89	0.00%
ANDRAS MIHALY								125.00						125.00	0.00%
ANDREA DEHLENDORF								125.00						125.00	0.00%
ANDREA GROETHE								2,777.78						2,777.78	0.01%
ANDREA MOORE								694.44						694.44	0.00%
ANDREA URBAN								125.00						125.00	0.00%
ANDREW JOHNSON								141.25						141.25	0.00%
ANGEL MINUTO								125.00						125.00	0.00%
ANGELA HAYDEL								125.00						125.00	0.00%
ANGELINE BASSETT								277.50						277.50	0.00%
ANGIE PICHA								125.00						125.00	0.00%
ANITA SIRAKI								125.00						125.00	0.00%
ANN BISHOP								125.00						125.00	0.00%
ANN MARINO								125.00						125.00	0.00%
ANN PHILLIPS								125.00						125.00	0.00%
ANNA LEVINA								125.00						125.00	0.00%
ANNA MADILL								125.00						125.00	0.00%
ANNA ODENDAAL								312.50						312.50	0.00%
ANNA STAUDENMEYER								125.00						125.00	0.00%
ANNE MARIE MURPHY								138.75						138.75	0.00%
ANNE ROOS								375.00						375.00	0.00%
ANNE TOCCKET								1,388.89						1,388.89	0.00%
ANNIKA MOREDA								250.00						250.00	0.00%
ANTHONY GRIFFITH								150.00						150.00	0.00%
ANTHONY WARE								138.89						138.89	0.00%
ANTONIO SYLVERTOOTH								125.00						125.00	0.00%
APRIL HANSARD								250.00						250.00	0.00%
ARAVINDA BUDDHALA								138.89						138.89	0.00%
ARI KRUG								125.00						125.00	0.00%
ARIANA ARCENAS-UTLEY								277.50						277.50	0.00%
ARSENIA REILLY-COLLINS								125.00						125.00	0.00%
ARTEMIS IV LLC								11,259.00						11,259.00	0.03%
ASHLEY WESELY								138.89						138.89	0.00%
AYSE URUK								250.00						250.00	0.00%
BARBARA CHAPMAN								125.00						125.00	0.00%
BARBARA FINDLER								1,388.89						1,388.89	0.00%
BARBARA MATER								125.00						125.00	0.00%
BARBIE MCCONNELL								125.00						125.00	0.00%
BECCA WRIGHT								125.00						125.00	0.00%
BELINDA BRENT								277.50						277.50	0.00%
BELINDA CHUNG								1,388.89						1,388.89	0.00%
BENITA BENAVIDES								125.00						125.00	0.00%
BENITA MICHTA								125.00						125.00	0.00%
BENNETT HART								125.00						125.00	0.00%
BETH HAGENLOCKER								277.78						277.78	0.00%
BETHANNE GUMM								125.00						125.00	0.00%
BLAIRE KRIBS								277.50						277.50	0.00%
BONNIE BRODERSEN								5,555.56						5,555.56	0.02%
BOUCHRA TAKEDA								277.78						277.78	0.00%
BRANDON JONES								277.78						277.78	0.00%
BRANDON JOZWIAK								125.00						125.00	0.00%
BRENDA LARA								277.78						277.78	0.00%
BRIAN CARPENTER								125.00						125.00	0.00%
BRIAN GUTH								137.50						137.50	0.00%
BRIAN PEARSON								312.50						312.50	0.00%
BRUCE JAFFE								1,388.75						1,388.75	0.00%
BRYAN BARNHART								125.00						125.00	0.00%
BRYAN THOMASON								125.00						125.00	0.00%
BRYNDA DOBSON								125.00						125.00	0.00%
CAITLIN COMPARETTA								125.00						125.00	0.00%
CAITLYN USTICKE								694.44						694.44	0.00%

OWNERSHIP SUMMARY

Stockholder	Common Stock	2009 SP	2020 SP	Series A Preferred	Series A-1 Preferred	Series B Preferred	Series B1 Preferred	Series C Preferred*	Series D Preferred	Common Stock Warrant	Series A Warrant	Series A-1 Warrant	Series C Warrant	Total	Percent ownership
CALLA ROSE OSTRANDER								125.00						125.00	0.00%
CAMERON DAIGLE								1,388.89						1,388.89	0.00%
CARLA ROUSSIN								138.89						138.89	0.00%
CARLOS KEELER								125.00						125.00	0.00%
CARLYNN WINKELMAN								125.00						125.00	0.00%
CARMEN ALBANY								125.00						125.00	0.00%
CAROLINE LECCESE								1,388.75						1,388.75	0.00%
CAROLINE MAROTTA								125.00						125.00	0.00%
CAROLYN MOORE								250.00						250.00	0.00%
CARRIE BELANGER								140.00						140.00	0.00%
CASSANDRA JANEY								125.00						125.00	0.00%
CASTLING LLC								125.00						125.00	0.00%
CATHERINE COY								1,388.89						1,388.89	0.00%
CATHERINE JENKINS								500.00						500.00	0.00%
CATHERINE MILLER								277.50						277.50	0.00%
CATHERINE ZAMBRANO								125.00						125.00	0.00%
CATHY CURIEL								1,390.00						1,390.00	0.00%
CECILIA FIGUEROA								138.75						138.75	0.00%
CHANELLE MCGREGOR								125.00						125.00	0.00%
CHARITY HALL								125.00						125.00	0.00%
CHARITY KIRK								1,387.50						1,387.50	0.00%
CHARLES BENTZ								137.50						137.50	0.00%
CHARLES MORRIS								125.00						125.00	0.00%
CHARLES REED								125.00						125.00	0.00%
CHARMAINE CURTIS								277.50						277.50	0.00%
CHELSEA SUMMER BROWN								125.00						125.00	0.00%
CHRIS BEERMAN								694.45						694.45	0.00%
CHRIS DILG								375.00						375.00	0.00%
CHRIS EDRINGTON								125.00						125.00	0.00%
CHRIS FAIRCLOTH								694.45						694.45	0.00%
CHRIS MUNSON								694.45						694.45	0.00%
CHRISTINA COLLETTI								125.00						125.00	0.00%
CHRISTINA CRYER								13,888.89						13,888.89	0.04%
CHRISTINA JOHNSTON								694.44						694.44	0.00%
CHRISTINE ALBANESE								694.44						694.44	0.00%
CHRISTINE BRUSIUS								1,875.00						1,875.00	0.01%
CHRISTINE IGNACIO								309.16						309.16	0.00%
CHRISTINE KASULKA								6,944.45						6,944.45	0.02%
CHRISTINE OCONNELL								138.89						138.89	0.00%
CHRISTINE OLEARY								125.00						125.00	0.00%
CHRISTOPHER BELFIORE								2,777.50						2,777.50	0.01%
CHRISTOPHER WALL								125.00						125.00	0.00%
CIARA GREEN								125.00						125.00	0.00%
CINDY CARPENTER								125.00						125.00	0.00%
CLAIRE CASSEL								250.00						250.00	0.00%
CLAIRE FRAM								1,388.89						1,388.89	0.00%
CLARE KAZANSKI								2,777.78						2,777.78	0.01%
CLAUDIA FULGA								2,083.33						2,083.33	0.01%
CLAUDIA FULGA LIVING TRUST								277.78						277.78	0.00%
CLAUDIA SPINELLI								277.78						277.78	0.00%
CLAUDIA VILLA								125.00						125.00	0.00%
CLAW TRUST								1,387.50						1,387.50	0.00%
COLLEEN MORGAN								125.00						125.00	0.00%
CORYNNE LURIE								694.45						694.45	0.00%
CRYSTAL JOHNSON								125.00						125.00	0.00%
CRYSTAL L MELBY								1,388.89						1,388.89	0.00%
CYNTHIA LEMESH								125.00						125.00	0.00%
DAIVA FINELL								125.00						125.00	0.00%
DANA MCGUINN								277.78						277.78	0.00%
DANA MCLOUGHLIN								125.00						125.00	0.00%
DANELLE WOLF								125.00						125.00	0.00%
DANIEL PRESTON								125.00						125.00	0.00%
DANIEL WILLEY								125.00						125.00	0.00%
DANIELA CISNEROS								125.00						125.00	0.00%
DANIELLE NAKAMARU								125.00						125.00	0.00%
DANIELLE SMITH								125.00						125.00	0.00%
DANIELLE ULMANN								250.00						250.00	0.00%
DAVE HARDEN								125.00						125.00	0.00%
DAVID GERO								125.00						125.00	0.00%
DAVID L OSBORN								625.00						625.00	0.00%
DAVID MCGINNIS								125.00						125.00	0.00%

OWNERSHIP SUMMARY

Stockholder	Common Stock	2009 SP	2020 SP	Series A Preferred	Series A-1 Preferred	Series B Preferred	Series B1 Preferred	Series C Preferred*	Series D Preferred	Common Stock Warrant	Series A Warrant	Series A-1 Warrant	Series C Warrant	Total	Percent ownership
DAVID RUDDA								694.44						694.44	0.00%
DAVID SWAIN								138.89						138.89	0.00%
DAWN ALLEN								138.89						138.89	0.00%
DEBI FRIES								125.00						125.00	0.00%
DEBORAH ABAD								125.00						125.00	0.00%
DEBORAH MANNINO								125.00						125.00	0.00%
DEBRA LEFKOVIC-ABRAMS								125.00						125.00	0.00%
DEBRA RAPPAPORT								125.00						125.00	0.00%
DENA MELIN								1,510.00						1,510.00	0.00%
DENISE SMITH								277.78						277.78	0.00%
DEREK BENNETT								1,250.00						1,250.00	0.00%
DESTINEE GILLIS								125.00						125.00	0.00%
DEVAN GUIDRY								555.28						555.28	0.00%
DEXTER SAMPSON								277.78						277.78	0.00%
DIANA BRUMBAUGH								1,388.75						1,388.75	0.00%
DIANA JOCHAI								1,390.00						1,390.00	0.00%
DIANA LACSON								125.00						125.00	0.00%
DIANE PRESTON								145.00						145.00	0.00%
DIYA SHAH								138.89						138.89	0.00%
DJANGO SUSSMAN								277.78						277.78	0.00%
DONA UPSON								1,750.00						1,750.00	0.00%
DONALD COREY								125.00						125.00	0.00%
DONNA LOMP								625.00						625.00	0.00%
DORIAN NASBY								138.89						138.89	0.00%
DOUGLAS DOLBEER								694.44						694.44	0.00%
DOUGLAS P & HEATHER L DEANGELI REVOCABLE TRUST DATED MARCH 28 2017								693.75						693.75	0.00%
DOYFRE INVESTMENTS								125.00						125.00	0.00%
DYLAN KIEVIT								125.00						125.00	0.00%
EAPHY MAO								125.00						125.00	0.00%
EDEN SUTLEY								138.89						138.89	0.00%
EDWARD MEDLOCK								333.33						333.33	0.00%
EDWARD PIOTROWSKI								125.00						125.00	0.00%
EILEEN LOFRESE								125.00						125.00	0.00%
EKAELI NNKO MABEBA								277.78						277.78	0.00%
ELAINE ASADA								125.00						125.00	0.00%
ELAINE WELLS								125.00						125.00	0.00%
ELEANOR MOONEY								277.78						277.78	0.00%
ELENA BRESCIA								250.00						250.00	0.00%
ELENA LISAGOR								694.45						694.45	0.00%
ELIZABETH BUNTEN								125.00						125.00	0.00%
ELIZABETH COOPER								125.00						125.00	0.00%
ELIZABETH CROWLEY								125.00						125.00	0.00%
ELIZABETH DANIELS								125.00						125.00	0.00%
ELIZABETH FELICE								694.45						694.45	0.00%
ELIZABETH FLORES								277.50						277.50	0.00%
ELIZABETH GIBB								2,013.89						2,013.89	0.01%
ELIZABETH HERMANN								280.00						280.00	0.00%
ELIZABETH LANSING								694.44						694.44	0.00%
ELIZABETH MYLANDER								694.44						694.44	0.00%
ELLEN CARR								138.89						138.89	0.00%
ELLEN FISH								125.00						125.00	0.00%
ELVA RUIZ								125.00						125.00	0.00%
EMILIE COLE								125.00						125.00	0.00%
EMILY GORHAM								694.44						694.44	0.00%
EMILY JENSEN								125.00						125.00	0.00%
EMILY STRONG								125.00						125.00	0.00%
EMILY STUTZMAN								125.00						125.00	0.00%
ENID RICKLEY-MYRES								138.89						138.89	0.00%
ERENDIRA ALDANA								125.00						125.00	0.00%
ERIC RABORN								138.89						138.89	0.00%
ERIC STRAUCHLER								125.00						125.00	0.00%
ERIKA DAVIS								125.00						125.00	0.00%
ERIN WILLIAMS								125.00						125.00	0.00%
ESPERANZA SEGARRA								125.00						125.00	0.00%
EVAN BERLIN								125.00						125.00	0.00%
FABRICE MEUNIER								125.00						125.00	0.00%
FLORENCE RAYNAUD								277.78						277.78	0.00%
FORNI FAMILY TR UA MAY 12 1999 JAMES FORNI OR MARY ANNE FORNI TRS								13,888.89						13,888.89	0.04%
FRANK PETER MATALONE								2,777.78						2,777.78	0.01%
GABRIELA ANASTASIO								138.89						138.89	0.00%
GABRIELA DOMBROWSKI								145.00						145.00	0.00%

OWNERSHIP SUMMARY

Stockholder	Common Stock	2009 SP	2020 SP	Series A Preferred	Series A-1 Preferred	Series B Preferred	Series B1 Preferred	Series C Preferred*	Series D Preferred	Common Stock Warrant	Series A Warrant	Series A-1 Warrant	Series C Warrant	Total	Percent ownership
GABRIELLA LAHTI								250.00						250.00	0.00%
GARRISON BURK								375.00						375.00	0.00%
GAYLE LAMB								277.50						277.50	0.00%
GENEVA CURRIN								250.00						250.00	0.00%
GEOK KOON KUAH								2,500.00						2,500.00	0.01%
GEORGE GARNER								125.00						125.00	0.00%
GERALD PARK								125.00						125.00	0.00%
GERARD LEJEUNE								1,390.00						1,390.00	0.00%
GIBWA KIRONDE								277.78						277.78	0.00%
GREGORY RIDEOUT								250.00						250.00	0.00%
GRIFFITH FAMILY 2005 REVOCABLE TRUST								555.56						555.56	0.00%
HANNAH BERGMAN								125.00						125.00	0.00%
HAUSER-LEPROHN FAMILY TRUST								375.00						375.00	0.00%
HEATHER CHEDA								1,388.75						1,388.75	0.00%
HEATHER DEIXLER								125.00						125.00	0.00%
HEATHER M RANNEY								125.00						125.00	0.00%
HEMANG SHAH								694.45						694.45	0.00%
HETHER M GAGE								125.00						125.00	0.00%
HOLLY BRODY								125.00						125.00	0.00%
HOPE KAVOOSI								1,388.89						1,388.89	0.00%
HUAN DINH								694.45						694.45	0.00%
HYUN LEE								277.78						277.78	0.00%
ICED MEDIA LTD								2,777.78						2,777.78	0.01%
IGOR BERJAN								2,777.78						2,777.78	0.01%
ILANA LIPSETT								125.00						125.00	0.00%
IMENE GHERNATI								1,388.75						1,388.75	0.00%
IRA FINANCIAL TRUST CFBO COMPANY COLLEEN E CLARY								2,777.50						2,777.50	0.01%
IRINA LEIMBACHER								125.00						125.00	0.00%
IVY KILEY								125.00						125.00	0.00%
IZAAZ ALI								277.50						277.50	0.00%
JACK KUSHNER								125.00						125.00	0.00%
JACKI RENARD								138.89						138.89	0.00%
JACQUELINE FIELDS								125.00						125.00	0.00%
JACQUELINE JEW								125.00						125.00	0.00%
JACQUELINE KELLY-CAMPBELL								125.00						125.00	0.00%
JACQUELINE RYAN								125.00						125.00	0.00%
JACQUELINE SA								8,750.00						8,750.00	0.02%
JAMES AND SITA HANLON MAY 7 2021 TRUST								1,388.75						1,388.75	0.00%
JAMES LINDENBAUM REV TRUST U/A/D 8/24/11								2,778.75						2,778.75	0.01%
JAMES RUSK								2,777.78						2,777.78	0.01%
JANA CRUDER								555.00						555.00	0.00%
JANESSA KNAPP								125.00						125.00	0.00%
JANET MCCALLISTER								125.00						125.00	0.00%
JANICE BRUNNER								138.89						138.89	0.00%
JASMINE KETTLEY								693.75						693.75	0.00%
JASON KAUFMAN								1,388.89						1,388.89	0.00%
JASON KLEIN								277.78						277.78	0.00%
JASON MORRIS								312.50						312.50	0.00%
JAY CROUSE								125.00						125.00	0.00%
JEANAMARIA ALAYAAY								125.00						125.00	0.00%
JEFFREY BERGMAN								1,388.75						1,388.75	0.00%
JEFFREY MCGEE								125.00						125.00	0.00%
JENNIFER BEAM								125.00						125.00	0.00%
JENNIFER HARTWIG								2,777.78						2,777.78	0.01%
JENNIFER HESS								250.00						250.00	0.00%
JENNIFER MACMURDO								125.00						125.00	0.00%
JENNIFER MCEACHERN-PLASKONOS								1,388.89						1,388.89	0.00%
JENNIFER MORA								125.00						125.00	0.00%
JENNIFER PETERSEN								250.00						250.00	0.00%
JENNIFER SMITH								277.50						277.50	0.00%
JENNIFER TJADEN								138.75						138.75	0.00%
JEREMY BUFFORD								375.00						375.00	0.00%
JEREMY JOHNSON								125.00						125.00	0.00%
JESSICA ANGUIANO								125.00						125.00	0.00%
JESSICA AYMEN								250.00						250.00	0.00%
JESSICA CARDINALE								625.00						625.00	0.00%
JESSICA GORMLEY								125.00						125.00	0.00%
JESSICA SMITH								834,877.00						834,877.00	2.26%
JESSICA SPENCER								125.00						125.00	0.00%
JESSICA VANDENBROEKE								125.00						125.00	0.00%
JESSICA VENER								125.00						125.00	0.00%

OWNERSHIP SUMMARY

Stockholder	Common Stock	2009 SP	2020 SP	Series A Preferred	Series A-1 Preferred	Series B Preferred	Series B1 Preferred	Series C Preferred*	Series D Preferred	Common Stock Warrant	Series A Warrant	Series A-1 Warrant	Series C Warrant	Total	Percent ownership
JIGISH SHAH								3,125.00						3,125.00	0.01%
JILL DIAMANT								138.89						138.89	0.00%
JINEVRA HOWARD								125.00						125.00	0.00%
JOAN JANES								125.00						125.00	0.00%
JOAN SIMON								250.00						250.00	0.00%
JOANNE HUNG								694.44						694.44	0.00%
JOCELYN WAITE								125.00						125.00	0.00%
JODI MILLER								125.00						125.00	0.00%
JODIE GROTINS								416.25						416.25	0.00%
JOHN COOPER								125.00						125.00	0.00%
JOHN IMHOF								138.89						138.89	0.00%
JOHN KOTCH								2,777.50						2,777.50	0.01%
JOHN LANGFORD III								694.44						694.44	0.00%
JOHNNY BUFFORD								375.00						375.00	0.00%
JOLENE ENGLAND								694.44						694.44	0.00%
JOSEPH FLORES								277.50						277.50	0.00%
JOSEPH S ADKINS								125.00						125.00	0.00%
JOSHUA GROSSMAN								125.00						125.00	0.00%
JOYCE HARRINGTON								250.00						250.00	0.00%
JOYCE WITTE								1,390.00						1,390.00	0.00%
JUDITH A RODONI								1,250.00						1,250.00	0.00%
JUDITH GIARRUSSO								263.75						263.75	0.00%
JUDSON POWERS								2,777.78						2,777.78	0.01%
JULIE MASINO								694.45						694.45	0.00%
JULIE THOMPSON								125.00						125.00	0.00%
JULIET LAMONT								833.75						833.75	0.00%
JUNE BAYHA								1,410.00						1,410.00	0.00%
JUSTIN JOHNSTON								125.00						125.00	0.00%
JUSTIN WOLF								1,388.89						1,388.89	0.00%
KABAO MOUA								125.00						125.00	0.00%
KALANI COWLES								281.25						281.25	0.00%
KANDIS WEST								555.55						555.55	0.00%
KAREN HISLOP								166.25						166.25	0.00%
KAREN NUNN								125.00						125.00	0.00%
KAREN YU								138.89						138.89	0.00%
KARI MARTIN								277.78						277.78	0.00%
KARLY HISER								555.00						555.00	0.00%
KARREN GARCIA								125.00						125.00	0.00%
KAT CHUNG								125.00						125.00	0.00%
KATE STELLAR								125.00						125.00	0.00%
KATHERINE COOPER								125.00						125.00	0.00%
KATHERINE HALLAL								225.00						225.00	0.00%
KATHERINE ROBERTS								3,470.84						3,470.84	0.01%
KATHERINE SOLDINK								125.00						125.00	0.00%
KATHERINE STEPP								694.44						694.44	0.00%
KATHRYN WINTERS								1,388.89						1,388.89	0.00%
KATHY LARRAMENDY								275.00						275.00	0.00%
KAUSER SHARIEFF								625.00						625.00	0.00%
KELLEY KEOGH								125.00						125.00	0.00%
KELLY BUNTING								250.00						250.00	0.00%
KELLY CALLARMAN								125.00						125.00	0.00%
KENNETH LASLAVIC								250.00						250.00	0.00%
KERRY FERBER CONSULTING LLC								1,388.89						1,388.89	0.00%
KEVIN HIX								125.00						125.00	0.00%
KEVIN R BRINE								834,877.00						834,877.00	2.26%
KIM HUTCHISON								277.78						277.78	0.00%
KIM WILSON								125.00						125.00	0.00%
KINLOCHRUEL LLC								3,125.00						3,125.00	0.01%
KIRBY BUMPUS								142.22						142.22	0.00%
KIRIN MCKENNA								125.00						125.00	0.00%
KIRSTEN KELLIHER								185.28						185.28	0.00%
KOAIKEA OSTREM								125.00						125.00	0.00%
KREITHCHELE BARNARD								125.00						125.00	0.00%
KRISTEN MUNGER								2,777.78						2,777.78	0.01%
KRISTEN WALSH								125.00						125.00	0.00%
KRISTIN BRANCALEONE								277.78						277.78	0.00%
KRISTIN ROMER								555.55						555.55	0.00%
KRISTINE DONNA ANGELES								125.00						125.00	0.00%
KRYSTLE WOOD								1,388.89						1,388.89	0.00%
KYLE BLAIR								277.78						277.78	0.00%
LANLIAN SZETO								138.89						138.89	0.00%

OWNERSHIP SUMMARY

Stockholder	Common Stock	2009 SP	2020 SP	Series A Preferred	Series A-1 Preferred	Series B Preferred	Series B1 Preferred	Series C Preferred*	Series D Preferred	Common Stock Warrant	Series A Warrant	Series A-1 Warrant	Series C Warrant	Total	Percent ownership
LAREE SOTO								125.00						125.00	0.00%
LARISA LUTES								1,388.89						1,388.89	0.00%
LARRY BOONE								125.00						125.00	0.00%
LARYN DORRONSORO								416.25						416.25	0.00%
LAURA HEARST								125.00						125.00	0.00%
LAURA HUBBER								1,388.89						1,388.89	0.00%
LAURA SUE SELIGSOHN GRATITUDE TRUST								1,387.50						1,387.50	0.00%
LAUREEN BRION								125.00						125.00	0.00%
LAUREL TINCHER								138.89						138.89	0.00%
LAUREN DUNNING								125.00						125.00	0.00%
LAURENCE SO								180.00						180.00	0.00%
LAWRENCE DERNULC								1,388.89						1,388.89	0.00%
LEAH HOLCOMB								277.50						277.50	0.00%
LEAH LOBERTI								1,388.89						1,388.89	0.00%
LEAMON HAWKINS JR								1,388.89						1,388.89	0.00%
LEANDRA SCHULER								125.00						125.00	0.00%
LEEANNA BOWMAN-CARPIO								125.00						125.00	0.00%
LEEANNE MERCIER								125.00						125.00	0.00%
LEGENDY-MARKS TRUST								3,333.34						3,333.34	0.01%
LEIF JENSEN								2,778.75						2,778.75	0.01%
LESLIE SAUNDERS								138.89						138.89	0.00%
LIANA GRIFFIN								125.00						125.00	0.00%
LILEI HUANG REVOCABLE TRUST								694.44						694.44	0.00%
LINDA BERN								277.78						277.78	0.00%
LINDA MULLESTEIN								125.00						125.00	0.00%
LISA BARTON								138.75						138.75	0.00%
LISA DECARLO								2,777.78						2,777.78	0.01%
LISA LAPP								277.50						277.50	0.00%
LISA VIZER								2,778.75						2,778.75	0.01%
LISA WRIGHT								125.00						125.00	0.00%
LLOYD HANDWERKER								694.45						694.45	0.00%
LOOEASE FRIESDAT								1,388.89						1,388.89	0.00%
LOREN GOODWIN								1,388.75						1,388.75	0.00%
LOREN WHITMAN								694.44						694.44	0.00%
LORI JOHNSON								2,777.78						2,777.78	0.01%
LORI WEBB								416.66						416.66	0.00%
LORNA IULIANO								138.89						138.89	0.00%
LORRAINE BOINSKI								1,388.75						1,388.75	0.00%
LUCY KUNTZ								3,125.00						3,125.00	0.01%
LURIA ENTERPRISE, LLC								694.44						694.44	0.00%
LYDIA BERKEY								125.00						125.00	0.00%
MAGDALENA SPIGHT								125.00						125.00	0.00%
MALIK BAKHORJI								700.00						700.00	0.00%
MARANDA MCGEARY								125.00						125.00	0.00%
MARC BAER								54,780.00						54,780.00	0.15%
MARC PHILIPP BAER								23,493.00						23,493.00	0.06%
MARCUS THACKSTON								125.00						125.00	0.00%
MARGARET HARRIS								694.44						694.44	0.00%
MARIA CRAWFORD								250.00						250.00	0.00%
MARIA MATIAS								1,388.89						1,388.89	0.00%
MARIA REED								125.00						125.00	0.00%
MARIAH KENNEMER								694.44						694.44	0.00%
MARIE LO								1,388.89						1,388.89	0.00%
MARIE LOUISE ROEHM								375.00						375.00	0.00%
MARIE PARK								125.00						125.00	0.00%
MARINA VAN LIMBURG								125.00						125.00	0.00%
MARINA VAN LIMBURG STIRUM								694.44						694.44	0.00%
MARJORIE GREENE								125.00						125.00	0.00%
MARK BATHE								1,388.89						1,388.89	0.00%
MARK NAKAMURA								138.89						138.89	0.00%
MARK SORRENTINO								125.00						125.00	0.00%
MARQUES SOUZA								125.00						125.00	0.00%
MARSHALL GRANT								277.78						277.78	0.00%
MARY ALLERDICE								215.83						215.83	0.00%
MARY DEMPSEY								250.00						250.00	0.00%
MARY F MEIKLE								125.00						125.00	0.00%
MARY TIERNEY								125.00						125.00	0.00%
MATTHEW CASH								125.00						125.00	0.00%
MATTHEW GERLOFF								1,250.00						1,250.00	0.00%
MATTHEW GRAY								1,417.50						1,417.50	0.00%
MATTHEW GREINERT								1,000.00						1,000.00	0.00%

OWNERSHIP SUMMARY

Stockholder	Common Stock	2009 SP	2020 SP	Series A Preferred	Series A-1 Preferred	Series B Preferred	Series B1 Preferred	Series C Preferred*	Series D Preferred	Common Stock Warrant	Series A Warrant	Series A-1 Warrant	Series C Warrant	Total	Percent ownership
MATTHEW GRINDSTAFF								1,391.25						1,391.25	0.00%
MATTHEW MANNISTO								125.00						125.00	0.00%
MATTHEW RAND								162.50						162.50	0.00%
MATTHEW S THOMPSON AND KATHRYN M GAFFNEY TTEES THOMPSON-GAFFNEY FAMILY TRUST DATED NOVEMBER 29 2022								125.00						125.00	0.00%
MATTHEW SEVERSON								138.89						138.89	0.00%
MAXINE SIU								125.00						125.00	0.00%
MAY HONG								125.00						125.00	0.00%
MAYACAMAS OLDS								1,388.89						1,388.89	0.00%
MEERA BHATIA								125.00						125.00	0.00%
MEGAN CLINTON								138.89						138.89	0.00%
MELANIE HITCHCOCK								140.00						140.00	0.00%
MELANIE LAPOINTE								125.00						125.00	0.00%
MEREDITH BARTLETT								125.00						125.00	0.00%
MEREDITH HACKETT								125.00						125.00	0.00%
MERRILL CALOTTA								125.00						125.00	0.00%
MICAH SHIELDS								125.00						125.00	0.00%
MICHAEL ANDREWS-SCHWIND								9,027.79						9,027.79	0.02%
MICHAEL BEGGS								694.45						694.45	0.00%
MICHAEL BURGART								1,500.00						1,500.00	0.00%
MICHAEL HAGERMAN								125.00						125.00	0.00%
MICHAEL HLIS								1,500.00						1,500.00	0.00%
MICHAEL HUGHES								125.00						125.00	0.00%
MICHAEL LEWIS								125.00						125.00	0.00%
MICHAEL LOVE								277.50						277.50	0.00%
MICHAEL NOCELLA								187.50						187.50	0.00%
MICHAEL YANNELL								11,111.11						11,111.11	0.03%
MICHELE DENEAU								125.00						125.00	0.00%
MICHELLE HEADRICK								125.00						125.00	0.00%
MICHELLE MEDINA								126.25						126.25	0.00%
MICHELLE POOL								250.00						250.00	0.00%
MIGUEL SESANA								277.78						277.78	0.00%
MISA COWEE								126.25						126.25	0.00%
MOIRA HERBST								125.03						125.03	0.00%
MORGAN SPRINGER								138.89						138.89	0.00%
MUNIB REZAIE								138.89						138.89	0.00%
MYRA DELZEIT REVOCABLE TRUST								2,777.78						2,777.78	0.01%
MYRNA GARAY								125.00						125.00	0.00%
NADINE RAMBEAU								125.00						125.00	0.00%
NANCY HSU								277.78						277.78	0.00%
NANCY YAMIN								125.00						125.00	0.00%
NAOMI TAGUE								694.45						694.45	0.00%
NATALIA BERTOTTI								222.22						222.22	0.00%
NATALIE GANTZ								125.00						125.00	0.00%
NATALIE PAREDEZ								125.00						125.00	0.00%
NICK ANNER								125.00						125.00	0.00%
NICOLAS LARUE								250.00						250.00	0.00%
NICOLE REIK								125.00						125.00	0.00%
NINA CHENG								416.67						416.67	0.00%
NISHTHA BHATIA								555.00						555.00	0.00%
NOREEN SCOGGINS								138.89						138.89	0.00%
OLIVIA SUTER								125.00						125.00	0.00%
ONI HOLLEY BROWN								277.50						277.50	0.00%
PAMELA M WRIGHT LIVING TRUST DATED FEBRUARY 21 2008								2,777.50						2,777.50	0.01%
PATRICE LOPEZ								1,388.89						1,388.89	0.00%
PATRICIA WORKMAN								277.50						277.50	0.00%
PATRICIA ZINN								250.00						250.00	0.00%
PATRICK DIGGINS								125.00						125.00	0.00%
PATTI MATALONE								1,388.89						1,388.89	0.00%
PAUL KELLY								1,388.89						1,388.89	0.00%
PAUL LOOMIS								125.00						125.00	0.00%
PAUL REYES								125.00						125.00	0.00%
PAULA BEACH								125.00						125.00	0.00%
PETER PENDERGRASS								250.00						250.00	0.00%
PETER TYBURSKI								1,388.89						1,388.89	0.00%
POLINA OSIPOVA								278.75						278.75	0.00%
QUINCY SWEENEY								125.00						125.00	0.00%
RACHEL HART								125.00						125.00	0.00%
RACHEL LUM								125.00						125.00	0.00%
RACHEL VAN COTT								1,387.50						1,387.50	0.00%
RADOSLAVA DOGANDJIEVA								250.00						250.00	0.00%
RAEGAN ELLEASE								138.89						138.89	0.00%

OWNERSHIP SUMMARY

Stockholder	Common Stock	2009 SP	2020 SP	Series A Preferred	Series A-1 Preferred	Series B Preferred	Series B1 Preferred	Series C Preferred*	Series D Preferred	Common Stock Warrant	Series A Warrant	Series A-1 Warrant	Series C Warrant	Total	Percent ownership
RAYMOND INDUSTRIES CORPORATION								277.78						277.78	0.00%
RAYMOND SMITH								125.00						125.00	0.00%
REBECCA HAMM								1,388.89						1,388.89	0.00%
REBECCA THUNS								125.00						125.00	0.00%
REGINA GOODMAN								125.00						125.00	0.00%
RENEE WEITZNER								125.00						125.00	0.00%
RETTA SMITH								125.00						125.00	0.00%
RICHARD ALOT								125.00						125.00	0.00%
RICHARD C PERRIS IRREVOCABLE TRUST								138.89						138.89	0.00%
RICHMOND DICKSON								125.00						125.00	0.00%
RIE YOSHIDA								125.00						125.00	0.00%
ROBBINS TRUST OF 1986 DATED APRIL 8 1986								1,361.11						1,361.11	0.00%
ROBERT BENTON								125.00						125.00	0.00%
ROBERT BRUNO								277.78						277.78	0.00%
ROBERT FOXWORTHY								277.50						277.50	0.00%
ROBERT JOHNSON								277.78						277.78	0.00%
ROBERT MORSE								500.00						500.00	0.00%
ROBERT ROSE								138.89						138.89	0.00%
ROBERT SHEEHAN								750.00						750.00	0.00%
ROBERTA JO LIEBERMAN								138.75						138.75	0.00%

OWNERSHIP SUMMARY

Stockholder	Common Stock	2009 SP	2020 SP	Series A Preferred	Series A-1 Preferred	Series B Preferred	Series B1 Preferred	Series C Preferred*	Series D Preferred	Common Stock Warrant	Series A Warrant	Series A-1 Warrant	Series C Warrant	Total	Percent ownership
ROBIN RICKS								125.00						125.00	0.00%
ROBYN STEVENSON								125.00						125.00	0.00%
ROCHELLE L GOTTLIEB								125.00						125.00	0.00%
RODNESHA GILBERT								137.50						137.50	0.00%
RONALD AVOLIO								1,388.75						1,388.75	0.00%
ROOPAL PATEL								250.00						250.00	0.00%
ROXANN DZUR								2,777.78						2,777.78	0.01%
RUSSELL ALWELL								125.00						125.00	0.00%
RUSSELL GATEWOOD								125.00						125.00	0.00%
RYAN FLETCHER								250.00						250.00	0.00%
RYAN NELSON								1,388.89						1,388.89	0.00%
RYAN TABLOFF								1,388.75						1,388.75	0.00%
RYN SPEICH								125.00						125.00	0.00%
SAFFRON HILL ESCROW TRUST								13,511.00						13,511.00	0.04%
SAFFRON HILL VENTURES 2 LP								3,935,536.00						3,935,536.00	10.67%
SAMANTHA OZUNA								125.00						125.00	0.00%
SANDRA WONG								125.00						125.00	0.00%
SARA ZAGARINO								694.45						694.45	0.00%
SARAH ERNST								694.45						694.45	0.00%
SARAH JONES								125.00						125.00	0.00%
SARAH MALACHOWSKY								125.00						125.00	0.00%
SARVAR ABDULLAEV								125.00						125.00	0.00%
SASHA BERNSTEIN								138.75						138.75	0.00%
SAVANNAH KRAMER								125.00						125.00	0.00%
SCOTT JOHNSON								277.78						277.78	0.00%
SCOTT KELLY								138.75						138.75	0.00%
SHAMINI DHANA								125.00						125.00	0.00%
SHANNON LEE								1,390.00						1,390.00	0.00%
SHARI HASSEN								277.78						277.78	0.00%
SHAUN DEXHEIMER								125.00						125.00	0.00%
SHAWNA HUTSON								125.00						125.00	0.00%
SHEELA ZEMLIN								125.00						125.00	0.00%
SHEILA KOZINA								277.50						277.50	0.00%
SHELBIE ELLIOTT								416.25						416.25	0.00%
SHEMRA RIZZO								138.89						138.89	0.00%
SHERRY TURRI								125.00						125.00	0.00%
SHIKHA KAMBOJ								1,388.89						1,388.89	0.00%
SHOSHANA HORT								125.00						125.00	0.00%
SIMAR SINGH								1,390.00						1,390.00	0.00%
SLOAN FAMILY TRUST DATED 12/07/2017								1,388.89						1,388.89	0.00%
SOUBHAGYA PARIJA								694.44						694.44	0.00%
STACEY ROEN								1,388.89						1,388.89	0.00%

OWNERSHIP SUMMARY

	Common			Series A	Series A-1	Series B	Series B1	Series C	Series D	Common Stock	Series A	Series A-1	Series C		Percent
Stockholder	Stock	2009 SP	2020 SP	Preferred	Preferred	Preferred	Preferred	Preferred*	Preferred	Warrant	Warrant	Warrant	Warrant	Total	ownership
STACIE GARDENER								416.67						416.67	0.00%
STEPHANIE LESTER								1,390.00						1,390.00	0.00%
STEPHANIE LIN								2,777.50						2,777.50	0.01%
STEPHANIE PERRON								138.75						138.75	0.00%
STEPHANIE RAPP								694.72						694.72	0.00%
STEPHANIE ROHLFS								125.00						125.00	0.00%
STEPHANIE SCARPULLA								166.66						166.66	0.00%
STEPHEN KELLY								1,388.75						1,388.75	0.00%
STEPHEN NENNINGER								125.00						125.00	0.00%
STEVE DEMARS								125.00						125.00	0.00%
STEWART SHEPPARD								250.00						250.00	0.00%
SUDHANSHU JAIN								125.00						125.00	0.00%
SUGREEV CHAWLA								125.00						125.00	0.00%
SUSAN MAGDANZ								125.00						125.00	0.00%
SUSAN MILLS								277.50						277.50	0.00%
SUSAN PLEMING								416.25						416.25	0.00%
SUSANA JULIAN								125.00						125.00	0.00%
SUZANNE BLEE								625.00						625.00	0.00%
SUZANNE CHURCH								125.00						125.00	0.00%
SUZANNE HARMON								277.50						277.50	0.00%
SYDNEY SOLIS								125.00						125.00	0.00%
TAM PERRY								277.78						277.78	0.00%
TAMMY CHANG								1,388.89						1,388.89	0.00%
TAMMY MEYER								1,388.89						1,388.89	0.00%
TARA DIETZ								125.00						125.00	0.00%
TATHYA ABE								375.00						375.00	0.00%
TED ABE								277.50						277.50	0.00%
TERESA CHEN								125.00						125.00	0.00%
TERRY ROGERS								278.75						278.75	0.00%
THE BLUE STAR TRUST U/D/T 1/12/2007 SHELBY DANIEL TTEE								250.00						250.00	0.00%
THE CARR-SCHILLING LIVING TRUST U/A DTD 10/07/2008								68,750.00						68,750.00	0.19%
THE CARYN HEILMAN TRUST								125.00						125.00	0.00%
THE RAYMOND SPASIC FAMILY TRUST DATED DECEMBER 23 2020								2,500.00						2,500.00	0.01%
THE TURKISH TOWEL COMPANY								618.05						618.05	0.00%
THERESA CHRISTIANSEN								1,250.00						1,250.00	0.00%
THERESA HARRIS								287.50						287.50	0.00%
THERESA NGUYEN								3,000.00						3,000.00	0.01%
THERESA TURNER								125.00						125.00	0.00%
THERESA WELLS								125.00						125.00	0.00%
TIFFANY AKE								1,416.25						1,416.25	0.00%
TIFFANY GREGORY								125.00						125.00	0.00%
TIFFANY WHEAT								138.75						138.75	0.00%
TIMOTHY RYAN								125.25						125.25	0.00%
TODD BARTHOLF								1,388.89						1,388.89	0.00%
TODD RISING								2,777.50						2,777.50	0.01%
TOM TANQUARY								833.33						833.33	0.00%
TONY CHENG								138.75						138.75	0.00%
TRACY BALLARD								125.00						125.00	0.00%
TRACY CUNN								277.78						277.78	0.00%
TRACY TARASIUK								125.00						125.00	0.00%
TRAVIS ELLIOTT								2,777.50						2,777.50	0.01%
TREACY-FROELICH FAMILY TRUST DATED APRIL 25 2017								1,388.89						1,388.89	0.00%
TRININA HEBERT								2,777.78						2,777.78	0.01%
TRIPLE LINDY 21 HOLDINGS LLC								2,777.50						2,777.50	0.01%
TRYSTAN GARRETT UPSTILL AND BETHWYN PHOEBE MORRIS TRUSTEES OF THE UPSTILL MORRIS FAMILY TRUST U-T-A DATED MAY 27 2011								13,916.25						13,916.25	0.04%
TYRONE GREENE								125.00						125.00	0.00%
VALERIE C JARVIE-TRAINER								125.00						125.00	0.00%
VANESSA CURTIS								138.89						138.89	0.00%
VENTURE SEEKER LLC								125.00						125.00	0.00%
VERONICA MONTOYA								278.75						278.75	0.00%
VIRGINIA CRABTREE								125.00						125.00	0.00%
VIVIENNE SO								1,388.89						1,388.89	0.00%
WESLEY KLOSS								1,388.89						1,388.89	0.00%
WILLA ZHOU BERSON								125.00						125.00	0.00%
WILLIAM CULLER-CHASE								138.75						138.75	0.00%
WILLIAM EDMISTON								125.00						125.00	0.00%
WILLIAM HENDERSON								125.00						125.00	0.00%
WILLIAM RINN								125.00						125.00	0.00%
WILLIAM ROE								6,805.55						6,805.55	0.02%
YARENIS PERALTA								125.00						125.00	0.00%
YEECHIN HARVEY								187.50						187.50	0.00%

OWNERSHIP SUMMARY

	Common			Series A	Series A-1	Series B	Series B1	Series C	Series D	Common Stock	Series A	Series A-1	Series C		Percent
Stockholder	Stock	2009 SP	2020 SP	Preferred	Preferred	Preferred	Preferred	Preferred*	Preferred	Warrant	Warrant	Warrant	Warrant	Total	ownership
YEN-CHENG CHOU								125.00						125.00	0.00%
YOAMI PASTRAN								125.00						125.00	0.00%
YONETTE HERCULES								166.66						166.66	0.00%
YORK SACCOMANNO								1,388.89						1,388.89	0.00%
YUAN HAN								125.00						125.00	0.00%
YVETTE MELBY								125.00						125.00	0.00%
YVONNE BRAUN								138.89						138.89	0.00%
YVONNE CORDOVA								125.00						125.00	0.00%
ZANE VELLA								277.78						277.78	0.00%

TOTALS:	12,546,516	760,967	3,332,000	512,789	0	6,036,922	0	6,220,911.04	7,588,855.00	67,023	0	0	83,333	36,888,444.04	100.00%
Options Available for Grant:		0	1,723,425											1,723,425
*Series C Shares Outstanding is as of 9/30/24 per the transfer agent, Colonial											Total Fully Diluted			38,611,869.04

COMMON STOCK

CERT. NO.	CERT. TRANSFER TO	CERT. TRANSFER FROM OI=Original Issue	SHAREHOLDER NAME	SHAREHOLDER ADDRESS	CERT. DATE	NUMBER OF SHARES	CANCELED SHARES	MANNER OF PAYMENT	RULE 144 START DATE	PRICE PER SHARE	AGREEMENT OR PLAN	DATE OF BOARD CONSENT	COMMENTS

C-74	C101-C110		Organic Style Limited	c/o Ranjeet Bhatia, Third Floor, 24 Chiswell St., London EC1Y 4YX		1,000,000	1,000,000
C-101		C-74	Saffron Hill Investors Guernsey Ltd.	c/o Ranjeet Bhatia, P.O. Box 466, Bordeaux Court, Les Echelons,St. Peter Port, Guernsey, GY1 6AW	09/14/09	69,391		Stock Transfer	9/14/09		Stock Transfer
C-102	C-113, C-114	C-74	Saffron Hill Ventures LP	c/o Ranjeet Bhatia, Saffron Hill Venture, Third Floor, 24 Chiswell Street, London EC1Y 4YX, England	09/14/09	65,546	65,546	Stock Transfer	9/14/09		Stock Transfer
C-103		C-74	Saffron Hill Ventures 2 LP	c/o Ranjeet Bhatia, Saffron Hill Venture, Third Floor, 24 Chiswell Street, London EC1Y 4YX, England	09/14/09	758,235		Stock Transfer	9/14/09		Stock Transfer
C-104	C-111	C-74	Marc Baer	Winkelwiese 6, CH 8001, Zurich, Switzerland	09/14/09	6,664	6,664	Stock Transfer	9/14/09		Stock Transfer
C-105	C-112	C-74	Vidacos Nominees Limited	Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB UK	09/14/09	31,918	31,918	Stock Transfer	9/14/09		Stock Transfer
C-106		C-74	Stanley Fink	c/o Mary Rose Williams, PA to Stanley Fink, CEO, ISAM Funds, Lexicon House, 17 Old Court Place, London, W8 4PL, UK	09/14/09	26,219		Stock Transfer	9/14/09		Stock Transfer
C-107		C-74	Neil McArthur	Rose Cottage, Dam Head Lane, Glazebrook, Warrington, WA3 6LF, UK	09/14/09	19,354		Stock Transfer	9/14/09		Stock Transfer
C-108		C-74	Thomas and Victoria McDowell Charitable Remainder Unitrust	PO BOX 485 Pebble Beach, CA 93953-0485	09/14/09	12,864		Stock Transfer	9/14/09		Stock Transfer
C-109	C-118	C-74	St. Helen's Private Equity plc	c/o Marechale, 46 New Broad Street, London EC2M 1NH	09/14/09	6,532	6,532	Stock Transfer	9/14/09		Stock Transfer
C-110		C-74	Coen Weddepohl	523 Broadway, Apt #5, NY, NY 10012	09/14/09	3,277		Stock Transfer	9/14/09		Stock Transfer
C-111	C-116	C-104	Bank Julius Baer & Co. Ltd.	Bahnhofstrasse 36 CH 8010 Zurich Switzerland	04/16/10	6,664	6,664	Stock Transfer (Custodian for Marc B	9/14/09		Stock Transfer		Stock Transfer from Marc Baer to Custodian Bank
C-112	C-117	C-105	Bank Julius Baer & Co. Ltd.	Bahnhofstrasse 36 CH 8010 Zurich Switzerland	05/05/10	31,918	31,918	Stock Transfer (Custodian for Vidacos	9/14/09		Stock Transfer		Stock Transfer from Vidacos to Custodian Bank
C-113	C-120	C-102	Saffron Hill Ventures LP	c/o Ranjeet Bhatia, Saffron Hill Venture, Third Floor, 24 Chiswell Street, London EC1Y 4YX, England	06/17/12	62,132	62,132	Balance	9/14/09		Stock Transfer
C-114		C-102	Ranjeet Bhatia	705 Barclay St., Ann Arbor, MI	06/17/12	3,414		Stock Transfer from Saffron Hill Ventu	9/14/09		Stock Transfer		Stock Transfer from Saffron Hill Ventures LP
C-115		OI=Original Issue	Karyn Barsa	61 Via la Cunbre, Greenbrae, CA 94904	08/02/13	71,500		Cash/Wire Transfer	8/2/13	$0.300	2009 Stock Plan
C-116		C-111	Marc Philipp Baer	Winkelwiese 6, CH 8001, Zurich, Switzerland	04/15/14	6,664		Stock Transfer	9/14/09		Agreement to be Bound		Note: Not yet finalized
C-117		C-112	Marc Philipp Baer	Winkelwiese 6, CH 8001, Zurich, Switzerland	04/15/14	31,918		Stock Transfer	9/14/09		Agreement to be Bound		Note: Not yet finalized
C-118		C-109	St. Helen's Private Equity (Investments) Li	c/o Marechale Capital, 46 New Bond Street, London EC2M 1JH	05/07/14	6,532		Stock Transfer	5/7/14		Stock Transfer
C-119		OI=Original Issue	Mark Werling	629 Dolphin Drive, Danville, CA 94526	06/20/17	15,000		cash - option exercise	6/20/17	$0.100	2009 Stock Plan
C-120		C-113	Saffron Hill Ventures 2 LP	c/o Ranjeet Bhatia, Saffron Hill Venture, Third Floor, 24 Chiswell Street, London EC1Y 4YX, England	10/23/18	62,132		Stock Transfer	9/14/09		Stock Transfer
C-121		OI=Original Issue	Eileen Mockus	1032 Wilmington Way, Emerald Hills, CA 94062	03/03/22	22,000		check - option exercise	3/3/22	$0.300	2009 Stock Plan
C-122		OI=Original Issue	Dmitri Siegel	712 Cuyama Rd, Ojai, CA 93023	07/26/22	82,305		check - option exercise	7/26/22	$0.300	2009 Stock Plan
C-123		OI=Original Issue	Eileen Mockus	1032 Wilmington Way, Emerald Hills, CA 94062	08/21/23	62,500		check - option exercise	8/21/23	$0.400	2009 Stock Plan
C-124			Artemis IV LLC	Attn: Kevin R. Brine, 930 Lilac Drive, Montecito, California 93108	08/10/22	53,441
C-125			Marc Baer	Winkelwiese 6, CH 8001, Zurich, Switzerland	08/10/22	232,529
C-126			Saffron Hill Investors Guernsey Ltd.	Attn: Ranjeet Bhatia, P.O. Box 344, Mont Crevelt House, Bulwer Avenue, S	08/10/22	64,129
C-127			Saffron Hill Ventures 2 Limited Partnership	Attn: Ranjeet Bhatia, 2nd Floor, 168 Shoreditch High Street, London, Engla	08/10/22	10,679,212
C-128		Option exercise	Eileen Mockus	1032 Wilmington Way, Emerald Hills, CA 94062	12/27/24	250,000			12/27/24
C-129		Option exercise	Marcus Chung	255 Berry Street, #102, San Francisco, CA 94158	01/22/25	13,900			1/22/25	$0.720	2020 Stock Plan
TOTAL:						13,757,890	1,211,374

COMMON SHARES AUTHORIZED:	48,600,000
COMMON SHARES ISSUED:	13,757,890
COMMON SHARES CANCELLED:	1,211,374
COMMON SHARES OUTSTANDING:	12,546,516
COMMON SHARES ISSUABLE:	36,053,484

2009 STOCK PLAN

												UNVESTED
						VESTING						EXERCISED			OPTIONS
	SIGNED		DATE OF	OPTIONS	PRICE	START	EXPIRATION	OPTIONS	DATE	OPTIONS	DATE	SHARES	DATE	OPTIONS	AVAILABLE
OPTIONEE	AGMT.	TYPE	GRANT	GRANTED	PER SHARE	DATE	DATE	CANCELLED**	CANCELLED	EXERCISED	EXERCISED	REPURCHASED	REPURCHASED	OUTSTANDING	FOR GRANT	TERMS
															2,630,000
Karyn Barsa		ISO	6/1/10	143,000	$0.30	4/8/09	6/1/20	71,500	8/3/13	71,500	8/2/13			0	2,558,500	Termination 5/3/13; 90 days is 8/3/13
Dawn Wolfe		ISO	6/1/10	44,000	$0.30	11/2/09	6/1/20	44,000	9/28/13					0	2,558,500	Termination 6/28/13; 90 days is 9/28/13
Drew DeFever		ISO	6/1/10	44,000	$0.30	5/10/10	6/1/20	44,000	11/30/11					0	2,558,500	Termination 11/30/11
Matt Levinthal		ISO	6/1/10	22,000	$0.30	4/9/10	6/1/20	22,000	2/22/14					0	2,558,500	Termination 11/22/13; 90 days is 2/22/14
Mittie Girgsby		ISO	3/9/12	33,000	$0.30	12/1/11	3/9/22	33,000	8/10/12					0	2,558,500	Termination 8/10/12
Eileen Mockus		ISO	3/9/12	22,000	$0.30	12/1/11	3/9/22			22,000	3/3/22			0	2,536,500
Mark Werling		ISO	2/28/13	71,000	$0.40	2/25/13	2/28/23	71,000	6/21/17					0	2,536,500	Termination 3/21/17; 90 days is 6/21/17
Eileen Mockus		ISO	8/22/13	374,000	$0.40	8/8/13	8/22/23	311,500	8/21/23	62,500	8/21/23			0	2,474,000
Eileen Mockus		ISO	6/18/15	779,138	$0.10	1/31/15	6/18/25			250,000	12/27/24			529,138	1,694,862	Eileen terminated 6 18 24; can exercise until 6/17/25
Mark Werling		ISO	6/18/15	281,541	$0.10	1/31/15	6/18/25	266,541	6/21/17	15,000	6/2/17			0	1,679,862	Termination 3/21/17; 90 days is 6/21/17
Andrea Azar		ISO	6/18/15	195,856	$0.10	1/31/15	6/18/25	195,856	8/24/19					0	1,679,862	Terminated. Vesting until 12/31/18; exercise until 8/24/19
Melissa Godes		ISO	6/18/15	47,005	$0.10	1/31/15	6/18/25	47,005	7/13/16					0	1,679,862	Termination 4/14/16; 90 days is 7/13/16
Kim Tercero		ISO	6/18/15	47,005	$0.10	1/31/15	6/18/25	47,005	3/16/22					0	1,679,862	Terminated 12/16/21; exercise until 3/16/22
Kirsten Sedestrom		ISO	6/18/15	47,005	$0.10	5/18/15	6/18/25	47,005	9/28/19					0	1,679,862	Terminated 6/28/19; exercise until 9/28/19
Andrea Azar		ISO	7/28/16	156,685	$0.10	1/31/16	7/28/26	156,685	8/24/19					0	1,679,862	Terminated. Vesting until 12/31/18; exercise until 8/24/19
Karen Johnson		ISO	7/28/16	47,005	$0.10	3/31/16	7/28/26	47,005	5/2/18					0	1,679,862	Termination 2/2/18; 90 days is 5/2/18
Jesse Montano		ISO	9/22/16	231,829	$0.10	8/31/16	9/22/26	231,829	8/7/18					0	1,679,862	Termination 5/7/18; 90 days is 8/7/18
The Surace/Rogers Family Trust		NSO	9/22/16	231,829	$0.10	8/31/16	9/22/26							231,829	1,448,033	Kevin terminated 2 21 19; Vesting 100% accelerated and can exercise until 8/31/26
Frank Lucero		ISO	11/21/17	236,532	$0.10	11/1/17	11/21/27	236,532	8/31/19					0	1,448,033	Terminated 5/31/19; exercise until 8/31/19
Sejal Solanki		ISO	7/24/18	354,752	$0.10	6/18/18	7/24/28	354,752	3/1/24					0	1,448,033	Terminated 12/1/23; exercise until 3/1/24
Cindi Zelanis		ISO	11/20/18	47,440	$0.10	11/20/18	11/20/28	47,440	1/11/23					0	1,448,033	Terminated 10/11/22; exercise until 1/11/23
Michelle Meyer		ISO	8/22/19	175,000	$0.30	7/26/19	8/22/29	175,000	2/17/22					0	1,448,033	Terminated 11/17/21; exercise until 2/17/22
Dmitri Siegel		NSO	9/27/19	127,448	$0.30	9/27/19	9/27/29	45,143	4/29/22	82,305	7/26/22			0	1,365,728	Terminated 4/29/22; exercise until 7/29/22

TOTAL:				3,759,070				2,494,798		503,305		0		760,967	1,365,728

Total Shares Authorized:	2,630,000
Options Granted:	3,759,070
Options Outstanding:	760,967
Options Exercised:	503,305
Options Cancelled and Returned:	2,494,798
Options Available for Grant:	0
Roll-over (to 2020 SP) Options	980,840

Note: 800K shares added to the Plan on 6/15/12 for a ttl of 1,130,000 sh

Note: 1M shares adde on 1/22/ 4 for a of 2,130,000 sh

Note: 300K shares added to the Plan on 3/31/15 for a ttl of 2,430,000 sh

Note: 130K shares added to the Plan on 9/22/16 for a ttl of 2,560,000 sh

Note: 70K shares added to the Plan on 5/24/18 for a ttl of 2,630,000 sh

**	Note: Plan terminated at end of 10-year life-cycle on 11/17/19. No new grants allowed from this plan. Prior grants, however remain valid until cancelled. Upon cancellation, the option shares are added to the Available for Grant under the 2020 Stock Plan (also increasing the 2020 SP option pool).

2020 STOCK PLAN

												UNVESTED
						VESTING						EXERCISED			OPTIONS
	SIGNED		DATE OF	OPTIONS	PRICE	START	EXPIRATION	OPTIONS	DATE	OPTIONS	DATE	SHARES	DATE	OPTIONS	AVAILABLE
OPTIONEE	AGMT.	TYPE	GRANT	GRANTED	PER SHARE	DATE	DATE	CANCELLED	CANCELLED	EXERCISED	EXERCISED	REPURCHASED	REPURCHASED	OUTSTANDING	FOR GRANT	TERMS
Eileen Mockus	Y	ISO	10/22/20	500,000	$0.31	10/22/20	10/22/30	500,000	12/29/20					0	5,069,325
Sejal Solanki	Y	ISO	10/22/20	500,000	$0.31	10/22/20	10/22/30	500,000	12/29/20					0	5,069,325
Eileen Mockus	Y	ISO	12/30/20	500,000	$0.51	10/22/20	12/30/30							500,000	4,569,325	Eileen terminated 6 18 24; 100% accelerated vesting; can exercise until 6/17/25
Sejal Solanki	Y	ISO	12/30/20	500,000	$0.51	10/22/20	12/30/30	500,000	3/1/24					0	4,569,325	Terminated 12/1/23; did not exercise by 3/1/24
Whitney Thornburg		ISO	5/20/21	25,000	$0.51	5/20/21	5/20/31							25,000	4,544,325
Margaret Lyons		ISO	5/20/21	25,000	$0.51	5/20/21	5/20/31							25,000	4,519,325
Priyadarshi Sinha		ISO	9/23/21	120,000	$0.51	9/13/21	9/23/31	120,000	9/16/23					0	4,519,325	Terminated 6/16/23; Did not exercise by 9/16//23
Farid Naghipour		ISO	3/22/22	40,000	$0.72	1/3/22	3/22/32	40,000	11/15/22					0	4,519,325
Silvia Irene Livia Mazzucchelli Living Trust, 11/18		NSO	4/21/22	75,000	$0.72	4/21/22	4/21/32							75,000	4,444,325
Amber Tarshis		NSO	5/2/22	35,000	$0.72	4/25/22	5/2/32							35,000	4,409,325
Marcus Chung		ISO	5/19/22	400,000	$0.72	5/9/22	5/19/32	386,100	1/25/25	13,900	1/22/25			0	4,395,425	Marcus terminated 10/25/24; can exercise until 1/25/25
Silvia Irene Livia Mazzucchelli Living Trust, 11/18		NSO	6/23/23	37,500	$1.27	10/26/22	6/23/33							37,500	4,357,925
Amber Tarshis		NSO	6/23/23	17,500	$1.27	10/26/22	6/23/33							17,500	4,340,425
Gabriela Bermudez		ISO	6/23/23	40,000	$1.27	1/9/23	6/23/33	40,000	11/14/24					0	4,340,425	Terminated 8/14/24; did not exercise by 11/14/24
Izzaz Ali		ISO	6/23/23	25,000	$1.27	7/19/22	6/23/33							25,000	4,315,425
Silvia Irene Livia Mazzucchelli Living Trust, 11/18		NSO	12/4/23	1,232,000	$1.27	11/20/23	12/4/33	1,232,000	715/24					0	4,315,425	Option Cancellation Agrmt, dtd 7/15/24
Silvia Irene Livia Mazzucchelli Living Trust, 11/18		NSO	7/18/24	1,232,000	$0.88	11/20/23	7/18/34							1,232,000	3,083,425
Victoria Williams Grahan		ISO	7/18/24	600,000	$0.88	1/11/24	7/18/34							600,000	2,483,425
Neil Kee		ISO	7/18/24	600,000	$0.88	5/23/24	7/18/34							600,000	1,883,425
Margaret Stewart		NSO	9/12/24	160,000	$0.88	9/11/24	9/12/34							160,000	1,723,425

TOTAL:				6,664,000				3,318,100		13,900		0		3,332,000	1,723,425

Total Shares Authorized (including 2009 roll-over):	5,069,325
Options Granted:	6,664,000
Options Outstanding:	3,332,000	1,723,425
Options Exercised:	13,900
Options Cancelled and Returned:	3,318,100
Options Available for Grant:	1,723,425

Note: 1/28/20 Plan adopted by BOARD, 3/12/20 Plan adopted by	S	1,274,485
Increase to Option Pool 5-2-2022		350,000
Increase to Option Pool 12-4-2023		2,464,000

Total Authorized (not including 2009 roll-over):		4,088,485

SERIES A PREFERRED

CERT. NO.	CERT. TRANSFER TO	CERT. TRANSFER FROM OI=Original Issue	SHAREHOLDER NAME	SHAREHOLDER ADDRESS	CERT. DATE	NUMBER OF SHARES	CANCELED SHARES	MANNER OF PAYMENT	RULE 144 START DATE	PRICE PER SHARE	AGREEMENT OR PLAN	REG. RIGHTS	BLUE SKY COMPLIANCE	FEDERAL COMPLIANCE	DATE OF BOARD CONSENT	COMMENTS
PA-1		OI	Saffron Hill Ventures 2 LP	c/o Ranjeet Bhatia, 130 Wood Street, London E12U 6DL England	12/8/09	717,264	717,264	Cash	12/8/09	$1.5000000	SPA		Reg. S		11/17/09
PA-2	PA-4	OI	Marc Baer	Winkelwiese 6, CH 8001, Zurich, Switzerland	2/26/10	9,319	9,319		2/26/10	$1.5000000	SPA		Reg. S
PA-3		OI	Saffron Hill Ventures 2 LP	c/o Ranjeet Bhatia, 130 Wood Street, London E12U 6DL England	3/22/10	88,000			3/22/10	$1.5000000	SPA		Reg. S
PA-4	PA-5	PA-2	Marc Baer	Winkelwiese 6, CH 8001, Zurich, Switzerland	9/18/14	9,319	9,319		2/26/10	$0.00	Affidavit		Reg. S			Affidavit of Lost Certificate
PA-5		PA-4	Marc Baer	Winkelwiese 6, CH 8001, Zurich, Switzerland	8/10/22	5,866			2/26/10	$0.00	Exchange Agmt, dtd 8/10/		Reg. S
PA-6		PA-1	Saffron Hill Ventures 2 LP	Attn: Ranjeet Bhatia, 2nd Floor, 168 Shoreditch High Street, London, Eng	8/10/22	418,923			12/8/09	N/A	Exchange Agmt, dtd 8/10/		Reg. S
TOTAL						1,248,691	735,902

SERIES A SHARES AUTHORIZED:	1,100,000
SERIES A SHARES ISSUED:	1,248,691
SERIES A SHARES CANCELLED:	735,902
SERIES A SHARES OUTSTANDING:	512,789
SERIES A SHARES REMAINING:	587,211

SERIES A-1 PREFERRED

CERT. NO.	CERT. TRANSFER TO	CERT. TRANSFER FROM OI=Original Issue	SHAREHOLDER NAME	SHAREHOLDER ADDRESS	CERT. DATE	NUMBER OF SHARES	CANCELED SHARES	MANNER OF PAYMENT	RULE 144 START DATE	PRICE PER SHARE	AGREEMENT OR PLAN	REG. RIGHTS	BLUE SKY COMPLIANCE	FEDERAL COMPLIANCE		DATE OF BOARD CONSENT	COMMENTS
PA1-1		OI	Artemis IV LLC	c/o Kevin Brine, 50 Hill Street, No. 243, Southampton, NY 11968	6/25/12	64,700	64,700	Note Conversion	6/25/12	$2.00	SPA		Reg. S	4	(2)	6/15/12	First Closing
PA1-2		OI	Saffron Hill Investors Guernsey, Ltd	c/o Ranjeet Bhatia, POBox 466, Bordeaux CT; Les Eschelos, St. Peter Port, Guernsey GY1 6AW	6/25/12	77,640	77,640	Note Conversion	6/25/12	$2.00	SPA		Reg. S	4	(2)	6/15/12	First Closing
PA1-3		OI	Saffron Hill Ventures 2 LP	c/o Ranjeet Bhatia, 130 Wood Street, London E12U 6DL, UK	6/25/12	3,489,197	3,489,197	Note Conversion	6/25/12	$2.00	SPA		Reg. S	4	(2)	6/15/12	First Closing
PA1-4		OI	Saffron Hill Ventures 2 LP	c/o Ranjeet Bhatia, 130 Wood Street, London E12U 6DL, UK	6/18/12	450,000	450,000	Cash	6/18/12	$2.00	SPA		Reg. S	4	(2)	6/15/12	Third Closing
PA1-5		OI	Saffron Hill Ventures 2 LP	c/o Ranjeet Bhatia, 130 Wood Street, London E12U 6DL, UK	6/18/12	550,000	550,000	Cash	6/18/12	$2.00	SPA		Reg. S	4	(2)	6/15/12	Second Closing
PA1-6	PA1-7	OI	Marc Baer	Winkelwiese 6, CH 8001, Zurich, Switzerland	8/8/12	135,000	135,000	Cash	8/8/12	$2.00	SPA		Reg. S	4	(2)	6/15/12	Fourth Closing
PA1-7		PA1-6	Bank Julius Baer & Co. Ltd	Brown Brothers Harriman & Co, 140 Broadway, NY, NY 10005, Attn: Trade Processing TRF Wiliam Pinamonti (212) 493-8569	2/12/13	135,000	135,000	Reregistration	8/8/12	$2.00	SPA		Reg. S	4	(2)		Reregistered from PA1-6
PA1-8		PA1-7	Marc Philipp Baer	Winkelwiese 6, CH 8001, Zurich, Switzerland	4/15/14	135,000	135,000	Stock Transfer	8/8/12	$2.00	SPA		Reg. S	4	(2)		Agreement to be Bound
TOTAL						5,036,537	5,036,537

SERIES A1 SHARES AUTHORIZED:	5,500,000
SERIES A1 SHARES ISSUED:	5,036,537
SERIES A1 SHARES CANCELLED:	5,036,537
SERIES A1 SHARES OUTSTANDING:	0
SERIES A1 SHARES REMAINING:	5,500,000

SERIES B PREFERRED

CERT. NO.	CERT. TRANSFER TO	CERT. TRANSFER FROM OI=Original Issue	SHAREHOLDER NAME	SHAREHOLDER ADDRESS	CERT. DATE	NUMBER OF SHARES	CANCELED SHARES	MANNER OF PAYMENT	RULE 144 START DATE	PRICE PER SHARE	AGREEMENT OR PLAN	REG. RIGHTS	BLUE SKY COMPLIANCE	FEDERAL COMPLIANCE		DATE OF BOARD CONSENT	COMMENTS
PB-1	PB-8	OI	Saffron Hill Ventures 2 LP	c/o Ranjeet Bhatia, Third Fl, 24 Chiswell Street, London EC1Y 4YX, UK	1/28/14	9,668,602	9,668,602	Note Conversion	1/28/14	$0.50	SPA		Reg. S	4	(2)	1/22/14	First closing
PB-2		OI	Saffron Hill Ventures 2 LP	c/o Ranjeet Bhatia, Third Fl, 24 Chiswell Street, London EC1Y 4YX, UK	1/28/14	2,200,000		Wire	1/28/14	$0.50	SPA		Reg. S	4	(2)	1/22/14	First Closing
PB-3		OI	Marc Baer	Winkelwiese 6, CH 8001, Zurich, Switzerland	2/11/14	171,766	171,766	Note Conversion	2/11/14	$0.50	SPA		Reg. S	4	(2)	1/22/14	Second Closing
PB-4		OI	Saffron Hill Ventures 2 LP	c/o Ranjeet Bhatia, Third Fl, 24 Chiswell Street, London EC1Y 4YX, UK	2/13/14	67,980		Wire	2/13/14	$0.50	SPA		Reg. S	4	(2)	1/22/14	Third Closing
PB-5		OI	Saffron Hill Ventures 2 LP	c/o Ranjeet Bhatia, Third Fl, 24 Chiswell Street, London EC1Y 4YX, UK	6/25/14	1,611,000			6/25/14	$0.50	SPA		Reg.S	4	(2)	1/22/14	Fourth Closing
PB-6	PB-7	OI	Marc Baer	Winkelwiese 6, CH 8001, Zurich, Switzerland	6/30/14	133,700	133,700		6/30/14	$0.50	SPA		Reg. S	4	(2)	1/22/14	Fifth Closing
PB-7		PB-6	Marc Baer	Winkelwiese 6, CH 8001, Zurich, Switzerland	8/10/22	133,117
PB-8		PB-1	Saffron Hill Ventures 2 LP	c/o Ranjeet Bhatia, Third Fl, 24 Chiswell Street, London EC1Y 4YX, UK	8/10/22	2,024,825
TOTAL						16,010,990	9,974,068

SERIES B SHARES AUTHORIZED	16,000,000
SERIES B SHARES ISSUED	16,010,990
SERIES B SHARES CANCELLED	9,974,068
SERIES B SHARES OUTSTANDING	6,036,922
SERIES B SHARES REMAINING	9,963,078

SERIES B-1 PREFERRED

CERT. NO.	CERT. TRANSFER TO	CERT. TRANSFER FROM OI=Original Issue	SHAREHOLDER NAME	SHAREHOLDER ADDRESS	CERT. DATE	NUMBER OF SHARES	CANCELED SHARES	MANNER OF PAYMENT	RULE 144 START DATE	PRICE PER SHARE	AGREEMENT OR PLAN	REG. RIGHTS	BLUE SKY COMPLIANCE	FEDERAL COMPLIANCE		DATE OF BOARD CONSENT	COMMENTS
PB1-1		OI	Saffron Hill Ventures 2 Limited Partnership	c/o Ranjeet Bhatia, Third Fl, 24 Chiswell Street	5/15/19	1,848,557	1,848,557	Note Conversion	5/15/19	$1.50	SPA		Reg. S	4	(2)	1/22/19	First closing

TOTAL						1,848,557	1,848,557

SERIES B1 SHARES AUTHORIZED	1,900,000
SERIES B1 SHARES ISSUED	1,848,557
SERIES B1 SHARES CANCELLED	1,848,557
SERIES B1 SHARES OUTSTANDING	0
SERIES B1 SHARES REMAINING	1,900,000

SERIES C PREFERRED

(Colonial)

As of 9/30/2024 per the transfer agent, Colonial

Account Number	Owner	Stock Type	Shares	Capital Invested Address1	Address2	City	State	Zip	Country	Email	Phone
375	AARON ELY	Series C Preferred	125.00	$450.00 313 ABERDEEN WAY		INVERNESS	CA	94937	US	aaronely2001@yahoo.com	415-450-5541
55	ABIGAIL CHRISTENSEN	Series C Preferred	13,890.00	$50,004.00 708 COLLINGSWOOD DR		FORT COLLINS	CO	80524	US	abijchrist@gmail.com	970-518-6389
620	ABRACADABRA TRUST	Series C Preferred	1,388.89	$5,000.00 401 EAST 8TH STREET	STE 214-8000	SIOUX FALLS	SD	57103	US	dan@reallygoodideas.org	408-412-1169
468	ADAM BELLACICCO	Series C Preferred	2,777.78	$10,000.00 2712 WOODLAWN TRL		ALEXANDRIA	VA	22306	US	adambellacicco@gmail.com	703-963-1149
247	AKUA BANFUL	Series C Preferred	125.00	$450.00 1515 23RD ST	APT B	SACRAMENTO	CA	95816	US	akuabanful@gmail.com	917-574-4442
115	ALAINE JANOSY	Series C Preferred	125.00	$450.00 1069 MONROE ST		DENVER	CO	80206	US	alainejanosy@gmail.com	202-904-7486
630	ALAN FREISLEBEN	Series C Preferred	694.44	$2,500.00 28402 CALLE PINATA		SAN JUAN CAPISTRANO	CA	92675	US	afreisleben@me.com	949-274-5833
525	ALAN HSU	Series C Preferred	125.00	$450.00 901 ROSE AVE	APT 1	OAKLAND	CA	94611	US	alanrhsu@gmail.com	925-899-3979
266	ALANE HNATH	Series C Preferred	125.00	$450.00 212 LEBANON AVE		PITTSBURGH	PA	15228	US	Alanehnath@gmail.com	412-897-4525
84	ALEXANDRA GATES	Series C Preferred	1,390.00	$5,004.00 18474 DEERTRACK PL		SALINAS	CA	93908	US	gates.alexandra1@gmail.com	831-261-1323
647	ALEXANDRA MOORE	Series C Preferred	150.00	$540.00 4529 COACHMANS PATH COURT		WALDORF	MD	20601	US	alexmoore0716@gmail.com	240-587-1458
209	ALEXIS GARCIA	Series C Preferred	1,390.00	$5,004.00 184 TURKEY HILL RUN RD		NEW LONDON	NH	03257	US	lexi.lh.garcia@gmail.com	603-738-6427
333	ALEXIS HOROWITZ-BURDICK	Series C Preferred	125.00	$450.00 1715 MEDIO		SANTA FE	NM	87501	US	lexyhb@gmail.com	303-523-1090
420	ALICE CHONG	Series C Preferred	2,778.75	$10,003.50 51 LONGVIEW RD		PORT WASHINGTON	NY	11050	US	alicekchong@gmail.com	714-390-3000
204	ALICIA DISANTIS WESTON	Series C Preferred	138.75	$499.50 4020 MOORE ST		WHEAT RIDGE	CO	80033	US	aliciad33@gmail.com	419-787-8425
181	ALISA SHORT	Series C Preferred	125.00	$450.00 8321 E MCDONALD DR		SCOTTSDALE	AZ	85250	US	lshort913@yahoo.com	602-750-6694
570	ALISON MOORE	Series C Preferred	125.00	$450.00 212 HAZEL ST		SANTA ROSA	CA	95401	US	alisonmoo@gmail.com	707-486-4196
161	ALIZA MURRIETA	Series C Preferred	1,387.50	$4,995.00 503 N BRONSON AVE		LOS ANGELES	CA	90004	US	alizamurrieta@gmail.com	213-216-7970
210	ALYCIA KELLMAN	Series C Preferred	125.00	$450.00 277 38TH ST		OAKLAND	CA	94611	US	alycia.kellman@gmail.com	847-521-0385
127	ALYSIA KRUPP	Series C Preferred	125.00	$450.00 2766 NW SHIELDS DR		BEND	OR	97703	US	alykrupp@gmail.com	970-390-9846
186	ALYSIA STEPHENSON-ARMENTA	Series C Preferred	375.00	$1,350.00 330 CANYON FALLS DR		FOLSOM	CA	95630	US	armentas2003@yahoo.com	916-952-3653
560	AMANDA GARDNER	Series C Preferred	138.89	$500.00 PO BOX 170		CLAYTON	ID	83227	US	ms.amandagardner@gmail.com	304-268-4197
69	AMBER DARBY	Series C Preferred	125.00	$450.00 2528 S BEVERLY ST		SALT LAKE CITY	UT	84106	US	Amberdarby22@gmail.com	801-885-1731
27	AMBER TARSHIS	Series C Preferred	138.75	$499.50 207 S CARONDELET ST		LOS ANGELES	CA	90057	USA	ambertarshis@gmail.com
370	AMELIA CHILDRESS	Series C Preferred	125.00	$450.00 637 FAIRMOUNT AVE		OAKLAND	CA	94611	US	amelia.childress@gmail.com	916-709-7289
287	AMIEE TABATZKY	Series C Preferred	138.89	$500.00 4151 SYCAMORE DR		SAN DIEGO	CA	92105	US	rebat@mac.com	619-993-0663
82	AMY FOUNTAINE	Series C Preferred	138.75	$499.50 12144 PARKER CIR		OMAHA	NE	68154	US	atentinger@gmail.com	402-740-3970
89	AMY GOLDBERGER	Series C Preferred	125.00	$450.00 200 BRAEMOOR DR		SANTA CRUZ	CA	95060	US	amylgoldberger@gmail.com	415-745-5675
264	AMY HAENEL	Series C Preferred	1,388.89	$5,000.00 2 PIERPONT CIR		SAVANNAH	GA	31404	US	ahaenel@me.com	323-893-0013
98	AMY HAMBERG	Series C Preferred	250.00	$900.00 237 S SMITH ST		PALATINE	IL	60067	US	amyhamberg@yahoo.com	847-414-1323
388	AMY MA	Series C Preferred	694.45	$2,500.00 19517 RONALD AVE		TORRANCE	CA	90503	US	lamy411@yahoo.com	310-940-9782
151	AMY MILECHMAN	Series C Preferred	158.75	$571.50 150 4TH ST	APT 654	OAKLAND	CA	94607	US	amycingram@gmail.com	614-353-4802
174	AMY PRINCE	Series C Preferred	125.00	$450.00 921 W GRAND CANYON AVE		FLAGSTAFF	AZ	86001	US	amyprince@me.com	928-814-2331
211	AMY SHANAHAN	Series C Preferred	138.89	$500.00 1671 47TH AVE		SAN FRANCISCO	CA	94122	US	akrantz15@gmail.com	480-329-5947
317	ANA DEL TORO	Series C Preferred	125.00	$450.00 713 WILSON AVE		NOVATO	CA	94947	US	annadeltoro@comcast.net	415-250-7602
642	ANALISA LITTLE	Series C Preferred	2,777.78	$10,000.00 636 BERRYWOOD WAY		PALM HARBOR	FL	34683	US	jjgdl@aol.com	727-789-2635
269	ANANTH KASILLINGAM	Series C Preferred	1,388.89	$5,000.00 4801 MANGROVE DR		DUBLIN	CA	94568	US	ananth_k_2001@hotmail.com	408-858-3251
346	ANDRAS MIHALY	Series C Preferred	125.00	$450.00 2500 NW REGENCY ST	UNIT 69	BEND	OR	97703	US	andrasm96@gmail.com	425-903-6928
316	ANDREA DEHLENDORF	Series C Preferred	125.00	$450.00 581 ROSAL AVE		OAKLAND	CA	94610	US	dehlendorf.andrea@gmail.com	510-410-6347
562	ANDREA GROETHE	Series C Preferred	2,777.78	$10,000.00 24801 Dockton Rd SW		Vashon	WA	98070	US	Andreahodgins@me.com	415-827-0686
695	ANDREA MOORE	Series C Preferred	694.44	$2,500.00 515 WEST 110TH STREET	APT 2G	NEW YORK	NY	10025	US	andrea_gulli@yahoo.com
212	ANDREA URBAN	Series C Preferred	125.00	$450.00 5001 FRANKLIN AVE		LOS ANGELES	CA	90027	US	andreamurban@gmail.com	718-483-5123
382	ANDREW JOHNSON	Series C Preferred	141.25	$508.50 3132 CHICAGO AVE		MINNEAPOLIS	MN	55407	US	andrew.r.johnson0@gmail.com	734-678-2251
154	ANGEL MINUTO	Series C Preferred	125.00	$450.00 1793 MILITARY RD		KENMORE	NY	14217	US	angel.c.minuto@gmail.com	716-990-1559
329	ANGELA HAYDEL	Series C Preferred	125.00	$450.00 238 BAINBRIDGE CT		BUELLTON	CA	93427	US	angela_haydel@yahoo.com	805-284-7059
37	ANGELINE BASSETT	Series C Preferred	277.50	$999.00 2827 PROSPECT AVE		HOOD RIVER	OR	97031	US	A.Nicole.bassett@gmail.com	805-223-1287
171	ANGIE PICHA	Series C Preferred	125.00	$450.00 357 ALDRIDGE DR N		KEIZER	OR	97303	US	adp1799@gmail.com	503-393-2789
546	ANITA SIRAKI	Series C Preferred	125.00	$450.00 1108 E CALIFORNIA AVE		GLENDALE	CA	91206	US	anita.siraki@gmail.com	323-246-1544
44	ANN BISHOP	Series C Preferred	125.00	$450.00 1341 TODD ST		MOUNTAIN VIEW	CA	94040	US	annelisebishop@yahoo.com	650-380-0599
567	ANN MARINO	Series C Preferred	125.00	$450.00 245 S HOLLISTON AVE	#101	PASADENA	CA	91106	US	annm3474@gmail.com	310-717-8015
492	ANN PHILLIPS	Series C Preferred	125.00	$450.00 2009 NE BRAZEE ST		PORTLAND	OR	97212	US	asphilli@easystreet.net	503-453-5974
441	ANNA LEVINA	Series C Preferred	125.00	$450.00 1654 N MOHAWK ST	APT 3	CHICAGO	IL	60614	US	alevina89@gmail.com	857-275-9006
389	ANNA MADILL	Series C Preferred	125.00	$450.00 1923 NE CLACKAMAS ST		PORTLAND	OR	97232	US	annabmadill@gmail.com	206-919-4871
213	ANNA ODENDAAL	Series C Preferred	312.50	$1,125.00 PO BOX 144		GERLACH	NV	89412	US	alestill97@gmail.com	530-640-0558
214	ANNA STAUDENMEYER	Series C Preferred	125.00	$450.00 1249 EASTMEADOW DR		COLORADO SPRINGS	CO	80906	US	annahs22@gmail.com	202-549-1335
160	ANNE MARIE MURPHY	Series C Preferred	138.75	$499.50 201 BRENTWOOD DR		SOUTH SAN FRANCISCO	CA	94080	US	anne_marie_murphy@yahoo.com	650-437-4495
179	ANNE ROOS	Series C Preferred	375.00	$1,350.00 2910 DUKE ST		KALAMAZOO	MI	49008	US	annie.e.roos@gmail.com	925-998-9500
404	ANNE TOCCKET	Series C Preferred	1,388.89	$5,000.00 1106 N SHERIDAN AVE		PITTSBURGH	PA	15206	US	aut112@gmail.com	570-850-5260
156	ANNIKA MOREDA	Series C Preferred	250.00	$900.00 3243 SPRING HILL RD		PETALUMA	CA	94952	US	Anns73@yahoo.com	707-364-4951
667	ANTHONY GRIFFITH	Series C Preferred	150.00	$540.00 96 PUUNOA PLACE		LAHAINA	HI	96761	US	griffitha001@hawaii.rr.com	808-264-7809
407	ANTHONY WARE	Series C Preferred	138.89	$500.00 14 LEBED DR		SOMERSET	NJ	08873	US	waresmusic@gmail.com	848-228-1593
605	ANTONIO SYLVERTOOTH	Series C Preferred	125.00	$450.00 8037 S HARVARD		CHICAGO	IL	60620	US	antoniosylvertooth@yahoo.com
327	APRIL HANSARD	Series C Preferred	250.00	$900.00 14117 CR 3590		ADA	OK	74820	US	msnurseaid@gmail.com	580-399-3557

SERIES C PREFERRED

(Colonial)

Account Number	Owner	Stock Type	Shares	Capital Invested Address1	Address2	City	State	Zip	Country	Email	Phone
309	ARAVINDA BUDDHALA	Series C Preferred	138.89	$500.00 27022 LADBROKE ST		NOVI	MI	48374	US	afree.miles@gmail.com	405-443-9643
639	ARI KRUG	Series C Preferred	125.00	$450.00 5 CHAMPLAIN COURT		LAKEWOOD	NJ	08701	US	smiles@krugortho.com	615-300-4364
35	ARIANA ARCENAS-UTLEY	Series C Preferred	277.50	$999.00 7634 NEWPORT DR		GOLETA	CA	93117	US	ariana.arcenasutley@gmail.com	805-410-2195
394	ARSENIA REILLY-COLLINS	Series C Preferred	125.00	$450.00 179 31ST ST		BROOKLYN	NY	11232	US	Arsenia.reilly@gmail.com	212-920-0269
19	ARTEMIS IV LLC	Series C Preferred	11,259.00	$22,518.00 C/O KEVIN BRINE	50 HILL ST #243	SOUTHAMPTON	NY	11968	US	krbrine@gmail.com
664	ASHLEY WESELY	Series C Preferred	138.89	$500.00 7012 HUCKLEBERRY DR		EXCELSIOR	MN	55331		asoaps@gmail.com	507-469-1063
405	AYSE URUK	Series C Preferred	250.00	$900.00 6703 S AQUA VISTA CV		COTTONWOOD HEIGHTS	UT	84121	US	kumru@icloud.com	801-243-0126
474	BARBARA CHAPMAN	Series C Preferred	125.00	$450.00 1075 HIGHLAND DR		TWIN LAKES	WI	53181	US	Barbarachapman1@hotmail.com	262-716-6551
519	BARBARA FINDLER	Series C Preferred	1,388.89	$5,000.00 1516 E MISSION RD		FALLBROOK	CA	92028	US	barbarafindler@yahoo.com	760-310-8005
146	BARBARA MATER	Series C Preferred	125.00	$450.00 4542 PALOMINO DR		NORCO	CA	92860	US	Redwingsbabs31@gmail.com	951-833-6878
446	BARBIE MCCONNELL	Series C Preferred	125.00	$450.00 7263 N ADOBE LN		LAKE POINT	UT	84074	US	barbie.mcconnell@outlook.com	435-830-2924
549	BECCA WRIGHT	Series C Preferred	125.00	$450.00 1035 HILL RD		WILLMAR	MN	56201	US	wright.beccae@gmail.com	917-929-1189
46	BELINDA BRENT	Series C Preferred	277.50	$999.00 30132 SILVER SPUR RD		SAN JUAN CAPISTRANO	CA	92675	US	borozco_rmg@hotmail.com	949-244-6204
555	BELINDA CHUNG	Series C Preferred	1,388.89	$5,000.00 12 MIDDLEBURY LN		LOS ALTOS	CA	94022	US	Bk@bkcollectionslosaltos.com	650-814-4468
585	BENITA BENAVIDES	Series C Preferred	125.00	$450.00 1599 CHANDLER ST		OAKLAND	CA	94603	US	benitalb@gmail.com	5103334976
150	BENITA MICHTA	Series C Preferred	125.00	$450.00 2221 L ST	APT A	ANTIOCH	CA	94509	US	benita5angelika@gmail.com	925-381-6126
101	BENNETT HART	Series C Preferred	125.00	$450.00 8624 DON CAROL DR		EL CERRITO	CA	94530	US	bennetthart@gmail.com	360-319-9743
673	BETH HAGENLOCKER	Series C Preferred	277.78	$1,000.00 10576 LINDBROOK DRIVE		LOS ANGELES	CA	90024	US	hagenlocker@gmail.com	310-741-0249
263	BETHANNE GUMM	Series C Preferred	125.00	$450.00 15 S RIDGEWOOD RD		KENTFIELD	CA	94904	US	bethgumm@gmail.com	415-710-2202
126	BLAIRE KRIBS	Series C Preferred	277.50	$999.00 113 CROSSLAND DR		BASALT	CO	81621	US	bbkribs@gmail.com	208-709-8114
691	BONNIE BRODERSEN	Series C Preferred	5,555.56	$20,000.00 635 WRIGHTS CREEK DRIVE		ASHLAND	OR	97520	US	robbins@mind.net	541-482-0180
461	BOUCHRA TAKEDA	Series C Preferred	277.78	$1,000.00 415 E 37 ST	UNIT 40D	NEW YORK	NY	10016	US	bouchratakeda@hotmail.com	646-285-8206
530	BRANDON JONES	Series C Preferred	277.78	$1,000.00 7839 BANKWOOD LN		CINCINNATI	OH	45224	US	Brandonjonesc@aol.com	513-206-3028
215	BRANDON JOZWIAK	Series C Preferred	125.00	$450.00 676 TOBACCO FARM WAY		CHAPEL HILL	NC	27516	US		919-530-0117
617	BRENDA LARA	Series C Preferred	277.78	$1,000.00 111 PINEGATE CIR	APT. 6	CHAPEL HILL	NC	27514	US	bl8600bl@gmail.com
52	BRIAN CARPENTER	Series C Preferred	125.00	$450.00 284 FROST RD		SANDIA PARK	NM	87047	US	bchriscarp@gmail.com	505-319-7799
429	BRIAN GUTH	Series C Preferred	137.50	$495.00 1581 DEER HOLLOW WAY		ROSEVILLE	CA	95661	US	dawnrunner@hotmail.com	951-317-8415
452	BRIAN PEARSON	Series C Preferred	312.50	$1,125.00 494 37TH ST		OAKLAND	CA	94609	US	brian@studiopear.us	510-908-4730
111	BRUCE JAFFE	Series C Preferred	1,388.75	$4,999.50 421 HUDSON ST	UNIT 713	NEW YORK	NY	10014	US	bruce@threepointgroup.com	425-829-3016
216	BRYAN BARNHART	Series C Preferred	125.00	$450.00 210 E 8TH ST		DAVIS	CA	95616	US	bryan_b_barnhart@yahoo.com	415-264-2044
192	BRYAN THOMASON	Series C Preferred	125.00	$450.00 817 EDGEWOOD AVE NE		ATLANTA	GA	30307	US	bryanthomason@me.com	501-201-0060
72	BRYNDA DOBSON	Series C Preferred	125.00	$450.00 22 MARY CT		DANVILLE	CA	94526	US	bryndad1@aol.com	925-389-0201
60	CAITLIN COMPARETTA	Series C Preferred	125.00	$450.00 168 FIELDSTONE DR		SCHENECTADY	NY	12304	US	Cec63@cornell.edu	585-506-7010
658	CAITLYN USTICKE	Series C Preferred	694.44	$2,500.00 P		EAST MONTPELIER	VT	05651	US	custicke@gmail.com	603-361-7719
164	CALLA ROSE OSTRANDER	Series C Preferred	125.00	$450.00 1200 3RD ST	UNIT 1	PAONIA	CO	81428	US	callarose@gmail.com	970-201-3134
314	CAMERON DAIGLE	Series C Preferred	1,388.89	$5,000.00 3109 W LYNDALE ST		CHICAGO	IL	60647	US	camerondaigle@gmail.com	615-945-8610
653	CARLA ROUSSIN	Series C Preferred	138.89	$500.00 20 HILL AVENUE		DEDHAM	MA	02026	US	carla.ryder@gmail.com
120	CARLOS KEELER	Series C Preferred	125.00	$450.00 1395 22ND ST	#203	SAN FRANCISCO	CA	94107	US	Carloskeeler@icloud.com	415-694-8366
294	CARLYNN WINKELMAN	Series C Preferred	125.00	$450.00 412 E MONTANA AVE		COEUR D’ALENE	ID	83814	US	cc_winkelman@yahoo.com	909-384-2187
33	CARMEN ALBANY	Series C Preferred	125.00	$450.00 11629 CARROLL CV		FORT WAYNE	IN	46818	US	carmenfort@msn.com	260-466-1663
135	CAROLINE LECCESE	Series C Preferred	1,388.75	$4,999.50 107 CHIPPEWA TRL		DINGMANS FERRY	PA	18328	US	orders@squirtonline.com	570-478-3311
644	CAROLINE MAROTTA	Series C Preferred	125.00	$450.00 18 TODD POND ROAD		LINCOLN	MA	01773	US	ctmarotta@gmail.com	617-850-2541
217	CAROLYN MOORE	Series C Preferred	250.00	$900.00 1010 CARDIFF LN		REDWOOD CITY	CA	94061	US	Cfmoore@comcast.net	650-704-3791
40	CARRIE BELANGER	Series C Preferred	140.00	$504.00 27450 LOMA DEL REY		CARMEL	CA	93923	US	carrie@vezapilates.com	312-504-8686
380	CASSANDRA JANEY	Series C Preferred	125.00	$450.00 3880 FOUR POINTE FARMS LN	APT 101	COLUMBUS	OH	43230	US	cjaney@pm.me	614-286-2552
419	CASTLING LLC	Series C Preferred	125.00	$450.00 ATTN: CALVIN JONES	947 WORDEN ST SE	GRAND RAPIDS	MI	49507	US	calvinjones@castling-llc.com	616-643-3185
516	CATHERINE COY	Series C Preferred	1,388.89	$5,000.00 86 SCENIC AVE		SAN ANSELMO	CA	94960	US	catherinecoydesign@gmail.com	415-798-4160
483	CATHERINE JENKINS	Series C Preferred	500.00	$1,800.00 3822 MOUND VIEW AVE		STUDIO CITY	CA	91604	US	Cgenevievejenkins@gmail.com	949-874-7972
152	CATHERINE MILLER	Series C Preferred	277.50	$999.00 1463 WILLARD ST		SAN FRANCISCO	CA	94117	US	katya.miller@mac.com	415-225-5162
218	CATHERINE ZAMBRANO	Series C Preferred	125.00	$450.00 317 BAYBERRY DR		CHAPEL HILL	NC	27517	US	Zambrano2@mac.com	415-450-1497
68	CATHY CURIEL	Series C Preferred	1,390.00	$5,004.00 4217 U ST		SACRAMENTO	CA	95817	US	Jccat@mac.com	916-869-4536
79	CECILIA FIGUEROA	Series C Preferred	138.75	$499.50 41 MAYO LN		WALNUT CREEK	CA	94597	US	cefian@gmail.com	415-299-3122
277	CHANELLE MCGREGOR	Series C Preferred	125.00	$450.00 3341 W SAGE HOLLOW RD		KAMAS	UT	84036	US	chanelle.mcgregor@gmail.com	858-703-7253
431	CHARITY HALL	Series C Preferred	125.00	$450.00 1055 REDSTONE PL		HAYWARD	CA	94542	US	Hall.charityd@gmail.com	510-512-2355
272	CHARITY KIRK	Series C Preferred	1,387.50	$4,995.00 1329 BEECHWOOD LN		CHAPEL HILL	NC	27516	US	charity.kirk@gmail.com	707-481-9137
41	CHARLES BENTZ	Series C Preferred	137.50	$495.00 684 GEER CT		MODESTO	CA	95354	US	Chbentz410@yahoo.com	214-458-2291
537	CHARLES MORRIS	Series C Preferred	125.00	$450.00 7557 STONEY RUN DR	UNIT 301	HANOVER	MD	21076	US	charles.morris5@gmail.com	607-296-0663
574	CHARLES REED	Series C Preferred	125.00	$450.00 2937 E COTTON RD		ECLECTIC	AL	36024	US	alabama100percent@yahoo.com	334-414-3383
219	CHARMAINE CURTIS	Series C Preferred	277.50	$999.00 10 LINARES AVE		SAN FRANCISCO	CA	94116	US	charmaine.kurt@gmail.com	415-609-4996
307	CHELSEA SUMMER BROWN	Series C Preferred	125.00	$450.00 3703 S 740 E	UNIT 37	SALT LAKE CITY	UT	84106	US	ChelseaSummerBrown03@gmail.com	801-558-9699
467	CHRIS BEERMAN	Series C Preferred	694.45	$2,500.00 10050 BRIDGE ST	#2502	TRUCKEE	CA	96160	US	chris.beerman@gmail.com	415-819-1909
374	CHRIS DILG	Series C Preferred	375.00	$1,350.00 5592 S NEVADA ST	UNIT 101	LITTLETON	CO	80120	US	DILGCHRIS@GMAIL.COM	720-569-9612
256	CHRIS EDRINGTON	Series C Preferred	125.00	$450.00 180 GEORGE ST W		SAINT PAUL	MN	55107	US	songjack@me.com	651-248-1996
426	CHRIS FAIRCLOTH	Series C Preferred	694.45	$2,500.00 7709ORANGE GROVE RD		CHAPEL HILL	NC	27516	US	chrisfaircloth@bellsouth.net	919-428-3156
392	CHRIS MUNSON	Series C Preferred	694.45	$2,500.00 13036 VIA CABALLO ROJO		SAN DIEGO	CA	92129	US	chris_munson@me.com	408-857-4242
59	CHRISTINA COLLETTI	Series C Preferred	125.00	$450.00 150 CRESCENT BEACH DR		BURLINGTON	VT	05408	US	christina.colletti@gmail.com	802-922-4903

SERIES C PREFERRED

(Colonial)

Account Number	Owner	Stock Type	Shares	Capital Invested Address1	Address2	City	State	Zip	Country	Email	Phone
371	CHRISTINA CRYER	Series C Preferred	13,888.89	$50,000.00 2585 FOREST ST		DENVER	CO	80207	US	ccryer@mac.com	630-452-3785
601	CHRISTINA JOHNSTON	Series C Preferred	694.44	$2,500.00 10670 BRODICK LOOP		SPANISH FORT	AL	36527	US	cjohnston2005@gmail.com	650-605-5051
621	CHRISTINE ALBANESE	Series C Preferred	694.44	$2,500.00 706 RUDOLPH RD		PEN ARGYL	PA	18072	US	albanesefamily706@gmail.com	570-905-4190
308	CHRISTINE BRUSIUS	Series C Preferred	1,875.00	$6,750.00 1310 CARMELITA AVE		REDONDO BEACH	CA	90278	US	christine.brusius@gmail.com	424-327-3270
334	CHRISTINE IGNACIO	Series C Preferred	309.16	$1,113.00 111 CHESTER AVE		ANNAPOLIS	MD	21403	US	stiggs311@gmail.com	415-412-3860
270	CHRISTINE KASULKA	Series C Preferred	6,944.45	$25,000.00 7450 CALDER AVE		SEBASTOPOL	CA	95472	US	ckasulka@gmail.com	858-254-6751
451	CHRISTINE OCONNELL	Series C Preferred	138.89	$500.00 323B HERITAGE HLS		SOMERS	NY	10589	US	cdoc1952@gmail.com	914-420-5426
540	CHRISTINE OLEARY	Series C Preferred	125.00	$450.00 2000 SALT POINT TURNPIKE		SALT POINT	NY	12578	US	christine.k.oleary@gmail.com	917-952-9148
248	CHRISTOPHER BELFIORE	Series C Preferred	2,777.50	$9,999.00 2839 E VALLEY VIEW AVE		HOLLADAY	UT	84117	US	cjbelfiore@gmail.com	917-753-6004
202	CHRISTOPHER WALL	Series C Preferred	125.00	$450.00 5257 LOCHLOY DR		EDINA	MN	55436	US	booter76@gmail.com	202-549-3093
93	CIARA GREEN	Series C Preferred	125.00	$450.00 3366 W Stewarts Mill RD	Unit 3 B	Douglasville	GEORGIA	30135	United States	ciaramonet24@gmail.com	302-235-9323
253	CINDY CARPENTER	Series C Preferred	125.00	$450.00 467 LITTLE WALKER RD		SHOHOLA	PA	18458	US	ccarpenterf37@gmail.com	570-249-1182
624	CLAIRE CASSEL	Series C Preferred	250.00	$900.00 57 HOPE HILL ROAD		CASTLETON	VA	22716	US	clcassel@gmail.com	703-362-6659
259	CLAIRE FRAM	Series C Preferred	1,388.89	$5,000.00 114 Edgewood Ave		San Francisco	CA	94117	USA	claire.fram@gmail.com	415-815-5299
531	CLARE KAZANSKI	Series C Preferred	2,777.78	$10,000.00 2708 40TH AVE S		MINNEAPOLIS	MN	55406	US	Clare.Kazanski@gmail.com	952-237-5794
618	CLAUDIA FULGA	Series C Preferred	2,083.33	$7,500.00 45 HARBOR OAK DR	14	TIBURON	CA	94920	US	claudiamodern@gmail.com
422	CLAUDIA FULGA LIVING TRUST	Series C Preferred	277.78	$1,000.00 18815 LOMITA AVE		SONOMA	CA	95476	US	Claudiamodern@gmail.com	415-577-7332
613	CLAUDIA SPINELLI	Series C Preferred	277.78	$1,000.00 10125 WYSTONE AVENUE		LOS ANGELES	CA	91324	US	spinelliclaudia@yahoo.com
199	CLAUDIA VILLA	Series C Preferred	125.00	$450.00 1731 JEFFERSON DR		ATLANTA	GA	30350	US	casiagomez@hotmail.com	678-833-8008
57	CLAW TRUST	Series C Preferred	1,387.50	$4,995.00 1604 VISCAINO RD		PEBBLE BEACH	CA	93953	US	xjenlox@gmail.com	818-667-9158
220	COLLEEN MORGAN	Series C Preferred	125.00	$450.00 2913 MEADOW HAWK WAY		ANTELOPE	CA	95843	US	bestnurse70@yahoo.com	916-335-0141
443	CORYNNE LURIE	Series C Preferred	694.45	$2,500.00 614 MASON ST		PHOENIXVILLE	PA	19460	US	corynnehein@gmail.com	484-364-1793
119	CRYSTAL JOHNSON	Series C Preferred	125.00	$450.00 6727 27TH AVE		KENOSHA	WI	53143	US	kiyomizuaoi.vitalis@gmail.com	262-496-0975
448	CRYSTAL L MELBY	Series C Preferred	1,388.89	$5,000.00 12737 N 99 PL		SCOTTSDALE	AZ	85260	US	Crystal@dakotamanagement.com	480-338-3780
138	CYNTHIA LEMESH	Series C Preferred	125.00	$450.00 110 PELICAN LN		NOVATO	CA	94949	US	clemesh@sbcglobal.net	415-250-0705
221	DAIVA FINELL	Series C Preferred	125.00	$450.00 44 LOMA LINDA RD		SAN RAFAEL	CA	94901	US	dpetrylaite@yahoo.com	415-226-8609
535	DANA MCGUINN	Series C Preferred	277.78	$1,000.00 425 LAFAYETTE ST		NEWTOWN	PA	18940	US	dlbecker217@icloud.com	267-825-4601
344	DANA MCLOUGHLIN	Series C Preferred	125.00	$450.00 149 EUNICE AVE		MOUNTAIN VIEW	CA	94040	US	dana.k.doi@gmail.com	408-209-7460
206	DANELLE WOLF	Series C Preferred	125.00	$450.00 4344 LOTUS DR		MINNETRISTA	MN	55331	US	danelle@rxartisans.com	612-327-8832
493	DANIEL PRESTON	Series C Preferred	125.00	$450.00 1321 COLUMBINE ST	APT 4	DENVER	CO	80206	US	dpreston48@gmail.com	970-640-3009
584	DANIEL WILLEY	Series C Preferred	125.00	$450.00 3054 W CRAMDEN DR		LEHI	UT	84043	US	daniel@utdesigncenter.com	801-510-6174
515	DANIELA CISNEROS	Series C Preferred	125.00	$450.00 1227 STONECREEK RD	UNIT D	SANTA BARBARA	CA	93105	US	dcisneros82@hotmail.com	805-452-0935
586	DANIELLE NAKAMARU	Series C Preferred	125.00	$450.00 9555 VANALDEN AVE		NORTHRIDGE	CA	91324	US	ddanaep@hotmail.com	5639402352
579	DANIELLE SMITH	Series C Preferred	125.00	$450.00 32 SKINNER LN	UNIT 2A	STATEN ISLAND	NY	10310	US	pumpinickel@yahoo.com	646-256-7692
463	DANIELLE ULMANN	Series C Preferred	250.00	$900.00 500 LUNALILO HOME RD	APT 24K	HONOLULU	HI	96825	US	ulmannd@gmail.com	808-389-0314
99	DAVE HARDEN	Series C Preferred	125.00	$450.00 7220 AVALO N BLVD		ALPHARETTA	GA	30009	US	ddharden7@gmail.com	404-667-2855
324	DAVID GERO	Series C Preferred	125.00	$450.00 8344 SKYLINE DR		LOS ANGELES	CA	90046	US	dgero25@gmail.com	310-770-0542
490	DAVID L OSBORN	Series C Preferred	625.00	$2,250.00 65 VIENTO WAY		POINT REYES	CA	94956	US	daveoz50@yahoo.com	707-337-7878
343	DAVID MCGINNIS	Series C Preferred	125.00	$450.00 15 OLD LOGGING RD		MARION	MA	02738	US	demcginni@yahoo.com	508-317-5016
654	DAVID RUDDA	Series C Preferred	694.44	$2,500.00 6501 WOODEN SHOE LANE		RALEIGH	NC	27613	US	djr168@earthlink.net	919-520-3954
506	DAVID SWAIN	Series C Preferred	138.89	$500.00 170 RIDGEWOOD DR		SAN RAFAEL	CA	94901	US	daswain1@gmail.com	415-773-5958
246	DAWN ALLEN	Series C Preferred	138.89	$500.00 2667 MAPLE RD		JEFFERSON	OH	44047	US	passionforarbonne@yahoo.com	440-344-6675
594	DEBI FRIES	Series C Preferred	125.00	$450.00 416 N HARPER AVE		LA	CA	90048	US	debifries@gmail.com	818-635-4204
362	DEBORAH ABAD	Series C Preferred	125.00	$450.00 2488 BATTAGLIA CIR		SAN JOSE	CA	95132	US	dabad@thefair.org	408-455-4467
222	DEBORAH MANNINO	Series C Preferred	125.00	$450.00 833 BALLS BLUFF RD NE		LEESBURG	VA	20176	US	Debmannino@gmail.com	202-210-2880
339	DEBRA LEFKOVIC-ABRAMS	Series C Preferred	125.00	$450.00 165 WHEELER AVE		CRANSTON	RI	02905	US		617-308-4215
349	DEBRA RAPPAPORT	Series C Preferred	125.00	$450.00 4325 SUSSEX RD		GOLDEN VALLEY	MN	55416	US	debrarappaport@gmail.com	970-390-1400
683	DENA MELIN	Series C Preferred	1,510.00	$5,436.00 17351 JEANESE DRIVE		JAMESTOWN	CA	95327	US	denamelin@comcast.net	209-605-6322
399	DENISE SMITH	Series C Preferred	277.78	$1,000.00 7250 CANYON SKY TRL		CASTLE PINES	CO	80108	US	ermdog@msn.com	303-525-0746
301	DEREK BENNETT	Series C Preferred	1,250.00	$4,500.00 109 DUNCAN ST		SAN FRANCISCO	CA	94110	US	dhbennett@gmail.com	915-307-0138
88	DESTINEE GILLIS	Series C Preferred	125.00	$450.00 400 W NORTH ST	UNIT 1016	RALEIGH	NC	27603	US	ddm0706@gmail.com	252-259-5668
325	DEVAN GUIDRY	Series C Preferred	555.28	$1,999.00 304 W 17TH AVE		COVINGTON	LA	70433	US	DB_GUIDRY@ME.COM	504-206-5895
498	DEXTER SAMPSON	Series C Preferred	277.78	$1,000.00 101 TEAL CT		EAST WINDSOR	NJ	08520	US	dextersa@gmail.com	609-301-0582
48	DIANA BRUMBAUGH	Series C Preferred	1,388.75	$4,999.50 37766 2ND ST		FREMONT	CA	94536	US	dianabrumbaugh@yahoo.com	510-209-6114
118	DIANA JOCHAI	Series C Preferred	1,390.00	$5,004.00 10280 DIANE AVE		BUENA PARK	CA	90620	US	djochai@gmail.com	714-612-0986
129	DIANA LACSON	Series C Preferred	125.00	$450.00 2396 PINE ST	#208	SAN FRANCISCO	CA	94115	US	Dianayak@icloud.com	415-250-3268
494	DIANE PRESTON	Series C Preferred	145.00	$522.00 34145 PACIFIC COAST HWY 147		DANA POINT	CA	92629	US	dianepreston@earthlink.net	949-939-2166
398	DIYA SHAH	Series C Preferred	138.89	$500.00 4460 S GORDON LN		MURRAY	UT	84107	US	shahdiya028@gmail.com	801-638-8327
656	DJANGO SUSSMAN	Series C Preferred	277.78	$1,000.00 6044 1ST AVE NW		SEATTLE	WA	98107	US	dsus34@yahoo.com	206-498-9834
197	DONA UPSON	Series C Preferred	1,750.00	$6,300.00 530 MONTCLAIRE SE		ALBUQUERQUE	NM	87108	US	djupson@aol.com	505-265-5309
626	DONALD COREY	Series C Preferred	125.00	$450.00 8003 NORTHEAST 156TH PLACE		VANCOUVER	WA	98682	US	donaldcorey48@gmail.com	360-901-5630
223	DONNA LOMP	Series C Preferred	625.00	$2,250.00 15 ANTONELLIS CIR		NEWTON	MA	02459	US	donnatori@icloud.com	617-816-4444
648	DORIAN NASBY	Series C Preferred	138.89	$500.00 3055 GEORGIA STREET		OAKLAND	CA	94602	US	dorian.nasby@gmail.com	214-208-1909
628	DOUGLAS DOLBEER	Series C Preferred	694.44	$2,500.00 6144 TRAILHEAD ROAD		LITTLETON	CO	80130	US	spyrig@gmail.com	303-518-7222
76	DOUGLAS P & HEATHER L DEANGELI REVOCABLE TRUST DATED MARCH 28 2017	Series C Preferred	693.75	$2,497.50 4100 RIVERHAVEN DR		RENO	NV	89519	US	deangelifamily@charter.net	775-722-8852

SERIES C PREFERRED

(Colonial)

Account Number	Owner	Stock Type	Shares	Capital Invested Address1	Address2	City	State	Zip	Country	Email	Phone
319	DOYFRE INVESTMENTS	Series C Preferred	125.00	$450.00 ATTN: DOYLE SCOTT	3925 50TH ST	DES MOINES	IA	50310	US	doyfreinvestments@yahoo.com	515-202-5021
383	DYLAN KIEVIT	Series C Preferred	125.00	$450.00 988 53RD ST		OAKLAND	CA	94608	US	dylan@kievit.org	360-790-8002
276	EAPHY MAO	Series C Preferred	125.00	$450.00 PARIS GARDEN	8 BELFRAN ROAD, 12TH FLOOR	PRINCE EDWARD	KOWLOON		HK	eaphymao@gmail.com	85265061206
505	EDEN SUTLEY	Series C Preferred	138.89	$500.00 19 HARVARD AVE		MAPLEWOOD	NJ	07040	US	edensutley@gmail.com	337-288-6198
447	EDWARD MEDLOCK	Series C Preferred	333.33	$1,200.00 19 PALMER LN		ASHEVILLE	NC	28804	US	Ekmedlock@gmail.com	828-337-1308
172	EDWARD PIOTROWSKI	Series C Preferred	125.00	$450.00 4042 QUEEN AVE S		MINNEAPOLIS	MN	55410	US	edbilltim@yahoo.com	612-805-5109
533	EILEEN LOFRESE	Series C Preferred	125.00	$450.00 64 MACDOUGAL ST		NEW YORK	NY	10012	US	eileenlofrese@gmail.com	917-655-9532
486	EKAELI NNKO MABEBA	Series C Preferred	277.78	$1,000.00 17120 QUEEN VICTORIA CT	APT 300	GAITHERSBURG	MD	20877	US	ecaelys@yahoo.com	240-421-9228
414	ELAINE ASADA	Series C Preferred	125.00	$450.00 3421 12th ave		los angeles	CA	90018	US	elaine73@gmail.com	310-941-6330
203	ELAINE WELLS	Series C Preferred	125.00	$450.00 1520 WEDGEWOOD DR		LAKE FOREST	IL	60045	US	blueskieselw@aol.com	847-431-5676
449	ELEANOR MOONEY	Series C Preferred	277.78	$1,000.00 250 ASHLAND PL	UNIT 6A	BROOKLYN	NY	11217	US	eleanor@devivrenyc.com	617-515-1837
418	ELENA BRESCIA	Series C Preferred	250.00	$900.00 70 REMSEN ST	APT 5C	BROOKLYN	NY	11201	US	ebrescia@gmail.com	917-620-0095
485	ELENA LISAGOR	Series C Preferred	694.45	$2,500.00 330 ARDMORE CIR NW	APT C155	ATLANTA	GA	30309	US	llisagor@hushmail.com	503-583-3180
251	ELIZABETH BUNTEN	Series C Preferred	125.00	$450.00 222 SHERWOOD ST		PORTLAND	ME	04103	US	libbylula@gmail.com	207-266-6165
224	ELIZABETH COOPER	Series C Preferred	125.00	$450.00 2521 CATHAY CT		SACRAMENTO	CA	95821	US	akalisacooper@gmail.com	916-769-7699
66	ELIZABETH CROWLEY	Series C Preferred	125.00	$450.00 1330 METHYL ST		PITTSBURGH	PA	15216	US	Ethcro@hotmail.com	412-613-5288
595	ELIZABETH DANIELS	Series C Preferred	125.00	$450.00 60 BARRON HILL RD		HARTLAND	VT	05048	US	edanielsesq@gmail.com	619-572-2704
478	ELIZABETH FELICE	Series C Preferred	694.45	$2,500.00 840 WILLIAMS WAY	APT 1	MOUNTAIN VIEW	CA	94040	US	efelice@gmail.com	650-666-9199
80	ELIZABETH FLORES	Series C Preferred	277.50	$999.00 2395 DELAWARE AVE	SPC 89	SANTA CRUZ	CA	95060	US	lizflores@comcast.net	831-251-1392
86	ELIZABETH GIBB	Series C Preferred	2,013.89	$7,250.00 2600 NW CENTURY DR	#153	CORVALLIS	OR	97330	US	elgibb@gmail.com	303-887-0938
331	ELIZABETH HERMANN	Series C Preferred	280.00	$1,008.00 15 ROBINWOOD AVE	UNIT 1	JAMAICA PLAIN	MA	02130	US	elizabethhermann@gmail.com	617-942-0249
640	ELIZABETH LANSING	Series C Preferred	694.44	$2,500.00 30 ORCHARD VIEW		CHAPEL HILL	NC	27517	US	ef_lansing@mac.com	919-360-0199
687	ELIZABETH MYLANDER	Series C Preferred	694.44	$2,500.00 1713 3RD AVENUE		LONGMONT	CO	80501	US	bethmylander@gmail.com	608-588-5513
473	ELLEN CARR	Series C Preferred	138.89	$500.00 411 GARDNER RD		HORSEHEADS	NY	14845	US	dencarr3@gmail.com	607-215-1796
479	ELLEN FISH	Series C Preferred	125.00	$450.00 134 LINCOLN PL	NO 2	BROOKLYN	NY	11217	US	efish134@gmail.com	718-230-0547
180	ELVA RUIZ	Series C Preferred	125.00	$450.00 3491 MORAGA BLVD	UNIT A	LAFAYETTE	CA	94549	US	janette.fon@gmail.com	510-299-5730
58	EMILIE COLE	Series C Preferred	125.00	$450.00 1131 TREAT AVE		SAN FRANCISCO	CA	94110	US	emiliecole@gmail.com	415-907-1821
600	EMILY GORHAM	Series C Preferred	694.44	$2,500.00 4125 HAPPY JACK DRIVE		COLORADO SPRINGS	CO	80922	US	emilyanngorham@gmail.com	817-773-9934
381	EMILY JENSEN	Series C Preferred	125.00	$450.00 3246 JOURNEAY CT		WEST LINN	OR	97068	US	emjen@outlook.com	971-291-4003
611	EMILY STRONG	Series C Preferred	125.00	$450.00 1699 LONGWOOD DRIVE		MAYFIELD HEIGHTS	OH	44124	US	stormdancer61@gmail.com	15107318784
504	EMILY STUTZMAN	Series C Preferred	125.00	$450.00 7220 NE 12TH AVE		PORTLAND	OR	97211	US	Emily.stutzman@gmail.com	503-953-4727
603	ENID RICKLEY-MYRES	Series C Preferred	138.89	$500.00 1814 MONTGOMERY DRIVE		SANTA ROSA	CA	95405	US	enidgaye@me.com	707-477-3189
411	ERENDIRA ALDANA	Series C Preferred	125.00	$450.00 793 PUNAHOU ST		HONOLULU	HI	96826	US	ealdana@hawaii.edu	661-221-0580
572	ERIC RABORN	Series C Preferred	138.89	$500.00 24 SUNSET RD	UNIT 2	SOMERVILE	MA	02144	US	eraborn@gmail.com	936-217-7318
676	ERIC STRAUCHLER	Series C Preferred	125.00	$450.00 8129 RHODES ROAD		APEX	NC	27539	US	ericstrauchler55@gmail.com	919-791-5124
315	ERIKA DAVIS	Series C Preferred	125.00	$450.00 830 DORSET RD		ALLENTOWN	PA	18104	US	erikakdavis8@gmail.com	443-693-3100
508	ERIN WILLIAMS	Series C Preferred	125.00	$450.00 17662 KAREN ST		OMAHA	NE	68135	US	erinwilliams17@gmail.com	308-991-3673
577	ESPERANZA SEGARRA	Series C Preferred	125.00	$450.00 577 MADISON ST	UNIT 4B	BROOKLYN	NY	11221	US	Esperanza.segarra@gmail.com	305-794-0816
302	EVAN BERLIN	Series C Preferred	125.00	$450.00 3130 WYANDOT ST		DENVER	CO	80211	US	EVAN.BERLIN@GMAIL.COM	303-859-2290
536	FABRICE MEUNIER	Series C Preferred	125.00	$450.00 1205 HARP ST		RALEIGH	NC	27604	US	fab@fabricemeunier.com	919-274-3469
350	FLORENCE RAYNAUD	Series C Preferred	277.78	$1,000.00 3712 MERRIDAN DR		CONCORD	CA	94518	US	raynaud.florence@yahoo.com	415-608-2582
587	FORNI FAMILY TR UA MAY 12 1999 JAMES FORNI OR MARY	Series C Preferred	13,888.89	$50,000.00 ATTN: MARY ANNE FORNI	1814 CHAPARRAL PLACE	SANTA ROSA	CA	95404	US	Madforni@yahoo.com	7072927132
645	ANNE FORNI TRS FRANK PETER MATALONE	Series C Preferred	2,777.78	$10,000.00 3111 QUEENS WALK NE		ATLANTA	GA	30345	US	matalone1@comcast.net	404-421-1749
297	GABRIELA ANASTASIO	Series C Preferred	138.89	$500.00 1776 MOUNTAIN RD		TORRINGTON	CT	06790	US	gabriela.anastasio@gmail.com	516-754-3945
74	GABRIELA DOMBROWSKI	Series C Preferred	145.00	$522.00 918 E 5TH ST	APT 6	KANSAS CITY	MO	64106	US	gabdombrowski@gmail.com	813-810-7137
130	GABRIELLA LAHTI	Series C Preferred	250.00	$900.00 20 DESCANSO DR	UNIT 1421	SAN JOSE	CA	95134	US	gabylahti@gmail.com	831-620-5171
369	GARRISON BURK	Series C Preferred	375.00	$1,350.00 353 W 4th St Unit 503		Cincinnati	OH	45202	United States	gjburk@gmail.com	773-414-3353
131	GAYLE LAMB	Series C Preferred	277.50	$999.00 1127 MILAN RD		SANDUSKY	OH	44870	US	lambgayle1@icloud.com	440-334-8861
313	GENEVA CURRIN	Series C Preferred	250.00	$900.00 550 W SURF ST	APT 416	CHICAGO	IL	60657	US	genevacurrin@gmail.com	312-810-2940
439	GEOK KOON KUAH	Series C Preferred	2,500.00	$9,000.00 609 GRAND MOUNTAIN DR		CHATTANOOGA	TN	37421	US	peterkuah8@gmail.com	703-689-1056
260	GEORGE GARNER	Series C Preferred	125.00	$450.00 1315 BOB PETTIT BLVD	APT 21	BATON ROUGE	LA	70820	US	Foolu70@yahoo.com	225-305-6710
167	GERALD PARK	Series C Preferred	125.00	$450.00 31203 HUNTLEY CT		BEVERLY HILLS	MI	48025	US	jerry1119@gmail.com	703-282-2724
137	GERARD LEJEUNE	Series C Preferred	1,390.00	$5,004.00 65 MARIN AVE		SAUSALITO	CA	94965	US	mattlej1@yahoo.com	415-792-9040
681	GIBWA KIRONDE	Series C Preferred	277.78	$1,000.00 73 TUNNEL ROAD		BERKELEY	CA	94705	US	gibwak@gmail.com	415-515-5986
496	GREGORY RIDEOUT	Series C Preferred	250.00	$900.00 1950 N LOGAN ST	APT 105	DENVER	CO	80203	US	rideout21@gmail.com	720-362-7783
632	GRIFFITH FAMILY 2005 REVOCABLE TRUST	Series C Preferred	555.56	$2,000.00 16353 COLEMAN VALLEY ROAD		OCCIDENTAL	CA	95465	US	griffith.patrick@gmail.com	707-477-2971
469	HANNAH BERGMAN	Series C Preferred	125.00	$450.00 913 W SOLE DR		NIXA	MO	65714	US	Hannahjacquelyn@gmail.com	715-853-2677
563	HAUSER-LEPROHN FAMILY TRUST	Series C Preferred	375.00	$1,350.00 ATTN: GEORGE R HAUSER	3906 LAUREL AVE	OAKLAND	CA	94602	US	Hausergeo@comcast.net	650-208-7747
53	HEATHER CHEDA	Series C Preferred	1,388.75	$4,999.50 401 SUNNYVALE DR		HEALDSBURG	CA	95448	US	heathercheda@gmail.com	415-307-4701
372	HEATHER DEIXLER	Series C Preferred	125.00	$450.00 40 W BLITHEDALE AVE		MILL VALLEY	CA	94941	US	Heather.deixler@gmail.com	415-745-5757
614	HEATHER M RANNEY	Series C Preferred	125.00	$450.00 9619 SOUTHWEST BURTON DRIVE		VASHON	WA	98070	US	hmranney@icloud.com	15203314844
500	HEMANG SHAH	Series C Preferred	694.45	$2,500.00 325 SWEET GUM CIR		ALPHARETTA	GA	30004	US	hemangsf@gmail.com	609-240-3305
83	HETHER M GAGE	Series C Preferred	125.00	$450.00 3732 BRILLIANT DR		LOS ANGELES	CA	90065	US	hethergage@gmail.com	949-929-7518
470	HOLLY BRODY	Series C Preferred	125.00	$450.00 4901 HILLARD AVE		LA CANADA	CA	91011	US	hollybrody@gmail.com	323-493-9160
615	HOPE KAVOOSI	Series C Preferred	1,388.89	$5,000.00 14 TIPTOE LANE		BURLINGAME	CA	94010	US	hopekavoosi@yahoo.com	14152036599

SERIES C PREFERRED

(Colonial)

Account Number	Owner	Stock Type	Shares	Capital Invested Address1	Address2	City	State	Zip	Country	Email	Phone
476	HUAN DINH	Series C Preferred	694.45	$2,500.00 1861 STONEWOOD DR		WINSTON-SALEM	NC	27103	US	huan_d2000@yahoo.com	828-896-6246
385	HYUN LEE	Series C Preferred	277.78	$1,000.00 311 LIKELY CT		ALAMO	CA	94507	US	Hyunlee0417@yahoo.com	925-378-0665
435	ICED MEDIA LTD	Series C Preferred	2,777.78	$10,000.00 ATTN: LESLIE HALL	275 SEVENTH AVE	NEW YORK	NY	10001	US	Leslie.hall@icedmedia.com	917-476-9050
552	IGOR BERJAN	Series C Preferred	2,777.78	$10,000.00 1837 E 17 ST	APT 5B	BROOKLYN	NY	11229	US	post@berjan.net	917-657-1117
143	ILANA LIPSETT	Series C Preferred	125.00	$450.00 69 GLEN AVE	APT 106	OAKLAND	CA	94611	US	ilanalipsett@gmail.com	415-860-2925
85	IMENE GHERNATI	Series C Preferred	1,388.75	$4,999.50 1910 GARDEN DR	APT 308	BURLINGAME	CA	94010	US	imene.ghernati@gmail.com	415-707-9902
267	IRA FINANCIAL TRUST CFBO COMPANY COLLEEN E CLARY	Series C Preferred	2,777.50	$9,999.00 355 KENBROOK CIR		SAN JOSE	CA	95111	US	ceclarycpa@gmail.com	800-472-1043
386	IRINA LEIMBACHER	Series C Preferred	125.00	$450.00 39 BURNSIDE AVE	APT 3	SOMERVILLE	MA	02144	US	irinazora@gmail.com	415-425-1560
437	IVY KILEY	Series C Preferred	125.00	$450.00 466 KAYENTA CIR		CEDAR CITY	UT	84720	US	ivykileyy@gmail.com	503-810-9724
34	IZAAZ ALI	Series C Preferred	277.50	$999.00 606 AMADOR CT		MARTINEZ	CA	94553	US	izzie.ali@gmail.com	916-879-1588
440	JACK KUSHNER	Series C Preferred	125.00	$450.00 2030 HOMEWOOD RD		ANNAPOLIS	MD	21409	US	jkaoportal@comcast.net	410-703-7959
542	JACKI RENARD	Series C Preferred	138.89	$500.00 31554 AGOURA RD	UNIT 3	WESTLAKE VILLAGE	CA	91361	US	Jrenardkc@gmail.com	310-709-1607
518	JACQUELINE FIELDS	Series C Preferred	125.00	$450.00 953 GREAT RD		PRINCETON	NJ	08540	US	jfieldslib@gmail.com	609-902-3932
117	JACQUELINE JEW	Series C Preferred	125.00	$450.00 1020 PARADISE WAY		PALO ALTO	CA	94306	US	wlim336688@gmail.com	650-852-0298
123	JACQUELINE KELLY-CAMPBELL	Series C Preferred	125.00	$450.00 2555 LONG VALLEY DR		NEWCASTLE	CA	95658	US	jakekellycampbell@gmail.com	805-636-6774
456	JACQUELINE RYAN	Series C Preferred	125.00	$450.00 104 LEIE ST		MAKAWAO	HI	96768	US	mauisurfergirl1@hotmail.com	808-357-7843
545	JACQUELINE SA	Series C Preferred	8,750.00	$31,500.00 12615 SIR FRANCIS DRAKE BLVD		INVERNESS	CA	94937	US	jsrainbow6@gmail.com	541-890-1526
112	JAMES AND SITA HANLON MAY 7 2021 TRUST	Series C Preferred	1,388.75	$4,999.50 600 VALLE VISTA AVE		OAKLAND	CA	94610	US	sitahanlon@gmail.com	510-238-9190
113	JAMES LINDENBAUM REV TRUST U/A/D 8/24/11	Series C Preferred	2,778.75	$10,003.50 1770 POST ST	#201	SAN FRANCISCO	CA	94115	US	james@mailbolt.com	617-515-3100
544	JAMES RUSK	Series C Preferred	2,777.78	$10,000.00 1435 SUMMIT RD		BERKELEY	CA	94708	US	ruskjames@gmail.com	510-910-6553
67	JANA CRUDER	Series C Preferred	555.00	$1,998.00 4702 HACKAMORE DR		LAS VEGAS	NV	89103	US	jana@janacruder.com	310-897-9212
669	JANESSA KNAPP	Series C Preferred	125.00	$450.00 1590 ESTABROOK COURT		FAIRBANKS	AK	99709	US	janessaknapp@gmail.com	907-419-7023
147	JANET MCCALLISTER	Series C Preferred	125.00	$450.00 1520 THIRD ST	APT 5	DOUGLAS	AK	99824	US	jmccalli2@yahoo.com	907-957-2608
471	JANICE BRUNNER	Series C Preferred	138.89	$500.00 PO BOX 428		Salida	CO	81201	United States	Janice.brunner27@gmail.com	970-290-2653
124	JASMINE KETTLEY	Series C Preferred	693.75	$2,497.50 11191 PEREL CT		RANCHO CORDOVA	CA	95670	US	Jasminelksky@gmail.com	734-358-7418
436	JASON KAUFMAN	Series C Preferred	1,388.89	$5,000.00 1500 WASHINGTON ST	APT 9A	HOBOKEN	NJ	07030	US	Jkaufman89@yahoo.com	201-892-5569
638	JASON KLEIN	Series C Preferred	277.78	$1,000.00 4428 MELROSE DRIVE		MOORE	OK	73160	US	jklein4428@yahoo.com	405-802-1548
538	JASON MORRIS	Series C Preferred	312.50	$1,125.00 5496 TILLY MILL RD		DUNWOODY	GA	30338	US	amy.jason.va@gmail.com	434-825-8104
65	JAY CROUSE	Series C Preferred	125.00	$450.00 505 N MERRILL ST		FORTVILLE	IN	46040	US	jycrouse@aol.com	317-694-7102
296	JEANAMARIA ALAYAAY	Series C Preferred	125.00	$450.00 21 CALVIN CT		ORINDA	CA	94563	US	jalayaay@gmail.com	925-878-1840
225	JEFFREY BERGMAN	Series C Preferred	1,388.75	$4,999.50 7112 E WILDCAT DR		SCOTTSDALE	AZ	85266	US	jbergman01@gmail.com	602-418-8066
568	JEFFREY MCGEE	Series C Preferred	125.00	$450.00 120 GREEN ST		WOODSTOWN	NJ	08098	US	mcgeejk@gmail.com	856-562-0752
39	JENNIFER BEAM	Series C Preferred	125.00	$450.00 6825 W LAKE ANNE DR		RALEIGH	NC	27612	US	Loganbeam28@gmail.com	919-418-9929
668	JENNIFER HARTWIG	Series C Preferred	2,777.78	$10,000.00 404 S BLOUNT	UNIT 309	MADISON	WI	53703	US	jhartwig21@gmail.com	608-807-8352
104	JENNIFER HESS	Series C Preferred	250.00	$900.00 303 EBONY CT		AMBLER	PA	19002	US	jenniferlhess2@gmail.com	309-642-9003
566	JENNIFER MACMURDO	Series C Preferred	125.00	$450.00 543 REACH DR		BIRMINGHAM	AL	35242	US	jmacmurdo@gmail.com	775-232-8745
342	JENNIFER MCEACHERN-PLASKONOS	Series C Preferred	1,388.89	$5,000.00 3 W MORRIS RD		WASHINGTON DEPOT	CT	06794	US	jmceach1@yahoo.com	203-216-8878
155	JENNIFER MORA	Series C Preferred	125.00	$450.00 6171 DONCASTER PL		OAKLAND	CA	94611	US	jennifermora@msn.com	415-385-2312
226	JENNIFER PETERSEN	Series C Preferred	250.00	$900.00 181 E 400 S		RICHMOND	UT	84333	US	jjpetersen7@comcast.net	435-881-0307
182	JENNIFER SMITH	Series C Preferred	277.50	$999.00 7631 N EASTLAKE TER	UNIT 2EF	CHICAGO	IL	60626	US	jsmittie72@hotmail.com	630-842-8400
227	JENNIFER TJADEN	Series C Preferred	138.75	$499.50 4659 BAILEY DR		WILMINGTON	DE	19808	US	jjaded93@aol.com	302-750-2740
49	JEREMY BUFFORD	Series C Preferred	375.00	$1,350.00 2648 TARGHEE ST		FITCHBURG	WI	53711	US	jerbuff@yahoo.com	608-320-1315
636	JEREMY JOHNSON	Series C Preferred	125.00	$450.00 20489 133RD STREET SOUTHEAST		MONROE	WA	98272	US	corpsuckle@me.com	206-427-6152
298	JESSICA ANGUIANO	Series C Preferred	125.00	$450.00 4875 BELL AVE		BELL	CA	90201	US		760-412-9432
680	JESSICA AYMEN	Series C Preferred	250.00	$900.00 545 RUE LAROSE		SAINT-CÉSAIRE	QUÉBEC	J0L 1T0	CA	jessica.aymen@gmail.com	415-629-0875
252	JESSICA CARDINALE	Series C Preferred	625.00	$2,250.00 1521 DOUGLAS AVE		NASHVILLE	TN	37206	US	jessicacardinale@gmail.com	310-334-9261
376	JESSICA GORMLEY	Series C Preferred	125.00	$450.00 PO BOX 547		KILAUEA	HI	96754	US	jadelily@me.com	808-639-6844
609	JESSICA SMITH	Series C Preferred	834,877.00	$2,705,001.48 1187 Coast Village Rd Unit 636		MONTECITO	CA	93108	United States	jsmithbrine@gmail.com	917-957-5231
285	JESSICA SPENCER	Series C Preferred	125.00	$450.00 2 APPLETON COMMON		FRANKLIN	MA	02038	US	jaspencer56@gmail.com	774-291-2108
406	JESSICA VANDENBROEKE	Series C Preferred	125.00	$450.00 90 STORMY CIR	BOX 10973	JACKSON	WY	83001	US	jessicavandenbroeke@gmail.com	307-690-6661
659	JESSICA VENER	Series C Preferred	125.00	$450.00 14 WALNUT HILL ROAD		AMHERST	NH	03031	US	jessvener@gmail.com	703-496-0687
356	JIGISH SHAH	Series C Preferred	3,125.00	$11,250.00 12198 WOODSIDE DR		SARATOGA	CA	95070	US	Jigish@gmail.com	408-605-7825
616	JILL DIAMANT	Series C Preferred	138.89	$500.00 3442 80TH STREET	APT 2	JACKSON HEIGHTS	NY	11372	US	j.diamant@gmail.com
379	JINEVRA HOWARD	Series C Preferred	125.00	$450.00 5 CALLE DE CAZADOR		RANCHOS DE TAOS	NM	87557	US	Jinevra@gmail.com	347-715-0603
114	JOAN JANES	Series C Preferred	125.00	$450.00 46475 BIG EDDY RD		SOLDOTNA	AK	99669	US	jj73247@mac.com	907-350-5852
578	JOAN SIMON	Series C Preferred	250.00	$900.00 904 FIFTH ST		SANTA MONICA	CA	90403	US	joansimonparis@hotmail.com	646-266-6123
634	JOANNE HUNG	Series C Preferred	694.44	$2,500.00 407 NORTH BROADWAY	APT 2	REDONDO BEACH	CA	90277	US	november9us@yahoo.com	815-212-4774
201	JOCELYN WAITE	Series C Preferred	125.00	$450.00 2185 SOLARI DR		RENO	NV	89509	US	jkwsearch@earthlink.net	775-772-4212
153	JODI MILLER	Series C Preferred	125.00	$450.00 67360 HARRINGTON LOOP RD		BEND	OR	97703	US	jodimillertime@gmail.com	541-788-1735
96	JODIE GROTINS	Series C Preferred	416.25	$1,498.50 1537 S NOVATO BLVD	#48	NOVATO	CA	94948	US	Jgrotins@yahoo.com	310-666-0117
61	JOHN COOPER	Series C Preferred	125.00	$450.00 170 WINTERSETT PL		WINTERVILLE	GA	30683	US	coopjsn@mac.com	803-767-1180
482	JOHN IMHOF	Series C Preferred	138.89	$500.00 1020 E 530TH AVE		PITTSBURG	KS	66762	US	john_imhof@hotmail.com	620-719-6626
228	JOHN KOTCH	Series C Preferred	2,777.50	$9,999.00 3435 OCEAN PARK BLVD	UNIT 107-462	SANTA MONICA	CA	90405	US	john@kotch.com	310-480-5000
686	JOHN LANGFORD III	Series C Preferred	694.44	$2,500.00 23357 FESCUE DRIVE		GOLDEN	CO	80401	US	johnlangfordiii@gmail.com	310-283-2649
50	JOHNNY BUFFORD	Series C Preferred	375.00	$1,350.00 11 GLEN BROOK WAY	UNIT 106	FITCHBURG	WI	53711	US	jbufford3@att.net	608-977-1223
629	JOLENE ENGLAND	Series C Preferred	694.44	$2,500.00 426 NEAL ROAD		COMMERCE	GA	30530	US	jengland404@gmail.com	404-944-6056

SERIES C PREFERRED

(Colonial)

Account Number	Owner	Stock Type	Shares	Capital Invested Address1	Address2	City	State	Zip	Country	Email	Phone
81	JOSEPH FLORES	Series C Preferred	277.50	$999.00 2395 DELAWARE AVE	SPC 89	SANTA CRUZ	CA	95060	US	flores3767@gmail.com	831-334-0941
466	JOSEPH S ADKINS	Series C Preferred	125.00	$450.00 271 PUAKAUHI CT		HONOLULU	HI	96818	US	joe.s.adkins@gmail.com	304-710-2361
521	JOSHUA GROSSMAN	Series C Preferred	125.00	$450.00 917 KING ST		SANTA CRUZ	CA	95060	US	josh.grossman@gmail.com	415-650-7485
100	JOYCE HARRINGTON	Series C Preferred	250.00	$900.00 PO BOX 323		LOS ALAMOS	CA	93440	US	joyce@santacruzjoy.com	775-230-0641
205	JOYCE WITTE	Series C Preferred	1,390.00	$5,004.00 12190 LAFAYETTE RD		UTICA	OH	43080	US	joyceren@aol.com	740-817-1117
497	JUDITH A RODONI	Series C Preferred	1,250.00	$4,500.00 10225 HWY ONE	PO BOX 254	OLEMA	CA	94950	US	judyoday1@gmail.com	415-342-7972
229	JUDITH GIARRUSSO	Series C Preferred	263.75	$949.50 119 ATLANTIC AVE		SALISBURY	MA	01952	US	judeeg@comcast.net	978-682-3518
670	JUDSON POWERS	Series C Preferred	2,777.78	$10,000.00 110 OAK CREEK LANE		GREENVILLE	SC	29615	US	judsonpowersdvm@gmail.com	864-360-0004
487	JULIE MASINO	Series C Preferred	694.45	$2,500.00 515 POPLAR ST		LAGUNA BEACH	CA	92651	US	Jfmasino@gmail.com	206-409-5890
193	JULIE THOMPSON	Series C Preferred	125.00	$450.00 5054 VALENTIA ST	UNIT 103	DENVER	CO	80238	US	Thompson.julie@gmail.com	415-531-5877
484	JULIET LAMONT	Series C Preferred	833.75	$3,001.50 2249 GLEN AVE		BERKELEY	CA	94709	US	graywaggle@mac.com	510-909-5403
38	JUNE BAYHA	Series C Preferred	1,410.00	$5,076.00 8263 STAGE COACH PL		SAN DIEGO	CA	92129	US	june@bayhagroup.com	858-837-1360
529	JUSTIN JOHNSTON	Series C Preferred	125.00	$450.00 1587 CATALINA ST		LAGUNA BEACH	CA	92651	US	justinjohnston7@gmail.com	208-860-9167
661	JUSTIN WOLF	Series C Preferred	1,388.89	$5,000.00 2104 FOUR OAKS LN		AUSTIN	TX	78704	US	jthomaswolf@gmail.com	720-442-1995
158	KABAO MOUA	Series C Preferred	125.00	$450.00 505 N 5TH ST		SAN JOSE	CA	95112	US	ohkabao@gmail.com	209-607-4821
557	KALANI COWLES	Series C Preferred	281.25	$1,012.50 104 E STORY ST		BOZEMAN	MT	59715	US	kalani.cowles@gmail.com	406-581-3961
408	KANDIS WEST	Series C Preferred	555.55	$2,000.00 605 NW 109TH ST		OKLAHOMA CITY	OK	73114	US	kandis_murdock@yahoo.com	206-858-1067
105	KAREN HISLOP	Series C Preferred	166.25	$598.50 1632 E 2100 N	REAR HOUSE	NORTH LOGAN	UT	84341	US	khislop66@gmail.com	435-890-3268
539	KAREN NUNN	Series C Preferred	125.00	$450.00 9 GRAND CT		SAN RAFAEL	CA	94901	US	Karenenunn1@gmail.com	415-272-2721
671	KAREN YU	Series C Preferred	138.89	$500.00 40 SANDY CREEK WAY		LARKSPUR	CA	94939	US	j.whelpley@comcast.net	415-652-6926
390	KARI MARTIN	Series C Preferred	277.78	$1,000.00 353 W 4th St.	Unit 503	CINCINNATI	OH	45202	US	kari.irene.martin@gmail.com	630-205-2273
332	KARLY HISER	Series C Preferred	555.00	$1,998.00 2530 BOSTON ST SE		GRAND RAPIDS	MI	49506	US	karly.hiser@gmail.com	215-990-4288
599	KARREN GARCIA	Series C Preferred	125.00	$450.00 1428 NORTHEAST PARK STREET		GRIMES	IA	50111	US	karreng2002@yahoo.com	303-691-2807
56	KAT CHUNG	Series C Preferred	125.00	$450.00 12 MIDDLEBURY LN		LOS ALTOS	CA	94022	US	katcchung@gmail.com	650-796-4111
286	KATE STELLAR	Series C Preferred	125.00	$450.00 1618 ALCATRAZ AVE	APT A	BERKELEY	CA	94703	US	heykatestellar@gmail.com	415-628-6089
62	KATHERINE COOPER	Series C Preferred	125.00	$450.00 2521 CATHAY CT		SACRAMENTO	CA	95821	US	kcooper1203@gmail.com	916-769-2920
377	KATHERINE HALLAL	Series C Preferred	225.00	$810.00 320 RICHARDSON DR		MILL VALLEY	CA	94941	US	wonghallal@comcast.net	415-250-0881
176	KATHERINE ROBERTS	Series C Preferred	3,470.84	$12,495.00 130 BEULAH		SF	CA	94117	US	grrlfriday@mac.com	415-312-5837
183	KATHERINE SOLDINK	Series C Preferred	125.00	$450.00 1338 S CATALINA AVE		SPRINGFIELD	MO	65804	US	keoglesby@gmail.com	417-379-1260
604	KATHERINE STEPP	Series C Preferred	694.44	$2,500.00 108 LAKE CLAIR PL	APT C	FAYETTEVILLE	NC	28304	US	katherinestepp@aol.com
361	KATHRYN WINTERS	Series C Preferred	1,388.89	$5,000.00 5 VETERANS DR		TYBEE ISLAND	GA	31328	US	kwinters1@aol.com	323-314-4863
133	KATHY LARRAMENDY	Series C Preferred	275.00	$990.00 4199 FARIA RD		VENTURA	CA	93001	US	larramendy.wright@gmail.com	805-701-9923
282	KAUSER SHARIEFF	Series C Preferred	625.00	$2,250.00 5403 E ESTATE RIDGE RD		ANAHEIM	CA	92807	US	ocblock@gmail.com	714-931-3537
588	KELLEY KEOGH	Series C Preferred	125.00	$450.00 445 LAGUNA VISTA RD		SANTA ROSA	CA	95401	US	kelley@sonic.net	7078431632
513	KELLY BUNTING	Series C Preferred	250.00	$900.00 714 9TH AVE		SAN FRANCISCO	CA	94118	US	kelly.bunting@gmail.com	415-828-1442
51	KELLY CALLARMAN	Series C Preferred	125.00	$450.00 12 RIVERA ST		SAN ANSELMO	CA	94960	US	kelly.callarman@gmail.com	818-437-2346
338	KENNETH LASLAVIC	Series C Preferred	250.00	$900.00 22 TERRA VISTA AVE		SAN FRANCISCO	CA	94115	US	Kenneth.laslavic@gmail.com	415-470-2195
689	KERRY FERBER CONSULTING LLC	Series C Preferred	1,388.89	$5,000.00 25 SCOTCH PINE RD		NEWARK	DE	19711	US	kerry.ferber@gmail.com	484-888-2931
107	KEVIN HIX	Series C Preferred	125.00	$450.00 8335 BATES RD		CARPINTERIA	CA	93013	US	khix@eldorado.group	559-303-8461
608	KEVIN R BRINE	Series C Preferred	834,877.00	$2,705,001.48 1187 COAST VILLAGE ROAD #636		MONTECITO	CA	93108		krbrine@gmail.com	805-284-7988
635	KIM HUTCHISON	Series C Preferred	277.78	$1,000.00 19 RED CREEK CIRCLE		HAMPTON BAYS	NY	11946	US	kmflorio@optonline.net	631-702-0643
509	KIM WILSON	Series C Preferred	125.00	$450.00 60 CREEK RD		FAIRFAX	CA	94930	US	kim.labruna@gmail.com	415-577-5160
438	KINLOCHRUEL LLC	Series C Preferred	3,125.00	$11,250.00 3340 NORTH ST		MONTPELIER	VT	05602	US	emstaudt@gmail.com	978-475-5795
368	KIRBY BUMPUS	Series C Preferred	142.22	$512.00 2118 FEDERAL AVE		LOS ANGELES	CA	90025	US	kirbybumpus@gmail.com	203-564-3940
278	KIRIN MCKENNA	Series C Preferred	125.00	$450.00 1500 PARK AVE	UNIT 1	CAPITOLA	CA	95010	US	kirin.b.mckenna@gmail.com	831-454-6259
271	KIRSTEN KELLIHER	Series C Preferred	185.28	$666.99 1120 S CRESCENT HEIGHTS BLVD		LOS ANGELES	CA	90035	US	kirsten.kelliher@gmail.com	708-601-3890
651	KOAIKEA OSTREM	Series C Preferred	125.00	$450.00 1890 LAGUNA STREET		SAN FRANCISCO	CA	94115	US	kostrem@gmail.com	718-316-8646
416	KREITHCHELE BARNARD	Series C Preferred	125.00	$450.00 16 RIDE ST		IRVINE	CA	92617	US	Kbarnard@kbbusinessconsulting.com	949-400-2445
675	KRISTEN MUNGER	Series C Preferred	2,777.78	$10,000.00 5 WHITETAIL CIRCLE		OSWEGO	NY	13126	US	krissiemunger@gmail.com	315-730-9949
583	KRISTEN WALSH	Series C Preferred	125.00	$450.00 4401 MASTERSON ST		OAKLAND	CA	94619	US	kristen.l.walsh23@gmail.com	202-957-6038
596	KRISTIN BRANCALEONE	Series C Preferred	277.78	$1,000.00 121 WOOD CANYON ROAD		PATAGONIA	AZ	85624	US	krissycus@yahoo.com
395	KRISTIN ROMER	Series C Preferred	555.55	$2,000.00 23 DAYBREAK LN		YARMOUTH	ME	04096	US	Kristinromer@icloud.com	207-699-8816
412	KRISTINE DONNA ANGELES	Series C Preferred	125.00	$450.00 24506 CARGO CIR		MENIFEE	CA	92584	US	dcuezon@gmail.com	949-293-8233
230	KRYSTLE WOOD	Series C Preferred	1,388.89	$5,000.00 189 SPRING GROVE AVE		SAN ANSELMO	CA	94960	US	kmoowood@gmail.com	707-301-8307
367	KYLE BLAIR	Series C Preferred	277.78	$1,000.00 1375 MAPLE TREE PL	#1005	WILLISTON	VT	05495	US	kylepblair@gmail.com	802-598-3197
358	LANLIAN SZETO	Series C Preferred	138.89	$500.00 71 CITY LIMITS CIR		OAKLAND	CA	94608	US	lanlianszeto@gmail.com	650-283-8111
185	LAREE SOTO	Series C Preferred	125.00	$450.00 74 SHOREBREAKER DR		LAGUNA NIGUEL	CA	92677	US	lareesoto@yahoo.com	949-202-9963
534	LARISA LUTES	Series C Preferred	1,388.89	$5,000.00 5039 ANGELES CREST HWY		LA CANADA FLINTRIDGE	CA	91011	US	larisa.lutes@gmail.com	323-821-6966
666	LARRY BOONE	Series C Preferred	125.00	$450.00 45 CARLETON COURT		CROSS LANES	WV	25313	US	boonela49@yahoo.com	803-629-8476
75	LARYN DORRONSORO	Series C Preferred	416.25	$1,498.50 100 BARBAREE WAY		TIBURON	CA	94920	US	larynrae@mac.com	847-275-0011
330	LAURA HEARST	Series C Preferred	125.00	$450.00 24 ELEPHANT ROCK RD		CAPE ELIZABETH	ME	04107	US	laura.crna@gmail.com	207-272-0707
526	LAURA HUBBER	Series C Preferred	1,388.89	$5,000.00 242 MARKET ST		VENICE	CA	90291	US	lhubber@mac.com	310-435-1827
275	LAURA SUE SELIGSOHN GRATITUDE TRUST	Series C Preferred	1,387.50	$4,995.00 1337 SAN ANSELMO AVE		SAN ANSELMO	CA	94960	US	laura.seligsohn@gmail.com	415-306-3880
306	LAUREEN BRION	Series C Preferred	125.00	$450.00 27619 SW MARIGOLD TER		WILSONVILLE	OR	97070	US	Mellaureen@gmail.com	541-640-9098
462	LAUREL TINCHER	Series C Preferred	138.89	$500.00 567 CRESTA VISTA LN		PORTOLA VALLEY	CA	94028	US	Laurel.tincher@gmail.com	650-454-0802
320	LAUREN DUNNING	Series C Preferred	125.00	$450.00 264 WOOD HOLLOW RD		TAYLORSVILLE	NC	28681	US	dunningle@gmail.com	334-221-9125

SERIES C PREFERRED

(Colonial)

Account Number	Owner	Stock Type	Shares	Capital Invested Address1	Address2	City	State	Zip	Country	Email	Phone
231	LAURENCE SO	Series C Preferred	180.00	$648.00 500 BUFORD HWY	APT 1401	SUWANEE	GA	30024	US	lensso@gmail.com	828-773-3320
424	LAWRENCE DERNULC	Series C Preferred	1,388.89	$5,000.00 1722 W BEACH AVE	APT 1	CHICAGO	IL	60622	US	Ldernulc@gmail.com	443-235-9980
109	LEAH HOLCOMB	Series C Preferred	277.50	$999.00 160 SUNWOOD CT		MYRTLE CREEK	OR	97457	US	Leahdawn@protonmail.com	707-755-4749
340	LEAH LOBERTI	Series C Preferred	1,388.89	$5,000.00 71 MINER RD	#2	SAUNDERSTOWN	RI	02874	US	lreilly35@yahoo.com	401-580-7340
589	LEAMON HAWKINS JR	Series C Preferred	1,388.89	$5,000.00 332 E 90TH ST		CHICAGO	IL	60619	US	leamon1943@yahoo.com	3125508620
458	LEANDRA SCHULER	Series C Preferred	125.00	$450.00 3541 LAGUNA AVE		OAKLAND	CA	94602	US	leandraschuler@gmail.com	510-219-4904
305	LEEANNA BOWMAN-CARPIO	Series C Preferred	125.00	$450.00 8547 AIRDROME ST		LOS ANGELES	CA	90035	US	bowman.leeanna@gmail.com	310-590-9365
345	LEEANNE MERCIER	Series C Preferred	125.00	$450.00 755 14TH AVE	APT 111	SANTA CRUZ	CA	95062	US	Lmercie63@aol.com	207-576-3508
532	LEGENDY-MARKS TRUST	Series C Preferred	3,333.34	$12,000.00 ATTN: HELEN MARKS	96 ARDMORE RD	KENSINGTON	CA	94707	US	glegendy@gmail.com	646-457-0729
116	LEIF JENSEN	Series C Preferred	2,778.75	$10,003.50 215 BOARD CIR		MAHTOMEDI	MN	55115	US	leif_jensen@hotmail.com	612-644-1970
499	LESLIE SAUNDERS	Series C Preferred	138.89	$500.00 3325 N HOUGHTON ST		PORTLAND	OR	97217	US	saundersl@earthlink.net	415-350-8190
262	LIANA GRIFFIN	Series C Preferred	125.00	$450.00 132 NASH HILL RD		HAYDENVILLE	MA	01039	US	lianagriffin@gmail.com	305-951-4974
665	LILEI HUANG REVOCABLE TRUST	Series C Preferred	694.44	$2,500.00 723 TAYLOR ST	#601	SAN FRANCISCO	CA	94108		ms.lillet@gmail.com	415-706-7492
688	LINDA BERN	Series C Preferred	277.78	$1,000.00 227 SOUTH CIMMERON TRAIL		GLENDORA	CA	91741	US	chowager@gmail.com	310-922-7798
159	LINDA MULLESTEIN	Series C Preferred	125.00	$450.00 658 WOODS RD		BROOKFIELD	VT	05036	US	lindamvt@gmail.com	802-276-3078
299	LISA BARTON	Series C Preferred	138.75	$499.50 7 TEABERRY LN		BELVEDERE TIBURON	CA	94920	US	lisatuve@me.com	415-377-7411
627	LISA DECARLO	Series C Preferred	2,777.78	$10,000.00 309 WEST 86TH STREET	10A	NEW YORK	NY	10024	US	ldecarlo@mac.com	704-661-0876
274	LISA LAPP	Series C Preferred	277.50	$999.00 2845 S OGDEN ST		ENGLEWOOD	CO	80113	US	jjjranch@comcast.net	303-870-4877
200	LISA VIZER	Series C Preferred	2,778.75	$10,003.50 139 LARKIN LN		CHAPEL HILL	NC	27516	US	lmvizer@gmail.com	410-908-2774
409	LISA WRIGHT	Series C Preferred	125.00	$450.00 2845 GOOSE RANCH RD		LEWISTON	CA	96052	US	0315lisamarie@gmail.com	312-961-0773
432	LLOYD HANDWERKER	Series C Preferred	694.45	$2,500.00 363 PROSPECT AVE	#1	BROOKLYN	NY	11215	US	Lloydhandwerker@gmail.com	917-701-6730
427	LOOEASE FRIESDAT	Series C Preferred	1,388.89	$5,000.00 135 E 32ND ST		BROOKLYN	NY	11226	US	accounts@voodoolulu.com	212-229-7453
91	LOREN GOODWIN	Series C Preferred	1,388.75	$4,999.50 2860 MODESTO AVE		OAKLAND	CA	94619	US	lorenzogoodwin@gmail.com	415-722-5583
612	LOREN WHITMAN	Series C Preferred	694.44	$2,500.00 2630 NORTH STREET		BEAUMONT	TX	77702	US	loren.whitman.harmony@gmail.com	14095502650
528	LORI JOHNSON	Series C Preferred	2,777.78	$10,000.00 2923 JACKSON ST	#1 C/O PAM HOMMEYER	SAN FRANCISCO	CA	94115	US	ldjohnson528@gmail.com	415-308-0148
360	LORI WEBB	Series C Preferred	416.66	$1,500.00 676 COLE HILL LN		WARSAW	VA	22572	US	lorijeannie@yahoo.com	540-621-4439
335	LORNA IULIANO	Series C Preferred	138.89	$500.00 4765 SOQUEL DR	STE B	SOQUEL	CA	95073	US	terramia@att.net	831-325-6107
45	LORRAINE BOINSKI	Series C Preferred	1,388.75	$4,999.50 26 BRANCHING WAY		PETALUMA	CA	94952	US	03.towered.stay@icloud.com	707-486-5828
128	LUCY KUNTZ	Series C Preferred	3,125.00	$11,250.00 2819 ELLSWORTH ST		BERKELEY	CA	94705	US	lkuntz@sonic.net	510-725-0988
692	LURIA ENTERPRISE, LLC	Series C Preferred	694.44	$2,500.00 1421 EAST COMLY STREET		PHILADELPHIA	PA	19149	US	luriaenterprise@gmail.com	215-558-8313
249	LYDIA BERKEY	Series C Preferred	125.00	$450.00 340 LEO LN		NASHVILLE	TN	37211	US	Lrberkey@gmail.com	615-962-3349
401	MAGDALENA SPIGHT	Series C Preferred	125.00	$450.00 615 SEA VIEW DR		EL CERRITO	CA	94530	US	magspight@gmail.com	510-417-0210
512	MALIK BAKHORJI	Series C Preferred	700.00	$2,520.00 7600 NAJD ST	ARAMCO CAMP PO BOX 9984	DHAHRAN		31311	SAUDI ARABIA	Mabakhorji@gmail.com	966530876777
148	MARANDA MCGEARY	Series C Preferred	125.00	$450.00 1810 BELCOURT AVE	UNIT 208	NASHVILLE	TN	37212	US	marandam3@gmail.com	615-585-1565
1	MARC BAER	Series C Preferred	54,780.00	$26,579.00 WINKELWIESE 6		ZURICH		8001	CH	marc@baerfamily.ch
2	MARC PHILIPP BAER	Series C Preferred	23,493.00	$46,986.00 WINKELWIESE 6		ZURICH		8001	CH	marc@baerfamily.ch
547	MARCUS THACKSTON	Series C Preferred	125.00	$450.00 457 N 8TH ST		CARBONDALE	CO	81623	US	marcusthackston@gmail.com	970-819-1762
633	MARGARET HARRIS	Series C Preferred	694.44	$2,500.00 1025 SOUTHEAST DENMAN AVENUE		CORVALLIS	OR	97333	US	maggie.harris24@gmail.com	603-726-0954
312	MARIA CRAWFORD	Series C Preferred	250.00	$900.00 1316 NORTH AVE NE		ATLANTA	GA	30307	US	maria111cr@gmail.com	678-524-0017
444	MARIA MATIAS	Series C Preferred	1,388.89	$5,000.00 400 SPEAR ST	STE 108	SAN FRANCISCO	CA	94105	US	cm0630@hotmail.com	415-908-3708
351	MARIA REED	Series C Preferred	125.00	$450.00 825 GEAR ST		RENO	NV	89503	US	mariareed775@gmail.com	775-200-5894
637	MARIAH KENNEMER	Series C Preferred	694.44	$2,500.00 1342 CLAYTON STREET	APT A	DENVER	CO	80206	US	mariahkennemer@yahoo.com
685	MARIE LO	Series C Preferred	1,388.89	$5,000.00 140 OLIVE STREET		HUNTINGTON STATION	NY	11746	US	mlo212@live.com	917-816-7218
177	MARIE LOUISE ROEHM	Series C Preferred	375.00	$1,350.00 2130 AMERICAN CANYON RD		AMERICAN CANYON	CA	94503	US	mlrwje@outlook.com	415-317-2455
393	MARIE PARK	Series C Preferred	125.00	$450.00 1150 NW QUIMBY ST	#1006	PORTLAND	OR	97209	US	marieparkthecar@gmail.com	503-358-7713
582	MARINA VAN LIMBURG	Series C Preferred	125.00	$450.00 28100 ROBINSON CANYON RD		CARMEL	CA	93923	US	marina.vanstirum@gmail.com	917-887-7605
655	MARINA VAN LIMBURG STIRUM	Series C Preferred	694.44	$2,500.00 28100 ROBINSON CANYON ROAD		CARMEL	CA	93923	US	marina.vanstirum@gmail.com	917-887-7605
94	MARJORIE GREENE	Series C Preferred	125.00	$450.00 60 ARBOR ST		SAN FRANCISCO	CA	94131	US	greene.marjorie@gmail.com	415-613-0243
550	MARK BATHE	Series C Preferred	1,388.89	$5,000.00 146 SANDY POND RD		LINCOLN	MA	01773	US	mark.bathe@me.com	617-840-4801
682	MARK NAKAMURA	Series C Preferred	138.89	$500.00 917 APRICOT AVENUE	A	CAMPBELL	CA	95008	US	mail@marknakamura.org	650-460-9095
184	MARK SORRENTINO	Series C Preferred	125.00	$450.00 707 CEDAR POINT PL		WESTLAKE VILLAGE	CA	91362	US	sorrentinom@me.com	301-526-4372
580	MARQUES SOUZA	Series C Preferred	125.00	$450.00 13940 IDLEWILD RD		MATTHEWS	NC	28105	US	msou2018@gmail.com	704-201-2619
261	MARSHALL GRANT	Series C Preferred	277.78	$1,000.00 772 Tourmaline Street		San Diego	CA	92109	United States	marshallsgrant@gmail.com	347-210-1069
622	MARY ALLERDICE	Series C Preferred	215.83	$777.00 3310 BLANTON DR		SCOTTDALE	GA	30079	US	mgallerdice@gmail.com	678-438-2686
255	MARY DEMPSEY	Series C Preferred	250.00	$900.00 5419 W TROPICANA AVE	APT 1205	LAS VEGAS	NV	89103	US	dempseymh@gmail.com	518-487-9719
391	MARY F MEIKLE	Series C Preferred	125.00	$450.00 17483 SE RESERVE LOOP		MILWAUKIE	OR	97267	US	mary.f.meikle@gmail.com	503-423-7009
289	MARY TIERNEY	Series C Preferred	125.00	$450.00 723 OAK ST	PO BOX 906	CANNON BEACH	OR	97110	US	mary@organicboutique.org	503-440-8890
254	MATTHEW CASH	Series C Preferred	125.00	$450.00 16025 FAIRWAY DR		DUMFRIES	VA	22025	US	Matthew@Cashewsec.com	206-960-8405
323	MATTHEW GERLOFF	Series C Preferred	1,250.00	$4,500.00 1213 EVELYN AVE		BERKELEY	CA	94706	US	mgerloff6@comcast.net	415-999-9869
92	MATTHEW GRAY	Series C Preferred	1,417.50	$5,103.00 1915 NW 14TH ST		CORVALLIS	OR	97330	US	tomattsiphone@gmail.com	503-709-5898
672	MATTHEW GREINERT	Series C Preferred	1,000.00	$3,600.00						mgreinert@hotmail.com	608-215-8789
95	MATTHEW GRINDSTAFF	Series C Preferred	1,391.25	$5,008.50 13256 ANN O RENO LN		POWAY	CA	92064	US	grindstaff.matt@gmail.com	858-336-9056
643	MATTHEW MANNISTO	Series C Preferred	125.00	$450.00 2688A ONU PLACE		KALAHEO	HI	96741	US	mmannist@gmail.com	734-846-1455
348	MATTHEW RAND	Series C Preferred	162.50	$585.00 107 MCEVOY DR		AUBURN	NH	03032	US	matrand@gmail.com	603-851-0739

SERIES C PREFERRED

(Colonial)

Account Number	Owner	Stock Type	Shares	Capital Invested Address1	Address2	City	State	Zip	Country	Email	Phone
445	MATTHEW S THOMPSON AND KATHRYN M GAFFNEY TTEES THOMPSON-GAFFNEY FAMILY TRUST DATED NOVEMBER 29	Series C Preferred	125.00	$450.00 25 LAKESIDE DR		CORTE MADERA	CA	94925	US	kikig76@hotmail.com	510-435-7589
355	2022 MATTHEW SEVERSON	Series C Preferred	138.89	$500.00 7844 CAMINITO CAMELIA		SAN DIEGO	CA	92127	US	Mwseverson@gmail.com	619-952-6963
502	MAXINE SIU	Series C Preferred	125.00	$450.00 1231 19TH ST		SAN FRANCISCO	CA	94107	US	maxine.siu@gmail.com	415-722-7815
434	MAY HONG	Series C Preferred	125.00	$450.00 764 WILLOUGHBY AVE	UNIT 2	BROOKLYN	NY	11206	US	may.y.hong@gmail.com	646-339-8784
650	MAYACAMAS OLDS	Series C Preferred	1,388.89	$5,000.00 1500 LOKOYA ROAD		NAPA	CA	94558	US	mayacamas@gmail.com	707-260-4915
232	MEERA BHATIA	Series C Preferred	125.00	$450.00 12000 MARINE ST		LOS ANGELES	CA	90066	US	mbhatia2@hotmail.com	617-283-0097
597	MEGAN CLINTON	Series C Preferred	138.89	$500.00 7847 ROAD M-7		OTTAWA	OH	45875	US	megansclinton@gmail.com	646-761-1302
106	MELANIE HITCHCOCK	Series C Preferred	140.00	$504.00 8261 E H AVE		KALAMAZOO	MI	49048	US	whispah@gmail.com	269-373-0982
132	MELANIE LAPOINTE	Series C Preferred	125.00	$450.00 1541 PARU ST		ALAMEDA	CA	94501	US	Lapointemelanie@hotmail.com	415-583-7117
590	MEREDITH BARTLETT	Series C Preferred	125.00	$450.00 1629 N 16TH AVE		PHOENIX	AZ	85007	US	meredithbartlettaz@gmail.com	8285078959
97	MEREDITH HACKETT	Series C Preferred	125.00	$450.00 351 PROSPECT PL	APT 3B	BROOKLYN	NY	11238	US	meredithleehackett@gmail.com	917-822-2868
233	MERRILL CALOTTA	Series C Preferred	125.00	$450.00 1145 LOXFORD TERR		SILVER SPRING	MD	20901	US	merrillcalotta@gmail.com	646-853-5282
234	MICAH SHIELDS	Series C Preferred	125.00	$450.00 1249 EASTMEADOW DR		COLORADO SPRINGS	CO	80906	US	micah.shields2@gmail.com	314-303-2437
366	MICHAEL ANDREWS-SCHWIND	Series C Preferred	9,027.79	$32,500.00 299 JUANITA AVE		PACIFICA	CA	94044	US	norcalkook@gmail.com	650-483-5658
551	MICHAEL BEGGS	Series C Preferred	694.45	$2,500.00 76A ARDEN RD		BERKELEY	CA	94704	US	michaelahbeggs@gmail.com	303-906-9747
310	MICHAEL BURGART	Series C Preferred	1,500.00	$5,400.00 106 ARBUELO WAY		LOS ALTOS	CA	94022	US	mburgart@gmail.com	408-375-8734
430	MICHAEL HAGERMAN	Series C Preferred	125.00	$450.00 2373 BROADWAY	APT 1903	NEW YORK	NY	10024	US	travelerpro@aol.com	646-580-6544
108	MICHAEL HLIS	Series C Preferred	1,500.00	$5,400.00 2035 N SEDGWICK ST		CHICAGO	IL	60614	US	mhlis23@gmail.com	708-975-6789
110	MICHAEL HUGHES	Series C Preferred	125.00	$450.00 5603 GREY FEATHER CT		WESTLAKE VILLAGE	CA	91362	US	mhughesusa@gmail.com	805-827-8956
140	MICHAEL LEWIS	Series C Preferred	125.00	$450.00 8418 MARTINGALE DR		MCLEAN	VA	22102	US	2000mlewis@gmail.com	703-999-2895
144	MICHAEL LOVE	Series C Preferred	277.50	$999.00 2549 9TH AVE		SACRAMENTO	CA	95818	US	mhlove007@gmail.com	916-801-8581
162	MICHAEL NOCELLA	Series C Preferred	187.50	$675.00 43 COLUMBIA AVE		MARSTONS MILLS	MA	02648	US	Michaelnocella21@gmail.com	978-337-1946
662	MICHAEL YANNELL	Series C Preferred	11,111.11	$40,000.00 4895 N RAVENSWOOD AVE		CHICAGO	IL	60640	US	myannell@gmail.com
373	MICHELE DENEAU	Series C Preferred	125.00	$450.00 3010 ALLISON COVE DR		CHARLESTON	SC	29412	US	mdeneau09@gmail.com	231-360-6797
523	MICHELLE HEADRICK	Series C Preferred	125.00	$450.00 1602 N 6TH ST		BOISE	ID	83702	US	mmheadrick@gmail.com	208-863-0326
149	MICHELLE MEDINA	Series C Preferred	126.25	$454.50 1009 KENDALL DR		SAN GABRIEL	CA	91775	US	michelletmedina@gmail.com	626-297-9329
453	MICHELLE POOL	Series C Preferred	250.00	$900.00 186 DARTMOUTH WAY		WINDSOR	CA	95492	US	mtpool2@gmail.com	707-239-6573
397	MIGUEL SESANA	Series C Preferred	277.78	$1,000.00 815 ALVARADO ST		SAN FRANCISCO	CA	94114	US	sesanamiguel@comcast.net	415-845-6409
64	MISA COWEE	Series C Preferred	126.25	$454.50 337 GARVER LN		WHITE ROCK	NM	87547	US	misacowee@yahoo.com	505-412-7070
524	MOIRA HERBST	Series C Preferred	125.03	$450.09 25 W 15TH ST	FL 4	NEW YORK	NY	10011	US	Moiraherbst@yahoo.com	917-743-6350
402	MORGAN SPRINGER	Series C Preferred	138.89	$500.00 101 N 5TH ST	APT 4E	BROOKLYN	NY	11249	US	morgan.springer@gmail.com	561-866-6698
495	MUNIB REZAIE	Series C Preferred	138.89	$500.00 1736 MORNINGTIDE LN NE		ATLANTA	GA	30324	US	rezaie3@gmail.com	786-546-0494
571	MYRA DELZEIT REVOCABLE TRUST	Series C Preferred	2,777.78	$10,000.00 ATTN: MYRA DELZEIT	1270 WINDERMERE WAY	CONCORD	CA	94521	US	myra.delzeit@gmail.com	925-899-6996
428	MYRNA GARAY	Series C Preferred	125.00	$450.00 2815 CHANDLER GROVE DR		BUFORD	GA	30519	US	garay.myrnag01@gmail.com	770-362-2549
175	NADINE RAMBEAU	Series C Preferred	125.00	$450.00 3610 MALCOLM AVE		OAKLAND	CA	94605	US	nd.rambeau@gmail.com	310-801-5765
591	NANCY HSU	Series C Preferred	277.78	$1,000.00 1412 CLARIDGE DR		BEVERLY HILLS	CA	90210	US	Nancylhsu@gmail.com	9178815404
410	NANCY YAMIN	Series C Preferred	125.00	$450.00 2116 ALDER ST		EUGENE	OR	97405	US	MuttsBetter@aol.com	541-729-4898
460	NAOMI TAGUE	Series C Preferred	694.45	$2,500.00 439 ARROYO RD		SANTA BARBARA	CA	93111	US	cltague@gmail.com	805-453-7318
304	NATALIA BERTOTTI	Series C Preferred	222.22	$800.00 2425 ADOBE RD		PETALUMA	CA	94954	US	kharmama1984@gmail.com	415-559-0694
480	NATALIE GANTZ	Series C Preferred	125.00	$450.00 637 47TH AVE		SAN FRANCISCO	CA	94121	US	nataliegantz@gmail.com	310-430-1986
541	NATALIE PAREDEZ	Series C Preferred	125.00	$450.00 11471 GOVERNMENT RD		PINE CITY	MN	55063	US	79njohnson@gmail.com	612-275-4089
413	NICK ANNER	Series C Preferred	125.00	$450.00 5846 BERG RD		BUFFALO	NY	14218	US	nickanner@gmail.com	716-907-2537
134	NICOLAS LARUE	Series C Preferred	250.00	$900.00 1975 SE CRYSTAL LAKE DR	UNIT 121	CORVALLIS	OR	97333	US	n.larue@icloud.com	503-339-6471
454	NICOLE REIK	Series C Preferred	125.00	$450.00 711 TOYON DR		MONTEREY	CA	93940	US	Analogprincess@gmail.com	831-238-0861
625	NINA CHENG	Series C Preferred	416.67	$1,500.00 176 CLYDESDALE CIRCLE		SUMMERVILLE	SC	29486	US	rxyy@posteo.de	843-793-8687
43	NISHTHA BHATIA	Series C Preferred	555.00	$1,998.00 705 BARCLAY CT		ANN ARBOR	MI	48105	US	Nishtagb@gmail.com	734-678-1680
396	NOREEN SCOGGINS	Series C Preferred	138.89	$500.00 127 OCEAN ST	APT 4	LYNN	MA	01902	US	noreenmas88@gmail.com	617-899-6245
657	OLIVIA SUTER	Series C Preferred	125.00	$450.00 122 EAGLE STREET	3	BROOKLYN	NY	11222	US	oliviasvter@gmail.com	631-488-8209
47	ONI HOLLEY BROWN	Series C Preferred	277.50	$999.00 939 OGLETHORPE AVE SW		ATLANTA	GA	30310	US	oni.holley@gmail.com	404-274-9480
166	PAMELA M WRIGHT LIVING TRUST DATED FEBRUARY 21 2008	Series C Preferred	2,777.50	$9,999.00 211 MESA RD		POINT REYES STATION	CA	94956	US	wrightpamelam@gmail.com	415-254-2261
387	PATRICE LOPEZ	Series C Preferred	1,388.89	$5,000.00 651 N PACA ST		BALTIMORE	MD	21201	US	pad1c@aol.com	202-446-8810
207	PATRICIA WORKMAN	Series C Preferred	277.50	$999.00 73216 TUMBLEWEED LN	APT A	PALM DESERT	CA	92260	US	pmworkman@gmail.com	925-699-6202
511	PATRICIA ZINN	Series C Preferred	250.00	$900.00 46 SPRUCE RD		FAIRFAX	CA	94930	US	tgzinn@yahoo.com	415-302-9844
71	PATRICK DIGGINS	Series C Preferred	125.00	$450.00 940 TWILIGHT PEAK AVE		HENDERSON	NV	89012	US	Patdiggins77@gmail.com	847-913-6675
646	PATTI MATALONE	Series C Preferred	1,388.89	$5,000.00 3111 QUEENS WALK NE		ATLANTA	GA	30345	US	psbloom04@yahoo.com	404-285-1520
592	PAUL KELLY	Series C Preferred	1,388.89	$5,000.00 3421 CHEYENNE ROAD		RICHMOND	VA	23235	US	paulkelly1985@gmail.com	8043857128
442	PAUL LOOMIS	Series C Preferred	125.00	$450.00 627 SPRING ST		NEVADA CITY	CA	95959	US	pauloomis@gmail.com	707-337-9746
235	PAUL REYES	Series C Preferred	125.00	$450.00 2810 NORTHFIELD RD		CHARLOTTESVILLE	VA	22901	US	reyes.edits@gmail.com	434-422-1116
300	PAULA BEACH	Series C Preferred	125.00	$450.00 6202 EVERGLADES DR		ALEXANDRIA	VA	22312	US	pjbeach@cox.net	571-344-4101
169	PETER PENDERGRASS	Series C Preferred	250.00	$900.00 528 25TH ST		OAKLAND	CA	94612	US	peter.pendergrass@gmail.com	336-209-2594
359	PETER TYBURSKI	Series C Preferred	1,388.89	$5,000.00 630 LAKE ST	UNIT 201	SAN FRANCISCO	CA	94118	US	sfpj78@gmail.com	415-269-3277
163	POLINA OSIPOVA	Series C Preferred	278.75	$1,003.50 3929 ARIZONA ST	APT 7	SAN DIEGO	CA	92104	US	Posipova@gmail.com	760-445-6392
188	QUINCY SWEENEY	Series C Preferred	125.00	$450.00 310 MAGDALENA RD		SANTA FE	NM	87501	US	quinls@gmail.com	775-830-7014

SERIES C PREFERRED

(Colonial)

Account Number	Owner	Stock Type	Shares	Capital Invested Address1	Address2	City	State	Zip	Country	Email	Phone
265	RACHEL HART	Series C Preferred	125.00	$450.00 3456 CLIFF RD S		BIRMINGHAM	AL	35205	US	LizzyHart@hotmail.com	828-506-4852
341	RACHEL LUM	Series C Preferred	125.00	$450.00 3183 SPANISH RAVINE RD		PLACERVILLE	CA	95667	US	lumrachelc@gmail.com	248-763-4684
198	RACHEL VAN COTT	Series C Preferred	1,387.50	$4,995.00 4160 NOVA DR		SANTA CRUZ	CA	95062	US	rachelvc@gmail.com	831-325-3022
73	RADOSLAVA DOGANDJIEVA	Series C Preferred	250.00	$900.00 155 S PARK ST		SAN FRANCISCO	CA	94107	US	R.dogandjieva@gmail.com	415-200-8974
477	RAEGAN ELLEASE	Series C Preferred	138.89	$500.00 PO BOX 11		RICO	CO	81332	US	ellease@proton.me	970-779-0568
573	RAYMOND INDUSTRIES CORPORATION	Series C Preferred	277.78	$1,000.00 ATTN: RAYMOND VILLAMOR	1621 CENTRAL AVE	CHEYENNE	WY	82001	US	ray@oodaride.com	949-742-5036
400	RAYMOND SMITH	Series C Preferred	125.00	$450.00 4719 MEON ST		PHILA	PA	19139	US	raybyray@aol.com	215-681-6350
522	REBECCA HAMM	Series C Preferred	1,388.89	$5,000.00 4730 DON PORFIRIO PL		LOS ANGELES	CA	90008	US	rebecca.hamm@gmail.com	310-280-6456
194	REBECCA THUNS	Series C Preferred	125.00	$450.00 3213 CANARY CT		DECATUR	GA	30032	US	rebecca.thuns@gmail.com	404-901-7621
90	REGINA GOODMAN	Series C Preferred	125.00	$450.00 3865 S SYCAMORE AVE		LOS ANGELES	CA	90008	US	whyareyoulooking@me.com	619-709-7056
292	RENEE WEITZNER	Series C Preferred	125.00	$450.00 4700 CONNECTICUT AVE NW	UNIT 402	WASHINGTON	DC	20008	US	rwcats@aol.com	202-686-0421
503	RETTA SMITH	Series C Preferred	125.00	$450.00 15 WEBBER ST		MEDFORD	MA	02155	US	retta.smith@gmail.com	814-769-1305
364	RICHARD ALOT	Series C Preferred	125.00	$450.00 15763 POINTER RIDGE DR		BOWIE	MD	20716	US	alotrich4@gmail.com	240-486-0979
575	RICHARD C PERRIS IRREVOCABLE TRUST	Series C Preferred	138.89	$500.00 ATTN: RICHARD PERRIS	25 EVERGREEN AVE	RYE	NY	10580	US	rperris@richardperris.com	646-939-0067
236	RICHMOND DICKSON	Series C Preferred	125.00	$450.00 8 HALBORN ST		MATTAPAN	MA	02126	US	richmondcdickson@gmail.com	850-531-0528
465	RIE YOSHIDA	Series C Preferred	125.00	$450.00 3928 ILLINOIS ST	APT #308	SAN DIEGO	CA	92104	US	squareone74@aol.com	808-381-3865
354	ROBBINS TRUST OF 1986 DATED APRIL 8 1986	Series C Preferred	1,361.11	$4,900.00 1120 NYE ST	STE 400	SAN RAFAEL	CA	94901	US	rrobbins@warehamdevelopment.com	415-457-4964
417	ROBERT BENTON	Series C Preferred	125.00	$450.00 5001 BLONDO ST		OMAHA	NE	68104	US	bensonlivery@icloud.com	402-301-9198
472	ROBERT BRUNO	Series C Preferred	277.78	$1,000.00 203 RIVERVIEW TERR		BENICIA	CA	94510	US	rbruno2@gmail.com	408-368-6863
258	ROBERT FOXWORTHY	Series C Preferred	277.50	$999.00 36 ORTALON AVE		SANTA CRUZ	CA	95060	US	Foxworthy.robert@gmail.com	831-239-7160
268	ROBERT JOHNSON	Series C Preferred	277.78	$1,000.00 110 OAK LEAF LN		BARRINGTON	IL	60010	US	jjohnson@fidelitone.com	847-571-8101
157	ROBERT MORSE	Series C Preferred	500.00	$1,800.00 PO Box 396		Kingsley	MI	49649	US	Finance6975@gmail.com	231-944-6065
693	ROBERT ROSE	Series C Preferred	138.89	$500.00 23679 CALABASAS ROAD	1123	CALABASAS	CA	91302	US	robert@contentadvisory.net	310-918-3356
501	ROBERT SHEEHAN	Series C Preferred	750.00	$2,700.00 1101 E 56TH ST	UNIT E216	CHICAGO	IL	60637	US	rjsheehan5@gmail.com	901-679-9552
141	ROBERTA JO LIEBERMAN	Series C Preferred	138.75	$499.50 22 HILL RD		DATIL	NM	87821	US	spiritofgypsy@gmail.com	575-740-1323
455	ROBIN RICKS	Series C Preferred	125.00	$450.00 7555 MEADOWRIDGE CT		RIVERSIDE	CA	92506	US	robin.ricks@gmail.com	713-816-1634
187	ROBYN STEVENSON	Series C Preferred	125.00	$450.00 6942 LITTLE JOHN CT		HAYMARKET	VA	20169	US	rstevenson888@gmail.com	571-330-5194
520	ROCHELLE L GOTTLIEB	Series C Preferred	125.00	$450.00 358 EUREKA ST		SAN FRANCISCO	CA	94114	US	r_liebfrog@yahoo.com	415-595-0480
87	RODNESHA GILBERT	Series C Preferred	137.50	$495.00 32 BAUER DR		COLONIE	NY	12205	US	rodneshagilbert@gmail.com	504-615-0782
36	RONALD AVOLIO	Series C Preferred	1,388.75	$4,999.50 36 SIDNEY ST		MILL VALLEY	CA	94941	US	ronavolio@gmail.com	805-453-5470
168	ROOPAL PATEL	Series C Preferred	250.00	$900.00 12800 COMANCHE RD NE	UNIT 93	ALBUQUERQUE	NM	87111	US	roopal@lilufinancials.com	503-575-5996
321	ROXANN DZUR	Series C Preferred	2,777.78	$10,000.00 3220 9TH ST S		ARLINGTON	VA	22204	US	Roxannd@gmail.com	703-980-4148
365	RUSSELL ALWELL	Series C Preferred	125.00	$450.00 8101 OCEAN CLUB (EAST)		GRACE BAY		TKCA 1ZZ TURKS & CAICOS		russellalwell@gmail.com	649-331-6396
322	RUSSELL GATEWOOD	Series C Preferred	125.00	$450.00 2034 AUSEON AVE		OAKLAND	CA	94621	US	russgate@gmail.com	415-225-9497
257	RYAN FLETCHER	Series C Preferred	250.00	$900.00 3215 WALBRIDGE PL NW		WASHINGTON	DC	20010	US	r.fletcher.dc@gmail.com	202-641-0277
649	RYAN NELSON	Series C Preferred	1,388.89	$5,000.00 1300 PARRISH STREET		LAKE OSWEGO	OR	97034	US	ryanrobertnelson08@gmail.com	541-490-0051
189	RYAN TABLOFF	Series C Preferred	1,388.75	$4,999.50 6835 E CAMELBACK RD	UNIT 5013	SCOTTSDALE	AZ	85251	US	rtabloff@gmail.com	415-404-8134
459	RYN SPEICH	Series C Preferred	125.00	$450.00 3866 RHODA AVE		OAKLAND	CA	94602	US	rynspeich@sbcglobal.net	510-383-6400
610	SAFFRON HILL ESCROW TRUST	Series C Preferred	13,511.00	$27,022.00 MOUNT CREVELT HOUSE BULWER AVE		ST SAMPSON		GY24LH	GUERNSEY	simon.savident@jupiter.gg
11	SAFFRON HILL VENTURES 2 LP	Series C Preferred	3,935,536.00	$4,518,997.74 C/O RANJEET BHATIA, SAFFRON HILL VENTURE	3RD FL, 24 CHISWELL ST	LONDON			UK	rbhatia@saffronhill.com
165	SAMANTHA OZUNA	Series C Preferred	125.00	$450.00 230 SAN JOSE AVE	APT B	SAN FRANCISCO	CA	94110	US	sozuna@gmail.com	610-564-4477
295	SANDRA WONG	Series C Preferred	125.00	$450.00 1275 CR 87J		JAMESTOWN	CO	80455	US	sandrawongmusic@msn.com	720-352-3831
510	SARA ZAGARINO	Series C Preferred	694.45	$2,500.00 1085 CANNON CT		EUGENE	OR	97405	US	Saradawsonzagarino@hotmail.com	541-914-7904
559	SARAH ERNST	Series C Preferred	694.45	$2,500.00 PO BOX 110		HAIKU	HI	96708	US	sericernst@gmail.com	631-702-3561
336	SARAH JONES	Series C Preferred	125.00	$450.00 2228 DAYTON AVE		ST PAUL	MN	55104	US	sarahcjones@gmail.com	612-219-0056
145	SARAH MALACHOWSKY	Series C Preferred	125.00	$450.00 1787 MADISON AVE	APT 611	NEW YORK CITY	NY	10035	US	sarah.a.mal@gmail.com	503-380-3329
619	SARVAR ABDULLAEV	Series C Preferred	125.00	$450.00 520 SOUTH BURNSIDE AVENUE	10L	LOS ANGELES	CA	90036	US	abdullaeva.international@yahoo.com	14243328008
42	SASHA BERNSTEIN	Series C Preferred	138.75	$499.50 945 21ST ST	UNIT 8	SANTA MONICA	CA	90403	US	sashafbernstein@gmail.com	818-625-7274
384	SAVANNAH KRAMER	Series C Preferred	125.00	$450.00 1027 ESCALERO		PACIFICA	CA	94044	US	savannahkramer9@gmail.com	408-430-6296
565	SCOTT JOHNSON	Series C Preferred	277.78	$1,000.00 112 BROOKFORD CT		SAINT CHARLES	MO	63303	US	scottwwj@gmail.com	618-520-7073
121	SCOTT KELLY	Series C Preferred	138.75	$499.50 2155 N ELSTON AVE	APT 205	CHICAGO	IL	60614	US	sakelly25@yahoo.com	630-666-7201
70	SHAMINI DHANA	Series C Preferred	125.00	$450.00 229 ELINOR AVE		MILL VALLEY	CA	94941	US	shamini@dhana.com	415-513-3242
136	SHANNON LEE	Series C Preferred	1,390.00	$5,004.00 1306 SANDCASTLE DR		CORONA DEL MAR	CA	92625	US	Fromshannonlee@gmail.com	949-923-5713
684	SHARI HASSEN	Series C Preferred	277.78	$1,000.00 18832 FLORIDA STREET	42	HUNTINGTON BEACH	CA	92648	US	shari320@me.com	949-690-9723
475	SHAUN DEXHEIMER	Series C Preferred	125.00	$450.00 6065 NE ALDER ST		HILLSBORO	OR	97124	US	shaundexheimer@yahoo.com	414-943-2888
564	SHAWNA HUTSON	Series C Preferred	125.00	$450.00 109 CLEAR LAKE CT		OAKLEY	CA	94561	US	team@hutsons.org	623-218-8993
208	SHEELA ZEMLIN	Series C Preferred	125.00	$450.00 818 FELL ST		SAN FRANCISCO	CA	94117	US	sheela@zemlin.com	415-939-3999
125	SHEILA KOZINA	Series C Preferred	277.50	$999.00 2221 MOREING RD		STOCKTON	CA	95204	US	sckozina@yahoo.com	209-471-2949
77	SHELBIE ELLIOTT	Series C Preferred	416.25	$1,498.50 6914 WILLOW ST NW	UNIT 6	WASHINGTON	DC	20012	US	ShelbieRN@gmail.com	720-320-6512
353	SHEMRA RIZZO	Series C Preferred	138.89	$500.00 1006 ONSLOW ST		DURHAM	NC	27705	US	shemra@gmail.com	252-364-5821
548	SHERRY TURRI	Series C Preferred	125.00	$450.00 120 BROWNSTONE DR		HERSHEY	PA	17033	US	sherryL.miller@icloud.com	717-215-4791
337	SHIKHA KAMBOJ	Series C Preferred	1,388.89	$5,000.00 590 MILL CREEK LN	APT 305	SANTA CLARA	CA	95054	US	Skamboj@outlook.com	408-307-6362
378	SHOSHANA HORT	Series C Preferred	125.00	$450.00 149 BEAVER MEADOW RD		NORWICH	VT	05055	US	sjh44@earthlink.net	917-951-2640
237	SIMAR SINGH	Series C Preferred	1,390.00	$5,004.00 68 SOUTHBOURNE RD		JAMAICA PLAIN	MA	02130	US	simarsingh@post.harvard.edu	917-325-7642
283	SLOAN FAMILY TRUST DATED 12/07/2017	Series C Preferred	1,388.89	$5,000.00 531 E BLITHEDALE AVE		MILL VALLEY	CA	94941	US	mrsnikkisloan@gmail.com	415-517-5843
593	SOUBHAGYA PARIJA	Series C Preferred	694.44	$2,500.00 5454 MOUNTAIN TRAIL WAY		ANTIOCH	CA	94531	US	soupar@gmail.com	9143934480

SERIES C PREFERRED

(Colonial)

Account Number	Owner	Stock Type	Shares	Capital Invested Address1	Address2	City	State	Zip	Country	Email	Phone
652	STACEY ROEN	Series C Preferred	1,388.89	$5,000.00 5719 SW DOLPH STREET		PORTLAND	OR	97219	US	stacey@2byrdsaroen.com	310-490-0023
631	STACIE GARDENER	Series C Preferred	416.67	$1,500.00 1919 EAST BIRCH STREET	PP64	BREA	CA	92821	US	slgardener@hotmail.com	714-606-9083
139	STEPHANIE LESTER	Series C Preferred	1,390.00	$5,004.00 21 MONTPELIER ROW		LONDON		SE30RL	UK	stephanielester@gmail.com	447399156177
142	STEPHANIE LIN	Series C Preferred	2,777.50	$9,999.00 456 BUSH ST		MOUNTAIN VIEW	CA	94041	US	stephanie.yu.lin@gmail.com	917-828-2643
170	STEPHANIE PERRON	Series C Preferred	138.75	$499.50 200 TURNBERRY RD		HALF MOON BAY	CA	94019	US	sfperron@gmail.com	917-434-2262
663	STEPHANIE RAPP	Series C Preferred	694.72	$2,501.00 4159 20TH ST		SAN FRANCISCO	CA	94114	US	itsarapp@sbcglobal.net	415-309-6581
543	STEPHANIE ROHLFS	Series C Preferred	125.00	$450.00 2121 PERALTA ST	STE 146	OAKLAND	CA	94607	US	stephanie.a.rohlfs@gmail.com	415-812-2266
457	STEPHANIE SCARPULLA	Series C Preferred	166.66	$600.00 661 BARBERRY LN		SAN RAFAEL	CA	94903	US	sascarpulla@gmail.com	415-999-6227
122	STEPHEN KELLY	Series C Preferred	1,388.75	$4,999.50 1420 FOUNTAIN ST		ALAMEDA	CA	94501	US	skelly104@sbcglobal.net	415-310-4174
450	STEPHEN NENNINGER	Series C Preferred	125.00	$450.00 109 RANDALL AVE		PORT JEFFERSON	NY	11777	US	snhp@pm.me	631-235-2111
517	STEVE DEMARS	Series C Preferred	125.00	$450.00 22061 CAPISTRANO LN		HUNTINGTON BEACH	CA	92646	US	smdemars@gmail.com	714-308-0842
238	STEWART SHEPPARD	Series C Preferred	250.00	$900.00 77 NEW CASTLE AVE		PORTSMOUTH	NH	03801	US	stewart_sheppard@hotmail.com	603-502-3584
674	SUDHANSHU JAIN	Series C Preferred	125.00	$450.00 4610 FALLSTONE COURT		SAN JOSE	CA	95124	US	sidjain@mymoneymall.com	408-836-3858
554	SUGREEV CHAWLA	Series C Preferred	125.00	$450.00 26 WEST ST	APT 4C	BROOKLYN	NY	11222	US	sugreev@gmail.com	732-895-8160
239	SUSAN MAGDANZ	Series C Preferred	125.00	$450.00 147 SHERMAN ST	UNIT 200	CAMBRIDGE	MA	02140	US	smagdanz1@me.com	617-901-4708
347	SUSAN MILLS	Series C Preferred	277.50	$999.00 2660 RIO BRAVO CIR		SACRAMENTO	CA	95826	US	susan.mills@pm.me	916-531-7873
173	SUSAN PLEMING	Series C Preferred	416.25	$1,498.50 4616 CHESAPEAKE STREET NW		WASHINGTON	DC	20016	US	Sue.pleming@mac.com	202-330-2683
602	SUSANA JULIAN	Series C Preferred	125.00	$450.00 6722 REEFTON AVENUE		CYPRESS	CA	90630	US	susanajulian@aol.com	714-386-2937
250	SUZANNE BLEE	Series C Preferred	625.00	$2,250.00 7221 MORENA VILLA DR		HIGHLAND	CA	92346	US	suzm.blee@gmail.com	909-648-4041
556	SUZANNE CHURCH	Series C Preferred	125.00	$450.00 4 CHILD ST		LEBANON	NH	03766	US	suzanne.w.church@gmail.com	603-727-2850
481	SUZANNE HARMON	Series C Preferred	277.50	$999.00 16600 GEHRICKE RD		SONOMA	CA	95476	US	soozanne_h@yahoo.com	209-275-7396
284	SYDNEY SOLIS	Series C Preferred	125.00	$450.00 77 WHETURANGI RD		AUCKLAND		1051	NZ	sydsolis2@gmail.com	642-186-6030
280	TAM PERRY	Series C Preferred	277.78	$1,000.00 484 BARTON SHORE DR		ANN ARBOR	MI	48105	US	teperry@wayne.edu	734-355-9446
311	TAMMY CHANG	Series C Preferred	1,388.89	$5,000.00 1001 46TH ST		EMERYVILLE	CA	94608	US	Tamchang@gmail.com	646-265-8800
488	TAMMY MEYER	Series C Preferred	1,388.89	$5,000.00 69 OAKLAND RD		MAPLEWOOD	NJ	07040	US	tammylmeyer@gmail.com	908-917-4862
318	TARA DIETZ	Series C Preferred	125.00	$450.00 5006 DORSEY HALL DR	UNIT B2, APT 2B	ELLICOTT CITY	MD	21042	US	tara.e.dietz@gmail.com	325-212-5637
363	TATHYA ABE	Series C Preferred	375.00	$1,350.00 4502 WEST ST		OAKLAND	CA	94608	US	tyaabe94@hotmail.com	401-864-3007
31	TED ABE	Series C Preferred	277.50	$999.00 12 ALEXANDER AVE		LARKSPUR	CA	94939	US	Prsabe@me.com	415-850-5777
514	TERESA CHEN	Series C Preferred	125.00	$450.00 10629 WALNUT ST		LOS ALAMITOS	CA	90720	US	awayfromlb@gmail.com	562-331-1598
178	TERRY ROGERS	Series C Preferred	278.75	$1,003.50 20846 SW 86TH AVE		TUALATIN	OR	97062	US	Tlleary@msn.com	541-870-8307
581	THE BLUE STAR TRUST U/D/T 1/12/2007 SHELBY DANIEL TTEE	Series C Preferred	250.00	$900.00 ATTN: SHELBY DANIEL	7042 NIGHTHAWK CT	CARLSBAD	CA	92011	US	emailshelbyd@gmail.com	310-924-1155
191	THE CARR-SCHILLING LIVING TRUST U/A DTD 10/07/2008	Series C Preferred	68,750.00	$247,500.00 801 MESA RD		MONTEREY	CA	93940	US	barbaraelschilling@outlook.com	831-644-0161
606	THE CARYN HEILMAN TRUST	Series C Preferred	125.00	$450.00 140 CHARLES ST	UNIT 12C	NEW YORK	NY	10014	US	heilmanc@uci.edu	646-845-9272
288	THE RAYMOND SPASIC FAMILY TRUST DATED DECEMBER 23	Series C Preferred	2,500.00	$9,000.00 3764 BRAND CREST		ENCINITAS	CA	92024	US	jonathanrefound@gmail.com	760-815-1619
	2020
403	THE TURKISH TOWEL COMPANY	Series C Preferred	618.05	$2,225.00 4600 HENDERSONVILLE RD		FLETCHER	NC	28732	US	bbrass@turkishtowelcompany.com	978-977-2779
240	THERESA CHRISTIANSEN	Series C Preferred	1,250.00	$4,500.00 521 BADGER ST		HELADSBURG	CA	95448	US	tilechicktc@gmail.com	714-272-1836
328	THERESA HARRIS	Series C Preferred	287.50	$1,035.00 206 TRINITY WAY		CANTON	GA	30115	US	tree1ca@gmail.com	805-574-0056
489	THERESA NGUYEN	Series C Preferred	3,000.00	$10,800.00 9 EALING LN		OAKLAND	CA	94608	US	indiaeaster2017@gmail.com	669-207-9845
291	THERESA TURNER	Series C Preferred	125.00	$450.00 23 CAMINO DE HERRERA		SAN ANSELMO	CA	94960	US	sweetluck@comcast.net	415-309-6544
464	THERESA WELLS	Series C Preferred	125.00	$450.00 505 INDIAN HILLS DR		EAU CLAIRE	WI	54703	US	wellsta@uwec.edu	715-878-4177
32	TIFFANY AKE	Series C Preferred	1,416.25	$5,098.50 10947 EIGHT BELLS LN		COLUMBIA	MD	21044	US	tiffanyake@gmail.com	240-476-6097
241	TIFFANY GREGORY	Series C Preferred	125.00	$450.00 2570 VAN BUREN ST		EUGENE	OR	97405	US	replenishbodycare@gmail.com	541-521-1528
293	TIFFANY WHEAT	Series C Preferred	138.75	$499.50 1358 NEILSON ST		BERKELEY	CA	94702	US	tiffanyjwheat@gmail.com	646-584-3531
576	TIMOTHY RYAN	Series C Preferred	125.25	$450.90 14438 S CAMINO GUADAL		SAHUARITA	AZ	85629	US	timothyryan1967@gmail.com	575-613-3530
623	TODD BARTHOLF	Series C Preferred	1,388.89	$5,000.00 293 MAIN ST	#1157	NORWICH	VT	05055	US	tbworld@me.com	415-613-6511
242	TODD RISING	Series C Preferred	2,777.50	$9,999.00 8624 DON CAROL DR		EL CERRITO	CA	94530	US	toddrising@yahoo.com	650-776-6865
690	TOM TANQUARY	Series C Preferred	833.33	$3,000.00 2036 GOLDENEYE PLACE		COSTA MESA	CA	92626	US	ttanquary@gmail.com	818-681-0051
54	TONY CHENG	Series C Preferred	138.75	$499.50 912 COLE ST	UNIT 351	SAN FRANCISCO	CA	94117	US	tonycheng@gmail.com	415-370-1973
415	TRACY BALLARD	Series C Preferred	125.00	$450.00 37 THOMSON AVE		GLENS FALLS	NY	12801	US	Tracyannballard@yahoo.com	518-232-6787
598	TRACY CUNN	Series C Preferred	277.78	$1,000.00 830 KOKOLOEA PLACE	UNIT A	WAHIAWA	HI	96786	US	fntsyfari@sbcglobal.net	417-425-8779
190	TRACY TARASIUK	Series C Preferred	125.00	$450.00 206 W JENNIFER LN	UNIT 5	PALATINE	IL	60067	US	tracyt1@mac.com	847-525-3045
78	TRAVIS ELLIOTT	Series C Preferred	2,777.50	$9,999.00 293 MEAD FARM RD		HINESBURG	VT	05461	US	travis@travisjelliott.com	503-310-2036
290	TREACY-FROELICH FAMILY TRUST DATED APRIL 25 2017	Series C Preferred	1,388.89	$5,000.00 10 WASHINGTON AVE		SAN RAFAEL	CA	94903	US	R.froelich@comcast.net	415-378-5363
243	TRININA HEBERT	Series C Preferred	2,777.78	$10,000.00 75 QUARRY RD		MILL VALLEY	CA	94941	US	trininahebert@gmail.com	415-218-9488
195	TRIPLE LINDY 21 HOLDINGS LLC	Series C Preferred	2,777.50	$9,999.00 2341 MICHIGAN AVE		SANTA MONICA	CA	90404	US	vk@redcarltd.com	626-340-7134
196	TRYSTAN GARRETT UPSTILL AND BETHWYN PHOEBE MORRIS	Series C Preferred	13,916.25	$50,098.50 728 GAILEN AVE		PALO ALTO	CA	94303	US	trystan@gmail.com	650-450-4879
	TRUSTEES OF THE UPSTILL MORRIS FAMILY TRUST U-T-A
561	DATED MAY 27 2011 TYRONE GREENE	Series C Preferred	125.00	$450.00 144-22 253RD ST		ROSEDALE	NY	11422	US	tygmoney@aol.com	917-577-5564
527	VALERIE C JARVIE-TRAINER	Series C Preferred	125.00	$450.00 212 E FIFTH ST		WAVERLY	OH	45690	US	cimone257@gmail.com	740-708-4176
558	VANESSA CURTIS	Series C Preferred	138.89	$500.00 2616 MAGAZINE ST		NEW ORLEANS	LA	70130	US	Vpopillion@gmail.com	504-251-6665
660	VENTURE SEEKER LLC	Series C Preferred	125.00	$450.00 184 HELEN JEAN COURT		CLAYTON	NC	27527	US	investors@venture-seeker.com	563-459-7824
279	VERONICA MONTOYA	Series C Preferred	278.75	$1,003.50 2825 ROKEBY ST		LOS ANGELES	CA	90039	US	nica4200@gmail.com	626-429-6952
423	VIRGINIA CRABTREE	Series C Preferred	125.00	$450.00 2455 W WOODLAND CIR		EAST POINT	GA	30344	US	swint.virginia@gmail.com	404-796-1266

SERIES C PREFERRED

(Colonial)

Account Number	Owner	Stock Type	Shares	Capital Invested Address1	Address2	City	State	Zip	Country	Email	Phone
357	VIVIENNE SO	Series C Preferred	1,388.89	$5,000.00 1200 MOUNTAIN RD		CHARLOTTESVILLE	VA	22901	US	vivienneso@gmail.com	847-644-7925
273	WESLEY KLOSS	Series C Preferred	1,388.89	$5,000.00 2192 W 38TH ST		CLEVELAND	OH	44113	US	Wesley.Kloss@gmail.com	773-677-7392
303	WILLA ZHOU BERSON	Series C Preferred	125.00	$450.00 376 EUREKA ST		SAN FRANCISCO	CA	94114	US	willa.zhou@gmail.com	206-226-5443
244	WILLIAM CULLER-CHASE	Series C Preferred	138.75	$499.50 1 3RD AVE		SAN FRANCISCO	CA	94118	US	william.culler.chase@gmail.com	607-280-0114
425	WILLIAM EDMISTON	Series C Preferred	125.00	$450.00 1155 CAMINO DELMAR		DELMAR	CA	92014	US	edmistonbillr@gmail.com	303-589-9994
103	WILLIAM HENDERSON	Series C Preferred	125.00	$450.00 981 SHOTWELL ST		SAN FRANCISCO	CA	94110	US	wdhenderson@gmail.com	415-420-0131
352	WILLIAM RINN	Series C Preferred	125.00	$450.00 1441 N CLEVELAND AVE	APT C	CHICAGO	IL	60610	US	billy.rinniv@gmail.com	815-245-3600
245	WILLIAM ROE	Series C Preferred	6,805.55	$24,500.00 2524 CORONA DR		DAVIS	CA	95616	US	billroe@tandemproperties.com	530-219-0845
491	YARENIS PERALTA	Series C Preferred	125.00	$450.00 1460 LELAND AVE	APT 1B	BRONX	NY	10460	US	yarenis.peralta@gmail.com	347-303-6153
102	YEECHIN HARVEY	Series C Preferred	187.50	$675.00 238 S MAIN ST		ANDOVER	MA	01810	US	ypjkh@yahoo.com	617-335-7503
421	YEN-CHENG CHOU	Series C Preferred	125.00	$450.00 351 PROSPECT PL	APT 3A	BROOKLYN	NY	11238	US	yencheng.chou@gmail.com	347-405-4577
694	YOAMI PASTRAN	Series C Preferred	125.00	$450.00 11817 STAGG STREET		LOS ANGELES	CA	91605	US	yoami-pastran2011@hotmail.com	626-644-2293
433	YONETTE HERCULES	Series C Preferred	166.66	$600.00 14603 221ST ST		SPRINGFIELD GARDENS	NY	11413	US	yonetteh@icloud.com	917-378-9661
281	YORK SACCOMANNO	Series C Preferred	1,388.89	$5,000.00 625 WARE AVE		SANTA ROSA	CA	95404	US	Sacco@kirbycon.com	707-396-7806
326	YUAN HAN	Series C Preferred	125.00	$450.00 9434 SPECTRUM		IRVINE	CA	92618	US	hanyuan0208@gmail.com	626-636-5517
569	YVETTE MELBY	Series C Preferred	125.00	$450.00 891 N 1500 W		SALT LAKE CITY	UT	84116	US	Yvemelby@gmail.com	801-512-3030
553	YVONNE BRAUN	Series C Preferred	138.89	$500.00 815 FOXBORO LN		EUGENE	OR	97405	US	yvonneabraun@gmail.com	541-505-4432
63	YVONNE CORDOVA	Series C Preferred	125.00	$450.00 51 ALAMO AVE		BERKELEY	CA	94708	US	yvonne.cordova@comcast.net	646-648-2122
507	ZANE VELLA	Series C Preferred	277.78	$1,000.00 8432 PROSPECT AVE		PHILADELPHIA	PA	19118	US	zane@zanevella.com	310-926-9262
	TOTALS		6,220,911.04

SERIES D PREFERRED

CERT. NO.	CERT. TRANSFER TO	CERT. TRANSFER FROM OI=Original Issue	SHAREHOLDER NAME	SHAREHOLDER ADDRESS	CERT. DATE	NUMBER OF SHARES	CANCELED SHARES	MANNER OF PAYMENT	RULE 144 START DATE	PRICE PER SHARE	AGREEMENT OR PLAN	REG. RIGHTS	BLUE SKY COMPLIANCE	FEDERAL COMPLIANCE	DATE OF BOARD CONSENT	COMMENTS
PD-1		OI	Saffron Hill Ventures 3 Limited Partnership	c/o Ranjeet Bhatia, Third Fl	11/27/24	543,478		CASH	11/27/24	$0.46	SPA				11/1/24	First closing
PD-2		OI	Margaret G. and David W. Stewart	1033 Montgomery Road, P	11/27/24	543,478		CASH	11/27/24	$0.46	SPA				11/1/24	First closing
PD-3		OI	Amber Tarshis	9663 Santa Monica Boulev	5/15/25	108,696		CASH	5/15/25	$0.46	SPA					Second closing
PD-4		OI	Silvia Irene Livia Mazzucchelli Living Trust, 11/18	2391 Achilles Drive, Los An	5/15/25	217,392		CASH	5/15/25	$0.46	SPA					Second closing
PD-5		OI	Bonnie Brodersen	635 Wrights Creek Dr., Ash	5/15/25	21,740		CASH	5/15/25	$0.46	SPA					Second closing
PD-6		OI	Kevin R. Brine	1187 Coast Village Rd No	5/15/25	217,392		CASH	5/15/25	$0.46	SPA					Second closing
PD-7		OI	Marc Baer	Winkelwiese 6, CH 8001, Z	5/15/25	130,435		CASH	5/15/25	$0.46	SPA					Second closing
PD-8		OI	Margaret G. and David W. Stewart	1033 Montgomery Road, P	5/15/25	43,479		CASH	5/15/25	$0.46	SPA					Second closing
PD-9		OI	Clifford S. Robbins	163 Barroilhet Ave., San M	5/15/25	21,740		CASH	5/15/25	$0.46	SPA					Second closing
PD-10		OI	Ranjeet Bhatia	705 Barclay St., Ann Arbor,	5/15/25	217,392		CASH	5/15/25	$0.46	SPA					Second closing
PD-11		OI	Neil Kee	7462 Schuyler Ct., Rancho	5/15/25	21,740		CASH	5/15/25	$0.46	SPA					Second closing
PD-12		OI	Saffron Hill Ventures 3 Limited Partnership	c/o Ranjeet Bhatia, Third Fl	5/15/25	5,501,893		Debt and CASH	5/15/25	$0.46 per share	SPA					Second closing
TOTAL						7,588,855	0

SERIES D SHARES AUTHORIZED	8,000,000
SERIES D SHARES ISSUED	7,588,855
SERIES D SHARES CANCELLED	0
SERIES D SHARES OUTSTANDING	7,588,855
SERIES D SHARES REMAINING	411,145

WARRANTS

Series A Warrantholder	Warrant Date	Type of Shares	Number of Shares	Expiration Date	Price Per Share	BOD Approval Date	State Exemption		Federal Exemption		Notes
Artemis IV, LLC	3/2/2012	Series A Pref.	0	3/2/2019	$2.00		25102	(f)	4	(2)	Expired
Saffron Hill Investors Guernsey, Ltd.	3/2/2012	Series A Pref.	0	3/2/2019	$2.00		Reg. S		4	(2)	Expired
Epic Roots, Inc.	3/2/2012	Series A Pref.	0	3/2/2019	$2.00		25102	(f)	4	(2)	Expired
Clydesdale Partners, LLC	3/2/2012	Series A Pref.	0	3/2/2019	$2.00		25102	(f)	4	(2)	Expired
			0

Series A-1 Warrantholder	Warrant Date	Type of Shares	Number of Shares	Expiration Date	Price Per Share	BOD Approval Date	State Exemption	Federal Exemption		Notes
Saffron Hill Ventures 2 LP	1/22/2013	Series A-1 Pref	0	1/22/2020	$2.00	11/4/2013	Reg. S	4	(2)	Expired
Saffron Hill Ventures 2 LP	1/28/2013	Series A-1 Pref	0	1/28/2020	$2.00	11/4/2013	Reg. S	4	(2)	Expired
Saffron Hill Ventures 2 LP	3/6/2013	Series A-1 Pref	0	3/6/2020	$2.00	11/4/2013	Reg. S	4	(2)	Expired
Saffron Hill Ventures 2 LP	5/2/2013	Series A-1 Pref	0	5/2/2020	$2.00	11/4/2013	Reg. S	4	(2)	Expired
Saffron Hill Ventures 2 LP	7/2/2013	Series A-1 Pref	0	7/2/2020	$2.00	11/4/2013	Reg. S	4	(2)	Warrant Cancellation Agreement dtd 6/24/2020
Saffron Hill Ventures 2 LP	7/8/2013	Series A-1 Pref	0	7/8/2020	$2.00	11/4/2013	Reg. S	4	(2)	Warrant Cancellation Agreement dtd 6/24/2020
Saffron Hill Ventures 2 LP	8/1/2013	Series A-1 Pref	0	8/1/2020	$2.00	11/4/2013	Reg. S	4	(2)	Warrant Cancellation Agreement dtd 6/24/2020
Saffron Hill Ventures 2 LP	8/9/2013	Series A-1 Pref	0	8/9/2020	$2.00	11/4/2013	Reg. S	4	(2)	Warrant Cancellation Agreement dtd 6/24/2020
Saffron Hill Ventures 2 LP	8/28/2013	Series A-1 Pref	0	8/28/2020	$2.00	11/4/2013	Reg. S	4	(2)	Warrant Cancellation Agreement dtd 6/24/2020
Saffron Hill Ventures 2 LP	9/10/2013	Series A-1 Pref	0	9/10/2020	$2.00	11/4/2013	Reg. S	4	(2)	Warrant Cancellation Agreement dtd 6/24/2020
Saffron Hill Ventures 2 LP	10/7/2013	Series A-1 Pref	0	10/7/2020	$2.00	11/4/2013	Reg. S	4	(2)	Warrant Cancellation Agreement dtd 6/24/2020
Saffron Hill Ventures 2 LP	10/25/2013	Series A-1 Pref	0	10/25/2020	$2.00	11/4/2013	Reg. S	4	(2)	Warrant Cancellation Agreement dtd 6/24/2020
Saffron Hill Ventures 2 LP	11/5/2013	Series A-1 Pref	0	11/5/2020	$2.00	11/4/2013	Reg. S	4	(2)	Warrant Cancellation Agreement dtd 6/24/2020
Saffron Hill Ventures 2 LP	12/12/2013	Series A-1 Pref	0	12/12/2020	$2.00		Reg. S	4	(2)	Cancelled, Warrant Cancellation Agreement dtd 6/24/2020
Costella Kirsch V, L.P.	3/2/2012	Series A-1 Pref.	0 0	3/2/2019	$2.00		25102(f)	4	(2)	Exercisable for Series A or stock in the Company’s next financing (so Series A1) at the lower of $2.00 per share or the price per share of the Company’s next financing; No.of shares was originally 60K but are subject to a “top up” right to 1% of the Company or 79,014 shares. All purchased for $150,000 on 3/2/19 and warrant retired/terminated.

Common Stock Warrantholders	Warrant Date	Type of Shares	Number of Shares	Expiration Date	Price Per Share	BOD Approval Date	State Exemption	Federal Exemption		Notes
FundAthena, Inc. DBA Manhattan Stre	5-Jan-22	Common	27,023	17-Apr-30	$2.25	27-Jan-22		4	(2)	Issued in connection with the Company’s Reg A+ Engagement Agreement
FundAthena, Inc. DBA Manhattan Stre	5-Jan-22	Common	40,000	17-Apr-30	$2.25	5-Jan-29		4	(2)	Issued in connection with the Company’s Reg A+ Engagement Agreement
			67,023

Series C Stock Warrantholders	Warrant Date	Type of Shares	Number of Shares	Expiration Date	Price Per Share	BOD Approval Date	State Exemption	Federal Exemption		Notes
Top Mark Capital Partners LP	8/27/2024	Series C Pref	13,889	8/26/2034	$3.60	45547		4	(2)	Contingent warrants. Total number of shares exercisable shall equal a specified dollar amount divided by 80% of the purchase price of the next preferred round; or Series C at $3.60 share if no such round by certain dates. All subject to adjustment.
Agility Capital III, LLC	8/27/2024	Series C Pref	69,444	8/26/2034	$3.60	9/12/2024 & 12 11 24				Contingent warrants. Total number of shares exercisable shall equal a specified dollar amount divided by 80% of the purchase price of the next preferred round; or Series C at $3.60 share if no such round by certain dates. All subject to adjustment.
			83,333							Agility warrant amended as part of loan paydown and amendment 12/11/24
						$50,000.40
Total Common:	67,023
Total Series A Preferred:	0
Total Series A-1 Preferred:	0
Total Series C Preferred:	83,333
Total Warrants:	150,356

CONTACT INFORMATION

Shareholder	Address	Telephone No.	Email Address
Amber Tarshis	9663 Santa Monica Boulevard, Ste. 1104, Beverly Hills, CA 90210		ambertarshis@gmail.com
Artemis IV LLC	c/o Kevin Brine, 50 Hill Street, No. 243, Southampton, NY 11968
Bank Julius Baer & Co. Ltd.	Brown Brothers Harriman & Co, 140 Broadway, NY, NY 10005, Attn: Trade Processing TRF Wiliam Pinamonti (212) 493-8569	(212) 493-8569
Bonnie Brodersen	635 Wrights Creek Dr., Ashland, OR 97520		robbins@mind.net
Clifford S. Robbins	163 Barroilhet Ave., San Mateo, CA 94401		crobbins@gcalaw.com
Clydesdale Partners, LLC	201 Spear Street, Suite 1150, San Francisco, VA 94105		Attn: Paul F. Klapper, Managing Member
Coen Weddepohl	523 Broadway, Apt #5, NY, NY 10012		cweddepohl1@mac.com
Costella Kirsch V, L.P.	3500 Alameda delas Pulgas, Ste 120, Menlo Park, CA 94025		Attn: Richard Grinn, Managing Member
Dmitri Siegel	712 Cuyama Rd, Ojai, CA 93023
Eileen M. Mockus	1032 Wilmington Way, Emerald Hills, CA 94062
Frank Lucero	39120 Argonaut Way, #133, Fremont, CA 94538
Jesse Montano	Armore Road, Berkeley, CA 94707
Karyn Barsa	203 SW Kingston Avenue, Portland, OR 97205	415-302-7362	kbarsa1@yahoo.com	updated 12/13/21
Kevin R. Brine	1187 Coast Village Rd No 636, Montecito, CA 93108		krbrine@gmail.com
Kim Tercero	350 Newton Avenue, #23, Oakland, CA 94606
Kirsten Sedestrom	6102 Park Avenue, Richmond, CA 94805
Lord Stanley Fink	Lord Stanley Fink, Chairman, ISAM (Europe) LLP, 4th Floor - South Block, 55 Baker Street, London, W1U 8EW
Marc Baer	Winkelwiese 6, CH 8001, Zurich, Switzerland		marc@baerfamily.ch
Margaret G. and David W. Stewart	1033 Montgomery Road, Pownal, VT 05261		margaretgstewart@gmail.com, thegreatstewdini
Mark Werling	629 Dolphin Drive, Danville, CA 94526
Neil McArthur	Rose Cottage, Dam Head Lane, Glazebrook, Warrington, WA3 6LF, UK
Neil Kee	7462 Schuyler Ct., Rancho Cucamonga, CA 91730		nkee@coyuchi.com
Ranjeet Bhatia	705 Barclay St., Ann Arbor, MI 48125		rbhatia@saffronhill.com
Saffron Hill Investors Guernsey, Ltd	c/o Ranjeet Bhatia, POBox 466, Bordeaux CT; Les Eschelos, St. Peter Port, Guernsey GY1 6AW		rbhatia@saffronhill.com
Saffron Hill Ventures 2 LP	Ranjeet Bhatia, Saffron Hill Venture, Third Floor, 24 Chiswell Street, London EC1Y 4YX, England		rbhatia@saffronhill.com
Saffron Hill Ventures 3 Limited Partnership	c/o Ranjeet Bhatia, Third Fl, 24 Chiswell Street, London EC1Y 4YX, UK		rbhatia@saffronhill.com
Saffron Hill Ventures LP	Ranjeet Bhatia, Saffron Hill Venture, Third Floor, 24 Chiswell Street, London EC1Y 4YX, England		rbhatia@saffronhill.com
Silvia Irene Livia Mazzucchelli Living Trust, 11/18	2391 Achilles Drive, Los Angeles, CA 90046		smazzucc@gmail.com
St. Helen’s Private Equity (Investments) Limited	c/o Marechale Plc, Fourth Floor, 46 New Broad Street, London EC2M 1JH	079-67-024084	Attn: Hamish Williams; email: hamish@shpe.co.uk
The Surace/Rogers Family Trust	Kevin J. Sauce, 818 Gary Avenue, Sunnyvale, CA 94086
Thomas and Victoria McDowell Charitable Remainder Unitrust	PO BOX 485 Pebble Beach, CA 93953-0485			updated 6/25/2019
Viant Capital	500 Washington Street, Suite 325, San Francisco, CA 94111		Attn: Scott Smith, Founder & Managing Director
Vidacos Nominees Limited	Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB UK

Schedule 4.20(c)

Options, Warrants, Calls and Commitments

The warrants set forth on the Borrowers capitalization table.

Schedule 5.2

Incorporation/Organization/Foreign Qualification/Subsidiaries

(a) Coyuchi is incorporated in California

(b) California

(c) Coyuchi has no Subsidiaries..

Schedule 5.3

Officers, Directors, Shareholders, Capitalization

Silvia Mazzucchelli, Director, President

Ranjeet Bhatia, Director, Secretary

Amber Tarshis, Director

Margaret Stewart, Director

Victoria Williams Grahan, Chief Operating Officer

Neil Kee, Chief Financial Officer

Schedule 5.5

Tax Returns

Coyuchi entered into a 24 month payment plan with the California Department of Tax and Fee Administration, commencing on February 20, 2024, to pay an outstanding district sales & use tax liability of $297,616.00 ($341,544.90 including penalties & interest).

Coyuchi entered into a 24 month payment plan with the Illinois Department of Revenue, commencing on October 15, 2024, to pay an outstanding sales & use tax liability of $71,459.00 ($88,632.97 including penalties & interest).

Schedule 5.6

Financial Information

As part of the December 31, 2024 audit, Coyuchi anticipates restating prior year audited financials to include a valuation allowance of $5,185,542 to offset its deferred tax assets as of December 31, 2023. For tax return purposes, the Net Operating Losses (NOLs) will continue to remain available to be utilized if the Company is in a position to realize future tax benefits from its net operating loss carryforwards and other deferred tax assets, as the valuation allowance is only applicable for financial statement and GAAP purposes.

Schedule 5.7

Organization Name

None.

Schedule 5.8(c)

Environmental

None.

Schedule 5.9(b)

Litigation

None.

Schedule 5.10

Patents, Trademarks, Copyrights and Licenses

Trademark	Serial No. / Date	Registration No. / Date	Country

COYUCHI	99070090 Mar. 6, 2025	PENDING	United States of America
COYUCHI	87567489 Aug. 14, 2017	5436851 Apr. 03, 2018	United States of America
2ND HOME	90263333 Oct. 19. 2020	6416773 Jul. 13, 2021	United States of America
CLOUD LOOM	90263343 Oct. 19, 2020	6497492 Sep. 28, 2021	United States of America
COYUCHI	90266943 Oct. 20, 2020	6417304 Jul. 13, 2021	United States of America
AIR WEIGHT	86803817 Oct. 29, 2015	4982922 Jun. 21, 2016	United States of America
	90266955 Oct. 20, 2020	6885476 Oct. 25, 2022	United States of America
COYUCHI	75097619 May 02, 1996	2136633 Feb. 17, 1998	United States of America
AIR WEIGHT	86803811 Oct. 29, 2015	4982921 Jun. 21, 2016	United States of America
CLOUD BRUSHED	90263346 Oct. 19, 2020	6523928 Oct. 19, 2021	United States of America
	90266952 Oct. 20, 2020	6452513 Aug. 17, 2021	United States of America
TURIYA	90355498 Dec. 02, 2020	6770606 Jun. 28, 2022	United States of America
COYUCHI	1725902 Oct. 6, 2015	1725902 Oct. 6, 2015	Australia
2ND HOME	018455935 April 19, 2021	018455935 Jan. 5, 2022	EUTM
CLOUD BRUSHED	018455936 April 19, 2021	018455936 August 28, 2021	EUTM
CLOUD LOOM	018455938 April 19, 2021	018455938 Nov. 10, 2021	EUTM
COYUCHI	014653778 Oct. 6, 2015	014653778 Feb. 1, 2016	EUTM
COYUCHI	018455934 April 19, 2021	018455934 Nov. 19, 2021	EUTM

Trademark	Serial No. / Date	Registration No. / Date	Country
Four Circle Star Design	018455940 April 19, 2021	018455940 Nov. 19, 2021	EUTM
COYUCHI	1029066 Oct. 6, 2015	1029066 April 7, 2016	New Zealand
COYUCHI	4020170097182 August 1, 2017	4020170097182 June 12, 2018	Republic of Korea (South)
COYUCHI	104058894 Oct. 6, 2015	01773502 June 1, 2016	Taiwan
2ND HOME	UK00003628508 April 19, 2021	UK00003628508 April 19, 2021	United Kingdom
2ND HOME	UK00003628520 April 19, 2021	UK00003628520 April 19, 2021	United Kingdom
AIR WEIGHT	UK00915246663 March 21, 2026	UK00915246663 March 21, 2016	United Kingdom
CLOUD BRUSHED	UK00003628511 April 19, 2021	UK00003628511 April 19, 2021	United Kingdom
CLOUD LOOM	UK00003628515 April 19, 2021	UK00003628515 April 19, 2021	United Kingdom
COYUCHI	UK00003628500 April 19, 2021	UK00003628500 April 19, 2021	United Kingdom
COYUCHI	UK00914653778 Oct. 6, 2015	UK00914653778 Oct. 6, 2015	United Kingdom

Schedule 5.19

Material Business Agreements

Shopify Plus Agreement dated as of June 13, 2023, between Coyuchi, Inc. (“Coyuchi”) and Shopify Inc, as amended by 2024 Rate Lock Amendment dated May 3, 2024.

Schedule 6.8

Accounts

Bank Name	Loan Party	Account Number	Type of Account
Citizens Private Bank	Coyuchi, Inc.	4030255271	Springing DACA (Ecommerce Collections)

Citizens Private Bank	Coyuchi, Inc.	4031032349	Blocked Account Control Agreement (Wholesale Collections)

JPMorgan Chase	Coyuchi, Inc.	80003655230	Main Operating Account

JPMorgan Chase	Coyuchi, Inc.	80001531434	401K (Operating)

JPMorgan Chase	Coyuchi, Inc.	80003093143	Equity Investments (Operating)

JPMorgan Chase	Coyuchi, Inc.	80003086238	Old Account for B2B Wholesale Deposits (Collections)

Wells Fargo	Coyuchi, Inc.	6133517893	Retail Store Petty Cash (Operating)

Schedule 7.4

Investments

None.

Schedule 7.8

None.

Schedule 7.10

Affiliate Transactions

Loan Agreement dated May 22, 2023, by and between Coyuchi, Inc. as borrower and Marie-Rose Kahane as Lender.

Promissory Note dated June 5, 2025, by Coyuchi, Inc. in favor of Kevin Brine and Jessica Smith.

Advisory letter agreement with Silvia Mazzucchelli dated April 11, 2022, addendum dated October 26, 2022, and addendum dated September 3, 2024.

Advisory (Director) letter agreement with Amber Tarshis dated April 25, 2022, and addendum dated October 26, 2022.

Offer letter with Margaret Stewart dated September 11, 2024.

Offer letter with Victoria Williams Grahan dated January 11, 2024.

Offer letter with Neil Kee dated May 23, 2024.

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